As filed with the Securities and Exchange Commission on September 30, 2022

Registration No. 333-264294

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PropertyGuru Group Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	7389	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Paya Lebar Quarter 1

Paya Lebar Link

#12-01/04

Singapore 408533

+65 6238 5971

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

Telephone: +1 (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Sharon Lau, Esq.

Noah D. Carr, Esq.

Latham & Watkins LLP

9 Raffles Place

#42-02 Republic Plaza

Singapore 048619

+65 6536 1161

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective. If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2022

PRELIMINARY PROSPECTUS

PROPERTYGURU GROUP LIMITED

PRIMARY OFFERING OF

15,795,035 ORDINARY SHARES

SECONDARY OFFERING OF

149,193,490 ORDINARY SHARES

12,960,000 WARRANTS TO PURCHASE ORDINARY SHARES, AND

12,960,000 ORDINARY SHARES UNDERLYING WARRANTS

This prospectus relates to the issuance from time to time by PropertyGuru Group Limited, a Cayman Islands exempted company limited by shares, or “we”, “us”, “our”, the “Company”, of up to 12,960,000 of our ordinary shares, par value $0.0001 per share (“ordinary shares”), which are issuable upon the exercise of 12,960,000 of our warrants offered hereby issued to certain of the Selling Securityholders (as defined below) and up to 2,835,035 ordinary shares upon the exercise of share options and vesting of restricted stock units held by certain of our directors and executive officers.

This prospectus also relates to the offer and sale, from time to time, by the selling shareholders named herein (the “Selling Securityholders”), or their pledgees, donees, transferees, or other successors in interest, of: (i) up to 162,153,490 of our ordinary shares issued to the Selling Securityholders, as described below (which includes up to 12,960,000 ordinary shares issuable upon the exercise of 12,960,000 of our warrants offered hereby issued to certain of the Selling Securityholders, as described below); and (ii) up to 12,960,000 of our warrants issued to certain of the Selling Securityholders, as described below.

On March 17, 2022 (the “Closing Date”), we consummated the transactions contemplated by that certain Business Combination Agreement, dated as of July 23, 2021 (the “Business Combination Agreement”), by and among the Company, Bridgetown 2 Holdings Limited, a Cayman Islands exempted company limited by shares (“Bridgetown 2”), B2 PubCo Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares and a direct wholly-owned subsidiary of the Company (“Amalgamation Sub”) and PropertyGuru Pte. Ltd., a Singapore private company limited by shares (“PropertyGuru”). As contemplated by the Business Combination Agreement, (i) Bridgetown 2 merged with and into the Company (the “Merger”), with the Company being the surviving entity; and (ii) following the Merger, Amalgamation Sub and PropertyGuru amalgamated and continued as one company, with PropertyGuru being the surviving entity and becoming a wholly-owned subsidiary of the Company (the “Amalgamation”, and together with the Merger and the other transactions contemplated by the Business Combination Agreement, collectively the “Business Combination”).

The securities for offer and sale covered by this prospectus include (i) 13,193,068 ordinary shares issued to certain investors in private placements originally issued at a purchase price of $10.00 per share pursuant to the PIPE Subscription Agreements (as defined herein) consummated in connection with the Business Combination; (ii) 133,165,387 ordinary shares issued to certain shareholders in connection with the Business Combination; (iii) 2,835,035 ordinary shares issuable by us upon the exercise of share options and vesting of restricted stock units held by certain of our directors and executive officers; and (iv) 12,960,000 warrants issued to Bridgetown 2 LLC (the “Sponsor”) in connection with the Business Combination pursuant to the Business Combination Agreement and the Amended and Restated Assignment, Assumption and Amendment Agreement (as defined herein), the exercise of which will result in the issuance of 12,960,000 ordinary shares at a price of $11.50 per ordinary share. In addition, this prospectus relates to the offer and sale of up to 12,960,000 ordinary shares issuable by us upon exercise of 12,960,000 warrants offered hereby.

The 133,165,387 ordinary shares issued by us to certain shareholders in connection with the Business Combination consist of: (i) 43,475,124 ordinary shares issued by us to the KKR Investor in exchange for the cancelation of an aggregate 1,204,234 PropertyGuru Shares originally issued at a weighted average purchase price of S$268.61 per share (which translates to a weighted average purchase price of $5.47 per ordinary share), (ii) 48,497,728 ordinary shares issued by us to the TPG Investor Entities in exchange for the cancelation of an aggregate 1,343,357 PropertyGuru Shares originally issued at a weighted average purchase price of S$192.93 per share (which translates to a weighted average purchase price of $3.93 per ordinary share), (iii) 22,990,226 ordinary shares issued by us to REA in exchange for the cancelation of an aggregate 636,815 PropertyGuru Shares originally issued at a purchase price of S$311.7074818 per share in connection with the Company’s acquisition of the Panama Group from iProperty (which translates to a weighted average purchase price of $6.34 per ordinary share), (iv) 7,475,000 ordinary shares to the Sponsor, its directors and certain other advisors and/or affiliates of the Sponsor to whom the Sponsor has transferred shares to, in exchange for the cancelation of an aggregate 7,475,000 Bridgetown 2 Class B Ordinary Shares originally issued at an aggregate purchase price of $25,000, (v) 3,650,000 ordinary shares issued by us to FWD Life Insurance Public Company Limited in exchange for the cancelation of an aggregate 3,650,000 Bridgetown 2 Class A Ordinary Shares originally issued at the purchase price of $10.00 per share, (vi) 3,250,000 ordinary shares originally issued by us to FWD Life Insurance Company Limited in exchange for the cancelation of an aggregate 3,250,000 Bridgetown 2 Class A Ordinary Shares originally issued at the purchase price of $10.00 per share and (vii) 3,827,309 ordinary shares issued by us to certain of our directors and executive officers in exchange for the cancelation of an aggregate 106,014 previously issued PropertyGuru Shares. The 12,960,000 warrants held by the Sponsor were issued in exchange for the cancelation of 12,960,000 private placement Bridgetown 2 Warrants that were originally issued at a price of $0.50 per warrant. For information about the price that the Selling Securityholders paid to acquire these ordinary shares and warrants, please see “Risk Factors—Risks Related to Ownership of Securities in the Company—Certain existing shareholders purchased securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in our Company may not experience a similar rate of return.”

The ordinary shares being registered for resale by the Selling Securityholders in this prospectus (including ordinary shares underlying warrants, options and RSUs) constitute 91.5% of our ordinary shares issued and outstanding together with the ordinary shares underlying warrants, share options and restricted stock units held by the Selling Securityholders as of September 22, 2022. Although certain of our shareholders are subject to restrictions regarding the transfer of their securities, these shares may be sold after the expiration of the applicable lock up periods. The market price of our ordinary shares could decline if the Selling Securityholders sell a significant portion of our ordinary shares or are perceived by the market as intending to sell them. Despite such a decline in the public trading price of our ordinary shares, the Selling Securityholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus to the extent that such sales are made at prices that exceed the prices at which such securities were purchased. Certain of the securities being registered for sale pursuant to this prospectus were purchased by the corresponding Selling Securityholders at prices below the current market price of our ordinary shares, as described above. Accordingly, such Selling Securityholders may have an incentive to sell their securities. See “Risk Factors—Risks Related to Ownership of Securities in the Company—The securities being offered in this prospectus represent a substantial percentage of our outstanding ordinary shares, and the sales of such securities could cause the market price of our ordinary shares to decline significantly, even if our business is doing well.”

The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will not receive any proceeds from the sale of any securities by the Selling Securityholders, except with respect to amounts received by us upon exercise of warrants by holders thereof to the extent that such warrants are exercised for cash, which amount of aggregate proceeds, assuming the exercise of all warrants, could be up to $149,040,000.00. There is no assurance that our warrants will be in the money prior to their expiration or that the holders of the warrants will elect to exercise any or all of such warrants. We believe the likelihood that warrant holders will exercise their warrants, and therefore any cash proceeds that we may receive in relation to the exercise of the warrants overlying shares being offered for sale in this prospectus, will be dependent on the trading price of our ordinary shares. If the market price for our ordinary shares is less than the exercise price of $11.50 per ordinary share for our warrants, we believe warrant holders will be unlikely to exercise their warrants. See “Use of Proceeds.” We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “PGRU.” On September 27, 2022, the last reported sale price of our ordinary shares as reported on NYSE was $4.47 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2022

EXPLANATORY NOTES

On April 14, 2022, the Company filed a registration statement (the “Form F-1”) with the Securities and Exchange Commission (the “SEC”) on Form F-1 (File No. 333-264294) (the “Registration Statement”). The Registration Statement, as amended, was originally declared effective by the SEC on June 1, 2022 to initially register (i) the issuance of (a) up to 17,003,411 of our ordinary shares, which are issuable upon the exercise of 12,960,001 of our warrants offered hereby issued to certain of the Selling Securityholders (as defined therein); and (b) up to 2,835,035 ordinary shares upon the exercise of share options and vesting of restricted stock units held by certain of our directors and executive officers; and (ii) the offer and sale, from time to time, by the Selling Securityholders (as defined therein), or their pledgees, donees, transferees, or other successors in interest, of: (a) up to 166,196,901 of our ordinary shares issued to the Selling Securityholders (which includes up to 17,003,411 ordinary shares issuable upon the exercise of 12,960,001 of our warrants offered hereby issued to certain of the Selling Securityholders); and (b) up to 12,960,001 of our warrants issued to certain of the Selling Securityholders.

This Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-264294) is being filed:

(i)

pursuant to the undertakings in Item 9 of the Registration Statement to update the information contained in the Registration Statement to include the Company’s unaudited consolidated financial statements as of June 30, 2022 and for the six months ended June 30, 2021 and 2022;

(ii)

to withdraw and remove from registration the offer and sale of the warrant issued to the KKR Investor in connection with the Business Combination and the issuance, offer and sale of 4,043,411 ordinary shares issuable at a price of $6.92 per ordinary share upon the exercise of such warrant. The warrant expired on September 13, 2022;

(iii)

to update the selling securityholders table in the prospectus contained herein to reflect the Sponsor’s transfer of an aggregate of 3,777,697 ordinary shares and 6,480,000 warrants to BTN Investments 2 LLC and other individuals on August 31, 2022; and

(iv)	to update certain other information in the Registration Statement.

In addition, in accordance with IFRS 8, Operating segments, PropertyGuru’s audited consolidated financial statements as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 have been retrospectively adjusted to reflect a change in PropertyGuru’s segment presentation, which was effective January 1, 2022.

The information included in this Post-Effective Amendment No. 1 updates the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

You should rely only on the information contained in this prospectus or any supplement. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 filed with the Securities Exchange Commission, or the SEC. The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the ordinary shares and warrants issued by us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement or post-effective amendment to the registration statement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or post-effective amendment to the registration statement, you should rely on the information contained in that particular prospectus supplement or post-effective amendment to the registration statement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained in this prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

We and the Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by us and/or the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

Unless otherwise stated or the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of PropertyGuru Group Limited and its subsidiaries, which prior to the Business Combination was the business of PropertyGuru Pte. Ltd. and its subsidiaries.

i

FREQUENTLY USED TERMS

Key Business Terms

Unless otherwise stated or unless the context otherwise requires in this document:

“ACRA” means the Singapore Accounting and Corporate Regulatory Authority;

“agents” are real estate agents or individuals that sell, assist with the purchase of, and rent out properties for property seekers, consumers or clients (as applicable) in order to generate sales commissions from sales and property management fees from letting and management activities;

“AI” means artificial intelligence;

“AllProperty Media” means AllProperty Media Co., Ltd., a subsidiary of PropertyGuru;

“Amalgamation” means the amalgamation in accordance with Section 215A of the Companies Act (Chapter 50) of Singapore between Amalgamation Sub and PropertyGuru, with PropertyGuru being the surviving company and a wholly-owned subsidiary of the Company;

“Amalgamation Effective Time” means the effective date of the Amalgamation as may be agreed by Amalgamation Sub, the Company, Bridgetown 2 and PropertyGuru in writing and specified in writing in the Amalgamation Proposal (as defined in the Business Combination Agreement) and as set out in the notice of amalgamation issued by ACRA in respect of the Amalgamation;

“Amalgamation Sub” means B2 PubCo Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares and a direct wholly-owned subsidiary of the Company;

“Amended and Restated Assignment, Assumption and Amendment Agreement” means the amendment and restatement, dated December 1, 2021, by and among Bridgetown 2, the Sponsor, the Company and Continental, to that Assignment, Assumption and Amendment Agreement, which removed Continental as a party to the Assignment, Assumption and Amendment Agreement;

“Amended Articles” means the amended and restated memorandum and articles of association of the Company adopted by special resolution dated July 23, 2021 and effective on March 16, 2022;

“Assignment, Assumption and Amendment Agreement” means the amendment, dated July 23, 2021, to that certain warrant agreement, dated January 25, 2021, by and among Bridgetown 2, the Company, the Sponsor and Continental pursuant to which, among other things, Bridgetown 2 assigned all of its right, title and interest in the Existing Warrant Agreement to the Company effective upon the Merger Closing. The Assignment, Assumption and Amendment Agreement was amended and restated on December 1, 2021;

“Bridgetown 2” means Bridgetown 2 Holdings Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands;

“Bridgetown 2 Class A Ordinary Shares” means the Class A ordinary shares of Bridgetown 2, having a par value of $0.0001 each;

“Bridgetown 2 Class B Ordinary Shares” means the Class B ordinary shares of Bridgetown 2, having a par value of $0.0001 each;

“Bridgetown 2 Shares” means, collectively, the Bridgetown 2 Class A Ordinary Shares and Bridgetown 2 Class B Ordinary Shares;

“Business Combination” means the Merger, the Amalgamation and the other transactions contemplated by the Business Combination Agreement;

“Business Combination Agreement” means the business combination agreement, dated July 23, 2021 (as may be amended, supplemented, or otherwise modified from time to time), by and among the Company, Bridgetown 2, Amalgamation Sub and PropertyGuru;

“Business Combination Transactions” means, collectively, the Merger, the Amalgamation and each of the other transactions contemplated by the Business Combination Agreement, the Confidentiality Agreement, the PIPE Subscription Agreements, the Sponsor Support Agreement, the PropertyGuru Shareholder Support Agreement, the Registration Rights Agreement, the Amended and Restated Assignment, Assumption and Amendment Agreement, the Novation, Assumption and Amendment Agreement, the Plan of Merger, the Amalgamation Proposal, the Amended Articles and any other related agreements, documents or certificates entered into or delivered pursuant thereto;

“Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands;

“Closing” means the closing of the Amalgamation;

“Closing Date” means the date of the Closing;

“Company” means PropertyGuru Group Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands, or as the context requires, PropertyGuru Group Limited and its subsidiaries and consolidated affiliated entities;

“Continental” means Continental Stock Transfer & Trust Company;

“customers” means the agents, developers, valuers and banks from which PropertyGuru generates revenue through sales of digital classifieds, property development advertising products and services (including software-as-a-service) and data services;

“DDProperty Media” means DDProperty Media Ltd., a subsidiary of PropertyGuru;

“depth products” means optional premium features and add-ons offered to agents and integrated into PropertyGuru’s platforms such as display rankings or enhanced listings;

“developers” are property developers or individuals that develop houses, buildings, and land with the intention of selling them for a profit;

“Do Thi” means Do Thi Media Service Company Limited, a subsidiary of PropertyGuru;

“Exchange Ratio” means the quotient obtained by dividing $361.01890 by $10.00;

“Existing Warrant Agreement” means the warrant agreement, dated January 25, 2021, by and between Bridgetown 2 and Continental;

“Fintech” means financial technology;

“IASB” means the International Accounting Standards Board;

“IFRS” means the International Financial Reporting Standards, as issued by the IASB;

“iProperty” means iProperty Group Asia Pte. Ltd.;

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012;

“KKR” means Kohlberg Kravis Roberts & Co. L.P. and its affiliates;

“KKR Investor” means Epsilon Asia Holdings II Pte. Ltd., an affiliate of KKR;

“Malaysian Ringgit” and “MYR” means Malaysian Ringgit, the legal currency of Malaysia;

“Merger” means the merger between Bridgetown 2 and the Company, with the Company being the surviving company;

“Merger Closing” means the closing of the Merger;

“MyProperty Data” means MyProperty Data Sdn Bhd., a subsidiary of PropertyGuru;

“Novation, Assumption and Amendment Agreement” means the novation, assumption and amendment agreement, dated July 23, 2021, to that certain instrument by way of deed poll executed by PropertyGuru on October 12, 2018 (the “PropertyGuru Warrant Instrument”), to be effective upon the closing of the Business Combination, pursuant to which, among other things, the Company assumed all of PropertyGuru’s obligations and responsibilities pursuant to or in connection with the PropertyGuru Warrant Instrument;

“NYSE” means the New York Stock Exchange;

“ordinary shares” means the ordinary shares of the Company, having a par value of $0.0001 each;

“Panama Group” means iProperty’s (a subsidiary of REA Group) operating entities in Malaysia and Thailand, consisting of iProperty.com Malaysia Sdn. Bhd., Brickz Research Sdn. Bhd., IPGA Management Services Sdn. Bhd., iProperty (Thailand) Co., Ltd., Prakard IPP Co., Ltd. and Kid Ruang Yu Co., Ltd, whose shares were wholly acquired by PropertyGuru on August 3, 2021;

“PDPA” means the Personal Data Protection Act 2012 (No. 26 of 2012 of Singapore);

“PG Vietnam” means PropertyGuru Viet Nam Joint Stock Company, a subsidiary of PropertyGuru;

“PGI Thailand” means PropertyGuru International (Thailand) Co., Ltd., a subsidiary of PropertyGuru;

“PIPE Investment” or “PIPE Financing” means the commitment by the PIPE Investors to subscribe for and purchase, in the aggregate, 13,193,068 ordinary shares for $10 per share, or an aggregate purchase price equal to $131,930,680, which includes REA’s $20.0 million subscription in the PIPE Investment and an additional $31.9 million equity investment in the Company by REA relating to REA’s existing call option to acquire additional shares in PropertyGuru, pursuant to the PIPE Subscription Agreements;

“PIPE Investors” means the third-party investors who entered into PIPE Subscription Agreements, and Red Square Singapore Limited, pursuant to the joinder agreement dated March 10, 2022, by and among the Company, Bridgetown 2, an individual and Red Square Singapore Limited;

“PIPE Subscription Agreements” means the share subscription agreements, dated July 23, 2021, by and among the Company, Bridgetown 2 and the PIPE Investors pursuant to which the PIPE Investors have committed to subscribe for and purchase, in the aggregate, 13,193,068 ordinary shares for $10 per share, or an aggregate purchase price equal to $131,930,680, which includes REA’s $20.0 million subscription in the PIPE Investment and an additional $31.9 million equity investment in the Company by REA relating to REA’s existing call option to acquire additional shares in PropertyGuru. For the avoidance of doubt, the PIPE Subscription Agreements include the REA Subscription Agreement;

“Priority Markets” means Singapore, Vietnam, Malaysia, Thailand and Indonesia;

“PropertyGuru” means PropertyGuru Pte. Ltd., a Singapore private company limited by shares, or as the context requires, PropertyGuru Pte. Ltd. and its subsidiaries and consolidated affiliated entities;

“PropertyGuru Shares” means the outstanding ordinary shares of PropertyGuru;

“PropertyGuru Shareholder Support Agreement” means the voting support and lock-up agreement, dated July 23, 2021, by and among Bridgetown 2, the Company, PropertyGuru and certain of the shareholders of PropertyGuru, pursuant to which (i) certain PropertyGuru shareholders who hold an aggregate of at least 75% of the outstanding PropertyGuru voting shares have agreed, among other things: (a) to appear for purposes of constituting a quorum at any meeting of the shareholders of PropertyGuru called to seek approval of the transactions contemplated by the Business Combination Agreement and the other transaction proposals; (b) to vote in favor of the Business Combination Transactions; (c) to vote against any proposals that would materially impede the Business Combination Transactions; and (d) not to sell or transfer any of their shares prior to the closing of the Business Combination; (ii) certain shareholders of PropertyGuru have agreed to a lock-up of the ordinary shares in the Company they have received pursuant to the Amalgamation (subject to certain exceptions) for a period of 180 days following the closing of the Business Combination; and (iii) certain shareholders of PropertyGuru and the Company have agreed to enter into a shareholders agreement governing the rights and obligations of such shareholders with respect to the Company and ordinary shares in the Company which, among other things, include certain non-compete obligations, “drag-along” rights applicable to and as among such shareholders, “rights of first offer” rights and board appointment rights (the “Shareholders’ Agreement”);

“PropertyGuru Warrant Instrument” has the meaning assigned to such term in the definition of “Novation, Assumption and Amendment Agreement”;

“PropertyGuru Warrants” means the 112,000 warrants to purchase PropertyGuru Shares issued to KKR Investor in accordance with the PropertyGuru Warrant Instrument;

“PropTech” means property technology;

“REA” means REA Asia Holding Co. Pty Ltd;

“REA Group” means REA Group Ltd;

“REA Subscription Agreement” means the subscription agreement, dated July 23, 2021, by and among the Company, Bridgetown 2 and REA Asia Holding Co. Pty Ltd;

“Registration Rights Agreement” means the registration rights agreement, dated July 23, 2021, by and among Bridgetown 2, the Company, the Sponsor, the directors of Bridgetown 2 who hold Bridgetown 2 Shares, certain advisors of Bridgetown 2 to whom the Sponsor has transferred Bridgetown 2 Shares, certain shareholders of Bridgetown 2 affiliated with the Sponsor, and certain of the shareholders of PropertyGuru to be effective upon Closing pursuant to which, among other things, the Company agreed to undertake certain resale shelf registration obligations in accordance with the Securities Act and the Sponsor, certain Sponsor affiliated parties and certain shareholders of PropertyGuru party thereto have been granted certain demand and piggyback registration rights;

“RSU” means restricted stock units;

“SEC” means the U.S. Securities and Exchange Commission;

“Selling Securityholders” means the selling shareholders named in this prospectus who may, from time to time, offer to sell their ordinary shares and/or warrants;

v

“Shareholders’ Agreement” means the shareholders agreement, dated March 17, 2022, by and among the Company, each of the TPG Investor Entities, the KKR Investor, REA and REA Group Limited;

“Singapore Dollars” and “S$” means Singapore dollars, the legal currency of Singapore;

“Sponsor” means Bridgetown 2 LLC, a limited liability company incorporated under the laws of the Cayman Islands;

“Sponsor Support Agreement” means the voting support agreement, dated July 23, 2021, by and among Bridgetown 2, the Sponsor, the Company and PropertyGuru pursuant to which the Sponsor has agreed, among other things and subject to the terms and conditions set forth therein: (i) to vote in favor of the transactions contemplated in the Business Combination Agreement and the other transaction proposals, (ii) to appear at the Extraordinary General Meeting for purposes of constituting a quorum, (iii) to vote against any proposals that would materially impede the transactions contemplated in the Business Combination Agreement and the other transaction proposals, (iv) not to redeem any Bridgetown 2 Shares held by the Sponsor, (v) not to amend that certain letter agreement between Bridgetown 2, the Sponsor and certain other parties thereto, dated as of January 25, 2021, (vi) not to transfer any Bridgetown 2 Shares held by the Sponsor, subject to certain exceptions, (vii) to release Bridgetown 2, the Company, PropertyGuru and its subsidiaries from all claims in respect of or relating to the period prior to the Closing, subject to the exceptions set forth therein (with PropertyGuru agreeing to release the Sponsor and Bridgetown 2 on a reciprocal basis) and (viii) to a lock-up of its ordinary shares in the Company during the period of one year from the Closing, subject to certain exceptions;

“TPG” means TPG Inc. and its affiliates;

“TPG Investor Entities” means TPG Asia VI SF Pte. Ltd. and TPG Asia VI Digs 1 L.P., each an affiliate of TPG; and

“U.S. Dollars” and “$” means United States dollars, the legal currency of the United States; and “U.S. GAAP” means United States generally accepted accounting principles.

Key Performance Metrics and Non-IFRS Financial Measures

Unless otherwise stated or unless the context otherwise requires in this document:

“Adjusted EBITDA” is a non-IFRS financial measure defined as net loss for year/period plus changes in fair value of preferred shares and embedded derivatives, finance cost, depreciation and amortization, income tax expense, impairments when the impairment is the result of an isolated, non-recurring event, share grant and option expenses, loss on disposal of plant and equipment and intangible assets, currency translation loss, fair value loss on contingent consideration, business acquisition transaction and integration cost and legal and professional expenses incurred for our initial public offering through the Business Combination;

“Adjusted EBITDA Margin” is a non-IFRS financial measure defined as Adjusted EBITDA as a percentage of revenue;

“ARPA” is defined as agent revenue for a period divided by the average number of agents in that period, which is calculated as the sum of the number of total agents at the end of each month in a period divided by the number of months in such period;

“Average revenue per listing” is defined as revenue for a period divided by the number of listings in such period;

“Engagement Market Share” is the average monthly engagement for websites owned by PropertyGuru as compared to average monthly engagement for a basket of peers calculated over the relevant period. Engagement is calculated as the number of visits to a website during a period multiplied by the amount of time spent per visit on that website for the same period, in each case based on data from SimilarWeb. Engagement Market Share is based on the prevailing SimilarWeb algorithm on the date the Company first filed or furnished such information to the SEC;

“Number of agents” in all Priority Markets except Vietnam is calculated for a period as the sum of the number of agents with a valid 12-month subscription package at the end of each month in a period divided by the number of months in such period. In Vietnam, number of agents is calculated as the number of agents who credit money into their account within the relevant period. When counting in aggregate across the PropertyGuru group, in markets where PropertyGuru operates more than one property portal, an agent with subscriptions to more than one portal is only counted once;

“Number of listings” in all Priority Markets except Vietnam is calculated as the average number of monthly listings available in the period. In Vietnam, number of listings is defined as the sum of all listings created in each month over the relevant period;

“property seekers” is the number of total visits to PropertyGuru’s websites over a period, based on Google Analytics data; and

“Renewal rate” is defined as the number of agents that successfully renew their annual package during a year/period divided by the number of agents whose packages are up for renewal (at the end of their 12 month subscription) during that year/period.

IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS MEASURES

PropertyGuru’s audited consolidated financial statements included in this prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and referred to in this prospectus as “IFRS.” We refer in various places within this prospectus to non-IFRS financial measures. The presentation of this non-IFRS information is not meant to be considered in isolation or as a substitute for PropertyGuru’s audited consolidated financial results prepared in accordance with IFRS.

FINANCIAL STATEMENT PRESENTATION

The Company

The Company was incorporated on July 14, 2021 for the purpose of effectuating the Business Combination. In connection with the Business Combination, upon Closing, (i) Bridgetown 2 merged with and into the Company (the “Merger”), with the Company being the surviving entity; and (ii) following the Merger, Amalgamation Sub and PropertyGuru amalgamated and continued as one company, with PropertyGuru being the surviving entity and becoming a wholly-owned subsidiary of the Company (the “Amalgamation”, and together with the Merger and the other transactions contemplated by the Business Combination Agreement, collectively the “Business Combination”).

In accordance with the terms and subject to the conditions of the Business Combination Agreement, (i) each issued and outstanding PropertyGuru ordinary share was automatically cancelled and converted into such number of newly issued ordinary shares in the Company as determined in accordance with the Business Combination Agreement; (ii) each outstanding PropertyGuru restricted stock unit award was assumed by the Company and converted into the right to receive restricted stock units based on such number of newly issued ordinary shares in the Company as determined in accordance with the Business Combination Agreement; (iii) each outstanding PropertyGuru option was assumed by the Company and converted into an option in respect of such number of newly issued ordinary shares in the Company as determined in accordance with the Business Combination Agreement; (iv) each Company Warrant (as defined in the Business Combination Agreement) was assumed by the Company and converted into a warrant to purchase such number of newly issued ordinary shares in the Company as determined in accordance with the Business Combination Agreement and pursuant to the Company Warrant Assumption Agreement (as defined in the Business Combination Agreement); (v) each issued and outstanding share of Amalgamation Sub was automatically converted into one Surviving Company Ordinary Share (as defined in the Business Combination Agreement) and accordingly, the Company shall be the holder of all Surviving Company Ordinary Shares; (vi) each issued and outstanding Bridgetown 2 Class A ordinary share and Class B ordinary share was cancelled and ceased to exist in exchange for one ordinary share in the Company; and (vii) each issued and outstanding Bridgetown 2 private placement warrant was assumed by the Company and converted into a warrant to purchase one ordinary share in the Company.

Prior to the Business Combination, the Company had no material assets and did not conduct any material activities other than those incidental to its formation and the matters contemplated by the Business Combination Agreement, such as the making of certain required securities law filings. Accordingly, the financial statements included in this prospectus for historical periods prior to consummation of the Business Combination reflect the assets, liabilities and operations of the Company’s predecessor, PropertyGuru. As it relates to the unaudited condensed consolidated financial statements of the Company as of June 30, 2022 and for each of the six-month periods ended June 30, 2022 and 2021 included elsewhere in this prospectus, the impact of the capital reorganization between the Company and PropertyGuru on historical earnings per share calculations has been retrospectively adjusted. As it relates to the consolidated financial statements of PropertyGuru as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 included elsewhere in this prospectus, the historical earnings per share calculations of PropertyGuru do not reflect any impact of the capital reorganization between the Company and PropertyGuru. Pro forma earnings-per-share for the Company for each of the years ended December 31, 2021, 2020 and 2019, after giving effect to the exchange ratio embedded in the Business Combination agreement (as it relates to the capital reorganization between the Company and PropertyGuru), is presented below:

	For the Year Ended December 31,
	2021	2020	2019
(Loss) per share for loss attributable to equity holders of the Company
Basic loss per share (S$ per share)	(2.18)	(0.26)	(0.70)
Diluted loss per share (S$ per share)	(2.18)	(0.37)	(0.70)

The Business Combination is made up of the series of transactions provided for in the Business Combination Agreement as described elsewhere within this prospectus. The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, Bridgetown 2 will be treated as the acquired company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of PropertyGuru issuing shares at the Closing for the net assets of Bridgetown 2 as of the Closing Date, accompanied by a recapitalization. The net assets of Bridgetown 2 will be stated at historical cost, with no goodwill or other intangible assets recorded. The Business Combination, which is not within the scope of IFRS 3—Business Combinations (“IFRS 3”) since Bridgetown 2 does not meet the definition of a business in accordance with IFRS 3, is accounted for within the scope of IFRS 2—Share-based payment (“IFRS 2”). Any excess of fair value of shares in the Company issued over the fair value of Bridgetown 2’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

PropertyGuru

PropertyGuru’s audited consolidated financial statements as of December 31, 2021 and 2020 and for each of the years ended December 31, 2021, 2020 and 2019 and the Company’s unaudited consolidated financial statements as of June 30, 2022 and for each of the six months ended June 30, 2022 and 2021, included in this prospectus have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and are reported in Singapore Dollars. IFRS differs from the generally accepted accounting principles in the United States (“U.S. GAAP”) in certain material respects and thus may not be comparable to financial information presented by U.S. companies.

On August 3, 2021, PropertyGuru completed the acquisition of iProperty Group Asia Pte. Ltd.’s (“iProperty”), (a subsidiary of REA Group Ltd. (“REA Group”)) operating entities in Malaysia and Thailand, consisting of iProperty.com Malaysia Sdn. Bhd., Brickz Research Sdn. Bhd., IPGA Management Services Sdn. Bhd., iProperty (Thailand) Co., Ltd., Prakard IPP Co., Ltd. and Kid Ruang Yu Co., Ltd. (collectively, the “Panama Group”). The Panama Group’s audited combined financial statements as of December 31, 2020 and 2019 and for the years then ended and unaudited interim condensed combined financial information for the six month periods ended June 30, 2021 and 2020, included in this prospectus have been prepared in accordance with IFRS as issued by the IASB and are reported in Malaysian Ringgit.

PropertyGuru refers in various places in this prospectus to non-IFRS financial measures, Adjusted EBITDA and Adjusted EBITDA Margin which are more fully explained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-IFRS Financial Measures and Key Performance Metrics.” The presentation of non-IFRS information is not meant to be considered in isolation or as a substitute for PropertyGuru’s audited consolidated financial results prepared in accordance with IFRS.

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INDUSTRY AND MARKET DATA

This prospectus includes industry data and forecasts that has been derived from an independent consultant report prepared by Frost & Sullivan Australia Pty Ltd (“Frost & Sullivan”), which was commissioned by PropertyGuru. Frost & Sullivan makes no warranties about the fitness of this report for an evaluation of PropertyGuru. This prospectus also includes industry, market and competitive position data that have been derived from publicly available information, industry publications and other third-party sources, including estimated insights from SimilarWeb and Google Analytics, as well as from PropertyGuru’s own internal data and estimates.

Independent consultant reports, industry publications and other published sources generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. While we have compiled, extracted, and reproduced industry data from these sources, we have not independently verified the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results of operations or financial condition and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, the markets in which we operate as well as any information concerning possible or assumed future results of our operations. Such forward-looking statements are based on available current market material and our management’s expectations, beliefs and forecasts concerning future events impacting us. Factors that may impact such forward-looking statements include:

•	The overall economic environment, the property market and general market and economic conditions in the jurisdictions in which we operate;

•	Our ability to grow market share in our existing markets or any new markets we may enter;

•	Our ability to execute our growth strategy, manage growth and maintain our corporate culture as we grow;

•	Our ability to successfully execute on acquisitions, integrate acquired businesses and to realize efficiencies or meet growth aspirations inherent in the decision to make a specific acquisition;

•

Increased competition in the residential real estate industry in Singapore, Vietnam, Malaysia, Thailand and Indonesia (our “Priority Markets”), the actions of our competitors in each of its markets and consequent impact on profitability;

•	Declines in residential real estate transaction volumes in our Priority Markets;

•	Changes in our fee structure or rates;

•	The failure to realize anticipated efficiencies through our technology and business model;

•	Costs associated with enhancements of our products;

•	Our ability to continue to adjust its offerings to meet market demand, attract users to our platform and grow its ecosystem;

•	The regulatory environment and changes in laws, regulations or policies in the jurisdictions in which we operate;

•	Political instability in the jurisdictions in which we operate;

•

Developments related to the COVID-19 pandemic, including, among others, with respect to stay-at-home orders, social distancing measures, the success of vaccine rollouts, numbers of COVID-19 cases and the occurrence of new COVID-19 strains that might evade existing control measures and lead to the worsening or extension of adverse economic or movement control measures;

•	Anticipated technology trends and developments and our ability to address those trends and developments with our products and offerings;

•

The ability to protect our information technology systems and platforms against security breaches (which includes physical and/or cybersecurity breaches either by external actors or rogue employees) or otherwise protect confidential information or platform users’ personally identifiable information;

•	The safety, affordability, convenience and breadth of our platform and offerings;

•

Man-made or natural disasters, including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events and acts of God such as floods, earthquakes, wildfires, typhoons and other adverse weather and natural conditions that affect our business or assets;

•	The loss of key personnel and the inability to replace such personnel on a timely basis or on acceptable terms;

•	Exchange rate fluctuations;

•	Changes in interest rates or rates of inflation;

•	Legal, regulatory and other proceedings;

•	Tax laws and the interpretation and application thereof by tax authorities in the jurisdictions where we operate; and

•	the other matters described in the section titled “Risk Factors.”

The foregoing list of factors is not exhaustive. The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 pandemic and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We will not and do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

Unless otherwise stated or the context otherwise requires, all references in this subsection to the “Company”, “we,” “us” or “our” refer to the business of PropertyGuru Group Limited and its subsidiaries, which prior to the Business Combination was the business of PropertyGuru Pte. Ltd. and its subsidiaries.

The Company

We are the leading PropTech company in Southeast Asia, with leading Engagement Market Shares in Singapore, Vietnam, Malaysia and Thailand, based on SimilarWeb data between January 2022 and June 2022. We strive to be the trusted advisor to every person seeking property by making finding a home as straightforward, transparent and efficient as possible. Our platforms provide: (1) online property listings to match buyers, sellers, tenants and landlords; (2) digital, marketing and sales process automation software services for developers; (3) a mortgage marketplace and brokerage; and (4) a data-provision business for consumers, agents, developers and banks.

We built our presence in Southeast Asia through organic growth and strategic acquisitions to enhance our revenue growth and diversify our offerings. Our organic growth has been driven by our focus on expanding our marketplace through innovation, and developing new products and services that help us stay ahead of the evolving needs of our markets. These innovations include PropertyGuru Lens, an app that allows users to search for property in the real world through their smart phone camera, and PropertyGuru StoryTeller, an immersive content experience to help Singapore real estate developers market and sell their offerings virtually.

Our strategic acquisitions have sought to extend the depth and reach of our products and services. In 2015, we acquired our SaaS-based sales automation solution, PropertyGuru FastKey, which is used by developers to enable end-to-end project management from launch to sales conversion. Since the end of 2019, we have made transformative investments in technology, products and markets that we believe will further strengthen our market leadership and accelerate our growth through the recovery from the COVID-19 pandemic. On August 3, 2021, through our acquisition of the Panama Group, we acquired iProperty’s (a subsidiary of REA Group) Malaysia and Thailand property portal businesses, iProperty.com.my and thinkofliving.com, to solidify our leadership in those markets, as well as Brickz.my, an online data platform that adds data analytics capabilities in Malaysia.

Our headquarters are in Singapore. As of June 30, 2022, our platform connects more than 40 million property seekers monthly, based on Google Analytics data between January 2022 and June 2022, to more than 64,000 agents in our digital property marketplace of more than 3.5 million real estate listings.

Corporate Information

PropertyGuru Group Limited, or the “Company”, is an exempted company limited by shares incorporated under the laws of Cayman Islands on July 14, 2021. The Company was formed for the sole purpose of effectuating the Business Combination contemplated by the Business Combination Agreement, which was consummated on March 17, 2022.

Prior to the Business Combination, the Company had no material assets and did not conduct any material activities other than those incidental to its formation and the matters contemplated by the Business Combination Agreement, such as the making of certain required securities law filings.

The mailing address of the Company’s principal executive office is Paya Lebar Quarter, 1 Paya Lebar Link, #12-01/04, Singapore 408533, and our telephone number is +65 6238 5971. Our principal website address is www.propertygurugroup.com. We do not incorporate the information contained on, or accessible through, our websites into this prospectus, and you should not consider it a part of this prospectus.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We are an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified exemptions from various requirements that are otherwise applicable generally to U.S. public companies. These provisions include:

•	reduced executive compensation disclosure;

•	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and any golden parachute payments not previously approved;

•

an exemption from compliance with the requirement of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements; and

•

an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the company’s internal control over financial reporting.

We currently prepare our financial statements in accordance with IFRS as issued by the IASB, which do not have separate provisions for publicly traded and private companies. However, in the event we convert to U.S. GAAP in the future while we are still an emerging growth company, we may be able to take advantage of the benefits of Section 107 of the JOBS Act, which provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We may choose to take advantage of some but not all of these reduced reporting burdens.

We will remain an emerging growth company until the earliest of:

•	the last day of our fiscal year during which we have total annual revenue of at least $1.07 billion;

•	the last day of our fiscal year following the fifth anniversary of the closing of the Business Combination;

•	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

•

the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

In addition, we report under the Exchange Act as a “foreign private issuer.” As a foreign private issuer, we may take advantage of certain provisions under the rules that allow us to follow Cayman Islands law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•

the rules under the Exchange Act requiring the filing with the U.S. Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•	Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

Foreign private issuers, like emerging growth companies, also are exempt from certain more stringent executive compensation disclosure rules. Thus, if we remain a foreign private issuer, even if we no longer qualify as an emerging growth company, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:

•	the majority of our executive officers or directors are U.S. citizens or residents;

•	more than 50% of our assets are located in the United States; or

•	our business is administered principally in the United States.

Summary of Risk Factors

Investing in our securities entails a high degree of risk as more fully described under “Risk Factors.” You should carefully consider such risks before deciding to invest in our securities. These risks include, but are not limited to, the following:

•	We have a history of losses, and it may not achieve or maintain profitability in the future;

•	Our business, financial condition and operating results may be significantly impacted by general economic conditions and the health of the real estate industry in our Priority Markets;

•	Our business is dependent on our ability to attract new, and retain existing, customers and consumers to our platform in a cost-effective manner;

•	We do not have long-term contracts with most of our customers, and most of our customers may terminate their contracts on short notice;

•	Our decision to launch new product or service offerings and increase the prices of our products and services may not achieve the desired results;

•

Any failure to protect our information technology systems and platforms against security breaches (which includes physical and/or cybersecurity breaches either by external actors or rogue employees) or otherwise protect our confidential information or our platform users’ personally identifiable information could damage our reputation and brand and adversely affect our business, reputation, financial condition and results of operations;

•	Uncertainties with respect to laws and regulations in the countries in which we operate could adversely affect our business, financial condition and results of operations;

•

If our customers do not make valuable contributions to our platform or fail to meet consumers’ expectations, we may experience a decline in the number of consumers accessing our platform and consumer engagement, which could adversely affect our business, financial condition and results of operations;

•	We may not be able to attract a sufficient level of traffic to our websites and applications;

•

We operate in a highly competitive and rapidly changing industry, which could impair our ability to attract users of our products, which could adversely affect our business, results of operations and financial condition;

•	COVID-19 has adversely affected our business and may continue to adversely affect our business;

•	Our business is subject to legal and regulatory risks that could have an adverse impact on our business and prospects;

•	Our ability to attract, train and retain executives and other qualified employees is critical to our business, results of operations and future growth;

•	We depend on our agents business for a significant portion of our revenue;

•	Our operations and investments are located in Southeast Asia and we are therefore exposed to various risks inherent in operating and investing in the region;

•

Our strategic investments and acquisitions may not bring anticipated benefits, may pose integration challenges and may divert the attention of management, and we may not be successful in pursuing future investments and acquisitions;

•	We may not be successful in implementing our growth strategies and our business could suffer if we do not successfully manage our growth;

•

Our historical financial results and the unaudited pro forma condensed combined financial statements included elsewhere in this prospectus may not be indicative of our future consolidated results of operations or financial condition going forward, and the unaudited pro forma condensed combined financial statements included elsewhere in this prospectus may not be indicative of what our actual results of operations would have been;

•	The market price and trading volume of our ordinary shares and warrants may be volatile and could decline significantly;

•

The securities being offered in this prospectus represent a substantial percentage of our outstanding ordinary shares, and the sales of such securities could cause the market price of our ordinary shares to decline significantly, even if our business is doing well; and

•	The other risks and uncertainties discussed in “Risk Factors” elsewhere in this prospectus.

SUMMARY TERMS OF THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the ordinary shares and warrants of the Company.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” of this prospectus.

Ordinary shares offered by us	15,795,035 ordinary shares

Ordinary shares offered by the Selling Securityholders	up to 162,153,490 ordinary shares of the Company, par value $0.0001 per share, comprising:

•	up to 13,193,068 ordinary shares issued to the PIPE Investors;

•	up to 133,165,387 ordinary shares issued to certain shareholders in connection with the Business Combination;

•	up to 2,835,035 ordinary shares issuable by us upon the exercise of share options and vesting of restricted stock units held by certain of our directors and executive officers; and

•	up to 12,960,000 ordinary shares issuable upon the exercise of up to 12,960,000 warrants offered hereby.

Warrants offered by the Selling Securityholders	up to 12,960,000 warrants of the Company, the exercise of which will result in the issuance of 12,960,000 ordinary shares at a price of $11.50 per ordinary share.

There is no assurance that our warrants will be in the money prior to their expiration or that the holders of the warrants will elect to exercise any or all of such warrants. We believe the likelihood that warrant holders will exercise their warrants, and therefore any cash proceeds that we may receive in relation to the exercise of the warrants overlying shares being offered for sale in this prospectus, will be dependent on the trading price of our ordinary shares. If the market price for our ordinary shares is less than the exercise price of $11.50 per ordinary share for our warrants, we believe warrant holders will be unlikely to exercise their warrants.

Ordinary shares issued and outstanding prior to the exercise of the warrants	161,669,757 ordinary shares based on ordinary shares issued and outstanding as of September 22, 2022.

Warrants issued and outstanding	12,960,000 warrants, the exercise of which will result in the issuance of 12,960,000 ordinary shares.

Use of proceeds	All of the ordinary shares and warrants of the Company offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

However, we will receive up to an aggregate of $149,040,000.00 from the exercise of warrants being offered for sale in this prospectus, assuming the exercise of 12,960,000 warrants for cash at an exercise price of $11.50 per ordinary share.

Lock-up restrictions	Certain of our shareholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Securities Eligible for Future Sales—Lock-Up Agreements.”

Dividend policy	The Company has never declared or paid any cash dividends. The Company’s board of directors will consider whether or not to institute a dividend policy. It is presently intended that the Company will retain its earnings for use in business operations and, accordingly, it is not anticipated that the Company’s board of directors will declare dividends in the foreseeable future. The Company has not identified a paying agent. See “Dividend Policy.”

Risk factors	Investing in the ordinary shares and warrants of the Company involves a high degree or risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the ordinary shares and warrants of the Company.

Market for our ordinary shares	Our ordinary shares are listed on the NYSE under the symbol “PGRU”.

Except where otherwise stated, the number of ordinary shares that will be outstanding immediately after this offering is based on 161,669,757 ordinary shares issued and outstanding prior to the exercise of the warrants as of September 22, 2022 and excludes:

•	1,872,605 ordinary shares issuable upon the exercise of options outstanding under the New 2016 Plan as of September 22, 2022;

•	1,710,925 ordinary shares issuable upon the exercise of options outstanding under the New 2018 Plan as of September 22, 2022;

•	115,850 ordinary shares issuable upon the exercise of options outstanding and 129,279 ordinary shares issuable upon the vesting of RSUs under the New NED Plan as of September 22, 2022;

•	1,649,026 ordinary shares issuable upon the vesting of RSUs (including ordinary shares underlying vested RSUs which are awaiting issuance) under the New Omnibus Plan as of September 22, 2022; and

•	35,416 ordinary shares issuable upon the vesting of RSUs under the New RSU Plan as of September 22, 2022.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price and value of our ordinary shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

Risks Related to Our Business and Industry

We have a history of losses, and we may not achieve or maintain profitability in the future.

We have a history of losses, including net losses of S$187.4 million, S$14.4 million and S$38.5 million for the years ended December 31, 2021, 2020 and 2019, respectively, and net losses of S$116.5 million and S$150.6 million for the six months ended June 30, 2022 and 2021. We expect to continue to make investments in developing and expanding our business, including but not limited to in technology, recruitment and training, marketing, and for the purpose of pursuing strategic opportunities. We may incur substantial costs and expenses from our growth efforts before we receive any incremental revenues in respect of any acquisitions or investments in growth. We may find that these efforts are more expensive than we originally anticipate, or that these investments do not result in an increase in revenue to offset these expenses, which would further increase our losses. Additionally, we may continue to incur significant losses in the future for a number of reasons, including but not limited to:

•	the inability to grow market share in our existing markets or any new markets we may enter;

•	our expansion into new markets or adjacent lines of business, for which we typically incur more significant losses in the early stages following entry;

•	our inability to successfully execute on acquisitions, integrate acquired businesses and to realize efficiencies or meet growth aspirations inherent in the decision to make a specific acquisition;

•	increased competition in the residential real estate industry in our Priority Markets;

•	changes in our fee structure or rates;

•	the failure to realize anticipated efficiencies through our technology and business model;

•	costs associated with enhancements of our products;

•	failure to execute our growth strategies;

•	declines in residential real estate transaction volumes in our Priority Markets;

•	increased marketing costs;

•	challenges in hiring additional personnel to support our overall growth;

•	changes in government policy that directly or indirectly impact the property markets, property agencies, brokers and agents, as well as the policy impact on sentiment in the property market;

•	general economic, political and business conditions affecting the overall strength of our business;

•	natural disasters or other catastrophic events, such as the COVID-19 pandemic;

•

the ongoing military action between Russia and Ukraine, sanctions and other measures imposed against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic by the United States and other countries and bodies around the world, as well as the existing and potential further responses from Russia or other countries to such sanctions, tensions and military actions, and their effect on the global economy and financial markets; and

•	unforeseen expenses, difficulties, complications and delays, and other unknown factors.

Inflationary pressures in 2022 have increased our operating costs and the effects of inflation may have an adverse impact on our costs, margins and profitability in the future. Our initiatives to alleviate inflationary pressures, such as alternative supply arrangements and changes to our hiring policies, may not be successful or sufficient. Furthermore, there can be no assurance that we will be willing or able to recover any increased costs by increasing the prices of our products and services.

If we fail to manage our losses or to grow our revenue sufficiently to keep pace with our investments and other expenses, our business will be harmed. If our existing businesses or any future acquisitions underperform, this may result in impairments to the carrying values of assets on the balance sheet including but not limited to goodwill and intangible assets. These impairments may adversely impact our financial condition and results of operations and the confidence of shareholders, lenders, customers and our employees. Impairments may also be generated due to changes in the assessment methodology of the carrying value of assets or changes to the inputs that form part of these assessments. These changes are not predictable and many of them may be outside of our control. In addition, as a public company, we will also incur significant legal, accounting, insurance, compliance and other expenses that we did not incur as a private company.

Our business, financial condition and operating results may be significantly impacted by general economic conditions and the health of the real estate industry in our Priority Markets.

Our financial performance is influenced by the overall condition of the real estate markets in the Priority Markets in which we operate. Each of these real estate markets are affected by various macroeconomic factors outside our control (which by their nature are cyclical and subject to change). These factors include inflation, interest rates, the general market outlook for economic growth, unemployment and consumer confidence. These factors are also affected by government policy and regulations that may change.

In general, around half of our revenue from our property developers business tends to be derived from advertising activities to promote sales of residences in new property developments (which we refer to as “primary listings” to distinguish them from “secondary” sales of already existing residential properties). Given the longer lead times required to develop and market new property developments, these primary listings may prove more volatile than secondary listings, as economic uncertainty (over a longer period) may have a greater adverse impact on the rate and extent of new property development activity and could result in fewer primary listings. In addition, most agents in our Priority Markets are effectively self-employed individuals who are largely commission remunerated and may leave the industry when market conditions deteriorate sufficiently. Accordingly, a property downturn could cause a decline in the number of agents and developers, reduce demand for our products and services or reduce our ability to increase prices in light of subdued market conditions. For example, in Singapore, our agent customers reduced their discretionary spending in 2020 due to the COVID-19 pandemic. The cyclical nature of the real estate market also has an effect, where the real estate market in each country or major city tends to rise and fall in line with economic prosperity and sentiment in that country or city (noting Priority Markets generally operate independently of one another). These macroeconomic factors, along with regulatory and political changes, also contribute to the availability of credit to purchasers, which is a main driver of housing price accretion and capability to transact.

Changes in the structure of the real estate markets in which we operate could also adversely impact our business. For example, a reduction in the customary rate of commissions earned by real estate agents from property sales could reduce agents’ capacity to pay for our products and services and could prevent us from increasing prices or even require us to reduce our subscription fees or the prices of our discretionary credits, which could have an adverse effect on our business and financial performance. This risk would be more pronounced in Vietnam where our business derives most of its revenue from agent discretionary revenue given our pay-as-you-go model in the country. Similarly, if larger agencies, rather than individual agents, become comparatively more important as a source of revenue, this could increase customer pricing power, could prevent us from increasing prices or put pressure on our existing pricing and could develop into us competing with such agencies’ own websites or platforms.

Inflation has also risen significantly in the second half of 2021 and the first half of 2022, as a result of the economic impact from the COVID-19 pandemic, including the global supply chain disruptions, government stimulus packages and rising costs of commodities, and geopolitical conflicts. Rising inflation has in turn led to an increase in interest rates in 2022, which has impacted mortgage affordability. To the extent inflation and interest rates remain elevated, these pressures may negatively impact property demand and demand for our products and services. In addition, global and industry-wide supply chain disruptions caused by the COVID-19 pandemic have resulted in shortages in labor, materials and services. Such shortages have resulted in inflationary cost increases for labor, materials and services and could continue to cause costs to increase, as well as a scarcity of certain products and raw materials. Although inflation has not had a material impact on our business to date, to the extent elevated inflation remains, we may experience further cost increases for our operations. We cannot predict any future trends in the rate of inflation, and to the extent we are unable to recover higher costs through higher prices for our products and offerings, a significant increase in inflation, could negatively impact our business, financial condition and results of operation.

We may also encounter unanticipated problems (including but not limited to in the regulatory environment) as we continue to refine our business model and may be forced to make significant changes to our anticipated sales and revenue models to compete with our competitors’ offerings.

The occurrence of any of these factors could adversely affect our business, financial condition and results of operations.

Our business is dependent on our ability to attract new, and retain existing, customers and consumers to our platform in a cost-effective manner.

Currently, we generate revenue primarily through sales of digital classifieds and property development advertising products and services (including software-as-a-service) to real estate agents and developers, which we refer to as customers. Our ability to attract and retain customers, and ultimately to generate advertising revenue, depends on a number of factors, including but not limited to:

•	increasing the number of consumers who conduct property searches and access property related information research using our platform;

•	competing effectively for advertising dollars with offline advertising channels and other online media companies;

•	continuing to develop our advertising products and services;

•	keeping pace with changes in technology and with our competitors;

•	offering attractive cost effectiveness to our customers for their advertising spending on our digital platform; and

•	the prevailing economic and real estate market trends and the impact of government policies in each market.

Online real estate advertising in our Priority Markets other than Singapore is still in the early stages of offline-to-online migration compared to developed markets, with print and other offline channels currently the dominant media for property advertising in our Priority Markets. Growth in advertising expenditure may be slower or less than anticipated, which could have a negative impact on our prospects.

We may not succeed in capturing a greater share of our customers’ advertising expenditure if we are unable to convince them of the effectiveness or superiority of our products compared to alternatives, including but not limited to traditional offline advertising media. Property developers, in particular, continue to allocate significant advertising expenditure for the sales of residences in their new property developments to print media, including but not limited to large display advertisements in newspapers, and other media such as billboards. This is significant because property advertising in our Priority Markets predominantly involves these primary transactions (i.e., new developments advertised by property developers or their marketing agents), according to Frost & Sullivan. We also compete for a share of advertisers’ overall marketing budgets with other PropTech companies in our Priority Markets.

If we are unable to attract new customers in a cost-effective manner or if existing customers reduce or end their subscription or advertising spending with us, our business, financial condition and results of operations could be adversely affected.

We do not have long-term contracts with most of our customers, and most of our customers may terminate their contracts on short notice.

Our agent subscription agreements generally have a duration of 12 months and we do not have long-term contracts with most of our other customers. Our customers could choose to modify or discontinue their relationships with us with little or no advance notice. In addition, as existing subscription agreements or other contracts expire, we may not be successful in renewing these subscription agreements or other contracts, securing new customers or increasing or maintaining the amount of revenue we derive from a given subscription agreement or other contract over time for a number of reasons, including, among others, the following:

•	competitive factors;

•	our websites and applications may cease to generate enough leads or sales for our real estate developer or agent customers;

•	adverse real estate market conditions may lead agents to downgrade to lower-cost subscription packages or terminate their subscriptions completely;

•	our levels of service may be insufficient to justify the subscription or advertising fee;

•	we may not maintain adequate technical support levels and ease of use; or

•	the attractiveness and usefulness of the functionality and features of our websites and applications and the products we offer may decline or fail to attract property seekers.

Our decision to launch new product or service offerings and increase the prices of our products and services may not achieve the desired results.

The industry for residential real estate transaction services, technology, information marketplaces and advertising is dynamic, and the expectations and behaviors of customers and consumers shift constantly and rapidly. As part of our operating strategy, we have increased, and plan in the future to continue to change, the nature and number of products, including depth products, that we offer to our customers and, with that, the prices we charge our customers for the services and products we offer. Changes or additions to our products and services may not attract or engage our customers, and may reduce confidence in our products and services, negatively impact the quality of our brands, negatively impact our relationships with partners or other industry participants, expose us to increased market or legal risks, subject us to new laws and regulations or otherwise harm our business. Our customers may not accept new products and services (which would adversely affect our average revenue per agent (“ARPA”)), or such price increases may not be absorbed by the market, or our price increases may result in the loss of customers or the loss of some of our customers’ business. We may not successfully anticipate or keep pace with industry changes, and we may invest considerable financial, personnel and other resources to pursue strategies that do not ultimately prove effective such that our results of operations and financial condition may be harmed. If we are not able to raise our prices or encourage our customers to upgrade their subscription packages or invest in depth products to further differentiate their listings, or if we lose some of our customers or some of our customers’ business as a result of price increases, or if the bargaining power of our customer base increases and the subscription prices and other fees we are able to charge real estate developer or agent customers decline, our business, financial condition and results of operations could be adversely affected.

If our customers do not make valuable contributions to our platform or fail to meet consumers’ expectations, we may experience a decline in the number of consumers accessing our platform and consumer engagement, which could adversely affect our business, financial condition and results of operations.

Our success depends on our ability to attract consumers to our platform, to maintain high levels of consumer engagement and to offer products and services that meet customer demand. We depend on our customers to list properties on our platform that are desirable to consumers and responsive to consumers’ expectations. The inventory of properties available for our customers to list on our platform may be affected by various factors outside of their and our control, such as the general market outlook for economic growth, the overall health of the real estate market and changes to the regulation of the real estate industry. In addition, if our customers stop using our products, services and/or platform, we may not be able to provide consumers with a sufficient range and variety of listings, which could reduce the attractiveness of our platform for consumers and lead to a reduction in consumer traffic. If our customers do not continue to make valuable contributions to our platform, our brand, reputation, traffic on our platform and sales of our products and services could be adversely affected.

Currently, we rely on the sale of listing and advertising services for the majority of our revenue. If we experience a decline in the number of consumers or a decline in consumer engagement, our customers may not view our products and services as attractive for their marketing expenditures and may reduce their spending with us, which may adversely affect our business, financial condition and results of operations.

We may not be able to attract a sufficient level of traffic to our websites and applications.

The attractiveness of our online real estate advertising platform to our real estate developer or agent customers is influenced by our ability to draw consumers (who conduct property searches and access property related information research) to our websites and applications. A decline in the level of consumer traffic to our websites and applications could have a material adverse effect on our ability to generate revenue from the sale of subscriptions and advertising on our websites and mobile applications as well as on our relationships with real estate developer or agent customers.

A number of factors may negatively affect the volume of traffic to our websites and applications, including but not limited to:

•

Changes to the algorithms or terms of service of search engines or a general decline in the effectiveness of our search engine optimization activities and tools that cause our websites either to be ranked lower or be excluded from search results presented on those search engines. Search engines, in particular Google, are a key driver of consumer traffic to our websites and applications, so we depend heavily on strong organic search rankings for our websites. If we are unable to quickly recognize and adapt to adverse changes in our search results, the level of traffic to our websites and applications could be adversely impacted;

•	Service disruptions or outages at search engines and other third-party suppliers that we rely on to drive traffic to our websites and applications;

•

Security breaches or negative publicity that affect consumer confidence in our brand, which may also detract from the level of traffic to our websites and applications, as could a failure of our information technology and communication systems that result in our websites being unavailable for a prolonged period of time;

•

The level at which our sales and marketing processes remain successful in directing property seekers to our platform and attracting engaged property seekers, any decline in which could have an adverse impact on traffic;

•

The quality of traffic that we maintain. It is important for us to attract engaged property seekers who are genuinely looking to purchase or rent property, as opposed to casual browsers or web-surfers. If we are unable to attract engaged property seekers, agents and property developers may be less likely to purchase our products and services, and the consequential reduction in listings and advertising may further adversely affect the quality and level of traffic to our websites and applications; and

•

Changes to the mobile application marketplaces on which we rely to connect users with our mobile applications, such as Apple’s App Store and Google Play. These marketplaces may change in a way that negatively affects the prominence of, or ease or ability with which users can access, our mobile applications, which could have a material negative effect on our business, financial condition and results of operations. The creation of new, or enforcement of existing, policies on the use of third-party payment systems or commission models by mobile application marketplaces could adversely impact our profitability and financial results.

Any inability to attract a sufficient level of traffic to our websites and applications for the foregoing or other reasons could adversely affect our business, financial condition and results of operations.

We operate in a highly competitive and rapidly changing industry, which could impair our ability to attract users of our products, which could adversely affect our business, results of operations and financial condition.

We face competition to attract consumers to our websites and mobile applications and to attract real estate and property developer customers to purchase our products and services. The markets for online real estate advertising and property technology services in our Priority Markets are highly competitive and rapidly changing. In addition to competing with traditional media sources for a share of advertisers’ overall marketing budgets, our business is subject to the risk of digital and other disruption. Our success depends on our ability to continue to attract additional consumers to our websites and mobile applications. Existing or new competitors could increase their product offerings or develop new products or technology that compete with ours.

For example, Southeast Asia is at a very early stage of the introduction of a digital property agency business model which involves end-to-end ownership of the property seeker lifecycle. Under this business model, property seekers discover listings on the digital platform and are then introduced to agents employed by the same company which maintains the digital listing. These agents help the seeker buy their home. This business model is still achieving maturity in markets such as the United Kingdom and the United States. Our Priority Markets are seeing the very first early-stage digital agencies testing the viability of this business model. Although at present many of these digital agencies still rely on our online marketplaces to drive traffic and awareness to their leads, there is a risk that these business models may become more popular and supplant our digital marketplaces.

Furthermore, large companies with strong brand awareness in international markets or global search engines and social media sites may decide to enter the real estate market and start advertising property on their existing or new platforms, which could increase competition in our Priority Markets and may have a materially adverse effect on our business. These companies could devote greater technical and other resources than we have available, have a more accelerated time frame for deployment and leverage their existing user bases and proprietary technologies to provide products and services that consumers might view as superior to our offerings. Any of our future or existing competitors may introduce different solutions that attract consumers or provide solutions similar to our own but with better branding or marketing resources or cross-subsidize and lower their advertising rates. If we are unable to continue to grow the number of consumers who use our websites and mobile applications, our business, financial condition and results of operations could be adversely affected.

We compete to attract customers with media sites, including but not limited to other companies that operate digital property classifieds marketplaces in our Priority Markets and agent and property developer websites. We also compete for a share of advertisers’ overall marketing budgets with traditional media such as television, magazines, newspapers and home/apartment guide publications. To compete successfully for customers against future and existing competitors, we must continue to invest resources in developing our advertising platform and proving the effectiveness and relevance of our advertising products and services. New business models frequently emerge in our industry and may require us to modify our own business model or offerings in order to continue to compete effectively. For example, we may in the future face new competition from digital companies that use data to buy properties instantly from sellers, renovate/repair and then re-sell the property online at a profit. Additionally, competitors may drive traffic away from our platform and increase their market share through aggressive or high-spend marketing campaigns, or prolonged price discounting.

We may fail to anticipate these movements and lose market share as a consequence, which may be difficult to regain quickly or at all. Pressure from competitors seeking to acquire a greater share of customers’ overall marketing budget could adversely affect our pricing and margins and lower our revenue and increase our marketing expenses. The actions of our competitors and new market entrants could also force us to undertake substantial investment in updating or improving our current technology platforms and product offering. There is no guarantee that we will be successful in developing new products and we may not receive revenues from these investments for several years, or may not realize such benefits at all, which may have an adverse effect on our business, financial condition and results of operations.

If we are unable to compete successfully against our existing or future competitors, our business, financial condition and results of operations could be adversely affected.

COVID-19 has adversely affected our business and may continue to adversely affect our business.

The COVID-19 pandemic, its broad impact and measures taken to contain or mitigate the pandemic have had, and are likely to continue to have, significant negative effects on the global economy, employment levels, employee productivity, supply chains, and certain aspects of the residential real estate and financial markets. This, in turn, has had, continues to have and may increasingly have a negative impact on property seekers, our customers, demand for our existing and new products and services, profitability, access to credit and our ability to operate our business.

The implementation of restrictions that prevent properties being shown to buyers (including but not limited to the opening of property showrooms) and awards and other events from being held, will curtail the demand for our products and may reduce revenues in the immediate term. These measures are often implemented unpredictably at short notice and can operate for extended periods. It is inherently difficult to forecast the timing or impact of these events. In Singapore, our agent customers reduced their discretionary spending in 2020 due to the COVID-19 pandemic, and our agent renewal rate under-performed our budget during the lockdown in Singapore from March 2020 to May 2020. This in turn impacted our revenues. In 2021, spikes in COVID-19, including but not limited to due to the Delta and Omicron variants, occurred in all of our Priority Markets in the first three quarters of the year. However, we experienced strong business momentum in the late fourth quarter of 2021 and the first half of 2022, which was the result of market recovery from the impact of COVID-19 in Singapore, Vietnam and Malaysia. With the emergence and spread of new variants, it is possible that containment measures that helped to manage outbreaks in some markets may prove less effective in the future. Combined with slow vaccine roll-outs in some Priority Markets, this may lead to prolonged implementation or reintroduction of containment measures implemented by governments, which may contribute to a decrease in market confidence and significant reductions in revenue that are difficult to predict or mitigate.

We are unable to predict whether the resurgence in infections and fatalities or emergence of new variants may cause governments to re-impose some or all prior or new restrictive measures, with their consequential impact on economies and supply chains, nor the pace of reemergence from the COVID-19 pandemic in the global and regional economy. Any continuing effects of, or prolonged reemergence from, the COVID-19 pandemic could have a material adverse effect on our business, financial condition and results of operations.

We cannot predict the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, the pace at which government-imposed measures are lifted, the impact to our business of changes in home buying, selling, renting, financing and shopping trends due to the pandemic, or whether and to what extent we will have to implement additional operational changes in light of COVID-19 and any new variants of the virus in the future.

In addition, our ability to fund our liquidity requirements and operate our business depends on our cash flows from operations and, in future, potentially our ability to access capital markets and borrow on credit facilities. Our access to and the availability of financing on acceptable terms may be adversely impacted by the pandemic. For more information on the impact the COVID-19 pandemic has had on our liquidity position and outlook, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

As a result of these and other consequences, the COVID-19 pandemic has and may continue to adversely affect our business, financial condition and results of operations. The extent to which COVID-19 will impact our operations will depend on future developments, which are highly uncertain, cannot be predicted at this time, may be outside of our control, and include the magnitude, duration and severity of COVID-19 and any new variants of the virus in the future, the actions by governments taken to contain or mitigate any outbreaks and any associated economic downturn or extended slowdown in the real estate markets and the availability and widespread distribution and use of effective vaccines.

Our business is subject to legal and regulatory risks that could have an adverse impact on our business and prospects.

Increased regulation, changes in existing regulation or increased government intervention in our industry may adversely affect our business, results of operations and financial condition. Focus areas of regulatory risk we are exposed to include, among others: (i) evolution of laws and regulations applicable to digital property portals or online advertising in general, (ii) various forms of data regulation such as data privacy, data localization, data portability, cybersecurity and advertising or marketing, (iii) anti-trust and competition regulations, (iv) economic regulations such as price and supply regulation, (v) foreign ownership restrictions, (vi) artificial intelligence regulation and (vii) regulations regarding the provision of online services, including but not limited to with respect to the internet, mobile devices and e-commerce. For example, we and our agents and developers may be subject to stringent compliance requirements, including but not limited to privacy and security standards for handling data, which could impact the manner in which we provide our services. Further, regulators have imposed guidelines for use of cloud computing services that mandate specific controls to be located in a particular jurisdiction or require financial services enterprises to obtain regulatory approval prior to outsourcing certain functions.

In addition, we may not be able to obtain all the licenses, permits and approvals that may be necessary to provide the products and services that we may seek to offer in the future. Our Vietnamese business, Do Thi, is in the process of obtaining a business license for e-commerce service from the Ho Chi Minh City Department of Industry and Trade and the Ministry of Industry and Trade. There can be no assurance that the license will be granted in a timely manner or at all, including but not limited to due to the exercise of discretion by the relevant authorities or delays beyond our control (such as the impact of the COVID-19 pandemic on government and business activity in Vietnam). Relevant laws and regulations, as well as their interpretations, may be unclear or may evolve in certain jurisdictions. This can make it difficult for us to assess which licenses and approvals are necessary for our business, or the processes for obtaining such licenses in certain jurisdictions. For these reasons, we also cannot be certain that we will be able to maintain the licenses and approvals that we have previously obtained, or that once they expire, we will be able to renew them. We cannot be sure that our interpretations of the rules and their exemptions have been or will be consistent with those of the local regulators. As we expand our businesses, and in particular our mortgage business and our future Fintech and data services growth initiatives, we may be required to obtain new licenses and comply with additional laws and regulations in the markets in which we plan to operate.

Government and regulatory policies could also have a significant impact on real estate or credit markets and, in turn, our revenues. For example, in 2018, the Singapore Government introduced regulations to raise Additional Buyer’s Stamp Duty rates and tighten loan-to-value limits on residential property purchases, in an effort to slow the real estate market and regulate price increases. This negatively impacted property demand and demand for our products and services. In December 2021, the Singapore Government further raised Additional Buyer’s Stamp Duty and tightened loan-to-value limits on residential property purchases and the total debt servicing ratio threshold for property loans. In February 2022, the Singapore Government announced changes to Singapore’s tax regime, which included an increase in property tax rates for certain residential properties. In the second quarter of 2022, the State Bank of Vietnam required banks in Vietnam to take certain measures to control credit growth, including controlling loans for real estate. While such policies are temporary measures, there can be no assurance that they will not be extended and banks will not continue to suspend the provision of real estate loans in Vietnam. These changes, or any significant change in one or more of these factors or policies in any of our Priority Markets could adversely impact real estate markets, which may reduce the demand for our platform and/or products and services and could adversely affect our business, financial condition and results of operations.

Our ability to attract, train and retain executives and other qualified employees is critical to our business, results of operations and future growth.

Our business depends on successfully hiring and retaining key employees in senior management, sales and marketing and information technology. We require highly qualified and skilled employees, including but not limited to country managers, to generate revenue and maintain customer relationships with real estate agents and developers, along with computer programmers, software engineers and data technicians (who are in high demand by technology companies operating in Southeast Asia) to develop new products and maintain and enhance existing ones.

Competition for qualified employees in our industry has become more intense in 2021 and 2022 due to inflationary pressures and movement restrictions imposed during the COVID-19 pandemic. We have given heightened focus to the retention and career planning for key technology personnel due to the highly competitive employment market across our Priority Markets, especially in Singapore. If we are unable to retain or attract high quality employees required for our business activities, or replace the loss of any key personnel, or are required to materially increase the amount we offer in remuneration to secure the employment of key personnel, our operating and financial performance could be adversely affected.

We depend on our agents business for a significant portion of our revenue.

In the past we have derived and we believe that we will continue to derive a significant portion of our revenue from our agents business across Southeast Asia and, in particular, in Singapore. In the six months ended June 30, 2022, agent revenue accounted for 84.2% of our revenue, and 56.4% of our agent revenue was generated from Singapore. In 2021, agent revenue accounted for 76.4% of our revenue, and 60.3% of our agent revenue was generated from Singapore. In 2020, agent revenue accounted for 80.1% of our revenue, and 60.4% of our agent revenue was generated from Singapore. In 2019, agent revenue accounted for 72.9% of our revenue, and 59.7% of our agent revenue was generated from Singapore. Adverse developments affecting business activity in Singapore or our agents business may have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to sustain the number of agents and digital property listings necessary to maintain and grow our agents business in Singapore or in general. Furthermore, there can be no assurance that we will succeed in expanding our agents business outside of Singapore or in growing our developers, Fintech and data services.

Our operations and investments are located in Southeast Asia and we are therefore exposed to various risks inherent in operating and investing in the region.

Our Priority Markets are in Singapore, Vietnam, Malaysia, Thailand and Indonesia, which means that other than assets located in and most of the income derived from our Singapore business, our assets and income are located in emerging market countries. Emerging market countries are typically subject to greater political, policy, legal, economic, taxation and other risks and uncertainties, including but not limited to the risk of expropriation, nationalization and commercial or governmental disputes, inflation, interest rate and currency fluctuations and greater difficulty in enforcing or collecting payment against contracts or in having certainty that all required governmental and regulatory approvals necessary to run our business are in place and will be renewed. Asian markets are inherently non-homogenous and require bespoke business models for each country in which we operate which adds complexity and reduces economies of scale.

Emerging market countries where we operate may have less sophisticated legal, taxation and regulatory systems and frameworks, including but not limited to unexpected changes in, or inconsistent application, interpretation or enforcement of, applicable laws and regulatory requirements. In particular, because legislation and other laws and regulations in emerging markets are often undeveloped, it is frequently difficult to interpret those laws and regulations with certainty. Regulatory authorities may adopt different interpretations to the Company or may revise laws, regulations or interpretations, potentially with retrospective effect, in ways that adversely affect our business, financial condition and/or results of operations. This gives rise to increased risks relating to labor practices, foreign ownership restrictions, tax regulation and enforcement, difficulty in enforcing contracts, changes to or uncertainty in the relevant legal and regulatory regimes and other issues in the markets where we operate or may in the future operate. Such risks could interrupt or adversely impact some or all of our business and may adversely affect our business, financial condition and results of operations.

Most of our Priority Markets have experienced political and social instability at various times in the past, including but not limited to acts of political violence and civil unrest. These countries also have been subject to a number of terrorist attacks and other destabilizing events, which have led to economic and social volatility. There can be no assurance that similar destabilizing events will not occur in the future. Any such destabilizing events could interrupt and adversely affect our business, financial condition and results of operations. For example, in August 2021, Malaysian prime minister Muhyiddin Yassin resigned from his position after losing majority support from the Malaysian parliament, and Malaysia’s King Al-Sultan Abdullah named Ismail Sabri Yaakob as the country’s new prime minister. A general election is due to be held in Malaysia by September 2023 or earlier. We continue to monitor the effect of these political developments on Malaysia’s real estate market and our business.

Investors should also note that emerging markets are also subject to rapid change. An increase in the perceived risks associated with investing in emerging economies could reduce foreign investment in our Priority Markets, which may have a materially adverse impact on the real estate markets in those places, or make it more difficult for us to obtain debt and equity financing, which could adversely affect our financial capacity to meet our business objectives and therefore adversely affect our business, financial condition and results of operations.

We conduct business in certain countries where there is a heightened risk of fraud and corruption due to local business practices and customs. Fraud and corruption may have an adverse impact on our reputation if any property developers who use our digital property classifieds marketplaces or our SaaS solution, or any other counterparties with whom we deal or contract in any aspect of our business, engage in fraud, bribery or corrupt practices, particularly in order to secure government involvement in, or approvals of, new development projects and to grant permits and development approvals.

Our strategic investments and acquisitions may not bring us anticipated benefits, may pose integration challenges and may divert the attention of management, and we may not be successful in pursuing future investments and acquisitions.

We have completed strategic acquisitions in the past and plan to explore additional acquisitions in the future. For example, we acquired Batdongsan.com.vn in Vietnam in 2018 and Ensign, which owned the Asia Property Awards business, in 2016. On August 3, 2021, through our acquisition of the Panama Group, we acquired iProperty’s (a subsidiary of REA Group) Malaysia and Thailand property portal businesses, iProperty.com.my, and thinkofliving.com as well as Brickz.my, an online data platform that adds data analytics capabilities in Malaysia.

Strategic acquisitions and the subsequent integration of new businesses and assets with our businesses can require significant attention from our management and result in a diversion of resources from our existing business, which in turn could adversely affect our business operations. There is a risk that acquisitions, such as our recent acquisition of the Panama Group, may fail to meet our strategic objectives or that the acquired business may not perform in line with expectations. The process of integrating an acquired company, business or technology may also create unforeseen operating difficulties and expenditures, and we may fail to achieve expected synergies, cost savings, returns and other benefits as a result of integration challenges. There is also a risk that customers of acquired businesses do not continue using our platform, if, for example, they are unwilling to pay higher prices. Our acquisitions could also fail to achieve anticipated revenue, earnings, or cash flow, and we may be unable to maintain the key customers, business relationships, suppliers, and brand potential of our acquisitions. In addition, there may be difficulties and expenses in assimilating particular investments or acquisitions, such as their operations, products, technology, privacy protection systems, information systems or personnel. In addition, there could be challenges and increased demands on our personnel associated with the management of additional platforms and revenue streams. Any such negative developments could adversely affect our business, financial condition and results of operations.

Strategic investments or acquisitions inherently involve the risk of incurring liability for the past acts, omissions or liabilities of the acquired business that are unforeseen or greater than anticipated. In such cases, we may be subject to legal, operational, tax and other risks, and our financial and operating performance and growth prospects may be adversely impacted and our reputation may be harmed. We may continue to be exposed to such risks and liabilities for a period after our acquisition or investment as we review and integrate our acquisitions and, where necessary, improve the acquired business’ reporting, compliance and other functions.

While we expect to undertake due diligence investigations in respect of our acquisitions, and may engage external advisors to provide us with reports on due diligence matters, we may not be able to identify all risks (including but not limited to as to finance, legal, operational or tax matters) or be able to verify the accuracy, reliability or completeness of information obtained during our diligence investigations. These risks may increase when there are limitations or restrictions on the scope or nature of the due diligence that we are able to undertake in connection with the acquisition of a business, assets or technology. In addition, we may only be able to obtain limited contractual representations, warranties and indemnities from the sellers in respect of the adequacy or accuracy of the information and materials disclosed by them to us during the due diligence process and in respect of other material matters relating to the acquired business or the acquisition. The representations, warranties and indemnities provided by the sellers may be limited in scope or duration and may also be difficult to enforce in the relevant jurisdictions. There is also a risk that the sellers may withhold material information from us during our due diligence investigations, and may make misrepresentations to us or third parties relating to the operational and financial performance and financial condition of the business we are acquiring, including but not limited to in relation to operational, business, financial, taxation and compliance matters. If any of the information provided by or on behalf of a seller or third parties with whom we engage as part of the due diligence process is incomplete, incorrect, inaccurate or misleading, or if material information is withheld from us, we may not identify all of the risks of the business, assets or technology we are acquiring, the business, assets or technology may not perform as we expected, and we may incur unanticipated costs and liabilities. We may also incur unanticipated costs and liabilities if we fail to honor the representations, warranties and indemnities that we provide to counterparties in connection with strategic investments or acquisitions.

If an acquisition underperforms or there are material deviations in the quality or nature of acquired assets versus what was envisaged during due diligence and negotiation of such acquisition, this may result in impairments to the carrying values of assets on the balance sheet including but not limited to goodwill and intangible assets. These impairments may adversely impact our financial condition and results of operations and the confidence of shareholders, financial lenders or agents and employees.

We may not be successful in implementing our growth strategies and our business could suffer if we do not successfully manage our growth.

We have identified a number of potential adjacent growth opportunities such as data, Fintech, home services (including but not limited to contractor and moving services) and developer operating systems. Though we may expand our operations into adjacent offerings, there is no guarantee we will be able to monetize these opportunities. New products and services may have a higher degree of risk, as they may involve new offerings with which we have limited or no prior development or operating experience. There can be no assurance that customer or consumer demand for such offerings will materialize or be sustained at the levels that we anticipate, that we will be able to successfully manage the development and delivery of such offerings, or that any of these offerings will gain sufficient market acceptance to generate sufficient revenue to offset associated expenses or liabilities. We may also be subject to pressure from existing and future competitors in any new offerings, and it is also possible that offerings developed by others will render our offerings noncompetitive or obsolete. Further, these efforts may entail investments in our systems and infrastructure and increased legal and regulatory compliance expenses, could distract management from current operations, and may divert capital and other resources from our more established offerings and geographies. Even if we are successful in developing new offerings, regulatory authorities may subject us or our customers and consumers to new regulatory regimes (including but not limited to Fintech), rules, taxes, or restrictions or more aggressively enforce existing rules, taxes, or restrictions, that could increase our expenses or prevent us from successfully commercializing these initiatives. We may be exposed to risks due to our unfamiliarity with the relevant laws and regulations, potentially leading to misinterpretation and/or non-compliance. If we do not realize the expected benefits of our investments, we may fail to grow and our business, financial condition and results of operations may be adversely affected.

We may need to raise additional capital to grow our business and we may not be able to raise additional capital on terms acceptable to us, or at all.

We have funded our operations since inception primarily through equity and debt financings and revenue generated from our business. Growing and operating our business, including but not limited to through the development of new and enhanced products and services, may require significant cash outlays, liquidity reserves and capital expenditures. If cash on hand, cash generated from operations and cash equivalents and investment balances are not sufficient to meet our cash and liquidity needs, we may need to seek additional capital and we may not be able to raise the necessary cash on terms acceptable to us, or at all. Financing arrangements we pursue or assume, including but not limited to debt or equity financing, may require us to grant certain rights, take certain actions, or agree to certain restrictions, that could negatively impact our business. Equity financing, or debt financing that is convertible into equity, could also result in additional dilution to our existing shareholders. If additional capital is not available to us on terms acceptable to us or at all, we may need to modify our business plans, which could adversely affect our business, financial condition and results of operations.

Our historical financial results and the unaudited pro forma condensed combined financial statements included elsewhere in this prospectus may not be indicative of our future consolidated results of operations or financial condition going forward, and our unaudited pro forma condensed combined financial statements included elsewhere in this prospectus may not be indicative of what our actual results of operations would have been.

The unaudited pro forma condensed combined financial statements in this prospectus are presented for illustrative purposes only and have been prepared based on a number of assumptions including, but not limited to the following: the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 give pro forma effect to the acquisition of the Panama Group as if it had been completed on January 1, 2021. Accordingly, such pro forma condensed combined financial statements may not be indicative of our future operating or financial performance and our actual financial condition and results of operations may vary materially from our pro forma results of operations and balance sheet contained elsewhere in this prospectus, including but not limited to as a result of such assumptions not being accurate. See the section titled “Unaudited Pro Forma Condensed Combined Financial Statements.”

Similarly, our historical financial results and pro forma financial information included in this prospectus may not reflect the financial condition, results of operations or cash flows we would have achieved as a combined company during the periods presented or those that we will achieve in the future. Our financial condition and future results of operations could be materially different from amounts reflected in its historical financial statements and pro forma financial information included elsewhere in this prospectus, so it may be difficult for investors to compare our future results to historical results and pro forma financial information or to evaluate our relative performance or trends in our business. In addition, our operating results are not predictable and our historical results and pro forma financial information may not be indicative of our future results.

Catastrophic events may disrupt our business.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, real estate commerce, and the global economy, and thus could harm our business. In particular, the COVID-19 pandemic, including but not limited to the reactions of governments, markets, and the general public, may result in adverse consequences for our business and results of operations, the details of which would be difficult to predict. These catastrophic events may also cause an adverse change in investor sentiment with respect to our business specifically or the stock market more generally, which could have a negative impact on the value of our ordinary shares.

In the event of a major earthquake, hurricane, windstorm, tornado, flood or catastrophic event such as pandemic, fire, power loss, telecommunications failure, cyber-attack, war, or terrorist attack, we may be unable to continue our operations and may endure reputational harm, delays in developing our platform and solutions, disruptions to our technology platform and infrastructure, disruptions to or breaches of our data security systems, loss of or unauthorized access to critical data, and substantial additional costs, all of which could harm our business, results of operations and financial condition. Also, the insurance we maintain would likely not be adequate to cover our losses resulting from such disasters or other business interruptions.

As we grow our business, the need for business continuity planning and disaster recovery plans will grow in significance. If we are unable to develop adequate plans to ensure that our business functions continue to operate during and after a disaster, and successfully execute on those plans in the event of a disaster or emergency, our business, financial condition and results of operations could be harmed.

Some of our potential losses may not be covered by insurance. We may not be able to obtain or maintain adequate insurance coverage.

We maintain insurance to cover costs and losses from certain risk exposures in the ordinary course of our operations. We are responsible for certain retentions and deductibles that vary by policy, and we may suffer losses that exceed our insurance coverage by a material amount. We may also incur costs or suffer losses arising from events against which we have no insurance coverage. In addition, large scale market trends or the occurrence of adverse events in our business may raise our cost of procuring insurance or limit the amount or type of insurance we are able to secure. We may not be able to maintain our current coverage, or obtain new coverage in the future (including but not limited to coverage for our directors and executive officers), on commercially reasonable terms or at all. Our insurance policies do not cover 100% of the costs and losses from the events that they are intended to insure against. There are certain losses, including but not limited to losses from floods, fires, earthquakes, wind, pollution, certain environmental hazards, security breaches, litigation, regulatory action, and others for which we may not be insured because it may not be deemed economically feasible or prudent to do so, among other reasons. Any losses resulting from lack of insurance coverage could adversely affect our business, financial condition and results of operations.

If the methodologies we use to assess property values on our platform are inaccurate, it could have an adverse effect on our business, financial condition and results of operation.

We appraise property on our platform based on various factors, including but not limited to our knowledge of the real estate markets in which we operate. The property valuations presented on our platform are generated through, among other things, analysis of prior sales of similar properties (by location and/or type) and analysis of the demand for similar properties on our own websites. While we may seek to confirm or supplement the information provided in such a request through our own due diligence, we may rely on the information supplied to us by prospective sellers to make offer decisions, and we cannot be certain that this information is accurate. If owner-supplied information is inaccurate, we may make poor or imperfect pricing decisions including but not limited to those due to undisclosed issues, conditions or defects. Inaccurate property valuations may have a negative impact on our brand and consumer satisfaction, which could have an adverse effect on our business, financial condition and results of operation.

Improper, illegal or otherwise inappropriate activity by agents, developers or other third parties could harm our business and reputation and expose us to liability.

We are exposed to potential risks and liabilities arising from improper, illegal or otherwise inappropriate activity taken by customers who use our platform and any other third parties with whom we partner or transact from time to time. There can be no assurance that we will be able to identify and address all instances of improper, illegal or otherwise inappropriate activity on, or facilitated by or through, our platform in a timely manner or at all. Such inappropriate activity may give rise to customer or third-party claims and customers or the general public may lose confidence in our platform and our brand.

We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or fail to maintain an effective system of internal control over financial reporting, which may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations, which may adversely affect investor confidence in the Company and, as a result, the value of the Company’s shares.

We have identified material weaknesses in our internal control over financial reporting as of December 31, 2021 and may identify additional material weaknesses in the future or fail to maintain an effective system of internal control over financial reporting, which may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations, which may adversely affect investor confidence in the Company and, as a result, the value of the Company’s shares. A material weakness is a deficiency, or combination of deficiencies, in internal controls such that there is a reasonable possibility that a material misstatement of PropertyGuru’s annual or interim financial statements will not be prevented or detected on a timely basis. Certain of these material weaknesses resulted in immaterial audit adjustments to several accounts and disclosures.

The material weaknesses are as follows:

1.

We have insufficient accounting and financial reporting personnel with the necessary knowledge and experience with respect to the SEC’s rules and regulations and the internal control over financial reporting requirements of the Sarbanes-Oxley Act of 2002;

2.

We do not perform detailed process-level risk assessments over significant classes of transactions and, therefore, have not formally documented and do not monitor the operating effectiveness of all key internal controls over financial reporting, including management review controls in areas of estimation and judgment;

3.

We have not formally documented and do not monitor the operating effectiveness of information technology general controls for information systems that are relevant to the preparation of the financial statements; and

4.

We have not formally documented and do not monitor the operating effectiveness of accounting policies, procedures, or controls over the preparation, analysis and review of our financial statements and related disclosures, including controls relating to account reconciliations, estimates, and journal entries.

While we plan to take measures to remedy these material weaknesses and control deficiencies, we cannot predict the success of such measures or the outcome of our assessment of these measures or the time it will take to remedy such deficiencies, assuming we are able to do so. We can give no assurance that these measures will remediate the material weaknesses in internal control or control deficiencies or that additional material weaknesses or significant deficiencies in our internal control over financial reporting will not be identified in the future. Our failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that may lead to a restatement of our financial statements or cause us to fail to meet our reporting obligations.

Our management may in the future conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it concludes that we have not maintained, in all material respects, effective internal control over financial reporting based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we may identify other weaknesses and deficiencies in our internal control over financial reporting. If we fail to maintain the adequacy of our internal control over financial reporting, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our ordinary shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

Our reporting obligations as a new public company may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Section 404 of the Sarbanes-Oxley Act requires that the Company include a report from management on the effectiveness of the Company’s internal control over financial reporting in the Company’s annual report on Form 20-F beginning with its annual report on Form 20-F for the year ended December 31, 2022. In addition, once the Company ceases to be an “emerging growth company” as such term is defined in the JOBS Act, the Company’s independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. We may be unable to timely complete our evaluation testing and any required remediation. In addition, because the Company is an “emerging growth company” and intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that the Company’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting, any remedial measures that we take to remedy material weaknesses and control deficiencies may not be independently verified by an independent third party.

The growth and expansion of our business may place a significant strain on our operational and financial resources in the future. As we continue to grow, we may not be able to successfully implement requisite improvements to our internal control systems, controls and processes, such as system access and change management controls, in a timely or efficient manner. Our failure to improve our systems and processes, or their failure to operate in the intended manner, whether as a result of the growth of our business or otherwise, may result in our inability to accurately forecast our revenue and expenses, or to prevent certain losses. Moreover, the failure of our systems and processes could undermine our ability to provide accurate, timely and reliable reports on our financial and operating results and could impact the effectiveness of our internal control over financial reporting.

Unfavorable media coverage could harm our business, financial condition, and results of operations.

We are the subject of media coverage from time to time. Unfavorable publicity regarding our business model, revenue model, customer and consumer support, technology, platform changes, platform quality, privacy or security practices, or management team could adversely affect our reputation and brand and our ability retain existing and attract new customers and consumers, which could adversely affect our business, financial condition, and results of operations. As we continue to implement our growth strategy and expand our business, any future issues that draw media coverage could have an amplified negative effect on our reputation and brand. In addition, negative publicity garnered by our customers may also indirectly affect us and damage our reputation and brand, even if the negative attention is not directly related to us. Any negative publicity that we may receive could diminish confidence in, and the use of, our platform, which could have an adverse effect on our business, financial condition and results of operation.

Industry data, projections and estimates contained in this prospectus are inherently uncertain and subject to interpretation. Accordingly, you should not place undue reliance on such information.

This prospectus contains market and industry data, estimates and statistics obtained from third-party sources, including Frost & Sullivan. This data includes estimates and forecasts regarding urbanization, GDP per capita, digitalization, online penetration of real estate advertising expenditure, total addressable market, engagement market share and organic traffic. While we believe such information to be reliable in general, we have not independently verified the accuracy or completeness of any such third-party information. Such information may not have been prepared on a comparable basis or may not be consistent with other sources. Similarly, this prospectus contains information based on or derived from internal company surveys, studies and research that has not been independently verified by third-party sources.

Industry data, projections and estimates are subject to inherent uncertainty as they necessarily require certain assumptions and judgments. Moreover, geographic markets and the industries we operate in are not rigidly defined or subject to standard definitions. Accordingly, our use of the terms referring to our geographic markets and industries such as online real estate advertising and property technology may be subject to interpretation, and the resulting industry data, projections and estimates may not be reliable. For these reasons, you should not place undue reliance on such information.

Fluctuations in foreign currency exchange rates will affect our financial results, which we report in Singapore Dollars.

We operate in multiple jurisdictions, which exposes us to the effects of fluctuations in currency exchange rates. We earn revenue in Singaporean Dollars, Indonesian Rupiah, Thai Baht, Vietnamese Dong and Malaysian

Ringgit among other currencies. Our consolidated financial statements are presented in Singapore Dollars, which is the functional currency of PropertyGuru. Fluctuations in the exchange rates between the various currencies that we use could result in expenses being higher and revenue being lower than would be the case if exchange rates were stable. We cannot assure you that movements in foreign currency exchange rates will not have a material adverse effect on our results of operations in future periods. Furthermore, a substantial amount of our revenue is denominated in emerging markets currencies. Because fluctuations in the value of emerging markets currencies are not necessarily correlated, there can be no assurance that our results of operations will not be adversely affected by such volatility.

Political unrest, terrorist activities and other geopolitical risks could adversely affect our business, financial condition and results of operations.

In February 2022, Russian military forces initiated a military action in Ukraine, and sustained conflict and disruption in the region is likely. Although the length, impact and outcome of the ongoing military conflict in Ukraine is highly unpredictable, this conflict could lead to significant market and other disruptions, including significant volatility in commodity prices and supply of energy resources, instability in financial markets, supply chain interruptions, political and social instability, changes in consumer or purchaser preferences as well as an increase in cyberattacks and espionage.

Russia’s recognition of two separatist republics in the Donetsk and Luhansk regions of Ukraine and subsequent military action against Ukraine have led to an unprecedented expansion of sanction programs imposed by the United States, the European Union, the United Kingdom, Canada, Switzerland, Japan and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic, including, among others:

•

blocking sanctions against some of the largest state-owned and private Russian financial institutions (and their subsequent removal from the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) payment system) and certain Russian businesses, some of which have significant financial and trade ties to the European Union;

•	blocking sanctions against Russian and Belarusian individuals, including the Russian President, other politicians and those with government connections or involved in Russian military activities; and

•

blocking of Russia’s foreign currency reserves as well as expansion of sectoral sanctions and export and trade restrictions, limitations on investments and access to capital markets and bans on various Russian imports.

In retaliation against new international sanctions and as part of measures to stabilize and support the volatile Russian financial and currency markets, the Russian authorities also imposed significant currency control measures aimed at restricting the outflow of foreign currency and capital from Russia, imposed various restrictions on transacting with non-Russian parties, banned exports of various products and other economic and financial restrictions. The situation is rapidly evolving as a result of the conflict in Ukraine, and the United States, the European Union, the United Kingdom and other countries may implement additional sanctions, export controls or other measures against Russia, Belarus and other countries, regions, officials, individuals or industries in the respective territories. Such sanctions and other measures, as well as the existing and potential further responses from Russia or other countries to such sanctions, tensions and military actions, may negatively affect global expectations for economic growth, exacerbate inflationary pressures, disrupt trading markets and.or supply chains and result in protracted volatility, all of which could adversely affect the global economy and financial markets and, in turn, adversely affect our business, financial condition and results of operations.

We are actively monitoring the situation in Ukraine and assessing its impact on our business. To date we have not experienced any material interruptions in our infrastructure, supplies, technology systems or networks needed to support our operations. We have no way to predict the progress or outcome of the conflict in Ukraine or its impacts in Ukraine, Russia or Belarus as the conflict, and any resulting government reactions, are rapidly developing and beyond our control. The extent and duration of the military action, sanctions and resulting market disruptions could be significant, could result in increases in commodity, logistics and input costs and could potentially have substantial impact on the global economy and our business for an unknown period of time. Any of the abovementioned factors could affect our business, financial condition and results of operations. Any such disruptions may also magnify the impact of other risks described in this prospectus.

In August 2022, Nancy Pelosi, the Speaker of the U.S. House of Representatives, visited Taiwan despite comments in opposition of the visit from the PRC government. The PRC government subsequently conducted military exercises in the region and imposed a ban on certain exports and imports with Taiwan. Against this backdrop of heightened tensions between China and the U.S. and Taiwan, if the relationship between mainland China and Taiwan continues to deteriorate, we cannot assure you that our supply chain, our industry and the global economy will not be affected, which may in turn adversely affect our business, financial condition and results of operations.

Risks Related to Our Intellectual Property and Technology

Any failure to protect our information technology systems and platforms against security breaches (which includes physical and/or cybersecurity breaches either by external actors or rogue employees) or otherwise protect our confidential information or our platform users’ personally identifiable information could damage our reputation and brand and adversely affect our business, reputation, financial condition and results of operations.

Our information technology systems, including but not limited to online platforms, payment systems and certain third-party systems we use, store, analyze, process, handle and transmit confidential, proprietary and commercially sensitive information as well as personally identifiable information, entrusted to us by platform users. While we have implemented various procedures and controls intended to (i) increase the security for the confidential information held on (a) our premises, (b) our information technology systems, and (c) certain third party systems we use, and (ii) monitor and mitigate security and cybersecurity threats, there is a risk that the measures we take to protect such information and data are insufficient to prevent security breaches or other unauthorized access or disclosure of the information and data. Any security breach, data loss, or other compromise, including but not limited to those resulting from a cybersecurity attack, phishing attack, or any unauthorized access, unauthorized usage, virus or similar breach or disruption, whether intentional or inadvertent, could result in the access, public disclosure, loss or theft of our customers’ and employees’ confidential, sensitive and personal information, which could negatively affect our ability to attract new customers, result in significant reputational damage and subject us to significant lawsuits, regulatory fines, or other actions or liabilities, any of which could materially and adversely affect our business, reputation, financial condition and results of operations.

Further, we use a combination of third-party cloud computing services and co-located data centers. We do not control the physical operation of the co-located data centers we use or the operations of third-party cloud providers. Our and third-party operations may be exposed to security risks including but not limited to theft, computer viruses, denial-of-service attacks and other vulnerabilities out of our control. Any interruptions or delays in services from third parties, or any other material cybersecurity risks in our supply chain, could impair the delivery of our products and offerings and adversely affect our business, reputation, financial condition and results of operations. We depend on our third party suppliers and service providers in the course of operating our business, and we depend on such third parties to take appropriate measures to protect the security and integrity of their information and systems. We cannot assure you that the measures taken by us and our third party suppliers and service providers will be effective.

Our platform is constituted of many components and incorporates software that is intricately integrated with our business processes. Our business is dependent upon our ability to prevent system interruption on our platform.

Our software, including but not limited to open-source software that is incorporated into our code, may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released. Viruses, worms and other malicious software programs, such as ransomware, may interfere with, or exploit security flaws in, our software products and services. This may jeopardize the security of information stored in a user’s computer or in our computer systems and may also cause interruptions on our platform. If we fail to combat these malicious applications, or our products and services have actual or perceived vulnerabilities, our reputation may be harmed, we may lose customers and user traffic may decline. This may result in an adverse effect on our business, reputation, financial condition and results of operations.

Various other security breaches may also cause system failures, including but not limited to flaws in third-party software or services, errors or misconduct by our employees or third-party service providers. In addition, we are subject to phishing scams from time to time, and such fraudulent activities by third parties aimed at us or our customers, may damage our reputation or result in a loss of users or advertisers, which could adversely affect our business, financial condition and results of operations.

Furthermore, cyber security organizations around the world have published warnings of increased cybersecurity threats to businesses, and external events, like the conflict between Russia and Ukraine, may increase the likelihood of cybersecurity attacks. We and our suppliers and service providers may be subject to retaliatory cyberattacks by state or non-state actors in response to economic sanctions and other political actions taken by governments in the North America or Europe.

The costs of mitigating cybersecurity risks are significant and are likely to increase in the future. These costs include, but are not limited to, retaining the services of cybersecurity providers; compliance costs arising out of existing and future cybersecurity, data protection and privacy laws and regulations; and costs related to maintaining redundant networks, data backups and other damage-mitigation measures. Further, we do not carry any cyber liability insurance, which may expose us to certain potential losses for damages or result in penalization with fines in an amount exceeding our resources.

We are subject to privacy, data protection and information security laws in the jurisdictions in which we operate, and these regulations could impose significant compliance burdens.

As PropertyGuru is a Singapore-incorporated company, we are, with regards to privacy legislation, subject principally to the Personal Data Protection Act 2012 (No. 26 of 2012 of Singapore) (“PDPA”) in relation to the collection, use and/ or disclosure of personal data. See “Business—Regulations.” Similarly, there are personal data protection laws and regulations imposed on our group companies in each of the other Priority Markets. We have obligations under Malaysia’s Personal Data Protection Act, Thailand’s Personal Data Protection Act (the “Thai PDPA”) and Vietnam’s data protection, personal information and privacy regulations set out in Civil Code and in sectoral laws including but not limited to the Network Information Security Law to protect credit information and personal data from any loss, misuse, modification, unauthorized or accidental access or disclosure, alteration or destruction of such information. We are also subject to the Law on Electronic Information and Transactions in Indonesia, where new personal data protection legislation has also been proposed. While we have implemented cybersecurity measures to protect credit information and/or personal data in accordance with the law, any failure to comply with such data protection requirements as a result of cybersecurity attacks, data breaches and general unauthorized accesses to computers, networks and data may subject the Company to penalties, regulatory scrutiny and in the worst case license suspension and additional liability, and we may incur additional significant costs to maintain or regain compliance. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

We have also aligned our practices with the Practice Guidelines on Ethical Advertising issued by the Singapore Council for Estate Agencies (the “CEA Practice Guidelines”). The CEA Practice Guidelines seeks to provide estate agents and salespersons with clear and detailed guidelines on the use of advertisements to comply with the

Code of Ethics and Professional Client Care (set out in the Estate Agents (Estate Agency Work) Regulations 2010) and establish best practices in advertisements. While our management has confirmed that we are not regulated by the Council for Estate Agencies, as a facilitator of property listings to the public, we nevertheless observe the CEA Practice Guidelines as a matter of best practice. Other than in Malaysia, where registered estate agents are required to comply with advertisement and publicity requirements, there are no similar regulations and guidelines in our other Priority Markets.

We are subject to many other laws and regulations, including but not limited to those related to intellectual property, protection of minors and property seeker protection. We are also subject to laws and regulations in our other Priority Markets which regulate our right to operate a business there, including but not limited to foreign ownership restrictions.

These laws and regulations are constantly evolving and may be interpreted, applied, created, or amended, in a manner that could materially harm our business, require changes to our business model or restrict our practices in certain jurisdictions. Whilst we monitor legal and regulatory developments in the places that we operate to implement measures and develop policies and procedures to address those laws and regulations, we cannot confirm that we are materially compliant with all such laws.

With regard to the Thai PDPA, although the Thai PDPA has been enacted since 2019, full enforcement has been postponed until June 1, 2022. During this postponement period, the main provisions of the Thai PDPA including Chapter 2 (Personal Data Protection), Chapter 3 (Use or Disclosure of Personal Data) and Chapter 7 (Punishment) will not be enforced against “personal data controllers” in certain business industries and groups of organization, including the business of our Thai subsidiaries. Those personal data controllers are required to provide data security measures as prescribed by the state authority (i.e., access control measure) during the postponement period. However, any breach of personal data during this period may be actionable in tort under the Thai Civil and Commercial Code, which is a catch-all provision which prohibits and penalizes wrongful acts in general. The penalties for violations under the PDPA include civil penalty (include punitive damages), criminal penalty (fines and imprisonment) and administrative fines.

System interruption in our information systems and infrastructure including but not limited to system capacity constraints may adversely affect our business, financial condition and results of operations.

We rely on significant IT infrastructure and systems and the ongoing maintenance of the global, regional and local Internet infrastructure to provide the necessary data speed, capacity and security to allow us to offer viable services. We rely on third party providers for web hosting services, including Amazon Web Services which is our main hosting provider and in Vietnam where our infrastructure for web hosting is co-located in a shared data center facility. If the third party infrastructure or systems that we depend on were to fail for any reason, this may cause our portals to experience significant downtime or impaired performance, which could force traffic to our competitors.

The number of internet users and amount of Internet traffic has grown significantly, particularly in our Priority Markets. There can be no assurance that the internet infrastructure in our Priority Markets will continue to support the demands placed on it by continued growth. The reliability of the local infrastructure in our Priority Markets should also be considered. For example, power shortages in Indonesia resulting in reliance on generators can cause disruption to our systems.

While we invest significantly in our technology and infrastructure, there can be no guarantee that the technology and infrastructure investments that we have made will be sufficient to prevent system failures.

A disruption in our information technology network for any reason will test our redundancy infrastructure and systems, as well as other system interruption safeguards and protocols that we have implemented. If these systems, infrastructure, safeguards and protocols prove insufficient or fail, our ability to protect our data and intellectual property and to reliably service customers and consumers will be compromised. We have experienced minor system failures in the past and may again in the future. Our business continuity and disaster recovery planning cannot account for all possibilities and our IT infrastructure may remain vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures, global pandemics, terrorist attacks, computer viruses, ransomware and similar events. Any significant disruption in our network or the services that we depend on could damage our reputation and brands and may result in a loss of our customers and consumers, which could adversely affect our business, financial condition and results of operations.

We rely on third party suppliers and service providers, many of whom have significant leverage over us.

Our business is dependent on maintaining relationships with key third party suppliers, data providers, information technology suppliers, and software and infrastructure providers. We use Amazon Web Services for a majority of our hosting and infrastructure requirements including but not limited to storage, networking and database management. Our relationship with Amazon Web Services is governed by their standard customer agreement, as supplemented by a pricing addendum which sets out the details of the services provided under the agreement. On December 19, 2021, we entered into a new pricing addendum with Amazon Web Services for a term of two years. The customer agreement, with the pricing addendum, or collectively the “AWS Agreement”, will expire on December 31, 2024. Amazon Web Services can change or discontinue services provided under the AWS Agreement from time to time, provided that they provide 12 months’ prior notice if such changes are material (except in certain situations, such as if such notice period would be economically or technically burdensome or cause Amazon Web Services to violate legal requirements). Amazon Web Services can also modify the AWS Agreement at any time by posting a revised version of the customer agreement or standard terms of service on their website or by notifying us, provided that they provide at least 90 days’ advance notice of any adverse changes. While we have in the past been able to renew our customer agreement with Amazon Web Services and expect to continue to do so in the future, there can be no assurance that we can continue to renew the AWS Agreement with Amazon Web Services upon its expiration on commercially favorable terms or at all or if the AWS Agreement is not terminated early pursuant to its terms. While we believe that we would be able to procure comparable services from alternative providers if required, our business and operations may be adversely affected in the short-term while we transition hosting and infrastructure services to such alternative providers. We advertise and rely on third-party websites and platforms, such as Google and Facebook, to drive traffic to our website and applications. Given the limited number of these suppliers, these suppliers can often exert significant market power and dictate contract terms. See also “—Risks Related to Our Business and Industry—We may not be able to attract a sufficient level of traffic to our websites and applications.”

We obtain real estate sale transactions data under licenses from third-party data providers. We use this data to enable the development, maintenance and improvement of our data services (valuation and data consultancy) business. We have invested significant time and resources to develop proprietary algorithms, valuation models, software and practices to use and improve upon this specific data. We may be unable to renew our licenses with these data providers, or we may be able to do so only on terms that are less favorable to us, which could harm our ability to continue to develop, maintain and improve these information services and could adversely affect our business, financial condition and results of operations.

Our arrangements with such suppliers are typically governed by short-term service agreements which are entered into on the supplier’s standard terms and conditions and generally may be terminated for material breaches. There can be no assurance that we will be able to find alternative sources of technology or systems when needed on commercially reasonable terms, on a timely basis or at all. Any interruption in those services may disrupt our business operations causing damage to reputation and loss of customers. We may also experience an increase in the cost of doing business and a disruption in our ability to provide a simple and fast interface to our customers and consumers if we are unable to renew our contracts with key suppliers. Further, there can be no guarantee that we will be able to renew our supply contracts on similar terms or at all. Any change to our relationships with our key suppliers or the services they provide could adversely affect our business, financial condition and results of operations.

We may be unable to adequately protect our intellectual property, which could harm the value of our brands and our business. We may be subject to third party claims for intellectual property rights infringement.

Substantial elements of our websites, applications, databases and underlying technology, as well as our domain names and trademarks are proprietary in nature. The commercial value of our intellectual property is dependent in part on operational procedures to maintain confidentiality and legal protections provided by a combination of copyright, trademarks, confidentiality obligations on employees and third parties and other intellectual property rights. There is a risk that our intellectual property may be compromised, including but not limited to:

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third parties have obtained, and in the future may obtain or misappropriate, certain of our data through website scraping, robots, or other means to launch copycat sites, aggregate our data for their internal use, or to feature or provide our data through their respective websites, and/or launch businesses monetizing this data; or

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third parties, including but not limited to search engines and websites such as Google and Facebook that we depend on to drive traffic to our website and applications, may gain insight into our intellectual property and may use this insight to develop alternative technologies, products or services that compete with us or may develop similar technology independently, particularly since some of these companies already operate other digital classifieds business, marketplaces and metaverses.

Infringement of our intellectual property may require us to commence legal actions, such as court or administrative proceedings, which could be costly, time consuming and potentially difficult to prevail in certain jurisdictions (such as proceedings that we brought to enforce certain copyright in Singapore in 2018, which were largely unsuccessful). Our failure to protect our intellectual property rights could erode our market position and adversely affect our business, financial condition and results of operations. Further, actions we take to protect our intellectual property may not succeed in preventing the misappropriation of our intellectual property and proprietary information. Alternatively, parties may make claims against us and may be able to obtain injunctive or other equitable relief that could prevent us from further developing or using our products. From time to time we may introduce new products or make other business changes, including but not limited to in areas where we currently do not compete, which may increase our exposure to intellectual property rights claims from competitors and other entities.

Any legal action that we may bring to protect our proprietary information or to defend our position could be time consuming, expensive and, ultimately, unsuccessful. In the event of a successful claim of infringement against us, we may be required to pay damages or obtain one or more licenses from the prevailing third party if available, which could cause us to incur substantial costs, or cease providing certain services, any of which may have an adverse effect on our business, financial condition and results of operations.

Our services utilize third-party open-source software components, which may pose particular risks to our proprietary software, technologies, products and services in a manner that could negatively affect our business.

We use open-source software in our services and will continue to use open-source software in the future. Use and distribution of open-source software may entail greater risks than use of third-party commercial software, as open-source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code. To the extent that our services depend upon the successful operation of open-source software, any undetected errors or defects in this open-source software could prevent the deployment or impair the functionality of our platform and consequently out ability to deliver services to customers, delay new solutions introductions, result in a failure of our platform, and injure our reputation.

Some open-source licenses contain requirements that we make available source code for modifications or derivative works we create based upon the type of open-source software we use, or grant other licenses to our intellectual property. If we combine our proprietary software with open-source software in a certain manner, we could, under certain open-source licenses, be required to release or license the source code of our proprietary software to the public. From time to time, we may be subject to claims asserting ownership of, or demanding release of, the source code, the open-source software and/or derivative works that were developed using such software, requiring us to provide attributions of any open-source software incorporated into our distributed software, or otherwise seeking to enforce the terms of the applicable open-source license. These claims could also result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to re-engineer our software or change our products or services, any of which could adversely affect our business, financial condition and results of operations.

Risks Related to Regulatory Compliance and Legal Matters

Uncertainties with respect to laws and regulations in the countries in which we operate could adversely affect our business, financial condition and results of operations.

Our business is subject to a range of regulations, including but not limited to tax, privacy, data, competition and advertising legislation. There is a risk that governments and regulatory authorities may from time to time make changes to applicable laws and regulatory policies which might make it more difficult or onerous for us to operate. Additionally, there is a risk that laws and policies in emerging markets may change at short notice, and that while changes can generally be expected to operate prospectively, from time to time they may also be given retrospective effect. Such changes, particularly (but not exclusively) those made retrospectively, may result in us not being in compliance with applicable laws with the result that we may incur additional penalties.

Given the number of countries in which we operate, there is a risk that there may be inconsistencies between laws and policies with which we are required to comply in those countries, which may make it difficult for us to be compliant with all of those laws at the same time. In emerging markets, there are also risks that the regulatory authorities’ interpretation of laws and the manner in which they enforce those laws may be inconsistent and differ from our own interpretation of said laws. This may make it difficult to understand, with certainty, the nature and extent of those obligations.

Any interpretation of laws and practice that is contrary to the view of those laws and practice taken by us may adversely affect our liabilities or expose us to legal, regulatory or other actions. Inconsistent enforcement of laws also creates compliance risks as it may make it difficult to engage with regulatory authorities on compliance matters. Such inconsistency may also result in variability in the penalties associated with any non-compliance. Appeals against the enforcement actions taken by regulatory authorities in the places where we operate may not be possible, may take a long time to conclude, carry significant costs and risks and the results may be uncertain and involve external influences outside our control.

Any significant changes to regulations that affect the fundamental structure of the real estate market in our Priority Markets could adversely affect our business, financial condition and results of operations. For example, if increased regulation in respect of the role of real estate agents was introduced to mandate that all real estate agents must join a licensed agency, this could result in pricing pressures if that licensed agency or industry body were able to leverage market power to demand pricing changes, which could adversely impact our profit margins. In addition, if data security laws similar to those in place in the European Union were to be introduced in the jurisdictions in which we operate or if we conclude that the breadth of such laws may impact users of our platforms, there would be greater restriction on our use of data and higher compliance costs associated with meeting those standards.

Governments may also introduce regulatory measures that have an adverse impact on the real estate market and, in turn, adversely affect our business, financial condition and results of operations. For example, in 2018, the Singapore Government introduced regulations to raise Additional Buyer’s Stamp Duty rates and tighten loan-to-value limits on residential property purchases, in an effort to slow the real estate market and regulate price increases. In December 2021, the Singapore Government further raised Additional Buyer’s Stamp Duty and tightened loan-to-value limits on residential property purchases and the total debt servicing ratio threshold for property loans. In February 2022, the Singapore Government announced changes to Singapore’s tax regime, which included an increase in property tax rates for certain residential properties. In the second quarter of 2022, the State Bank of Vietnam required banks in Vietnam to take certain measures to control credit growth, including controlling loans for real estate.

We may not achieve the intended tax efficiencies of our corporate structure and intercompany arrangements, which could increase our worldwide effective tax rate.

Our corporate structure and intercompany arrangements, including but not limited to the manner in which we conduct our intercompany and related party transactions, are intended to provide us with worldwide tax efficiencies. The application of tax laws of various jurisdictions to our business activities is subject to interpretation and also depends on our ability to operate our business in a manner consistent with our corporate structure and intercompany arrangements. The tax authorities of jurisdictions where we operate may challenge our methodologies for intercompany and related party arrangements, including but not limited to transfer pricing, or determine that the manner in which we operate does not achieve the intended tax consequences, which could increase our worldwide effective tax rate and adversely affect our business, financial position and results of operations.

A certain degree of judgment is required in evaluating our tax positions and determining our provision for income taxes. In the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. For example, our effective tax rate could be adversely affected by lower than anticipated earnings in markets where we have lower statutory rates and higher than anticipated earnings in markets where we have higher statutory rates, by changes in foreign currency exchange rates or by changes in the relevant tax, accounting and other laws, regulations, principles and interpretations. Any of these factors could adversely affect our business, financial position and results of operations.

We could face uncertain tax liabilities in various jurisdictions in which we operate, which could adversely impact our operating results.

We are subject to the tax laws and policies of each of the countries in which we operate. Since legislation and other laws and regulations (particularly in relation to tax) in emerging markets, such as the markets where we operate, are often undeveloped and the interpretation, application and enforcement of tax laws and policies in emerging market countries is uncertain, there is a risk that we may be unable to determine our taxation obligations with certainty.

We obtain external tax advice from time to time on the application of tax laws to our operations. Due to the aforementioned challenges of interpretation and consistency of application and enforcement, obtaining such advice may be difficult and opinions on the law may differ. The determination of our provision for tax liabilities requires significant judgment and estimation and there are classifications, transactions and calculations where the ultimate tax payable is uncertain.

Our tax exposure and obligations exist in each of the jurisdictions in which we presently operate and may arise in other jurisdictions in the future in the event that we commence operations in such new jurisdictions, either organically or through acquisitions. These risks may increase when we acquire a business, particularly to the extent that there are limitations or restrictions on the scope or nature of the financial, tax and other due diligence investigations that we are able to undertake in connection with the acquisition, or where the vendors withhold material information. Given the nature of our business, we are also exposed to the general changes in digital taxation policy that are happening globally.

From time to time, we establish provisions to account for uncertainties as well as timing and accounting differences in respect of income tax and indirect taxes, including but not limited to in relation to businesses that are acquired by us. While we have established our tax and other provisions using assumptions and estimates that we believe to be reasonable, these provisions may prove insufficient given the risks and uncertainties inherent in the taxation systems in the countries where we operate. Any adverse determinations by a revenue authority in relation to our tax obligations may have an adverse effect on our business, financial condition and results of operations, and may adversely impact our operations in the relevant jurisdiction and our reputation.

Our subsidiaries in Thailand and Vietnam are subject to foreign ownership restrictions under local laws, and there are inherent risks in our ownership arrangements in these countries.

The laws and regulations in some of the jurisdictions in which we operate place restrictions on foreign investment and ownership.

Pursuant to the Thai Foreign Business Operations Act, B.E. 2542 (1999), or the FBOA, a person or entity that is “Non-Thai” (as defined in the FBOA) cannot conduct certain restricted businesses in Thailand, including the businesses that our Thai entities, namely, AllProperty Media, PGI Thailand, Kid Ruang Yu Co., Ltd. and Prakard IPP Co., Ltd., operate, unless an appropriate license is obtained. Accordingly, non-Thai companies with Thai businesses and operations in restricted businesses under the FBOA may opt to partner with a Thai local resident or a Thai juristic person who is not deemed a foreigner under the FBOA, in order to comply with these foreign ownership requirements. We have partnered with Mr. Ohm Ammaramorn (“Mr. Ammaramorn”), a Thai individual, to comply with the foreign ownership requirements under Thai law. Mr. Ammaramorn owns approximately 51.22% of shares in our main Thai business holding company, i.e. DDProperty Media, which directly holds 50.001% of the shares in AllProperty Media and 1% of the shares in PGI Thailand. Mr. Ammaramorn’s shareholding is comprised of preference shares. PropertyGuru owns approximately 48.73% of shares in DDProperty Media, and PropertyGuru International (Malaysia) Sdn Bhd owns the remaining approximate 0.05%. Our Thai counsel, Chandler MHM Limited, is of the opinion that the ownership structure of DDProperty Media is technically in compliance with the FBOA and thus that the ownership structure of AllProperty Media is technically in compliance with the FBOA based on, among other things, the fact that a majority of the share capital of DDProperty Media is held by Mr. Ammaramorn, a Thai national who is a genuine partner, for his own benefit and the source of funds to purchase the shares was from his own account. However, there can be no assurance that the Ministry of Commerce of Thailand will not interpret the FBOA or evaluate the shareholding structures or shareholding arrangements of our Thai entities differently and hence reach a different conclusion about the validity of these arrangements, which could lead to an action being brought in the Thai courts.

Although Mr. Ammaramorn’s preference shares provide minimal voting and dividend rights, the presence of an outside shareholder creates risks which arise from the fact that their interests may not align with ours and they may have certain rights under local law. In addition, if Mr. Ammaramorn were to cease his partnership with us due to the termination of the contractual arrangement or if we exercise our call option with respect to Mr. Ammaramorn’s shares (for example, in the event of his demise or incapacity), we would be required to find another Thai partner or the non-Thai companies as defined under the FBOA with operations in restricted businesses under the FBOA, i.e., AllProperty Media, may be required to obtain a license under the FBOA so that they can continue to operate their business without interruption and in compliance with foreign ownership restrictions under the FBOA.

As foreign owned companies that provide advertising services, our Vietnamese businesses PG Vietnam and Do Thi are required to have a local stakeholder that has already registered for advertising under its business registration with the competent licensing authorities of Vietnam. It is necessary for such non-Vietnamese owned companies who require a qualified stakeholder to partner with a Vietnamese company that has the registered business line of advertising to act as a shareholder, in order for the non-Vietnamese owned companies to include advertising as part of their business scope. Accordingly, we have partnered with Red Soil Vietnam Company Limited and Mr. Nguyen Duc Thang in order to comply with these licensing requirements. Red Soil Vietnam Company Limited currently holds 0.0005% of the shares in PG Vietnam, Mr. Nguyen Duc Thang holds 0.0005%

of the shares in PG Vietnam, and PropertyGuru holds the remaining 99.9989%. Red Soil Vietnam Company Limited currently holds 0.0001% of the charter capital of Do Thi, while PG Vietnam holds the remaining 99.9999%. Our Vietnamese counsel, Russin & Vecchi, is of the opinion that the ownership structures of Vietnam and Do Thi are compliant with the Schedule of Specific Commitments in Services under Vietnam’s Commitments to the World Trade Organization upon its accession, Law no. 59/2020/QH14 on Enterprises (“Enterprise Law”) / Law no. 61/2020/QH14 on Investment (“Investment Law”), and Law no. 16/2012/QH13 on Advertisement (“Advertisement Law”), based on, amongst other things, the satisfaction by PG Vietnam and Do Thi and their respective shareholders of the applicable regulatory requirements in terms of business registration under these legal frameworks. However, there can be no assurance that the competent authorities of Vietnam will not interpret the Enterprise Law or Investment Law or evaluate the shareholding structures or shareholding arrangements of our Vietnamese entities differently and hence reach a different conclusion about the validity of these arrangements, which could lead to administrative orders imposing penalties and requesting remedial actions be taken.

The Thai and Vietnamese foreign ownership laws and their current interpretations may be modified by the relevant authorities in the future. Such changes in these laws or a different interpretation of current laws could adversely affect the compliance of our Thai and Vietnamese entities with applicable foreign ownership requirements. If our foreign ownership arrangements in these countries are successfully challenged or if changes in laws or legal interpretations render our arrangements invalid, we may face a range of consequences, including civil and criminal penalties against our local entities and their shareholders, monetary penalties, restrictions or suspension on operations and the need to reorganize our ownership arrangements in these countries.

We may be subject to capital controls and other tax laws.

Capital controls and tax laws in our Priority Markets outside of Singapore could limit our ability to move capital from our operating subsidiaries within our group, which could adversely impact our ability to access profits from our subsidiaries and allocate capital efficiently within the group. These capital controls and tax laws may arise from government regulation or tax restrictions that prevent profits from being transferred between group entities, whether in the form of clearances or withholding taxes.

Capital controls in jurisdictions where property investors are based (such as China) could also have a material adverse effect on our business to the extent that such capital controls restrict or deter foreign investment in real estate located in our Priority Markets.

Changes in, or failure to comply with, competition and antitrust laws could adversely affect our business, financial condition and results of operations.

We are subject to competition and antitrust laws and regulations in the jurisdictions in which we operate. The governments in our Priority Markets may scrutinize our operations and enforce competition laws and may allow our competitors or customers to assert claims of anti-competitive conduct. Our strategy to increase prices for our services and products across our Priority Markets may result in customers alleging that our prices are too high due to anti-competitive conduct. As a result of such potential allegations of anti-competitive conduct, we may be subject to litigation and other claims and disputes in the course of conducting our business. There is also a risk that one or more jurisdictions in our Priority Markets may impose or propose to impose new competition or antitrust laws which might have an adverse effect on our future financial performance or market position. In addition, given our current market position in our Priority Markets, governmental agencies and regulators in these jurisdictions may, among other things, prohibit future acquisitions, divestitures, or combinations we plan to execute as part of our business strategy. In the case of potential acquisitions or combinations, governmental agencies and regulators may also impose significant fines or penalties, require divestiture of certain of our assets, or impose other restrictions that limit or require us to modify our operations, including but not limited to limitations on our contractual relationships with our agent and developer customers or restrictions on our pricing models. Any such limitations or imposition of fines by governmental agencies may affect the way we do business, increase our costs and materially impact our ability to generate revenue from the sale of our services and products.

We are from time to time involved in, and may in the future be subject to, litigation and other claims and disputes in the course of our business.

We may be subject to litigation and other claims and disputes in the course of our business including but not limited to contractual and employee disputes, indemnity claims, occupational health and safety claims or criminal or civil proceedings in the course of our business. As we are a publisher of content (as opposed to a producer of content), we may become subject to proceedings or actions in respect of misleading statements or other content uploaded by our customers and displayed on our property portals. The cost of responding to and settling claims (whether or not such claims have merit), including but not limited to diversion of resources, and any fines or other actions levied or taken against us, could adversely affect our business, financial condition and results of operations.

Risks Related to Ownership of Securities in the Company

Certain existing shareholders have substantial influence over the Company and their interests may not be aligned with the interests of the Company’s other shareholders.

The TPG Investor Entities, the KKR Investor and REA Asia Holding Co. Pty Ltd (“REA”), in aggregate, beneficially own shares representing approximately 71.1% of the outstanding ordinary shares as of September 22, 2022. As a result, two or more of these shareholders, if they choose to act together and make up a majority of the outstanding ordinary shares the Company, will be able to influence the Company’s management and affairs and all matters requiring shareholder approval, including the election of the Company’s directors and approval of significant corporate transactions. The Amended Articles and Shareholders’ Agreement provide that the TPG Investor Entities may jointly appoint one director, provided that the TPG Investor Entities collectively hold in aggregate at least 7.5 per cent. of the issued share capital of the Company; the KKR Investor may appoint one director, provided that the KKR Investor and its affiliates collectively hold in aggregate at least 7.5 per cent. of the issued share capital of the Company; and REA may appoint one director, provided that REA holds at least 7.5 per cent. of the issued share capital of the Company and subject to (i) the possibility of REA losing such appointment right in the event of a breach of certain provisions of the Shareholders’ Agreement and (ii) such director appointed by REA being subject to certain additional requirements that do not apply to the directors appointed by either the TPG Investor Entities or the KKR Investor. REA is also granted certain rights of first offer in relation to certain share transfers under the Amended Articles and the Shareholders’ Agreement. For more information, see “Certain Relationships and Related Person Transactions—Transactions Related to the Business Combination—Shareholders’ Agreement” and “Description of Securities—Transfers of Shares.”

Some of these persons or entities may have interests different than yours. For example, these shareholders purchased their shares at prices below the current value of our ordinary shares and have held our ordinary shares for a longer period, and they may be more interested in selling the Company to an acquirer than other investors, or they may want us to pursue strategies that deviate from the interests of other holders of ordinary shares the Company.

Certain existing shareholders purchased securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in our Company may not experience a similar rate of return.

Certain shareholders in the Company, including certain of the Selling Securityholders, acquired ordinary shares or warrants in the Company at prices below the current trading price of our ordinary shares, and may experience a positive rate of return based on the current trading price.

Prior to the Business Combination, the KKR Investor subscribed for an aggregate 1,204,234 PropertyGuru Shares at a weighted average purchase price of S$268.61 per share (which were canceled and exchanged for

43,475,124 ordinary shares representing a translated weighted average purchase price of $5.47) and 112,000 PropertyGuru warrants at no additional consideration (which were canceled and exchanged for one warrant in the Company and subsequently expired without being exercised on September 13, 2022), and the TPG Investor Entities subscribed for an aggregate 1,343,357 PropertyGuru Shares at a weighted average purchase price of S$192.93 per share (which were canceled and exchanged for 48,497,728 ordinary shares representing a translated weighted average purchase price of $3.93 per share). Prior to the Business Combination, in connection with the Company’s acquisition of the Panama Group from iProperty, REA subscribed for an aggregate 636,815 PropertyGuru Shares at a purchase price of S$311.7074818 per share (which were canceled and exchanged for 22,990,226 ordinary shares representing a translated purchase price of $6.34 per share). As indicated above, following the consummation of the Business Combination, each PropertyGuru Share issued and outstanding immediately prior to the Amalgamation Effective Time was automatically canceled and converted into such fraction of a newly issued ordinary shares in the Company equal to the Exchange Ratio in accordance with the terms of the Business Combination Agreement. The Sponsor paid an aggregate of $25,000 for the 7,475,000 Bridgetown 2 Class B Ordinary Shares currently owned by the Sponsor, its directors and certain other advisors and/or affiliates of the Sponsor to whom the Sponsor has transferred Bridgetown 2 Class B Ordinary Shares. Following the Business Combination, each Bridgetown 2 Class B Ordinary Share was converted on a one-for-one basis to ordinary shares in the Company. In connection with the PIPE Financing, the PIPE Investors (including REA) paid $131,930,680 to purchase an aggregate of 13,193,068 ordinary shares in the Company for $10.00 per share. The Sponsor paid $6,480,000 to purchase an aggregate of 12,960,000 private placement Bridgetown 2 warrants at a price of $0.50 per private placement warrant, each exercisable to purchase one Bridgetown 2 Class A Ordinary Share at $11.50, subject to adjustment. In connection with the Business Combination, the Sponsor’s 12,960,000 private placement Bridgetown 2 Warrants were exchanged for 12,960,000 warrants of the Company, the exercise of which will result in the issuance of 12,960,000 ordinary shares at a price of $11.50 per ordinary share. For more details on the foregoing transactions, see “Certain Relationships and Related Person Transactions.” On September 27, 2022, the last reported sale price of our ordinary shares as reported on NYSE was $4.47 per share. Holders of our warrants are less likely to exercise their warrants so long as the exercise prices of their warrants exceed the market price of our ordinary shares. There is no guarantee that our warrants will be in the money prior to their expiration, and as such, the warrants may expire worthless. As such, any cash proceeds that we may receive in relation to the exercise of the warrants overlying shares being offered for sale in this prospectus will be dependent on the trading price of our ordinary shares.

Given the relatively lower purchase prices that some of our shareholders paid to acquire ordinary shares and exercise prices that some of our shareholders may pay to exercise warrants to acquire ordinary shares in the Company compared to the current trading price of our ordinary shares, these shareholders, some of whom are our Selling Securityholders, in some instances will earn a positive rate of return on their investment, which may be a significant positive rate of return, depending on the market price of our ordinary shares at the time that such shareholders choose to sell their ordinary shares. Investors who purchase our ordinary shares on the NYSE following the Business Combination may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price. Based on the last reported sale price of our ordinary shares referenced above and their respective purchase prices, (a) the TPG Investor Entities may experience potential profit of up to $0.54 per share; and (b) the Sponsor may experience potential profit of up to $4.47 per share. Based on the last reported sale price of our ordinary shares referenced above and their respective purchase prices, the KKR Investor and REA will not be making a profit on their investments.

The market price and trading volume of our ordinary shares and warrants may be volatile and could decline significantly.

The stock markets, including the NYSE on which our ordinary shares are listed, have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for our ordinary shares and warrants, the market prices of our ordinary shares and warrants may be volatile and could decline significantly. In addition, the trading volumes in our ordinary shares and warrants may fluctuate and cause significant price variations to occur. If the market prices of our ordinary shares and warrants decline significantly, you may be unable to resell your ordinary shares and warrants at or above the market price of our ordinary shares and warrants as of the date immediately following the offering. There can be no assurance that the market prices of our ordinary shares and warrants will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	the realization of any of the risk factors presented in this prospectus;

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actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, Adjusted EBITDA, results of operations, cash flows, level of indebtedness, liquidity or financial condition;

•	announcements by us or our competitors of significant business developments;

•	changes in customers;

•	acquisitions or expansion plans;

•	our involvement in litigation;

•	sale of our ordinary shares, warrants or other securities in the future;

•	market conditions in our industry;

•	rising level of inflation in major industrial countries including United States and worries that efforts to curb inflation may result in recession;

•	changes in key personnel;

•	the trading volume of our ordinary shares and warrants (including the volume of ordinary shares and warrants available for public sale);

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines;

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other events or factors, including but not limited to those resulting from infectious diseases, health epidemics and pandemics (including but not limited to the ongoing COVID-19 pandemic), natural disasters, war, acts of terrorism or responses to these events; and

•	general economic and market conditions.

In addition, the stock markets have experienced extreme price and volume fluctuations. Broad market and industry factors may materially harm the market price of our ordinary shares, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If we were involved in any similar litigation, the Company could incur substantial costs and our management’s attention and resources could be diverted.

We may issue additional ordinary shares or other equity or convertible debt securities without approval of the holders of our ordinary shares, which would dilute existing ownership interests and may depress the market price of our ordinary shares.

We may continue to require capital investment to support our business, and we may issue additional ordinary shares or other equity or convertible debt securities of equal or senior rank in the future without approval of the holders of our ordinary shares in certain circumstances.

Our issuance of additional ordinary shares or other equity or convertible debt securities would have the following effects: (i) our existing shareholders’ proportionate ownership interest in the Company may decrease; (ii) the amount of cash available per share, including for payment of dividends in the future, may decrease; (iii) the relative voting power of each previously outstanding ordinary share may be diminished; and (iv) the market price of our ordinary shares may decline.

Furthermore, employees, directors and consultants of the Company and affiliates hold, and are expected to be granted equity awards under the New 2016 Plan (as defined below), the New 2018 Plan (as defined below), the New NED Plan (as defined below), the New Omnibus Plan (as defined below) and/or the New RSU Plan (as defined below). You will experience additional dilution when those equity awards and purchase rights become vested and settled or exercised, as applicable, for our ordinary shares. See “Board of Directors and Executive Management—Equity Incentive Plans.”

Our warrants are exercisable for ordinary shares in the Company, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

Warrants to purchase an aggregate of 12,960,000 ordinary shares in the Company are exercisable in accordance with the terms of the Assignment, Assumption and Amendment Agreement and the Existing Warrant Agreement governing those securities. The exercise price of these warrants is $11.50 per share.

To the extent such warrants are exercised, additional ordinary shares in the Company will be issued, which will result in dilution to the holders of our ordinary shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our ordinary shares. However, there is no guarantee that our warrants will be in the money prior to their expiration, and as such, the warrants may expire worthless.

If securities or industry analysts do not publish or maintain research, publish inaccurate or unfavorable research or cease publishing research about us, our share price and trading volume could decline significantly.

The trading market for our ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We may be unable to sustain coverage by well-regarded securities and industry analysts. If either none or only a limited number of securities or industry analysts maintain coverage of the Company, or if these securities or industry analysts are not widely respected within the general investment community, the demand for our ordinary shares could decrease, which might cause our share price and trading volume to decline significantly. In the event that we obtain securities or industry analyst coverage or, if one or more of the analysts who cover the Company downgrade their assessment of the Company or publish inaccurate or unfavorable research about our business, the market price and liquidity for our ordinary shares could be negatively impacted.

The securities being offered in this prospectus represent a substantial percentage of our outstanding ordinary shares, and the sales of such securities could cause the market price of our ordinary shares to decline significantly, even if our business is doing well.

The ordinary shares being registered for resale by the Selling Securityholders in this prospectus (including ordinary shares underlying warrants, options and RSUs) constitute 91.5% of our ordinary shares issued and outstanding together with the ordinary shares underlying warrants, share options and restricted stock units held by the Selling Securityholders as of September 22, 2022. The Selling Securityholders will be able to sell their ordinary shares for so long as the registration statement, of which this prospectus forms a part, is available for use or pursuant to an exemption from registration under the Securities Act. Although certain of the Selling Securityholders are subject to restrictions regarding the transfer of their securities, these shares may be sold after the expiration of the applicable lock up periods. The market price of our ordinary shares could decline if the Selling Securityholders sell a significant portion of our ordinary shares or are perceived by the market as intending to sell them.

Pursuant to the Sponsor Support Agreement, certain of our shareholders are restricted, subject to certain exceptions, from selling any of our ordinary shares that they received as a result of the Business Combination, which restrictions will expire and therefore additional ordinary shares in the Company will be eligible for resale at such time. Under the Sponsor Support Agreement, the Sponsor is restricted, subject to certain exceptions, from selling any of our ordinary shares that it received as a result of the Business Combination until the earlier of (i) March 17, 2023; (ii) the date on which the Company completes any amalgamation, merger, scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares in the Company for cash, securities or other property following the consummation of the Business Combination; (iii) the date on which any of the KKR Investor and/or the TPG Investor Entities transfers any equity security of the Company or the date that any of their transferees (which received equity securities of the Company pursuant to the last sentence of this subsection) transfers any equity security of the Company. Notwithstanding the foregoing, this subsection shall not be triggered by a transfer by any of the KKR Investor and/or the TPG Investor Entities permitted under section 4.5(a) of the PropertyGuru Shareholder Support Agreement; and (iv) the first date on which the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation of the Business Combination.

See “Securities Eligible for Future Sales—Lock-up Agreements.”

Subject to the PropertyGuru Shareholder Support Agreement, certain shareholders party thereto may sell ordinary shares in the Company pursuant to Rule 144 under the Securities Act, if available. In these cases, the resales must meet the criteria and conform to the requirements of that rule, including, waiting until December 7, 2022, which is one year from the date that the Company filed Form 10 information (as defined in Rule 144 under the Securities Act).

Upon expiration or waiver of the applicable lock-up periods, and upon effectiveness of this registration statement which the Company is filing pursuant to the Registration Rights Agreement and the PIPE Subscription Agreements, or upon satisfaction of the requirements of Rule 144 under the Securities Act, certain of our shareholders may sell large amounts of ordinary shares in the Company in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the Company’s share price or putting significant downward pressure on the price of our ordinary shares. See “Securities Eligible for Future Sales—Registration Rights” and “Securities Eligible for Future Sales—Rule 144.”

The sale of substantial amounts of our ordinary shares being offered in this prospectus, or the perception that such sales could occur, could harm the prevailing market price of our ordinary shares. These sales, or the possibility that these sales could occur, could harm the prevailing market price of shares of our ordinary shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Furthermore, we believe the likelihood that warrant holders will exercise their warrants, and therefore any cash proceeds that we may receive in relation to the exercise of the warrants overlying shares being offered for sale in this prospectus, will be dependent on the trading price of our ordinary shares. If the market price for our ordinary shares is less than the exercise price of $11.50 for our warrants, we believe warrant holders will be unlikely to exercise their warrants. On September 27, 2022, the last reported sale price of our ordinary shares as reported on NYSE was $4.47 per share.

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we have and will continue to incur additional legal, accounting and other expenses. We are now subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, the Dodd-Frank Act, the NYSE listing requirements and other applicable securities rules and regulations. These expenses may increase even more if we no longer qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We may need to hire more employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We expect these laws and regulations to increase our legal and financial compliance costs and to render some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty.

Our management team has limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing its growth strategy, which could prevent us from improving our business, financial condition and results of operations. Furthermore, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and consequently we may be required to incur substantial costs to obtain such coverage. These additional obligations could have a material adverse effect on our business, financial condition, results of operations and prospects. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit and risk committee, remuneration committee and nominating committee, and qualified executive officers.

We may in the future be subject to threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and, even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could have an adverse effect on our business, financial condition, results of operations and prospects.

We are an “emerging growth company” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors, which could have a material and adverse effect on us, including our growth prospects.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we issued more than $1.0 billion in non-convertible debt during the prior three-year period. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Furthermore, even after we no longer qualify as an “emerging growth company,” as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events. In addition, we will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a result, our shareholders may not have access to certain information they deem important. We cannot predict if investors will find our ordinary shares less attractive because we rely on these exemptions. If some investors do find our ordinary shares less attractive as a result, there may be a less active trading market and share price for our ordinary shares may be more volatile.

We qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, you may receive less or different information about the Company than you would receive about a U.S. domestic public company.

The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made on June 30, 2023.

In the future, we could lose our status as a foreign private issuer under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we lose our status as a foreign private issuer in the future, we will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if we were a company incorporated in the United States. If this were to happen, we would likely incur substantial costs in fulfilling these additional regulatory requirements, including costs related to the preparation of financial statements in accordance with U.S. GAAP, and members of our management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

We currently report, and will continue to report, financial results under IFRS, which differs in certain significant respect from U.S. GAAP.

We currently report, and will continue to report, financial results under IFRS. There are and there may in the future be certain significant material differences between IFRS and U.S. GAAP. As a result, financial information and reported earnings of the Company for historical or future periods could be significantly different if they were prepared in accordance with U.S. GAAP. In addition, we do not intend to provide a reconciliation between IFRS and U.S. GAAP unless it is required under applicable law. As a result, you may not be able to meaningfully compare our financial statements under IFRS with those of companies that prepare financial statements under U.S. GAAP.

As a company incorporated in the Cayman Islands, the Company is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the NYSE corporate governance listing standards applicable to domestic U.S. companies; these practices may afford less protection to shareholders than they would enjoy if the Company complied fully with the NYSE corporate governance listing standards.

The Company is a foreign private issuer as such term is defined in Rule 405 under the Securities Act and is a company incorporated in the Cayman Islands that is listed on the NYSE. The NYSE market rules permit a foreign private issuer like the Company to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is the Company’s home country, may differ significantly from the NYSE corporate governance listing standards applicable to domestic U.S. companies.

Among other things, we are not required to have: (i) a majority of the board of directors consist of independent directors; (ii) a compensation committee consisting of independent directors; (iii) a nominating committee consisting of independent directors; or (iv) regularly scheduled executive sessions with only independent directors each year.

We intend to rely on the exemptions listed above. As a result, you may not be provided with the benefits of certain corporate governance requirements of the NYSE applicable to U.S. domestic public companies.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because the Company is incorporated under the law of the Cayman Islands, the Company conducts substantially all of its operations and a majority of its directors and executive officers reside outside of the United States.

The Company is an exempted company limited by shares incorporated under the laws of the Cayman Islands, and conducts a majority of its operations through its subsidiary, PropertyGuru, outside the United States. Substantially all of our assets are located outside the United States. A majority of our officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against us or against these individuals outside of the United States in the event that you believe that your rights have been infringed upon under the applicable securities laws or otherwise and it will be difficult to effect service of process within the United States upon our officers or directors, or enforce judgments obtained in United States courts against our officers or directors. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the jurisdictions that comprise the Southeast Asian region could render you unable to enforce a judgment against our assets or the assets of our directors and officers. In addition, it is unclear if any applicable extradition treaties now in effect between the United States and Southeast Asia markets would permit effective enforcement of criminal penalties of U.S. federal securities laws.

In addition, our corporate affairs are governed by the Amended Articles, the Cayman Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to the Company under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England and Wales, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like the Company have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, a list of the current directors of the company and the register of mortgages and charges) or to obtain copies of lists of shareholders of these companies. Our directors will have discretion under the Amended Articles to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but the Company is not obliged to make them available to the shareholders (subject to limited circumstances in which an inspector may be appointed to report on the affairs of the Company). This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest. See “Description of Securities—Inspection of Books.”

The courts of the Cayman Islands are unlikely (i) to recognize or enforce judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state securities laws; and (ii) in original actions brought in the Cayman Islands, to impose liabilities predicated upon the civil liability provisions of the federal securities laws of the United States or any state securities laws, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Certain corporate governance practices in the Cayman Islands, which is the Company’s home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

The ability of our subsidiaries in certain Southeast Asia markets to distribute dividends to us may be subject to restrictions under their respective laws.

The Company is a holding company, and our subsidiaries are located throughout Southeast Asia in Vietnam, Thailand, Singapore, Malaysia and Indonesia. Part of our primary internal sources of funds to meet our cash needs will be our share of the dividends, if any, paid by our subsidiaries. The distribution of dividends to us from our subsidiaries in these markets as well as other markets where we operate is subject to restrictions imposed by the applicable laws and regulations in these markets.

It is not expected that the Company will pay dividends in the foreseeable future.

It is expected that the Company will retain most, if not all, of its available funds and any future earnings after the Business Combination to fund the development and growth of its business. As a result, it is not expected that the Company will pay any cash dividends in the foreseeable future.

Our board of directors will have complete discretion as to whether to distribute dividends. Even if the board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by the board of directors. There is no guarantee that the ordinary shares in the Company will appreciate in value or that the trading price of the shares will not decline. Holders of the ordinary shares in the Company should not rely on an investment in ordinary shares in the Company as a source for any future dividend income.

Risks Relating to Taxation

We may be or become a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. investors in our ordinary shares or warrants.

Special U.S. federal income tax rules apply to U.S. persons owning shares of a “passive foreign investment company” (a “PFIC”). If we are treated as a PFIC for any taxable year during which an investor subject to U.S. federal income taxation holds shares, the investor may be subject to certain material adverse tax consequences upon a sale, exchange, or other disposition of our ordinary shares or warrants, or upon the receipt of distributions (including deemed distributions) in respect of our ordinary shares or warrants.

Based on the current and anticipated value and composition of our income and assets, including the income and assets of our subsidiaries, we do not expect that we will be treated as a PFIC for U.S. federal income tax purposes for our current taxable year or for foreseeable future years. Whether we are a PFIC for any taxable year, however, is a factual determination that must be made annually after the close of the taxable year. Because the value of our assets for purposes of the PFIC test will generally be determined by reference to the market price of our ordinary shares, our PFIC status may depend in part on the market price of our ordinary shares, which may fluctuate significantly. In addition, our PFIC status may depend on how quickly we use the cash we received in the Business Combination and any future cash we receive including upon exercise of the warrants. Therefore, there can be no assurance that we will not be classified as a PFIC for the current taxable year or for any future taxable year. No rulings from the U.S. Internal Revenue Service, or the IRS have been or will be sought with respect to our status as a PFIC. If the IRS were to assert that, contrary to our expectation, we are a PFIC in the current taxable year or a future year, there would be adverse tax consequences to investors. Potential investors are strongly advised to consult their own advisors regarding the consequences to them if we were to be considered a PFIC. Please see “Taxation—Certain Material U.S. Federal Income Tax Considerations for U.S. Holders—Passive Foreign Investment Company.”

USE OF PROCEEDS

All of the ordinary shares and warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of $149,040,000.00 from the exercise of the warrants being offered for sale in this prospectus at an exercise price of $11.50 per ordinary share, assuming the exercise in full of 12,960,000 warrants for cash. There is no assurance that our warrants will be in the money prior to their expiration or that the holders of the warrants will elect to exercise any or all of such warrants. We believe the likelihood that warrant holders will exercise their warrants, and therefore any cash proceeds that we may receive in relation to the exercise of the warrants overlying shares being offered for sale in this prospectus, will be dependent on the trading price of our ordinary shares. If the market price for our ordinary shares is less than the exercise price of $11.50 per ordinary share for our warrants, we believe warrant holders will be unlikely to exercise their warrants. To the extent that any warrants are exercised on a “cashless basis” under the limited circumstances in which such exercises are permitted, the amount of cash we would receive from the exercise of the warrants will decrease. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes, which may include acquisitions or other strategic investments. We will have broad discretion over the use of any proceeds from the exercise of the warrants.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DIVIDEND POLICY

The Company has never declared or paid any cash dividends. The Company’s board of directors will consider whether or not to institute a dividend policy. It is presently intended that the Company will retain its earnings for use in business operations and, accordingly, it is not anticipated that the Company’s board of directors will declare dividends in the foreseeable future. The Company has not identified a paying agent.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2022.

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus and any prospectus supplement and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Our historical results do not necessarily indicate our expected results for any future periods.

As of June 30, 2022
Cash and cash equivalents	368,762

Total indebtedness	(18,368)
Shareholders’ equity/(deficit)
Share capital	1,078,528
Warrants	5,742
Reserves	22,871
Accumulated losses	(441,611)
Total shareholders’ equity	665,530

Total capitalization	647,162

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed combined financial statements presents the financial information of PropertyGuru, adjusted to give effect to the acquisition of the Panama Group by PropertyGuru on August 3, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 present pro forma effect to the acquisition of the Panama Group as if it had been completed on January 1, 2021. The unaudited pro forma condensed combined statement of financial position as of June 30, 2022 and the unaudited pro forma condensed combined statement of operations for the six months period ended June 30, 2022 have not been included as the acquisition of the Panama Group completed on August 3, 2021 and its results of operations subsequent to the acquisition by PropertyGuru had been reflected in the unaudited interim condensed consolidated financial statements for the three and six months ended June 30, 2022 of the Company.

The unaudited pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition of the Panama Group occurred on the date indicated. The unaudited pro forma condensed combined financial statements also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

This information is based on and should be read in conjunction with (i) PropertyGuru’s audited consolidated financial statements for the year ended December 31, 2021 (which reflect the results of operations of the Panama Group from the date of its acquisition by PropertyGuru) and (ii) Panama Group’s unaudited interim condensed combined financial information for the six months period ended June 30, 2021 and related notes, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

Acquisition of the Panama Group

On August 3, 2021, PropertyGuru consummated the acquisition of the Panama Group. See the section entitled “Business—Our Growth Strategy—Acquisition of the Panama Group” in this prospectus for additional discussion of the acquisition of the Panama Group.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 are based on (i) the audited consolidated financial statements of PropertyGuru for the year ended December 31, 2021 and (ii) the unaudited interim condensed combined financial information of Panama Group for the six months period ended June 30, 2021 and (iii) the unaudited interim combined results of Panama Group for the period from July 1, 2021 to August 3, 2021. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in S$ in thousands, except share and per share data)

	PropertyGuru (IFRS, Historical)	Panama Group January 1, 2021 to June 30, 2021 (IFRS, Historical as converted) (Note 2)	Panama Group July 1, 2021 to August 3, 2021 (IFRS, Historical as converted) (Note 2)	Transaction Accounting Adjustments (Panama Group Acquisition)	Note	Pro forma combined PropertyGuru and Panama Group
Revenue	100,711	9,209	1,631			111,551
Other income	1,723	3,068	(238)			4,553
Other gains/(losses)—net	(124,961)	(945)	1,014	124,146	A2	(746)
Expenses
Venue costs	(5,859)	(478)	(53)			(6,390)
Sales and marketing cost	(26,297)	(1,770)	(530)			(28,597)
Sales commission	(7,880)	(1,050)	46			(8,884)
Impairment loss on financial assets	(2,138)	—	(1,333)			(3,471)
Depreciation and amortization	(14,032)	(4,402)	(917)	(269)	A1	(19,620)
Impairment of intangible assets	(8)	—	—			(8)
IT and internet expenses	(7,882)	(1,474)	(407)			(9,763)
Legal and professional	(9,807)	(174)	(34)			(10,015)
Employee compensation	(65,184)	(6,435)	(1,419)			(73,038)
Non-executive directors’ remuneration	(2,503)	—	—			(2,503)
Staff cost	(1,290)	—	—			(1,290)
Office rental	(91)	—	—			(91)
Finance cost	(13,909)	(38)	—			(13,947)
Legal and professional incurred for IPO	(6,070)	—	—			(6,070)
Other expenses	(2,269)	863	(1,193)			(2,599)
Total expenses	(165,219)	(14,958)	(5,840)	(269)		(186,286)
Loss before income tax	(187,746)	(3,626)	(3,433)	123,877		(70,928)
Tax credit/ (expenses)	333	(46)	(813)			(526)
Net loss	(187,413)	(3,672)	(4,246)	123,877		(71,454)
Pro forma weighted average common shares outstanding—basic and diluted	2,376,973					2,376,973
Pro forma net loss per share—basic and diluted (S$ per share)	(78.85)					(30.06)
Pro forma weighted average common shares outstanding, as further adjusted for the capital reorganization between the Company and PropertyGuru—basic and diluted	85,813,249					85,813,249
Pro forma net loss per share as further adjusted for the capital reorganization between the Company and PropertyGuru—basic and diluted (S$ per share)	(2.18)					(0.83)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Preparation

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 present pro forma effect to the acquisition of the Panama Group as if it had been completed on January 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been prepared using, and should be read in conjunction with, the historical financial statements (including the related notes) of PropertyGuru and Panama Group. The historical financial information of PropertyGuru was derived from the audited consolidated financial statements of PropertyGuru for the year ended December 31, 2021, which are included elsewhere in this prospectus. The historical financial information of Panama Group was derived from the unaudited interim condensed combined financial information of Panama Group for the six months period ended June 30, 2021 and the unaudited interim combined results of Panama Group for the period from July 1, 2021 to August 3, 2021.

2.	IFRS Policy and Presentation Alignment

The historical financial statements of PropertyGuru have been prepared in accordance with IFRS as issued by the IASB and in its presentation and reporting currency of Singapore dollars (S$). The historical financial information of the Panama Group have been prepared in accordance with IFRS as issued by the IASB and in its presentation and reporting currency of Malaysian Ringgit (MYR). The financial information of the Panama Group have been translated into Singapore dollars for the purposes of presentation in the unaudited pro forma condensed combined financial statements (“As Converted”) using the following exchange rates:

•	the average exchange rate for the period from January 1, 2021 through June 30, 2021 of MYR1.00 to S$0.3248 for the statement of operations for the six months period ended June 30, 2021; and

•	the average exchange rate for the period from July 1, 2021 through August 3, 2021 of MYR1.00 to S$0.3241 for the statement of operations for the period from July 1, 2021 to August 3, 2021.

Certain reclassifications were required to align the Panama Group’s accounting policies to those applied by PropertyGuru.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements has been prepared in accordance with Article 11 of Regulation S-X.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 are as follows:

(A1) Represents the amortisation charge due to fair value adjustments of the Panama Group’s intangible assets over an approximate 8 years useful life.

(A2) Represents the elimination of historical fair value loss recognised on preference shares for the year ended December 31, 2021. These costs have ceased to occur since the conversion of the preference shares into ordinary shares upon completion of the acquisition of the Panama Group that occurred on August 3, 2021.

4.	Net loss per share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the acquisition of the Panama Group, assuming the shares were outstanding since January 1, 2021. As the acquisition of the Panama Group is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the acquisition of the Panama Group have been outstanding for the entire period presented.

For the Year Ended December 31, 2021
(in S$ in thousands, except share and per share data)
PropertyGuru (Historical)
Pro forma net loss	(187,413)
Weighted average shares outstanding—basic and diluted	2,376,973
Net loss per share—basic and diluted (S$ per share)	(78.85)
Weighted average shares outstanding, adjusted for capital reorganization between the Company and PropertyGuru—basic and diluted	85,813,249
Net loss per share, adjusted for capital reorganization between the Company and PropertyGuru—basic and diluted (S$ per share)	(2.18)

Pro forma combined PropertyGuru and Panama Group
Pro forma net loss	(71,454)
Weighted average shares outstanding—basic and diluted	2,376,973
Net loss per share—basic and diluted (S$ per share)	(30.06)
Weighted average shares outstanding, adjusted for capital reorganization between the Company and PropertyGuru—basic and diluted	85,813,249
Net loss per share, adjusted for capital reorganization between the Company and PropertyGuru —basic and diluted (S$ per share)	(0.83)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under the “Risk Factors” and “Forward-Looking Statements” sections and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

For a discussion of our results in the year ended December 31, 2020 compared to the year ended December 31, 2019 and certain comparative numbers in fiscal 2019, please refer to “PropertyGuru Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the prospectus that we filed with the SEC on December 7, 2021 relating to our Registration Statement on Form F-4 as amended (File No. 333-261517).

Company Overview

We are the leading PropTech company in Southeast Asia, with leading Engagement Market Shares in Singapore, Vietnam, Malaysia and Thailand, based on SimilarWeb data between January 2022 and June 2022. Our digital property marketplaces have leading market shares in Singapore, Vietnam, Malaysia and Thailand in terms of Engagement Market Share, based on SimilarWeb data. We strive to be the trusted advisor to every person seeking property by making finding a home as straightforward, transparent and efficient as possible. Our platforms provide: (1) online property listings to match buyers, sellers, tenants and landlords; (2) digital, marketing and sales process automation software services for developers; (3) a mortgage marketplace and brokerage; and (4) a data-provision business for consumers, agents, developers and banks.

Non-IFRS Financial Measures and Key Performance Metrics

We manage our business by tracking several non-IFRS financial measures and key performance metrics through our internal analytics systems. For our group and each of our Priority Markets, we monitor our Adjusted EBITDA, Adjusted EBITDA Margin and Engagement Market Share. We monitor additional performance metrics in Singapore and Vietnam where we operate businesses that are in more mature stages of growth. For our business in Singapore, we monitor our number of agents, ARPA and renewal rate. For our business in Vietnam, we monitor our number of listings and average revenue per listing.

The following table shows our non-IFRS financial measures and key performance metrics for the years ended December 31, 2021 and 2020 and the six months ended June 30, 2022 and 2021.

	For the Year Ended December 31,		For the Six Months Ended June 30,
	2021	2020	2022	2021
Revenue (S$ in thousands)
Marketplaces
Singapore	55,891	46,470	32,297	25,359
Vietnam	18,767	18,241	11,999	10,098
Malaysia	14,315	7,501	11,333	4,046
Other Asia(1)	8,361	7,863	3,585	2,034
Fintech and data services	3,377	2,020	2,049	1,353

Total	100,711	82,095	61,263	42,890

Costs (S$ in thousands)
Cost of sales	16,485	10,207	10,354	6,468
Operating expenses	95,095	67,433	47,014	41,194

Total costs	(111,580)	(77,640)	(57,368)	(47,662)

Net loss	(187,413)	(14,408)	(116,527)	(150,568)
Net loss margin(2)	(186.1)%	(17.6)%	(190.2)%	(351.1)%

Non-IFRS Financial Measures
Adjusted EBITDA(3)	(10,869)	4,455	3,895	(4,772)
Adjusted EBITDA Margin(3)	(10.8)%	5.4%	6.4%	(11.1)%

Key Performance Metrics
Capital Expenditure (S$ in thousands)	14,487	7,910	10,018	5,430
Engagement Market Share(%)(4)
Singapore	79%	75%	76%	81%
Vietnam	71%	65%	75%	74%
Malaysia	95%	95%	96%	95%
Thailand	62%	57%	59%	61%
Indonesia	32%	32%	21%	37%
Singapore metrics
Number of agents	14,080	13,369	14,871	13,890
ARPA (S$)	3,279	2,967	1,956	1,539
Renewal rate (%)	82%	76%	80%	83%
Agent Services Revenue (S$ in thousands)	46,170	39,664	29,084	21,378
Developer Services Revenue (S$ in thousands)	9,783	6,990	3,213	3,982
Vietnam metrics
Number of listings (in millions)	6.3	7.5	4.0	3.5
Average revenue per listing (S$)	2.74	2.34	2.90	2.76
Agent Services Revenue	17,365	17,634	11,668	9,599
Developer Services Revenue	1,404	635	331	499

(1)	Includes Thailand and Indonesia.
(2)	Net loss margin is calculated as net loss as a percentage of revenue.
(3)

In addition to our results determined in accordance with IFRS, we believe that these non-IFRS measures are useful in evaluating our operating performance. We use these measures, collectively, to evaluate ongoing operations and for internal planning and forecasting purposes. We believe that non-IFRS information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and may assist in comparisons with other companies to the extent that such other companies use similar non-IFRS measures to supplement their IFRS or GAAP results. These non-IFRS measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with IFRS, and may be different from similarly titled non-IFRS measures used by other companies. Accordingly, non-IFRS measures have limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of other IFRS financial measures, such as net loss and loss before income tax.

Adjusted EBITDA is a non-IFRS financial measure defined as net loss for year/period plus changes in fair value of preferred shares and embedded derivatives, finance cost, depreciation and amortization, income tax expense, impairments when the impairment is the result of an isolated, non-recurring event, share grant and option expenses, loss on disposal of plant and equipment and intangible assets, currency translation loss, fair value loss on contingent consideration, business acquisition transaction and integration cost and legal and professional expenses incurred for our initial public offering through the Business Combination.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue.

We have presented Adjusted EBITDA because it provides investors with greater comparability of our operating performance without the effects of unusual, non-repeating or non-cash adjustments. These include the changes in fair value of preferred shares and embedded derivatives related to PropertyGuru’s Series B, Series D1, Series E and Series F preference shares. PropertyGuru’s outstanding preferred shares were converted into ordinary shares in August 2021. The cost of PropertyGuru’s previous listing attempt is excluded due to its one-off nature. Share grant and option expenses and other items are excluded due to their non-cash or non-operating nature.

A reconciliation is provided below for each non-IFRS measure to the most directly comparable financial measure stated in accordance with IFRS. Investors are encouraged to review the related IFRS financial measures and the reconciliations of these non-IFRS measures to their most directly comparable IFRS financial measures. IFRS differs from U.S. GAAP in certain material respects and thus may not be comparable to financial information presented by U.S. companies.

	For the Year Ended December 31,		For the Six Months Ended June 30,
	2021	2020	2022	2021
	(S$ in thousands, except percentages)
Net loss	(187,413)	(14,408)	(116,527)	(150,568)
Adjustments:
Changes in fair value of preferred shares and embedded derivatives	124,146	(16,364)	(23,016)	124,146
Finance costs—net	13,453	15,964	1,818	9,951
Depreciation and amortization expense	14,032	9,554	10,834	5,012
Tax (credit)/expense	(333)	559	47	339
Impairment	8	806	—	8
Share grant and option expenses	10,470	6,660	3,035	2,468
Other (gains)/losses—net	815	1,684	263	366
Business acquisition transaction and integration costs	7,883	—	2,598	1,254
Legal and professional expenses incurred for IPO	6,070	—	16,570	2,252
Share listing expense	—	—	104,950	—
On-going cost of a listed entity	—	—	3,323	—

Adjusted EBITDA	(10,869)	4,455	3,895	(4,772)
Revenue	100,711	82,095	61,263	42,890
Adjusted EBITDA	(10,869)	4,455	3,895	(4,772)

Adjusted EBITDA Margin	(10.8)%	5.4%	6.4%	(11.1)%

(4)

In this prospectus, Engagement Market Share for December 2020 is presented for the period of October 2020 through December 2020 as SimilarWeb modified its algorithm in October 2020. For all other periods, Engagement Market Share based on average monthly engagement for the preceding six months instead of the preceding three months. In all instances, Engagement Market Share is based on the prevailing SimilarWeb algorithm on the date the Company first filed or furnished such information to the SEC.

Adjusted EBITDA and Adjusted EBITDA Margin

In addition to our results determined in accordance with IFRS, we disclose the non-IFRS measure Adjusted EBITDA. Adjusted EBITDA is a non-IFRS financial measure defined as net loss for year/period plus changes in fair value of preferred shares and embedded derivatives, finance cost, depreciation and amortization, income tax expense, impairments when the impairment is the result of an isolated, non-recurring event, share grant and option expenses, loss on disposal of plant and equipment and intangible assets, currency translation loss, fair value loss on contingent consideration, business acquisition transaction and integration cost and legal and professional expenses incurred for our initial public offering through the Business Combination.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of revenue.

We have presented Adjusted EBITDA because it provides investors with greater comparability of our operating performance without the effects of unusual, non-repeating or non-cash adjustments. These include the changes in fair value of preferred shares and embedded derivatives related to PropertyGuru’s Series B, Series D1, Series E, Series F preference shares and warrant liabilities. PropertyGuru’s outstanding preferred shares were converted into ordinary shares in August 2021. The cost of our previous listing attempt is excluded due to its one-off nature. Share based payments and other items are excluded due to their non-cash or non-operating nature.

Engagement Market Share

Engagement Market Share is the average monthly engagement for websites owned by PropertyGuru as compared to average monthly engagement for a basket of peers. Monthly engagement is calculated as the number of visits to a website during a period multiplied by the amount of time spent per visit on that website for the same period, in each case based on data from SimilarWeb. In this prospectus, Engagement Market Share for December 2020 is presented for the period of October 2020 through December 2020 as SimilarWeb modified its algorithm in October 2020. For all other periods, Engagement Market Share based on average monthly engagement for the preceding six months instead of the preceding three months. In all instances, Engagement Market Share is based on the prevailing SimilarWeb algorithm on the date the Company first filed or furnished such information to the SEC. The average time spent on a website is calculated as the time elapsed between the first and last page view per visit (visits are closed after 30 minutes of inactivity). We believe that Engagement Market Share is a useful benchmark for comparing revenue generation ability from paying agent and developer clients because it is based on consumer engagement, which we believe is in turn a useful predictor of the ability of a property marketplace to generate leads for advertisers.

Number of agents (Singapore)

Number of agents for a period is calculated as the sum of the number of agents with a valid 12-month subscription package at the end of each month in a period divided by the number of months in such period. The number of agents is driven by the renewal rate of existing agents and our ability to sell subscriptions to new agents.

We believe that the number of agents in Singapore provides a useful metric to measure the scale and usage of our platform. The number of agents in Singapore has remained constant in recent periods due to the mature stage of our business in Singapore and having most of the agents consistently using our platform.

Average revenue per agent, or ARPA (Singapore)

We define ARPA as agent revenue for a period divided by the average number of agents in that period, which is calculated as the sum of the number of total agents at the end of each month in a period divided by the number of months in such period.

Our ARPA has increased historically due to the more widespread use of depth products and pricing changes. In Singapore, the price of the subscription package price has increased, as has the price of discretionary credits. We also utilize variable pricing for various actions on our platform, which has also driven APRA improvement. In addition, ARPA can be driven by changes to the subscription mix, with agents being encouraged to upgrade their subscription package to higher tier packages as their activity and credit usage increase.

We believe that ARPA is a useful metric to measure monetization of our platform.

Renewal rate (Singapore)

We define the renewal rate as the number of agents that successfully renew their annual package during a year/period divided by the number of agents whose packages are up for renewal (at the end of their 12-month subscription) during that year/period.

Historically renewal rate has been influenced by the strength of the property market (which may encourage agents to remain operating) and by pricing actions that the Company has taken.

We believe that renewal rates are a useful metric to measure the effectiveness of our platform as a means for agents to generate leads and the success of our pricing actions.

Number of listings (Vietnam)

In Vietnam, we operate a pay-as-you-go model due to the large number of casual and part-time agents in the market, which creates a low barrier to entry. Our agents in Vietnam pay to list each individual listing instead of purchasing a subscription package. Therefore, effective monetization depends on our ability to sustain the number of listings that agents post to our platform. This is measured as the sum of all listings created in each month over the relevant period (other than listings from promotional accounts). Number of listings is used to calculate average revenue per listing, which is described below.

Average revenue per listing (Vietnam)

Average revenue per listing is defined as revenue for a period divided by the number of listings in such period. Average revenue per listing varies based on listing duration, product mix, and promotions. Therefore, we believe it is a useful metric to monitor the growth of our business in Vietnam and the success of our various products, services and promotions.

Key Factors Affecting Our Business

There are a number of factors that affect the performance of our business, the comparability of our results from period to period and the market price of our ordinary shares, including:

COVID-19 Impact

The global pandemic associated with COVID-19 has caused major disruption to all aspects of the global economy and daily life since the start of 2020, particularly as quarantine and stay-at-home orders have been imposed by all levels of government. The COVID-19 pandemic and resulting global and economic disruptions have affected our business, the businesses of our agents and developers and the real estate market in all of our

Priority Markets. We continuously monitor performance and other industry reports to assess the risk of future negative impacts as the disruptions of the COVID-19 pandemic continue to evolve. Due to the persistence of the COVID-19 outbreak in Southeast Asia, including multiple waves of resurgence and ensuing mobility restrictions implemented by governments to control the spread of the virus, we expect our results of operations in 2021 to continue to reflect the impact of the pandemic, with recovery gathering momentum at the end of 2021.

Due to the adverse impact of the COVID-19 pandemic on real estate market activity across our Priority Markets during the pandemic, our revenue decreased 7.2% and our Adjusted EBITDA decreased by 64.4% from 2019 to 2020. Developer revenue in each of our Priority Markets decreased in 2020 as real estate market activity slowed and we were unable to hold Awards events during the pandemic. The market slowdown also led to lower agent discretionary revenue. On the other hand, our loss before income tax also narrowed by 60.1% from 2019 to 2020 primarily due to fair value gain on our Series B preference shares in issue. We responded to the decrease in revenue by reducing our discretionary spending in 2020.

Despite the challenging industry landscape, we have maintained strong fundamentals that we believe will drive growth momentum coming out of the pandemic. In our Singapore agents business, our ARPA increased from $2,967 per agent in 2020 to $3,279 per agent in 2021, driven by price increases implemented in October 2021 as well as increased discretionary spending by agents driven by new products and a recovery in real estate market activity. While our agent renewal rate slowed down in March 2020 and April 2020 due to the COVID-19 pandemic, it has recovered following the lifting of lockdown restrictions in Singapore in June 2020 and increased in 2021. During the third quarter of 2021, there were extensive government lockdown measures in Vietnam due to the COVID-19 pandemic, which negatively impacted revenues. There was a sharp recovery in real estate market activity following the easing of measures in the fourth quarter of 2021, which drove a 4.5 times increase in new property listings in December 2021 compared to August 2021, which improved the revenue performance of the business in the fourth quarter. This recovery continued in the first half of 2022, which drove both an increase in the number of listings from 3.5 million in the six months ended June 30, 2021 to 4.0 million in the six months ended June 30, 2021 and a 5% increase in average revenue per listing over the same period, leading to a 18.8% increase in our marketplace revenue in Vietnam from S$10.1 million in the six months ended June 30, 2021 to S$12.0 million in the six months ended June 30, 2022.

See also “Risk Factors—Risks Related to Our Business and Industry—COVID-19 has adversely affected our business and may continue to adversely affect our business.”

Agents: pricing and depth product utilization

Our results of operations (except in Vietnam where we operate a pay-as-you-go model) are affected by our ability to increase the prices of our subscription packages and depth products and our ability to drive subscribers toward higher-tier subscription packages and premium depth products. We primarily generate agent revenue on a subscription basis, whereby agents typically pay upfront fees for an annual subscription. In these markets, agents select one of our annual subscription packages, with each subscription package providing a different number of features. Higher tier subscription packages offer access to more features including data and more credits. The addition of new depth features and the variable pricing of depth activities on our platform generally encourage utilization of credits and either upgrades to higher tier subscription packages or purchase of discretionary credits. Both these outcomes have the potential to increase revenues.

In Vietnam we encourage agents to purchase more depth products, which can drive growth in our revenue per listing per day. We also encourage agents to list more of their properties for sale to increase the number of listings on site and consequently revenue.

Agents: successful acquisition of new agents and retention of our existing agents

Establishing and maintaining a loyal network of agents is vital for our business. In order to grow our network of agents, we incur marketing and product and technology costs to maintain the volume of leads and attract agents to use our platforms. We also incur trade marketing expenses to maintain and improve communications with our agent subscriber base.

Developer: successful retention of our existing developer customers and acquisition of new developers

We invest in consumer marketing to deliver leads to developers to show return on investment for their use of our products and services. We engage in trade marketing to potential and existing developer customers to persuade new or recurring expenditure. New offerings for our developers’ business are carefully planned to ensure they have a good product-market fit.

Continued innovation of our technology, products and services

Our ability to increase the scale of our platform in terms of number of agents and property seekers depends, in part, on our ability to maintain and enhance our platform’s features, functionality and innovation and to successfully develop or acquire new products and services. We plan to continue to make significant investments across the existing three pillars of innovation: (i) artificial intelligence and machine learning, (ii) immersive content and (iii) our SaaS sales process automation solution (through PropertyGuru FastKey). We are also investing in our Fintech and data services. We have also invested into our platforms by scaling our product and technology teams.

Strategic acquisitions

We undertake strategic acquisitions to accelerate market penetration in our Priority Markets; to further integrate the breadth of our product offering; and to fast-track expansion into new markets, which in turn has driven revenue growth. Since 2015, we completed a number of strategic acquisitions to expand to Indonesia, Thailand and Vietnam.

For example, we acquired a 20% interest in PropertyGuru Viet Nam Joint Stock Company (formerly known as Dai Viet Technology & Investment JSC) and its subsidiary in 2016 and we increased our 20% shareholding in PropertyGuru Viet Nam Joint Stock Company to fully consolidate the business from an accounting perspective, which brought into our group Batdongsan.com.vn, Vietnam’s leading real estate portal. Largely due to that acquisition, revenue from Vietnam comprised 22.3% of our revenue in 2020. On August 3, 2021, through our acquisition of the Panama Group, we acquired iProperty’s (a subsidiary of REA Group) Malaysia and Thailand property portal businesses, iProperty.com.my and thinkofliving.com, to solidify our leadership in those markets, as well as Brickz.my, an online data platform that adds data analytics capabilities in Malaysia. With a strong market position, we intend to grow revenues in Malaysia and Thailand and improve profitability.

Acquisitions also result in acquisition-related costs, which are expensed as they are incurred.

Future resales of our ordinary shares being offered in this prospectus by our shareholders

The ordinary shares being registered for resale by the Selling Securityholders in this prospectus (including ordinary shares underlying warrants) constitute 91.5% of our ordinary shares issued and outstanding together with the ordinary shares underlying warrants, share options and restricted stock units held by the Selling Securityholders as of September 22, 2022. The Selling Securityholders will be able to sell their ordinary shares for so long as the registration statement, of which this prospectus forms a part, is available for use or pursuant to an exemption from registration under the Securities Act. Although certain of the Selling Securityholders are subject to restrictions regarding the transfer of their securities, these shares may be sold after the expiration of the applicable lock up periods. The market price of our ordinary shares could decline if the Selling Securityholders sell a significant portion of our ordinary shares or are perceived by the market as intending to sell them. For more information, see “Risk Factors—Risks Related to Ownership of Securities in the Company—The securities being offered in this prospectus represent a substantial percentage of our outstanding ordinary shares, and the sales of such securities could cause the market price of our ordinary shares to decline significantly, even if our business is doing well.”

Inflation

We incur some of our revenues and expenses in other currencies. As a result, we are exposed to the risk that the rate of inflation in countries where we transact or conduct business will exceed the rate of devaluation of such countries’ currencies in relation to the Singapore dollar or that the timing of any such devaluation will lag behind inflation in such countries. To date, we have been affected by changes in the rate of inflation or the exchange rates of other countries’ currencies, and we cannot assure you that we will not be adversely affected in the future. Inflation can also have an impact on our operating costs. A prolonged period of inflation could cause interest rates, fuel, wages, commodity prices, raw material costs and other costs to increase. Inflationary pressures in 2022 have increased our operating costs and the effects of inflation may have an adverse impact on our costs, margins and profitability in the future. We may implement initiatives from time to time to alleviate inflationary pressures, such as alternative supply arrangements and changes to our hiring policies.

Certain Income Statements Line Items

Revenue

We generate the following revenue: (i) agent revenue, (ii) developer revenue and (iii) Fintech and data services.

Agent revenue

Agent revenue comprises subscription revenue and discretionary revenue.

In all of our Priority Markets except Vietnam, we primarily generate subscription revenue through subscription packages, whereby agents typically pay upfront fees for an annual subscription. In these markets, agents can select between different subscription packages, with each subscription package providing a different number of features and credits, which are used to post a listing or purchase our depth products. Higher tier subscription packages offer a greater volume of credits and access to more features including data tools.

Agents can purchase additional discretionary credits as they utilize those included in their subscription package. Revenue from usage of depth products purchased through discretionary credits is classified as agent discretionary revenue.

In Vietnam, we offer a pay-as-you-go model, whereby agents pay for each individual property listing and additional features as required. We treat all agent revenue in Vietnam as discretionary revenue.

Developer revenue

Our developer business provides Developers with access to our awards and events business and our digital advertising and software solutions.

Our awards and events business generates revenue by organizing annual property awards events, in person and virtually, in various countries to honor top Developers. In connection with these events, we generate revenue primarily from ticket sales, sponsorships and sales of marketing packages. Winners are entitled to use the official PropertyGuru Asia Property Awards logo in their external marketing materials and are provided with digital marketing packages. We also host real estate events at which Developers can buy booths to promote their businesses and recent property developments. In recent times, these events have become digital and showcase property from across the Southeast Asian region.

We also generate developer revenue from developer customers that utilize our digital property classifieds marketplaces for advertising, content marketing and performance products. This developer business model is predominantly based on display advertising and content marketing, which increases property seekers’ awareness of our Developers’ customers’ brands, leading to sales enquiries. Developers pay us fees based on the duration as well as the prominence of advertising. Our performance products, which consist of prominent homepage placement and audience targeting, are charged on a fee-per-lead basis.

Fintech and data services

We generate Fintech and data services revenue primarily from our digital mortgage marketplace, PropertyGuru Finance, where we earn commissions on mortgage fulfillment. Under this business model, Financial Institutions pay us commissions on each mortgage that we broker for them.

We generate revenue from software solutions primarily from PropertyGuru FastKey, which developers use to automate multiple parts of their sales process, such as e-delivery of sales collateral, tracking the performance of various sales channels, digitizing document generation, accepting real-time bookings and accessing an agent marketplace to ensure faster sales of their new projects. Developers pay an upfront fee for the delivery of the software solution as well as maintenance fees as incurred over the course of the solution’s use.

We generate revenue from our data services business, PropertyGuru DataSense, which provides data services and valuation tools to developers, agents, banks and property valuers.

Other income

Other income consists of interest income, government grants, rent concession, reversal of provision for reinstatement cost and other miscellaneous income. Government grant income is primarily derived from the Jobs Support Scheme in Singapore, which is a temporary scheme introduced in 2020 to help businesses retain local employees.

Other gains/(losses)—net

Other gains/(losses)—net consist of fair value gains and losses on preference shares, derivative financial liabilities and contingent consideration, as well as loss on disposal of plant and equipment and intangible assets and currency translation loss.

Expenses

Expenses consist of employee compensation, sales and marketing cost, finance cost, depreciation and amortization, IT and internet expenses, sales commission, venue costs, impairment loss on financial assets, legal and professional costs, legal and professional costs incurred for a proposed initial public offering, share listing expense, staff cost, impairment of intangible assets, directors’ remuneration, office rental and other expenses.

Tax credit/(expense)

Tax credit/(expense) consists of current income tax, withholding tax, deferred income tax and overprovision of income tax in prior year.

Results of Operations

	For the Year Ended December 31,		For the Six Months Ended June 30,
	2021	2020	2022	2021
	(S$ in thousands, except share and per share data)
Revenue	100,711	82,095	61,263	42,890
Other income	1,723	2,801	769	1,079
Other (losses)/gains—net	(124,961)	14,680	22,753	(124,512)
Expenses
Venue costs	(5,859)	(3,769)	(1,947)	(1,427)
Sales and marketing cost	(26,297)	(17,325)	(9,938)	(13,701)
Sales commission	(7,880)	(4,927)	(6,186)	(3,696)
Impairment loss on financial assets	(2,138)	(2,271)	166	(291)
Depreciation and amortization	(14,032)	(9,554)	(10,834)	(5,012)
Impairment of intangible assets	(8)	(806)	—	(8)
IT and internet expenses	(7,882)	(5,678)	(5,283)	(3,448)
Legal and professional	(9,807)	(1,446)	(3,168)	(1,592)
Legal and professional incurred for IPO	(6,070)	—	(16,570)	(2,252)
Employee compensation	(65,184)	(47,115)	(35,569)	(26,116)
Non-executive directors’ remuneration	(2,503)	(590)	(1,557)	(289)
Staff cost	(1,290)	(816)	(735)	(368)
Office rental	(91)	(74)	(80)	(29)
Finance cost	(13,909)	(16,446)	(2,011)	(10,188)
Share listing expense	—	—	(104,950)	—
Other expenses	(2,269)	(2,608)	(2,603)	(1,269)

Total expenses	(165,219)	(113,425)	(201,265)	(69,686)
Loss before income tax	(187,746)	(13,849)	(116,480)	(150,229)
Tax credit/(expense)	333	(559)	(47)	(339)

Net loss	(187,413)	(14,408)	(116,527)	(150,568)

Comparison of Six Months Ended June 30, 2022 and 2021

Revenue. Revenue increased by 42.8% to S$61.2 million for the six months ended June 30, 2022 from S$42.9 million for the six months ended June 30, 2021.

Overall, marketplaces revenues increased by 42.6%, primarily due to improved yield derived from previous price rises and product improvements, increased real estate market activity as movement restrictions ease and Southeast Asia recovers from the COVID-19 pandemic and the inclusion of the iProperty Malaysia business which was acquired on August 3, 2022.

In Singapore, marketplace revenue increased 27.4% period on period from S$25.4 million in the six months ended June 30, 2021 to S$32.3 million in the six months ended June 30, 2022 driven by improved yield derived from previous price rises and increased activity on our platform. We had a total of 15,023 agents with a renewal rate of 82%, reflecting a strong local property market.

In Vietnam, marketplace revenue increased 18.8% period on period from S$10.1 million in the six months ended June 30, 2021 to S$12.0 million in the six months ended June 30, 2022. This was driven by both an increase in the number of listings to 4.0 million and a 5% increase in average revenue per listing.

In Malaysia, marketplace revenue increased 180.1% period on period from S$4.0 million in the six months ended June 30, 2021 to S$11.3 million in the six months ended June 30, 2022 primarily due to the inclusion of the results from the iProperty.com.my business acquired in August 2021.

In Other Asia, marketplace revenue increased 76.3% period on period from S$2.0 million in the six months ended June 30, 2021 to S$3.6 million in the six months ended June 30, 2022 due to a gradual real estate market recovery and the inclusion of revenues from the Think of Living business acquired in August 2021.

In Fintech and data services, revenue increased 51.4% period on period from S$1.4 million in the six months ended June 30, 2021 to S$2.0 million in the six months ended June 30, 2022 due to an increase in the number of mortgages brokered as our Fintech business has scaled.

Other income. Other income decreased by 28.7% to S$0.8 million for the six months ended June 30, 2022 from S$1.1 million for the six months ended June 30, 2021 primarily due to lower government grant income as the grants introduced to tackle the impact of COVID were tapered.

Other (losses)/gains—net. We had other losses—net of S$124.5 million for the six months ended June 30, 2021 as compared to other gains—net of S$22.8 million for the six months ended June 30, 2022. In the six months ended June 30, 2021, other net loss was primarily due to fair value gain or loss on our Series B, D1, E and F preference shares. In the six months ended June 30, 2022, other net gains were primarily due to fair value gain on our warrant liabilities.

Total expenses. Total expenses increased by 188.8% to S$201.3 million for the six months ended June 30, 2022 from S$69.7 million for the six months ended June 30, 2021. The increase was primarily due to costs related to the Business Combination, as well as investment in hiring and staff retention.

Share listing expense and legal and professional fees incurred for IPO amounted to S$104.95 million and S$16.6 million, respectively, for the six months ended June 30, 2022 compared to nil and S$2.3 million, respectively for the six months ended June 30, 2021. The significant increase was due to the Business Combination.

Employee compensation increased 36.2% to S$35.6 million for the six months ended June 30, 2022 compared to S$26.1 million for the six months ended June 30, 2021. The increase was primarily due to acquisition of iProperty, investment in hiring and staff retention.

Sales and marketing cost decreased by 27.5% to S9.9 million for the six months ended June 30, 2022 from S$13.7 million for the six months ended June 30, 2021 primarily due to investment in marketing initiatives for Malaysia marketplace during the first and second quarters of 2021.

Depreciation and amortization expenses increased by 116.2% to S$10.8 million for the six months ended June 30, 2022 from S$5.0 million for the six months ended June 30, 2021 primarily due to higher investment in technology assets.

Sales commission expenses increased by 67.4% to S$6.2 million for the six months ended June 30, 2022 from S$3.7 million for the six months ended June 30, 2021 primarily due to the improved sales performance period on period.

Finance cost decreased by 80.3% to S$2.0 million for the six months ended June 30, 2022 from S$10.2 million for the six months ended June 30, 2021 primarily due to lower accretion expenses on our preference shares as they were converted into ordinary shares in August 2021.

Loss Before Income Tax. Our loss before income tax decreased by 22.5% to S$116.5 million for the six months ended June 30, 2022 from S$150.2 million for the six months ended June 30, 2021 primarily due to the increases in revenue and other net gains, offset by share listing expense and the increase in legal and professional fees incurred for IPO, depreciation and amortisation, employee compensation and sales commission as described above in the six months ended June 30, 2022.

Tax Expenses. Tax expenses decreased 86.1% to S$0.05 million for the six months ended June 30, 2022, compared to tax expenses of S$0.3 million for the six months ended June 30, 2021.

Net loss. As a result of the foregoing, our net loss decreased by 22.6% to S$116.5 million for the six months ended June 30, 2022.

Comparison of Years Ended December 31, 2021 and 2020

Revenue. Revenue increased by 22.7% to S$100.7 million for the year ended December 31, 2021 from S$82.1 million for the year ended December 31, 2020.

Overall, marketplaces revenues increased by 21.6%, primarily due to increased real estate market activity as movement restrictions ease and Southeast Asia recovers from the COVID-19 pandemic.

In Singapore, marketplace revenue increased 20.3% year on year from S$46.5 million in 2020 to S$55.9 million in 2021 driven by a recovering property market. With property prices increasing by 10.6% year-on-year in 2021 compared to a 2.2% year-on-year increase in 2020, agent subscription prices were increased for new and renewed packages.

In Vietnam, marketplace revenue increased 2.9% year on year from S$18.2 million in 2020 to S$18.8 million in 2021. During the third quarter of 2021, there were extensive government lockdown measures due to the COVID-19 pandemic, which negatively impacted revenues. There was a sharp recovery in real estate market activity following the easing of measures in the fourth quarter of 2021, which drove a 4.5 times increase in new property listings in December 2021 compared to August 2021. This improved the revenue performance of the business in the fourth quarter.

In Malaysia, marketplace revenue increased 90.8% year on year from S$7.5 million in 2020 to S$14.3 million in 2021 primarily due to the inclusion of the results from the iProperty.com.my business acquired in August 2021.

In Other Asia, marketplace revenue increased 6.3% year on year from S$7.9 million in 2020 to S$8.4 million in 2021 due to a gradual real estate market recovery and the inclusion of revenues from the Think of Living business acquired in August 2021.

In 2020 we launched the Fintech mortgage business in Singapore and acquired MyProperty Data in Malaysia on December 8, 2020. Fintech and data services revenue increased 67.2% year on year from S$2.0 million in 2020 to S$3.4 million in 2021 as the Singapore mortgage business expanded and with a full year of the MyProperty Data business.

Other income. Other income decreased by 38.5% to S$1.7 million for the year ended December 31, 2021 from S$2.8 million for the year ended December 31, 2020 primarily due to lower government grant income as the grants introduced to tackle the impact of COVID were tapered.

Other (losses)/gains—net. We had other losses—net of S$125.0 million for the year ended December 31, 2021 as compared to other gains—net of S$14.7 million for the year ended December 31, 2020. In each year, the net gain or loss, as applicable, was primarily due to fair value gain or loss on our Series B, D1, E and F preference shares. Our preference shares were converted into PropertyGuru Shares on August 3, 2021.

Total expenses. Total expenses increased by 45.7% to S$165.2 million for the year ended December 31, 2021 from S$113.4 million for the year ended December 31, 2020. The increase was primarily due to investment in marketing and people, and the inclusion of the acquired Panama Group from August 3, 2021.

Employee compensation expenses increased by 38.4% to S$65.2 million for the year ended December 31, 2021 from S$47.1 million for the year ended December 31, 2020 primarily due to the inclusion of the acquired Panama Group from August 3, 2021 and investment in hiring and staff retention.

Sales and marketing cost increased by 51.8% to S$26.3 million for the year ended December 31, 2021 from S$17.3 million for the year ended December 31, 2020 primarily due to investment in the Malaysian business and the inclusion of the acquired Panama Group from August 3 2021.

Legal and professional fees increased by S$8.4 million to S$9.8 million for the year ended December 31, 2021 from S$1.4 million for the year ended December 31, 2020 primarily due to expenses in association with the acquisition of the Panama Group.

During the year ended December 31, 2021, we had legal and professional expenses incurred for an initial public offering of S$6.1 million. No such expenses were incurred during the year ended December 31, 2020.

Depreciation and amortization expenses increased by 46.9% to S$14.0 million for the year ended December 31, 2021 from S$9.6 million for the year ended December 31, 2020 primarily due to higher investment in technology assets.

Sales commission expenses increased by 59.9% to S$7.9 million for the year ended December 31, 2021 from S$4.9 million for the year ended December 31, 2020 primarily due to the improved sales performance year on year.

Finance cost decreased by 15.4% to S$13.9 million for the year ended December 31, 2021 from S$16.4 million for the year ended December 31, 2020 primarily due to lower accretion expenses on our preference shares as they were converted into ordinary shares in August 2021.

Loss Before Income Tax. Our loss before income tax increased by 1,255.7% to S$187.7 million for the year ended December 31, 2021 from S$13.8 million for the year ended December 31, 2020 primarily due to fair value losses on our Series B, D1, E and F preference shares.

Tax Expenses. We had a tax credit of S$0.3 million for the year ended December 31, 2021, compared to tax expenses of S$0.6 million for the year ended December 31, 2020 due to realizable deferred tax assets derived from losses incurred in our Singaporean business in 2021.

Net loss. As a result of the foregoing, our net loss increased by 1,200.8% to S$187.4 million for the year ended December 31, 2021 from S$14.4 million for the year ended December 31, 2020.

Liquidity and Capital Resources

Capital Resources

Our primary sources of liquidity have been cash and cash equivalents raised from the issuance of preference shares and convertible instruments, drawdown of loans and cash provided by operating activities.

As of December 31, 2021 and June 30, 2022, we had cash and cash equivalents of S$70.2 million and S$368.8 million, respectively. Our cash and cash equivalents are primarily denominated in Singapore dollars as well as in local currencies of our Priority Markets.

Our assets exceeded our liabilities by S$387.2 million and S$665.5 million as of December 31, 2021 and June 30, 2022, respectively, while our liabilities exceeded our assets by S$26.5 million as of December 31, 2020. We had net losses of S$187.4 million and S$14.4 million for the years ended December 31, 2021 and 2020, respectively, and net losses of S$116.5 million and S$150.6 million for the six months ended June 30, 2022 and 2021. We had accumulated losses of S$325.1 million and S$137.6 million as of December 31, 2021 and 2020, respectively, and accumulated losses of S$441.6 million and S$288.2 million for the six months ended June 30, 2022 and 2021. To support our operations and business plans, we raised S$26.9 million through the issuance of Series E preference shares in January 2020 and S$60.0 million through the issuance of Series F preference shares in September 2020. Prior to that, between 2015 and 2018, we had issued Series B, C and D1 and D2 preference shares and convertible notes to raise liquidity to support our operations and business plans. We redeemed the convertible notes in January 2021, and our preference shares were converted into PropertyGuru ordinary shares in August 2021. As a result, following completion, we will no longer recognize derivative financial liabilities, any fair value gains or losses on conversion options of preference shares and accretion expenses arising from redeemable convertible preference shares.

We believe that our current available cash and cash equivalents, including the cash that we have received from the Business Combination, will be sufficient to meet our working capital requirements and capital expenditures in the ordinary course of business for a period of at least twelve months from the date hereof. As of August 31, 2022, there has been no change to our liquidity position since the closing of the Business Combination. We intend to finance our future working capital requirements and capital expenditures from cash generated from operating activities, funds raised from financing activities, and funds raised in connection with the Business Combination, including proceeds raised from the PIPE Investment and the funds from the Bridgetown 2 trust account. Our future capital requirements depend on many factors including our growth rate, continuing market acceptance of our offerings, the timing and extent of strategic acquisitions to expand our platform and offerings and the expansion of sales and marketing activities. We may decide to enhance our liquidity position or increase our cash reserves for future investments or operations through additional financing activities, which may include further equity or debt financing. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of additional indebtedness would result in increased fixed obligations and could result in operating covenants that may restrict our future operations.

In addition, we will receive up to an aggregate of $149,040,000.00 from the exercise of the warrants being offered for sale in this prospectus at an exercise price of $11.50 per ordinary share, assuming the exercise in full of 12,960,000 warrants for cash. To the extent that any warrants are exercised on a “cashless basis” under the limited circumstances in which such exercises are permitted, the amount of cash we would receive from the exercise of the warrants will decrease. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes, which may include acquisitions or other strategic investments. We will have broad discretion over the use of any proceeds from the exercise of the warrants. Any proceeds from the exercise of the warrants would increase our liquidity, but our ability to fund our operations is not dependent upon receipt of cash proceeds from the exercise of the warrants.

There is no assurance that our warrants will be in the money prior to their expiration or that the holders of the warrants will elect to exercise any or all of such warrants. We believe the likelihood that warrant holders will exercise their warrants, and therefore any cash proceeds that we may receive in relation to the exercise of the warrants overlying shares being offered for sale in this prospectus, will be dependent on the trading price of our ordinary shares. If the market price for our ordinary shares is less than the exercise price of $11.50 per ordinary share for our warrants, we believe warrant holders will be unlikely to exercise their warrants.

The ordinary shares being registered for resale by the Selling Securityholders in this prospectus (including ordinary shares underlying warrants, options and RSUs) constitute 91.5% of our ordinary shares issued and outstanding together with the ordinary shares underlying warrants, share options and restricted stock units held by the Selling Securityholders as of September 22, 2022. The ordinary shares being registered for resale in aggregate by the TPG Investor Entities, the KKR Investor, REA and the Sponsor constitute 69.8% of our ordinary shares issued and outstanding together with the ordinary shares underlying warrants, share options and restricted stock units held by the Selling Securityholders as of September 22, 2022. Although certain of our shareholders are subject to restrictions regarding the transfer of their securities, these shares may be sold after the expiration of the applicable lock up periods. The market price of our ordinary shares could decline if the Selling Securityholders sell a significant portion of our ordinary shares or are perceived by the market as intending to sell them. Despite such a decline in the public trading price of our ordinary shares, the Selling Securityholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus to the extent that such sales are made at prices that exceed the prices at which such securities were purchased. Certain of the securities being registered for sale pursuant to this prospectus were purchased by the corresponding Selling Securityholders at prices below the current market price of our ordinary shares, as described above. Accordingly, such Selling Securityholders may have an incentive to sell their securities. See “Risk Factors—Risks Related to Ownership of Securities in the Company—The securities being offered in this prospectus represent a substantial percentage of our outstanding ordinary shares, and the sales of such securities could cause the market price of our ordinary shares to decline significantly, even if our business is doing well.” and “Risk Factors—Risks Related to Ownership of Securities in the Company—Certain existing shareholders purchased securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in our Company may not experience a similar rate of return.” So long as the registration statement of which this prospectus forms a part is effective, the sales of the securities being offered in this prospectus could result in a significant decline in the public trading price of our ordinary shares.

We manage our cash needs on a decentralized basis, and manage our indebtedness to ensure compliance with any debt restrictions and limitations on dividends and distributions established in our debt agreements that include such restrictions. We maintain our cash and cash equivalents predominantly in Singapore dollars (except for the proceeds of the Business Combination that we hold in U.S. dollars) and do not currently enter into any hedging arrangements.

The following table summarizes our cash flows for the years ended December 31, 2021 and 2020 and the six months ended June 30, 2022 and 2021.

	For the Year Ended December 31,		For the Six Months Ended June 30,
	2021	2020	2022	2021
	(S$ in thousands)
Net cash (used in)/provided by operating activities	(2,450)	2,674	(166)	(6,764)
Net cash used in investing activities	(10,754)	(22,414)	(9,992)	(5,429)
Net cash (used in)/provided by financing activities	(9,919)	88,446	308,684	(3,334)
Net (decrease)/increase in cash and cash equivalents	(23,123)	68,706	298,526	(15,527)
Cash and cash equivalents at the beginning of the period/year	93,359	24,653	70,236	93,359

Cash and cash equivalents at the end of the period/year	70,236	93,359	368,762	77,832

Net cash (used in)/provided by operating activities

Net cash used in operating activities for the six months ended June 30, 2022 was S$0.2 million. The primary factors affecting our operating cash flows during the period were net loss for the same period of S$116.5 million adjusted for non-cash items including share listing expense of S$104.95 million, a fair value gain on warrant liability of S$23.0 million, amortization and depreciation of S$10.8 million, employee share grant and option expense of S$1.8 million, unrealized currency translation losses of S$8.8 million; as well as changes in working capital including an increase in trade and other payables of S$9.7 million and an increase in deferred revenue of S$2.5 million.

Net cash used in operating activities for the six months ended June 30, 2021 was S$6.8 million. The primary factors affecting our operating cash flows during the period were net loss for the same period of S$150.6 million adjusted for non-cash items including a fair value loss on conversion option of Series B, D1, E and F preference shares of S$124.1 million, finance cost of S$10.2 million, amortization and depreciation of S$5.0 million, employee share grant and option expense of S$2.4 million; as well as changes in working capital including an increase in trade and other payables of S$1.6 million, increase in trade and other receivables of S$1.0 million and a decrease in deferred revenue of S$0.3 million.

Net cash used in operating activities for the year ended December 31, 2021 was S$2.5 million. The primary factors affecting our operating cash flows during the period were net loss for the same period of $187.4 million adjusted for non-cash items including finance cost of S$13.9 million, a fair value loss on the conversion option of Series B, D1, E and F preference shares of S$124.1 million, amortization and depreciation of S$14.0 million, employee share grant and option expense of S$8.5 million; as well as changes in working capital including an increase in trade and other payables of S$14.9 million and an increase in deferred revenue of S$9.1 million.

Net cash provided by operating activities for the year ended December 31, 2020 was S$2.7 million, while our net loss for the same period was S$14.4 million. The difference was primarily due to adjustments for non-cash items including finance cost of S$16.4 million, a fair value gain on the conversion option of Series B preference shares of S$15.1 million, amortization and depreciation of S$9.6 million and employee share grant and option expense of S$6.7 million; as well as changes in working capital including an increase in trade and other receivables of S$3.8 million, partially offset by an increase in deferred revenue of S$2.4 million and a decrease in trade and other payables of S$1.2 million.

Net cash used in investing activities

Net cash used in investing activities for the six months ended June 30, 2022 was S$10.0 million, primarily comprising of S$9.6 million for additions of intangible assets and S$0.4 million for additions of plant and equipment.

Net cash used in investing activities for the six months ended June 30, 2021 was S$5.4 million, primarily comprising of S$5.0 million for additions of intangible assets and S$0.4 million for additions of plant and equipment.

Net cash used in investing activities for the year ended December 31, 2021 was S$10.8 million, primarily comprising of S$12.8 million for additions of intangible assets and S$1.7 million for additions of plant and equipment, partially offset by the inclusion of S$3.7 million in cash of the Panama Group acquired in August 2021.

Net cash used in investing activities for the year ended December 31, 2020 was S$22.4 million, primarily comprising of S$12.2 million for the payment of contingent consideration from the acquisition of the Dai Viet business in Vietnam (owner of Batdongsan.com.vn) and S$6.6 million for additions of intangible assets.

Net cash (used in)/provided by financing activities

Net cash provided by financing activities for the six months ended June 30, 2022 was S$308.7 million, primarily comprising of proceeds from reorganization of S$142.1 million and proceeds from shares issued to PIPE investors of S$178.7 million as a result of the Business Combination, offset with principal payment of lease liabilities of S$2.2 million, transaction cost in relation to issuance of PIPE shares of S$7.7 million and S$2.4 million payment for legal and professional fees for our initial public offering through the Business Combination.

Net cash used in financing activities for the six months ended June 30, 2021 was S$3.3 million, primarily comprising of principal payment of lease liabilities of S$2.1 million, repayment of convertible notes of S$11.3 million, partially offset by S$11.0 million of proceeds received under the Redpeak Facility.

Net cash used in financing activities for the year ended December 31, 2021 was S$9.9 million, primarily comprising of S$11.3 million for repayment of convertible notes, S$4.1 million for principal payment of lease liabilities and S$4.0 million for payment of legal and professional fees incurred for our initial public offering through the Business Combination, partially offset by S$11.0 million of proceeds received under the Redpeak Facility.

Net cash provided by financing activities for the year ended December 31, 2020 was S$88.4 million, primarily consisting of S$86.4 million for proceeds from issuance of Series E and Series F preference shares. We also received S$5.0 million in relation to proceeds from a loan advance and S$2.1 million of proceeds from issuance of ordinary shares, partially offset by S$3.8 million for payment of lease liabilities and S$1.3 million for interest payments.

Capital Expenditures

Our capital expenditures amounted to S$14.5 million and S$7.9 million for the years ended December 31, 2021 and 2020, respectively. Our capital expenditures amounted to S$10.0 million for the six months ended June 30, 2022. These capital expenditures primarily related to investments in development of our software and technology. We expect to continue to make capital expenditures to meet the expected growth in scale of our business and expect that cash generated from our cash and cash equivalents following the Business Combination and cash from operating activities and financing activities may be used to meet our capital expenditure needs in the foreseeable future.

Indebtedness

As of June 30, 2022, we had borrowings of S$18,368 million related to the S$16.0 million Redpeak Facility, which we drew down in full in January 2021. We voluntarily prepaid all outstanding loans under the facility in full on July 7, 2022. For more information about the Redpeak Facility, see “Certain Relationships and Related Person Transactions—Redpeak Facility.”

Contractual Obligations and Commitments

The following table sets forth our contractual obligations and commitments as of June 30, 2022.

	As of June 30, 2022
	On demand within 1 year	More than 1 year
	(S$ in thousands)
Trade and other payables(1)	43,082	933
Lease liabilities(2)	4,174	10,326
Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . .	18,368	—
Warrant liabilities	5,109	—

Total	42,249	30,586

(1)	Primarily comprises contractual obligations related to marketing activities and general operations.
(2)	Primarily comprises office space leases.

Segment Information

Our operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker, which is our leadership team, comprising our CEO, CFO, managing director marketplaces, managing director Fintech and chief marketing officer, chief technology officer, chief people officer and managing director data and software solutions. Our operating segments and reportable segments are each of our four marketplaces, Singapore, Vietnam, Malaysia and Other Asia, and Fintech and data services.

Our leadership team primarily uses the measure Adjusted EBITDA to assess our operating segments. The table below sets forth our segment Adjusted EBITDA and Adjusted EBITDA Margin for the periods indicated.

	Six months ended June 30, 2022
	Marketplaces				Fintech and data services	Corporate*	Total
	Singapore	Vietnam	Malaysia	Other Asia
	(S$ in thousands except percentages)
Revenue	32,297	11,999	11,333	3,585	2,049		61,263
Adjusted EBITDA	22,631	2,806	3,610	(2,431)	(3,531)	(19,190)	3,895
Adjusted EBITDA Margin (%)	70.1%	23.4%	31.9%	(67.8)%	(172.3)%		(6.4)%

	Six months ended June 30, 2021
	Marketplaces				Fintech and data services	Corporate*	Total
	Singapore	Vietnam	Malaysia	Other Asia
	(S$ in thousands except percentages)
Revenue	25,359	10,098	4,046	2,034	1,353		42,890
Adjusted EBITDA	16,932	2,778	(6,931)	(1,895)	(2,093)	(13,563)	(4,772)
Adjusted EBITDA Margin (%)	66.8%	27.5%	(171.3)%	(93.2)%	(154.7)%		11.1%

	Year ended December 31, 2021
	Marketplaces				Fintech and data services	Corporate*	Total
	Singapore	Vietnam	Malaysia	Other Asia
	(S$ in thousands except percentages)
Revenue	55,891	18,767	14,315	8,361	3,377		100,711
Adjusted EBITDA	33,355	2,063	(10,440)	(1,232)	(4,634)	(29,981)	(10,869)
Adjusted EBITDA Margin (%)	59.7%	11.0%	(72.9)%	(14.7)%	(137.2)%		(10.8)%

	Year ended December 31, 2020
	Marketplaces				Fintech and data services	Corporate*	Total
	Singapore	Vietnam	Malaysia	Other Asia
	(S$ in thousands except percentages)
Revenue	46,470	18,241	7,501	7,863	2,020		82,095
Adjusted EBITDA	32,554	4,213	(4,573)	(3,196)	(1,660)	(22,883)	4,455
Adjusted EBITDA Margin (%)	70.1%	23.1%	(61.0)%	(40.6)%	(82.2)%		5.4%

*

Corporate consists of headquarters costs, which are not allocated to the segments. Headquarters costs are costs of PropertyGuru’s personnel that are based predominantly in its Singapore headquarters and certain key personnel in Malaysia and Thailand, and that service PropertyGuru’s group as a whole, consisting of its executive officers and its group marketing, technology, product, human resources, finance and operations teams, as well as platform IT costs (hosting, licensing, domain fees), workplace facilities costs, corporate public relations retainer costs and professional fees such as audit, legal and consultant fees.

Seasonality

Our business is affected by seasonal periods where real estate activity is generally higher or lower and consequently demand is higher or lower from agents and developers for our products. Lower periods are often during public holidays or festival periods, which are diverse across our markets. Chinese New Year and Tet are such periods in Singapore and Malaysia and in Vietnam, respectively, and occur during the first quarter of the calendar year. Some of our activities such as Awards and Events generally occur in the second half of the year, and the associated revenue is also recognized in the second half of the year.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risks in the ordinary course of our business. These risks primarily include credit risk and liquidity risk. For more information about financial risks that we are exposed to, see Note 26 to our audited consolidated financial statements included elsewhere in this prospectus.

Credit Risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in us incurring a financial loss. Our credit risk is primarily attributable to our trade and other receivables. We seek to minimize losses due to increased credit risk exposure by transacting with recognized and creditworthy third parties. All customers that wish to trade on credit terms are subject to our credit verification procedures. As of June 30, 2022, December 31, 2021 and 2020, our credit risk for receivables from third parties was S$7.5 million, S$10.8 million and S$11.0 million, respectively.

Liquidity Risk

Liquidity risk is the risk that we will encounter difficulty in meeting financial obligations due to shortage of funds. Our exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities.

We manage our liquidity risk by ensuring the availability of funding. Our primary sources of liquidity have been cash and cash equivalents raised from the issuance of preference shares and convertible instruments and drawdown of loans and cash provided by operating activities. We monitor working capital projections to ensure that we have adequate working capital to meet current requirements.

As of June 30, 2022, we had current liabilities of S$125.0 million, as compared to S$387.8 million of current assets. As of December 31, 2021, we had current liabilities of S$89.4 million, as compared to S$87.9 million of current assets. As of December 31, 2020, we had current liabilities of S$279.1 million, which included S$199.5 million of preference shares, as compared to S$107.5 million of current assets. We expect to fund our working capital requirements and capital expenditures in the ordinary course of business for a period of at least twelve months through our current available cash and cash equivalents and our loan facility, together with the cash that we have received from the Business Combination.

Off-Balance Sheet Commitments and Arrangements

As of June 30, 2022, December 31, 2021 and 2020, we did not have any off-balance sheet arrangements, as defined in Regulation S-K, that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenue, or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.

Critical Accounting Estimates

Our consolidated financial statements are prepared in conformity with IFRS, as issued by the IASB. In preparing our consolidated financial statements, we make judgements, estimates and assumptions about the application of our accounting policies which affect the reported amounts of assets, liabilities, revenue and expenses. Our critical accounting judgements and sources of estimation uncertainty are described in Note 3 to our consolidated financial statements, which are included elsewhere in this prospectus.

BUSINESS

Overview

We are the leading PropTech company in Southeast Asia, with leading Engagement Market Shares in Singapore, Vietnam, Malaysia and Thailand, based on SimilarWeb data between January 2022 and June 2022. We strive to be the trusted advisor to every person seeking property by making finding a home as straightforward, transparent and efficient as possible. Our platforms provide: (1) online property listings to match buyers, sellers, tenants and landlords; (2) digital, marketing and sales process automation software services for developers; (3) a mortgage marketplace and brokerage; and (4) a data-provision business for consumers, agents, developers and banks.

We leverage data and technology to create a trusted and transparent digital property marketplace. Our digital property classifieds marketplaces provide agents, developers and property seekers access to real estate data and online tools to help them with their property goals throughout their property transaction journey. We primarily do this by connecting home buyers and renters with agents and developers on our desktop and mobile app platforms, which are underpinned by data analytics and compelling experience design. Our customers are primarily agents and developers who advertise residential and commercial properties for sale or rent in our Priority Markets.

Our home mortgage marketplace, PropertyGuru Finance, matches property buyers in Singapore to suitable mortgages that are advertised by banks on our platform and brokered by us. In connection with our mortgage brokerage business, we have referral arrangements with a number of major banks in Singapore, which allows us to offer property buyers competitive bank rates and service with our trusted partner banks.

Through our data services business, PropertyGuru DataSense, we provide data services to agents through our customer website and apps. Customers are able to track the transaction and market prices of properties. In December 2020, we acquired MyProperty Data Sdn Bhd (“MyProperty Data”), a Malaysia-focused data analytics platform. In Malaysia we provide valuation tools to developers, agents, banks and property valuers.

We also operate the PropertyGuru Asia Property Awards, our awards and events business. We source entries from thirteen markets across Asia and organize annual awards ceremonies in eight of these markets to assess and honor top developers for their achievements each year. Our Awards categories include residential and commercial developments, architecture, design, sustainable building techniques and corporate social responsibility. In addition to generating a strong revenue stream from our developer customer base, our awards and events business allows us to strengthen relationships with key industry players, which we believe creates long-term strategic benefits for PropertyGuru.

We built our presence in Southeast Asia through organic growth and strategic acquisitions to enhance our revenue growth and diversify our offerings. Our organic growth has been driven by our focus on expanding our marketplace through innovation, and developing new products and services that help us stay ahead of the evolving needs of our markets. These innovations include PropertyGuru Lens, an app that allows users to search for property in the real world through their smart phone camera, and PropertyGuru StoryTeller, an immersive content experience to help Singapore real estate developers market and sell their offerings virtually.

Our strategic acquisitions have sought to extend the depth and reach of our products and services. In 2015, we acquired our SaaS-based sales automation solution, PropertyGuru FastKey, which is used by developers to enable end-to-end project management from launch to sales conversion. Since the end of 2019, we have made transformative investments in technology, products and markets that we believe will further strengthen our market leadership and accelerate our growth through the recovery from the COVID-19 pandemic. On August 3, 2021, through our acquisition of the Panama Group, we acquired iProperty’s (a subsidiary of REA Group) Malaysia and Thailand property portal businesses, iProperty.com.my and thinkofliving.com, to solidify our leadership in those markets, as well as Brickz.my, an online data platform that adds data analytics capabilities in Malaysia.

Our headquarters are in Singapore. As of June 30, 2022, our platform connects more than 40 million property seekers monthly, based on Google Analytics data between January 2022 and June 2022, to more than 64,000 agents in our digital property marketplace of more than 3.5 million real estate listings.

Our Industry

We are an operator of property portals in Southeast Asian countries, namely Indonesia, Malaysia, Singapore, Thailand and Vietnam. Property portals are online marketplaces that provide a platform for the advertising of real estate (including residential, commercial and industrial properties) for sale or lease by real estate agents, property developers and in some cases by individual vendors. Property portals provide access to a much wider range of properties than is available on the websites of individual estate agents or developers, and with advanced search functionality, allow property buyers to filter properties based on individual requirements and easily search for appropriate properties while providing content to guide and advise buyers. For property advertisers, portals offer access to a much larger group of potential buyers than can be achieved through personal contacts and direct marketing.

Over the past 20 years, in developed markets such as Australia, the UK and the US, property portals such as realestate.com.au, Rightmove and Zillow have established leading market positions, in the process displacing print publications (primarily local newspapers and magazines) as the main media for property advertising.

Southeast Asian markets are at a much earlier stage in the evolution of online property advertising, and have some structural differences with markets in developed countries. Nonetheless, over time Frost & Sullivan expects that a similar process will occur, with continued migration of property advertising to the online channel.

Market Drivers

Frost & Sullivan considers that there are a number of factors which are stimulating the market opportunity for property portals in Southeast Asia.

Growing Urban Populations

The growth in urban populations drives demand for housing. Whilst in developed markets such as Australia, UK and US, the urban population is broadly stable at around 85% of the total population, in Southeast Asia (except Singapore), the level of urbanization is lower, although it is growing as populations increasingly move to cities for economic reasons. Whilst the total population in the Southeast Asian markets is forecast to increase at a CAGR of 1% between 2013 and 2023, the urban population is forecast by the International Monetary Fund (IMF) to increase at a CAGR of 2.3% and to reach 271 million by 2023, up from 216 million in 2013, according to the IMF World Economic Outlook Database, April 2019.

Table 1: Urban Population (millions), Southeast Asia, 2013 and 2023F

	2013	2023F
Indonesia	129.4	161.6
Malaysia	22.1	27.3
Singapore	5.4	5.9
Thailand	30.7	36.8
Vietnam	28.7	39.6

Source: IMF World Economic Outlook Database, April 2019

Increasing Levels of Internet Access

Use of property portals is directly related to the level of internet access in a market, and especially the level of mobile internet use, particularly through smartphones, as property searching is an activity typically undertaken on the move. The percentage of the population that uses the internet ranges from 76% to 95% in developed markets, although it is lower in Southeast Asia (except Malaysia and Singapore), averaging 74% in 2020. By 2025, it is projected by Frost & Sullivan to range from 79% in Thailand to around 100% in Malaysia, based on historic growth trends.

Table 2: Percentage of Individuals that uses the Internet, Southeast Asia, 2015 and 2025F

	2015	2025F
Indonesia	22%	94%
Malaysia	71%	100%
Singapore	79%	96%
Thailand	39%	79%
Vietnam	45%	86%

Sources: International Telecommunications Union (ITU), Percentage of the Population using the Internet; Frost & Sullivan projections for 2025

Middle Class Expansion

Rising wealth levels in Southeast Asia are expected to increase levels of property ownership and drive growth in property transactions, although there was a COVID-19 related fall in wealth in 2020 in most markets. Between 2015 and 2025, the average GDP per capita (at current prices) in Southeast Asia is forecast by the IMF to increase at 3.2% CAGR, from $15,414 in 2015 to $21,130 by 2025, according to the IMF World Economic Outlook Database, October 2020.

Table 3: GDP per Capita ($, Current Prices), Southeast Asia, 2015 and 2025F

	2015	2025F
Indonesia	3,368	5,429
Malaysia	9,663	14,766
Singapore	55,646	70,766
Thailand	5,840	9,476
Vietnam	2,556	5,212

Source: IMF World Economic Outlook Database, October 2020

Offline-to-Online Migration of Real Estate Advertising

A comparison of online property advertising expenditure as a percentage of the total for Australia, UK and Southeast Asia is given below. With online share of 26% across Southeast Asia in 2020 compared to 94% in Australia and 84% the UK, Southeast Asia is at the online penetration level achieved in Australia and the UK in 2008/09, i.e. online penetration levels are lagging these developed markets by approximately 12 years.

Table 4: Online Property Advertising Expenditure as Percentage of Total, Australia, UK & Southeast Asia, 2010, 2015, 2020 and 2025

	2010	2015	2020	2025F
Australia	31%	60%	94%	N/A
UK	33%	61%	84%	N/A
Indonesia	N/A	2.9%	9.4%	23.6%
Malaysia	N/A	14.4%	33.3%	45.9%
Singapore	N/A	24.1%	50.7%	63.6%
Thailand	N/A	9.5%	26.7%	40.5%
Vietnam	N/A	10.0%	20.6%	38.6%

Source: Frost & Sullivan

Total Addressable Market—Core and Ancillary Services

Property portals in developed markets are increasingly diversifying their revenue streams from property advertising to include a range of other services typically related to property transactions. These include broader project marketing services for developers, financial services (such as mortgage and insurance broking), providing property data, and providing operating systems for agents/developers. The general strategy is to broaden the involvement of portals across the property transaction lifecycle. Whereas portals have traditionally focused on advertising properties where sales authority has been given, ancillary services broaden portal involvement from vendor appraisal through to the lodgment of title deeds.

The total addressable market for PropertyGuru including the core TAM and ancillary services TAM is estimated at approximately $8.1 billion as indicated below.

Table 5: Total Addressable Market for PropertyGuru, Southeast Asia, 2020

Market	Estimated Market Value ($ bn)	Brief Description
Agent & Developer Marketing	2.3	Core listings marketplace and developer marketing solutions
—Singapore	0.5
—Vietnam	0.5
—Malaysia	0.3
—Thailand	0.6
—Indonesia	0.4
Fintech	1.7	Mortgage commissions, property and rental insurance
Data services	0.5	Valuation & data consultancy services for valuers, banks, developers and governments
Developer OS	0.9	Enabling core IT systems automation for developers in sales, marketing, and property management
Home services	2.7	Contractor services and moving services

Total	8.1

Source:	Frost & Sullivan

Our Market Opportunity

We are uniquely positioned to capture the significant opportunities created by favorable, long-term macro tailwinds of urbanization, growing affluence and digitalization in Southeast Asia. According to Frost & Sullivan, Southeast Asia currently has a population of approximately 473 million. Approximately 62% of Southeast Asia’s population is below 30, according to Euromonitor. According to Digital in 2020 Yearbook, the average amount of time internet users spent per day using the internet is approximately 8 hours across our Priority Markets and the Philippines, compared to the global average of approximately 6 hours 43 minutes.

Southeast Asia is estimated to become the fourth largest economy in the world by 2030 with a vibrant pool of increasingly affluent property seekers, according to the Singapore Business Review. According to Frost & Sullivan, this growth is expected to be driven by:

•	Urbanization: over 50 million urbanites will need housing in major cities and towns across our five markets by 2023.

•	Middle class expansion: the emergence of the growing middle class with increasing purchasing power and digital adoption is expected to contribute to 61% growth in GDP per capita by 2025.

•

Digitalization: the internet penetration rate in Southeast Asia is expected to increase significantly with more than 200 million people moving online by 2025. Offline-to-online migration in Southeast Asia markets lags approximately 10 years behind other developed markets and is expected to catch up quickly.

We currently operate in a market that encompasses advertising and marketing expenditure by agents/ agencies, and marketing expenditure from developers. This is a large addressable market that has continued to expand due to economic tailwinds, favorable consumer trends and a growing real estate advertising market across our Priority Markets. According to Frost & Sullivan, our total addressable market, including core TAM and ancillary services TAM, is estimated at approximately $8.1 billion.

We have 14 years of offering property information across Southeast Asia while the PropTech industry emerged in the region. We have leading market shares in Singapore, Vietnam, Malaysia and Thailand in terms of Engagement Market Share, based on SimilarWeb data.

Our History and Corporate Structure

We began operations as a digital property classifieds marketplace in Singapore in 2007. Our growth story has been characterized by gaining market share through a high-quality product offering and continued innovation, underpinned by strategic investments. The list below provides an overview of key events in our history.

2007	Founded in Singapore by Stephen Melhuish & Jani Rautiainen

2008	Investment from angel investors

2011	Initial expansion into Malaysia, Indonesia and Thailand

2012	Strategic investment by Deutsche Telekom and Immobilienscout24

2015	Acquired eProperty Track (now PropertyGuru FastKey) to build sales process automation capability

Acquired RumahDijual.com real estate portal to solidify leadership in Indonesia

Investment by the TPG Investor Entities, Emtek, and Square Peg Capital

2016	Acquired Asia Property Awards to strengthen developer relationships and marketing solutions

Expanded into Vietnam with strategic 20% investment in Batdongsan.com.vn

Hari V. Krishnan appointed as CEO

2018	Investment by the KKR Investor

Acquired 100% ownership of Batdongsan.com.vn

2019	Launched PropertyGuru Lens

2020	Acquired MyProperty Data to gain access to a data analytics platform in Malaysia

Launched home mortgage marketplace, PropertyGuru Finance

Closed Series E and Series F funding rounds

2021	BT2 announced that it would enter into the Business Combination with PropertyGuru

Through the acquisition of the Panama Group, acquired iProperty.com.my and thinkofliving.com to add to the portal businesses in Malaysia and Thailand, as well as Brickz.my, an online data platform that adds data analytics capabilities in Malaysia

2022	Completed the Business Combination

Our Strengths

Our mission is to continue strengthening property seekers’ engagement with our platforms and developing and providing market-first technology-based products and services to our customers in our Priority Markets to help them make more confident decisions. We have the following competitive strengths:

Leading market positions across five Priority Markets

Our digital property marketplaces have leading market shares in Singapore, Vietnam, Malaysia and Thailand in terms of Engagement Market Share: 76% in Singapore (3.7 times more than our closest peer); 75% in Vietnam (3.0 times more than our closest peer); 96% in Malaysia (25.2 times more than our closest peer); 59% in Thailand (2.8 times more than our closest peer); and 21% in Indonesia (0.3 times more than our closest peer), based on SimilarWeb data between January 2022 and June 2022. We have multiple well-established brands that are synonymous with real estate listings in Southeast Asia, with organic traffic representing 83% of the traffic to our platforms, based on Google Analytics data between January 2022 and June 2022.

Our digital property classifieds marketplaces benefit from network effects created by a “virtuous cycle,” in which a large number of property seekers engaged with an online marketplace attract a large number of agents, developers, vendors and landlords, and vice versa, which in turn helps enhance the scale and market positions of in our Priority Markets. This is consistent with the evolution of the online property advertising industry in developed markets such as Australia and the United Kingdom, where the industry has consolidated into two or three main companies that share a significant majority of online property advertising revenue, according to Frost & Sullivan.

Attractive business model leading to strong financial profile

Our online property listing marketplaces use a tiered subscription model to enable agents to advertise properties and help them match buyers and tenants in all our markets. In Vietnam we have a tailored pay per listing model as well as a range of depth products that help to drive our yield for the Vietnam marketplace by allowing agents to improve the ranking of their listings and/or make their listings more attractive to consumers. We offer a broad suite of services for developers across our markets, including digital advertising and software solutions to support their sales and marketing needs, and awards and events to help feature and promote their projects. Our fast-growing Fintech business, which is based on commissions for loan origination and digital advertising services for lenders, helps address the opaque, slow and manual bank mortgage process and unfamiliarity of agents with mortgage products. We deliver smart home financing solutions that digitally integrate the home financing ecosystem and leverage customer data to deliver and extract economic value over the customer lifetime.

Focus on technology and innovation

Our ongoing investment into our platforms by scaling our product and technology teams is the key enabler to sustained innovation, and this has allowed us to continue developing proprietary technology platforms, with innovative features and functionality to deliver our agent and developer clients and property seekers a better experience. Our platforms have been developed to operate efficiently across different markets in multiple languages and currencies and with integrated mobile and other technology capabilities. Our business is underpinned by constant technological innovation and investment. We have three pillars of innovation through (i) artificial intelligence and machine learning, (ii) immersive content (through PropertyGuru FastKey) and (iii) our SaaS sales process automation solution. With artificial intelligence and machine learning, we provide tailored recommendations to enhance user experience and improve the quality of our property photos through sophisticated image moderation. With immersive content we deliver guides to the ‘green’ credentials of a listing and PropertyGuru Lens—an AI-driven tool to allow users to search property through their smartphone camera. Our PropertyGuru FastKey platform is sales process automation software that has evolved into a tool for developers to digitize and optimize their sales processes. We are also investing in our Fintech and data services.

Successful growth through strategic acquisitions

We have supplemented our organic growth initiatives with a number of strategic acquisitions in recent years that have primarily been executed to accelerate market penetration in our Priority Markets and to further integrate the breadth of our product offerings in, and to fast-track expansion into, new markets. Our significant acquisitions between 2015 and 2021 include:

•	PropertyGuru FastKey to strengthen new project sales capability (July 2015);

•	RumahDijual to solidify market position in Indonesia (December 2015);

•	Asia Property Awards to strengthen relationships with senior management of developers and offer a comprehensive developer marketing solution (January 2016);

•	Batdongsan.com.vn (20% stake in 2016 and 100% ownership in October 2018) to gain access to Vietnamese property market;

•	MyProperty Data (December 2020)—data analytics platform in Malaysia; and

•

The Panama Group acquisition, through which we acquired iProperty.com.my and thinkofliving.com to add to the portal businesses in Malaysia and Thailand, as well as Brickz.my, an online data platform that adds data analytics capabilities in Malaysia.

We have grown through expanding beyond Singapore, increasing our number of agents and increasing ARPA across each of our Priority Markets (excluding Vietnam where we operate a pay-as-you-go model and focus on increasing the number of listings and revenue per listing). We have a strong track record of M&A integration, with our operations in Singapore, Thailand, Indonesia and Malaysia (excluding the recently acquired Panama Group) using a common technology platform and a single source code where applicable, which provides scale efficiencies and gives us speed-to-market with new products and developments. While our Vietnam business currently operates its own technology platform, we plan to integrate it into our common technology platform over time.

“Digital native” senior leadership team with a long term vision and culture of innovation

We are led by a highly experienced management team with deep technology expertise. Our management team has a proven track record and is well-placed to deliver our focused strategy going forward. Our CEO, Hari V Krishnan, joined us in 2016, having previously held the role of Vice President, APAC & Japan at LinkedIn, growing their Asia business. Joe Dische, our CFO, joined us in 2018, having previously held the position of CFO at ASX-listed iCar Asia. Both Hari and Joe have significant strategic, financial and technology-related experience across Asia. Our Company has continued its investment in human capital, building out a market leading executive team around Hari and Joe, with deep technology, finance, and business experience in the digital sector. We believe that our investment in human capital will allow the Company to continue its track record of growth and innovation.

Our Growth Strategy

Technology innovation underpinning growth

Technology development and product innovation are central to our growth strategy. Our three pillars of innovation through (i) artificial intelligence and machine learning, (ii) immersive content and (iii) our SaaS sales process automation solution (through PropertyGuru FastKey), complement our existing technology platform. We intend to continue focusing on technological innovations, including expanding our depth products offering to enable our customers to further differentiate their property listings and advances in our Fintech and data services.

Agent/agency initiatives

In Singapore, we are shifting our focus to driving significant ARPA growth based on the “up-sell” of higher-tier subscription packages to deliver enhanced value and increased innovation to enhance depth product penetration.

We are in a high growth phase in Vietnam, where we believe there is substantial opportunity for continued expansion through customer acquisition, growth in the number of listings with increasing demand, and increased average revenue per listing. In Malaysia, Indonesia and Thailand, our near-term focus is on enhancing our property seeker proposition to increase our agent base, and looking to improve monetization by increasing ARPA across our agent base through increased penetration of depth products. In Malaysia and Thailand we are also focused on the integration of our business with the recently acquired Panama Group.

Developer proposition

Our key focus includes continued innovation and product development of PropertyGuru FastKey and increased executive engagement with top regional developers, supported by our award shows and events. We expect that growth will continue to be supported by the migration from offline to online advertising as developers in our Priority Markets continue to increase their online advertising expenditure. We are also integrating our data solutions.

Strategic acquisitions

Strategic acquisitions remain a core component of our growth strategy. We intend to continue supplementing our organic growth initiatives with strategic acquisitions to further integrate the breadth of our product offerings in our markets. We will continue to assess acquisition or partnership opportunities to enter new markets or strengthen our product offerings, including potentially funding further acquisitions into direct adjacencies as described below. See “—Pursuing adjacent growth opportunities.”

Pursuing adjacent growth opportunities

We have identified a number of potential adjacent growth opportunities such as data, Fintech, home services (including contractor and moving services) and developer operating systems. We see Fintech and data services as near-term opportunities for expansion.

Accessibility of home financing and insurance solutions in our Priority Markets is significantly behind that of more developed markets, where the prevalence of mortgage broking is a key component of these markets. Our priority is to expand our mortgage business in Singapore given the country’s more mature financial ecosystem. We plan to do so through innovation, partnerships with other industry players (e.g. banks), cross-selling of financial services such as insurance, and potentially acquiring suitable targets. We aim to expand our Fintech business in other Priority Markets in the future.

We believe there is a significant opportunity for us to expand our business through the development or acquisition of data capabilities. Data is already being leveraged for services such as automated property valuation, which provides property owners and seekers and finance parties indicative property prices and helpful insights on their transaction enquiries; strategic developer advice; and property transaction volume demand planning. Elements of these tools may be extended across all of our Priority Markets over time.

Acquisition of the Panama Group

On August 3, 2021, we completed the acquisition of the Panama Group, pursuant to which we allotted and issued to REA new ordinary shares in our capital comprising an 18.0% equity interest in our enlarged company. REA is also entitled to appoint one director to our Board and has appointed Owen Wilson as a director of the Company.

The Panama Group operates the following:

•

iProperty.com.my, an online property portal in Malaysia. iProperty.com.my is the second-leading portal in Malaysia (after PropertyGuru) in terms of total site property listings for 2021, with 5.9 million listings. iProperty.com.my is also the second-leading portal in Malaysia (after our Company) in terms of Engagement Market Share, based on SimilarWeb data;

•

Brickz.my, an online data platform providing property transaction data in Malaysia. Brickz.my compiles officially recorded transactions from sources in Malaysia and provides this information to customers for a fee (for single reports on a particular project/township or for subscriptions) or for free on its website (for the latest available 10 past transactions for any projects/townships). The data insights provided by Brickz.my are also available to subscribers of iPropertyPRO, thereby providing property agents with valuable insights into the property market, which helps them make better-informed decisions; and

•	Thinkofliving.com, a property review site in Thailand. thinkofliving.com has Engagement Market Share of 3% based on SimilarWeb data between January 2022 and June 2022.

The property portals operated by the Panama Group had more than 10,000 agents and more than 7 million property seekers as of June 30, 2022, which brings the total number of agents across our platforms to more than 64,000 and the total number of property seekers across our platforms to more than 40 million, based on Google Analytics data between January 2022 and June 2022.

Our acquisition of the Panama Group establishes Malaysia as a third large growth market for our Company and brings significant synergies to us. We believe that our acquisition of the Panama Group will bolster our ability to provide property seekers with transparent and easy access to the most comprehensive set of data, actionable insights, and services to support their home ownership aspirations in Southeast Asia. We also believe that the acquisition will accelerate our ambition of becoming the “Trust Platform” for the property ecosystem—a platform that connects Southeast Asia’s property markets into an efficient ecosystem that builds trusted relationships between agents, consumers, developers, valuers and banks by driving greater transparency and efficiency.

The transaction also provides support from REA Group, a global PropTech platform, as a strategic shareholder. As part of the PIPE Investment, REA made an additional $51.9 million equity investment in the Company, which included REA’s $20.0 million subscription in the PIPE Investment and an additional $31.9 million equity investment in the Company by REA relating to REA’s existing call option to acquire additional shares in PropertyGuru.

Our Products and Services

Our business provides a range of products and services for agents/agencies, developer and financial institutions customers. We primarily offer tiered-subscription packages to our agent/agency customers that give them access to our digital property classifieds marketplaces, generating opportunities for them to rent or sell properties to property seekers. Our offering to developers primarily consists of digital advertising on our websites, participation in annual award shows and events and our sales process automation and data products.

(1)	These Agents pay annual upfront fees that generally may not be refunded after the initial 30 day trial period has elapsed so are considered recurring.
(2)	Depth products are optional features and add-ons that Agents can purchase, from within or on top of their subscription packages, to enhance visibility and performance.

Agents Business

Our agents business provides products and services to agents and some select agencies through our digital property classifieds marketplaces. Currently in our Priority Markets, property owners typically do not work exclusively with a single agent, and it is permissible for multiple agents to market a single property. As a result, we focus on developing relationships with and generating revenue from individual agents, rather than competing for individual property listings, as is common in developed markets like Australia. Based on our last six months average as of June 30, 2022, we have over 64,000 agents in our Priority Markets.

Our revenue model is predominantly subscription-based, where agents currently pay upfront fees for an annual subscription that provides them with a number of credits. In all our Priority Markets other than Vietnam, agents can currently select one of our annual subscription packages, with each subscription package providing a different number of concurrent listings, credits, functionality of data and premium features. Higher tier subscription packages offer access to more features and a greater volume of credits.

Agents can use credits to list properties and purchase depth products to increase the prominence of their listings on our digital marketplaces. Agents can purchase additional discretionary credits as they utilize those included in their subscription package, or they can purchase certain products directly on a cash basis.

Upfront fees are not generally refunded after an initial 30 day trial period has elapsed. Agents can currently upgrade their subscription package at any time during the term of their subscription but can only downgrade during the month when their subscription is due to expire. Ahead of a price increase, agents can either (i) avail themselves of an “early bird renewal” option and renew their subscription one month ahead of the scheduled price increase at current prices or (ii) upgrade their subscription early to a higher package at current prices. The early bird renewal option is only available to those agents whose subscription is due to expire in the month when the price increase will take place.

We believe we have a significant opportunity to increase our ARPA across all of our Priority Markets (except Vietnam where we operate a different business model). Increases to ARPA are driven by headline price increases in subscription packages, variable pricing of depth activities and discretionary credits. Increases are also a function of agents increasing their online marketing expenditure to take up premium products. Our strategy to increase agent subscription revenue is to focus on renewals across our subscriber base, while continually optimizing current subscription packages to upsell our products and services to our subscriber base. Our strategy to increase agent discretionary revenue involves encouraging agents to differentiate their listings through the purchase of depth products that offer them branding and listing promotions solutions. Capitalizing on a competitive advertising market, our strategy is to continue to invest in and introduce a wider variety of depth products that stimulate higher discretionary spending and drive growth in ARPA.

In Vietnam, we offer a pay-as-you-go model, whereby agents pay for each individual property listing and additional features as required. This model is specific to the Vietnamese market, where there is a large number of agents that are part-time or casual, and therefore their ability to finance annual subscriptions is currently limited. We have no immediate plans to change this approach which provides a low barrier to entry for part-time or casual agents and encourages industry participation.

Our higher-margin depth products have become an attractive offering to complement an agent’s standard listings. Depth products include:

•	Featured Agent, which provides agents and developers with exposure in a particular development or area;

•	Turbo, which provides increased listing exposure through listing placement at the top of the search, larger photos and additional content;

•	Boosts, which boost listings to the top of the search page for a period; and

•	Reposts, which involve the reposting of existing listings so that the expiry date of the listings will be automatically extended, raising its position in search results.

Depth products provide an encouragement for agents to either upgrade their base subscription package or buy more discretionary credits. Agents are charged additional fees for these services.

Our Singapore business has seen continued take-up of depth products, including ‘Featured Agent’ and ‘Turbo’. However, this take-up is still below comparable businesses in developed markets such as Australia and the United Kingdom where premium products have been a significant source of advertising revenue growth. We believe that there is significant potential to increase depth product revenues in our new and existing agent base in Singapore but also in Malaysia, Thailand and Indonesia, where depth product penetration has been lower.

An example of our tiered subscription pricing model and the inclusions within these packages is set out below, as of September 2022. This example shows our Singapore subscription packages. Our subscription packages are similar across all of our Priority Markets with the exception of Vietnam—which operates under a pay-as-you-go model.

Note: Our subscription packages are similar across all of our markets except for Vietnam which operates under a “pay as you go” model

(1)	Basic functionality refers to non-real time project data and basic listing performance insights
(2)	Limited functionality refers to non-real time project, unit, and market data, as well as advanced listing performance insights
(3)	Full functionality refers to real time data and full listing performance insights

Developer Business

Our developer business provides developers with access to our Awards / Events and Digital advertising / software solutions.

Our awards and events business, which is an integral component of our developer business, is one of the largest property awards series in Asia based on the number of markets covered and consists of an independent judging panel of industry experts in each market. Our awards and events business sources entries from thirteen markets across Asia. The awards and events business generates revenue by assessing residential and commercial properties and organizing annual property awards events (physical and digital) in various countries to honor top developers. Winners are entitled to use the official PropertyGuru Asia Property Awards logo in their external marketing materials and are provided with digital marketing packages. In addition to providing a strong revenue stream from our developer customer base, the awards and events business provides long-term strategic value by allowing PropertyGuru to build strong relationships with developers. Our awards and events business, PropertyGuru Asia Property Awards, contributed S$5.8 million, S$6.3 million and S$1.3 million to our revenue in 2020 and 2021 and the six months ended June 30, 2022, respectively.

We also host real estate events including showcases and exhibitions at which developers can buy booths to promote their businesses and recent property developments. In recent times these events have become digital and showcase property from across the Southeast Asian region.

Our customer base includes developers that utilize our digital property classifieds marketplaces for advertising, content marketing and performance products. Our developer business model is predominantly based on display advertising and content marketing, which increases property seekers’ awareness of our developers’ customers’ brands, leading to sales enquiries. Developers pay us fees based on the duration as well as the prominence of advertising. Our performance products, which consist of prominent homepage placement and audience targeting, are charged on a fee per lead basis. Developers use PropertyGuru FastKey to automate multiple parts of their sales process from sales collateral delivery, tracking the performance of various sales channels, digitizing document generation, accepting real-time bookings and accessing an agent marketplace to ensure faster sales of their new projects.

We see a significant opportunity to increase advertising share within our developer customer base, as these customers are still at the early stages of moving their advertising spends from offline (print, outdoor, events) to online solutions. Currently, we have paying developers across sixteen markets (including our awards and events business business).

Despite the significant amount of new property developments in our Priority Markets, we currently only have a small share of developer advertising expenditure in those markets, primarily because developers still allocate significant advertising expenditure to offline media.

We believe that the transparency of the developer’s marketing performance on online channels versus offline mediums, and the ability to access larger and easily-segmented audiences, will lead to more developer expenditure moving online. We expect that this transition will be further supported by the increase in cross-border transactions, which has seen developers actively seeking to attract foreign investors. These foreign investors can be more effectively targeted and reached through online advertising.

Our Platform and Technology

Platform overview

We operate desktop web, mobile web and mobile application platforms across all our Priority Markets. Our mobile web and mobile application platforms are our primary driver of user engagement, with approximately 71% of traffic to our platforms coming from mobile in the six months ended June 30, 2022.

We use a common multi-tenant technology platform and single source code in each of our Priority Markets except in Vietnam and the recently acquired Panama Group. This provides scale efficiencies, and gives us speed-to-market with new products and developments. In each Priority Market, the platform is localized, including in terms of language and currency and certain market-specific features and configurations.

Our Vietnam business currently operates on its own technology platform. This strategy currently suits our business in Vietnam given the stage of the business and the market structure (both payment model and agent structure) relative to our other Priority Markets. As the Vietnamese market matures, we may seek to integrate the business into our common technology platform.

Our technology platform design is centered on three key user groups—property seekers, agents and developers.

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For property seekers, our business has a desktop web, mobile web and mobile application consisting of a user-friendly interface and layout. Our business across our Priority Markets has over 3.5 million monthly real estate listings, based on data between January 2022 and June 2022, as well as extensive content to help property seekers better understand the market. Our property seeker platform includes a streamlined and intuitive navigation flow, powered by artificial intelligence, to optimize the user search experience. Our platform has the capability to personalize user experience based on usage history so users can quickly resume searches and find relevant content, which provides a seamless experience for returning users. This functionality is complemented by tailored content for our rental and sales offerings. We utilize augmented reality technology to provide property seekers with immersive content experiences such as PropertyGuru Lens.

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Our technology platform for agents is underpinned by easy-to-use online marketplaces, where agents can view and update their current listings, add new listings and are given access to data analytics tools that help them understand the performance of their marketing process. Some of our discretionary depth products are integrated into the platform providing features such as email alerts, display rankings or enhanced listings. The platform also supports online payments for credits and depth product purchase by agents to enhance the convenience and ease of purchase.

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Our SaaS-based sales automation solution PropertyGuru FastKey is used by developers to distribute content, as well as to manage their salesforce and leads. Developers use this software to automate multiple parts of their sales process from sales collateral delivery, tracking the performance of various sales channels, digitizing document generation, accepting real-time bookings and accessing an agent marketplace to ensure faster sales of their new projects. In addition to allowing developers to centralize key project processes, this software gives them access to rich media content and enables the creation of compelling and interactive presentations to entice buyers.

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PropertyGuru FastKey also has an agent outreach functionality that gives developers a marketplace for agents across the region, as well as transaction automation that provides live tracing and forecasting of inventory, eBooking to support online payment processing and other features including process automation tools and a direct property seeker online booking system.

Product development

We have developed proprietary, scalable technology platforms, with features and functionality designed to deliver our agent and developer clients and property seekers a great user experience. Our platforms have been developed to operate efficiently across different markets in multiple languages and currencies and with integrated mobile and other technology capabilities.

Our business is underpinned by constant technological innovation and investment. We have three pillars of innovation through (i) artificial intelligence and machine learning, (ii) immersive content and (iii) our SaaS sales process automation solution (through PropertyGuru FastKey).

Artificial Intelligence and Machine Learning

We have developed software that leverages artificial intelligence to make every property search a highly personalized and intuitive experience. Our on-site discovery capability is driven by our proprietary Artificial Intelligence Recommendation Engine (“AIRE”), which we launched in April 2018. Our AIRE allows us to recommend a property based on property seekers’ preferences and behaviors. Underpinning this are machine learning algorithms, which have been trained to recognize behavioral cues to determine the kind of properties that could be of best interest to the user. As AIRE learns more about each user’s unique needs and preferences, the platform will become increasingly tailored, smarter, and more accurate. As property recommendations to the user improve, the user experience is enhanced through increased engagement, which allows us to more easily retain those users.

In addition to enhancing our search capabilities via AIRE, artificial intelligence plays an integral role in the ongoing moderation and quality control of content via our proprietary Quality Photos Guide. Internal data analytics have shown us that listings with images containing face/text overlays generate fewer leads, and some images on listings are “broken” where only a partial portion of the image can be seen. Using artificial intelligence, we automatically scan uploaded images and flags problematic images. The listings are then assigned a quality score based on the analysis, after which agents are alerted to problematic images, and given tips on how best to improve their images and listing performance. This process allows for significantly better listing performance, and our AI-driven solution seeks to ensure that all images uploaded by agents comply with contemporary property seeker expectations on image quality. The technology extends beyond images, and is also being used to analyze text in listings.

Immersive Content

Our search capability is further enhanced through the use of augmented reality technology. In January 2019, we launched PropertyGuru Lens, a visual search solution that allows users to search properties by simply using the camera on their smartphone. Powered by augmented reality, artificial intelligence and machine learning technologies, PropertyGuru Lens works by analyzing the visual and geo-spatial data collected through the user’s mobile device to perform different tasks. The solution identifies the building and then give users the property listings of all units that are available for purchase or rent, all in real-time. PropertyGuru Lens is currently available in Singapore, and we expect to continue developing and improving this technology in the near future.

In May 2020, we launched a new digital feature, StoryTeller, that allows 360-degree walkthroughs of a project, its units and the surrounding cityscape. StoryTeller is part of PropertyGuru FastKey, and will allow developers to go to market as soon as their project is approved, without the need to wait for the construction of its show flat or sales gallery. With the VR-powered experience powered by StoryTeller, property seekers can easily move through the interiors and exteriors of projects, including their surroundings, facilities and street views—enabling them to compare various projects at their convenience and make confident property decisions. Property seekers can also view, select and even register interest for a unit based on their preference and as per real-time inventory availability in the project. In addition, StoryTeller enables agents to host viewings and close deals remotely. With the reshaping of consumer behavior from social distancing measures implemented amid the COVID-19 pandemic and virtual becoming the new normal, we believe that the integration of StoryTeller into PropertyGuru FastKey will enhance the consumer experience by enabling immersive digital experiences and bring greater transparency and flexibility for all in the property ecosystem.

In January 2021, we launched our new feature in Singapore, the PropertyGuru Green Score, which assigns a sustainability rating to properties listed on our platforms. By partnering with Reomnify, a location data intelligence platform, we have devised the PropertyGuru Green Score based on the number of Mass Rapid Transit (MRT) train stations and bus stops within 400 meters and the number of sustainability awards received by the project at PropertyGuru Asia Property Awards. With a rating of one to five, properties are rated from Average to Good and Excellent, and the PropertyGuru Green Score is displayed prominently on our property listings. Through the PropertyGuru Green Score, we hope to encourage Property Seekers to choose eco-friendly homes, recognize sustainable housing projects and developers, and raise awareness around green living.

SaaS Sales Process Automation Solution (PropertyGuru FastKey)

Developers use PropertyGuru FastKey to distribute content, as well as manage their salesforce and leads. This software allows developers to centralize key project data, as well as offer rich media and promotions content. PropertyGuru FastKey contributed S$1.0 million, S$0.5 million and S$0.3 million to our revenue in 2020, 2021 and the six months ended June 30, 2022, respectively. For more information, see “—Our Platform and Technology—Platform Overview.”

Our Priority Markets

Singapore

We began operations as a digital property classifieds marketplace in Singapore in 2007. We have the largest market share among digital property marketplaces in Singapore with 76% Engagement Market Share (3.7 times more than our closest peer), based on SimilarWeb data between January 2022 and June 2022. Organic traffic represents 87% of the traffic to our platforms in Singapore, based on Google Analytics data between January 2022 and June 2022. Our Singapore business contributed S$46.5 million, S$55.9 million and S$32.3 million of our revenue in 2020, 2021 and the six months ended June 30, 2022, respectively.

Our Singapore business is in a phase of increasing profitability, whereby having acquired the majority of the agent market we are now primarily focused on increasing ARPA through pricing measures and increasing depth products penetration to enable our customers to further differentiate their property listings. We focus on renewals among high-value, loyal subscribers and upselling agents to move up to higher tier subscription packages.

Furthermore, given the relatively mature nature of the Singapore market, we believe that agents need to differentiate their listings. We seek to capitalize on this need by introducing a wider range of depth products to allow agents to increase the prominence of their listings. We continue to invest in brand-building and maintaining strong positions in organic search rankings in critical online channels such as Google and Facebook to help maintain our market leadership. We do this through search engine optimization techniques rather than through paid advertising.

We also own CommercialGuru.com.sg (“CommercialGuru”), a marketplace for office space, retail and industrial property. CommercialGuru provides a directory of commercial properties as well as leads for commercial services, including financial and household maintenance services. It also provides commercial property resources, market news and research reports.

Vietnam

We first entered the Vietnamese market in 2016 when we acquired a 20% stake in the holding company of Batdongsan.com.vn, the leading digital property marketplace in Vietnam. In 2018, we increased our 20% shareholding in the Vietnamese legal holding structure to fully consolidate the business from an accounting perspective. Batdongsan.com.vn has the largest market share among digital property marketplaces in Vietnam with 75% Engagement Market Share (3.0 times more than its closest peer), based on SimilarWeb data between January 2022 and June 2022, underpinned by high organic traffic and a strong brand. Organic traffic represents 95% of the traffic to our platforms in Vietnam, based on Google Analytics data between January 2022 and June 2022. The strong economic growth in Vietnam, combined with looser restrictions on foreign real estate purchases and a growing middle class, have driven a boom in the Vietnam residential property market over the last decade. We have benefited from this growth as more people use our platform to advertise their property listings.

Our Vietnam business operates on a pay-as-you-go model, due to the nature of the market where a large portion of agents are casual or part-time in nature only, as compared to Singapore and our other Priority Markets where there is a significant number of full-time, professional and registered agents. Our Vietnam business contributed S$18.2 million, S$18.8 million and S$12.0 million of our revenue in 2020, 2021 and the six months ended June 30, 2022, respectively, and was Adjusted EBITDA positive in each of those periods. We are in a high growth phase in this region, where we believe there is substantial opportunity for continued expansion through customer acquisition and increased average revenue per listing, while expanding profitability.

Malaysia

We entered the Malaysian digital property classifieds marketplace in 2011 through the launch of www.Homeguru.com.my and the purchase of FullHouse Media Sdn Bhd, owners of FullHouse.com.my. In 2012,

we consolidated under our Singapore brand, PropertyGuru, leveraging its established brand name to assure property seekers of overall consistency and the same quality experience as well as to consolidate marketing resources under the PropertyGuru brand name.

On August 3, 2021, we acquired iProperty.com.my, the second-leading portal in Malaysia (in terms of Engagement Market Share, based on SimilarWeb data for the last three month average as of December 31, 2020), and Brickz.my, an online data platform providing property transaction data in Malaysia. Through the PropertyGuru and Panama Group platforms, we have the largest market share among digital property marketplaces in Malaysia with 96% Engagement Market Share (25.2 times more than our closest peer), based on SimilarWeb data between January 2022 and June 2022. Organic traffic represents 70% of the traffic to our platforms in Malaysia (including the Panama Group platforms), based on Google Analytics data between January 2022 and June 2022. Our acquisition of the Panama Group establishes Malaysia as a third large growth market for our Company and brings significant synergies to us in the form of reduced marketing spend, increased cross-selling opportunities and staff optimization. PropertyGuru anticipates that the consolidation of functions (Product, Technology, Finance, Sales, Marketing, and HR) within the two brands will continue to drive further efficiencies and synergies. For more information, see “—Our Growth Strategy—Acquisition of the Panama Group.”

Our strategy has been to invest in long-term fundamentals by ensuring we provide the best consumer experience, build strong organic traffic, and invest in solid customer relations for purposes of listing acquisition and monetization. With the acquisition of iProperty.com.my, our Malaysian business is now in a phase of integration and increasing profitability, where having acquired the majority of the agent market we are now primarily focused on increasing ARPA through pricing measures and increasing depth products penetration to enable our customers to further differentiate their property listings.

In December 2020, we acquired MyProperty Data, Malaysia’s largest property data company.

Indonesia

We entered the Indonesian market in 2011 through our acquisition of Rumah.com. We further strengthened our position with the acquisition of RumahDijual.com in 2015, which brought together two of Indonesia’s leading property websites. We completely overhauled our Indonesian business website in October 2011 to bring it onto the same platform and brand identity as our other Southeast Asian operations. “Rumah” means “home” or “property” in Bahasa Indonesia, which gave us the benefit of increased Google search traffic for people looking for these relevant keywords. Our Indonesian business contributed S$1.8 million, $2.3 million and S$0.9 million to our revenue in 2020, 2021 and the six months ended June 30, 2022, respectively.

We have a 21% Engagement Market Share (0.3 times our closest peer), based on SimilarWeb data between January 2022 and June 2022. Our nearest peer operates both property classifieds and digital agency models. Organic traffic represents 85% of the traffic to our platforms in Indonesia, based on Google Analytics data between January 2022 and June 2022.

Thailand

We acquired ddproperty.com in July 2011, with its founders helping run the business post-acquisition, including establishing the office and hiring key staff. The name ddProperty translates to “Good Property” in Thai. The site was initially displayed solely in the Thai language, with an English option for ddProperty added in mid-2012, which positioned us to cater to the large number of expatriates living and investing in the Thai property market.

Our strategy in Thailand is categorized by growth and investment. We believe that we have an opportunity to extend our leadership position by increasing our agent numbers, as well as driving ARPA growth across the business.

On August 3, 2021, we acquired thinkofliving.com, a property review site in Thailand. For more information, see “Business—Our Growth Strategy—Acquisition of the Panama Group.” We have the largest market share among digital property marketplaces in Thailand with 59% Engagement Market Share (2.8 times more than our closest peer), based on SimilarWeb data between January 2022 and June 2022. Organic traffic represents 76% of the traffic to our platforms in Thailand, based on Google Analytics data between January 2022 and June 2022.

Fintech

Across Southeast Asia, property seekers have substantial unmet needs in home financing and insurance. Access to mortgage financing in our Priority Markets is much more difficult than in most developed markets, exacerbated by low financial literacy in some of our markets. As a result, research shows that consumers are dissatisfied due to the complex, manual and opaque mortgage processes. Real estate agents often lack the expertise to advise, leaving an opportunity for PropertyGuru to come in. In general, we believe that the regulators in our Priority Markets are supportive of Fintech players to enter into the mortgage financing industry.

We launched our mortgage business, PropertyGuru Finance, in Singapore in March 2020. PropertyGuru Finance provides financial institutions with access to our digital mortgage marketplace. Buyers are matched to suitable mortgages online and through a team of PropertyGuru mortgage advisors. Upon each successful match, the financial institution pays PropertyGuru a commission. In October 2021, we launched ‘SmartRefi.’ Bringing innovation to mortgage refinancing in Singapore, SmartRefi is a tool that lets users auto-track their mortgage against daily market rates to help them decide the best time to refinance. We also generate revenue from PropertyGuru Finance through insurance cross-selling commission and digital advertising services for lenders.

As of the end of June 2022, the value of mortgages that were arranged by PropertyGuru Finance was in excess of S$2 billion. We believe there is still significant potential for growth, given that there are approximately 45,000 annual transactions (or approximately S$32 billion per annum) in Singapore and S$65 million of annual commissions paid (mainly to bank-employed brokers in Singapore), according to Frost & Sullivan. We also intend to expand our PropertyGuru Finance offering beyond Singapore into our other Priority Markets, either organically or through strategic acquisitions.

Data Business

We believe there is a significant opportunity for us to expand our business through the development or acquisition of data capabilities. Our approach has been to position ourselves as a single source of truth with respect to our proprietary consumer demand data, and provide reference price data in countries without official records. In addition, we have built up our data science and technology capabilities, and have increased ease of data access through more intuitive interfaces.

Through our data services business, PropertyGuru DataSense, we are using our data to provide market insights and intelligence for agents, developers, property seekers and banks. Vantage(+) is our property market data and analytics data dashboard for developers and banks, which is a transaction database that provides pricing analytics, location insights, property seeker demand analysis, auction data and geo-analytics. ValueNet and ProxyPrice are our cloud-based solutions for valuers and banks to help them improve the turnaround time and quality of property valuations. The system analyzes and validates property valuation data using proprietary PropertyGuru models, automatically routes bank panel requests for valuation and allows for tracking, management and valuation requests.

Marketing and Brand Awareness

Our marketing focuses on three audiences: (i) property seekers and, (ii) real estate agents and (iii) real estate developers.

With regard to property seekers, our objective is to acquire and retain quality traffic that subsequently generates quality enquiries for agents and developers on our platform. We seek to optimize unit economics, namely the cost of acquisition of a property enquiry. To achieve this, we invest in both long-term fundamentals such as brand, reputation and organic traffic, and in shorter-term performance instruments such as paid online advertisement. We believe this has enabled us to achieve high levels of traffic in recent years.

Priorities in marketing to property seekers in each of our markets are Search Engine Optimization (“SEO”), content marketing and branding. The strength of our brands, the extensive volume and quality of our first-party data and our strong organic positions in critical online channels (e.g. Google) provide a strong basis for continued attractive acquisition unit economics in the medium-term.

With regard to agents and developers, we seek to increase our market share by continually enhancing company reputation, value perception and product adoption through automated content marketing, sponsorships, promotional programs, customer training, loyalty programs and thought-leadership events. These initiatives have enabled us to grow revenues from both agents and developers in recent years. We also increase our market share with agents and developers via the ‘virtuous cycle’ whereby a growing number of property seekers searching our platforms attract agents and developers to advertise on our platforms.

Supplier Relationships

We have developed most of our core technology internally utilizing open-source code (with the exception of the technology platforms that underpin our Vietnamese business and the business of the Panama Group. This includes, but is not limited to, our digital property classifieds marketplaces and other innovations such as PropertyGuru Lens.

We use Amazon Web Services for a majority of our hosting and infrastructure requirements including storage, networking and database management. Other external suppliers we utilize include Oracle for Enterprise Resource Planning system; Salesforce for our Customer Relationship Management system and marketing cloud; and Google and Facebook for advertising purposes.

Competition

We face competition to attract consumers to our website and mobile applications and to attract advertisers to purchase our advertising products and services. Participants in the online real estate advertising market in our Priority Markets include PropTech platforms and developer and agent websites which all compete for market share in the industry, as well as offline real estate brokers and agents. Brand awareness, reputation, user experience and data accuracy, breadth and depth and pricing are all factors that contribute to competitiveness. We also compete for a share of advertisers’ overall marketing budgets with traditional media such as newspapers, television, magazines and billboards.

Intellectual Property

Substantial elements of our websites, applications, databases and underlying technology, as well as our domain names and trademarks are proprietary in nature. We endeavor to protect our investment in our intellectual property in the jurisdictions where we do business.

As of August 31, 2022, we have 80 registered trademarks, including registrations for “PropertyGuru” and the PropertyGuru logo. We are the registered holder of a variety of domain names, including “PropertyGuru.com.sg,” “CommercialGuru.com.sg,” “Rumah.com,” “RumahDijual.com,” “Batdongsan.com.vn,” “ddproperty.com” and “asiapropertyawards.com,” and have full legal rights over all these domain names for the period for which such domain names are registered. We also have 14 pending trademarks as of August 31, 2022.

In addition to the protection provided by our intellectual property rights, we enter into confidentiality and proprietary rights agreements with certain of our employees, consultants, contractors and business partners. Certain of our employees and contractors are also subject to invention assignment agreements. We further control the use of our proprietary technology and intellectual property through provisions in both our general and product-specific terms of use on our website.

In addition to the intellectual property that we own, we license certain intellectual property from third parties. In particular, we license certain intellectual property rights from third parties related to certain aspects of our business.

We believe the value associated with our brands contributes to the appeal and success of our products, and our future ability to develop, acquire or license new brand names of similar quality, and to protect those brands, is important to our continued success. Therefore, we continue to invest in the recognition and protection of our brands.

For risks related to our intellectual property, see “Risk Factors—Risks Related to Our Intellectual Property and Technology.”

Employees

As of June 30, 2022 and December 31, 2021, 2020 and 2019, we had 1,673, 1,410, 1,314 and 1,259 full-time employees. We have developed a culture of innovation where employees seek to proactively solve complex problems and challenges faced by a high growth business. Our employees undertake extensive technical and strategic training, which equips them for these challenges.

Our team operates in a flat, low hierarchy and agile environment that promotes bold ideas and innovation. To enhance engagement we hold regular town hall sessions to update employees on our strategy and progress. This ensures all employees understand our mission of helping people make confident property decisions through relevant content and actionable insights. We believe this form of open communication helps to foster a sense of purpose among all employees and take individual responsibility for making our Company better in every aspect.

None of our employees are represented by a labor union or party to a collective bargaining agreement, except for our employees in Vietnam. Our Vietnamese employees are party to a collective bargaining agreement, and we work with our Vietnamese employees and their representatives to ensure there is regular, open communication to maintain a strong and harmonious relationship between all parties. We have never experienced any work stoppages or strikes as a result of labor disputes. We consider our relationship with our employees to be good.

Diversity and Inclusion

We value the benefits that diversity and inclusion bring to its business. By building a team with individuals from diverse backgrounds, accompanied by a culture of inclusion, we believe that we can accelerate innovation and embrace the unique experience, ideas, skills and perspectives of every individual. As of June 30, 2022, our employees come from 34 different countries around the world, and 66% of our employees and one-third of our directors are women. As a business, we believe that this focus on diversity and inclusion can help to enable the delivery of the best customer and consumer experience and shareholder value.

We are committed to implementing initiatives across our business to enhance the diversity of our organization and ensure we have an inclusive culture where all employees feel heard, valued, respected and are encouraged to reach their full potential. We do this by providing annual training and development on diversity and inclusion for all employees, heightening our cultural competence, stimulating conversations, and providing the space for all of us to take collective steps in creating a culture of mutual respect that embraces and promotes individual differences as well as reflects the customers and communities we serve.

Organizational Structure

The table below sets forth a description of our organizational structure as of June 30, 2022.

Notes:

(1)	Mr. Stephen Nicholas Melhuish, Mr. Jani Antero Rautiainen and Mrs. Kamolpat Sawaengkit each hold 1 ordinary share in PropertyGuru International (Thailand) Co., Ltd.
(2)	Mr. Jani Antero Rautiainen, Mrs. Kamolpat Sawaengkit and Mr. Napong Pantong each hold 1 ordinary share in PropertyGuru Group (Thailand) Co., Ltd.
(3)	Pursuant to a shareholders’ agreement dated September 11, 2019, Mr. Ohm’s preference shares carry diluted and minimal rights and controls over DDProperty Media Ltd.

Facilities

Our headquarters are located in Singapore and consists of approximately 25,963 square feet of leased office space. This facility currently accommodates the majority of our executive leadership team and leadership of our product and technology, marketing, sales and corporate functions.

We also lease offices in Malaysia, Thailand, Indonesia, Vietnam and India. We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available to accommodate any such expansion of our operations.

Regulations

This section sets forth a summary of the significant regulations or requirements in the jurisdictions where we conduct our material business operations, namely our Priority Markets. We are subject to laws and regulations relating to, among others, data privacy and consumer protection laws, intellectual property rights, anti-money laundering and terrorism financing, employment and labor, foreign investment, dividend distributions and foreign exchange controls.

As PropertyGuru is a Singapore-incorporated company, we are, with regards to privacy legislation, subject principally to the Personal Data Protection Act 2012 (No. 26 of 2012 of Singapore) (“PDPA”) in relation to the collection, use and/ or disclosure of personal data.

There are two key parts of the PDPA: (i) the protection of an individual’s “personal data”, i.e. data, whether true or not, about an individual who can be identified from that data or other accessible information; and (ii) the establishment of a Do-Not-Call Registry for individuals to register their Singapore telephone numbers to indicate their desire to opt out from receiving certain types of marketing messages.

The key obligations of the PDPA are as follows:

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Purpose limitation obligation: Personal data must be collected, used or disclosed only for purposes that a reasonable person would consider appropriate in the circumstances, and if applicable, have been notified to the individual concerned.

•	Notification obligation: Individuals must be notified of the purposes for the collection, use or disclosure of their personal data, prior to such collection, use or disclosure.

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Consent obligation: The consent of individuals must be obtained for any collection, use or disclosure of their personal data, unless exceptions apply. An organization must allow the withdrawal of consent which has been given or is deemed to have been given.

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Access and correction obligations: When requested by an individual and unless exceptions apply, an organization must: (i) provide that individual with access to his personal data in the possession or under the control of the organization and information about the ways in which his personal data may have been used or disclosed during the past year; and/or (ii) correct an error or omission in his personal data that is in the possession or under the control of the organization.

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Accuracy obligation: An organization must make reasonable efforts to ensure that personal data collected by or on their behalf is accurate and complete if such data is likely to be used to make a decision affecting the individual or if such data will be disclosed to another organization.

•	Protection obligation: An organization must implement reasonable security arrangements for the protection of personal data in its possession or under its control.

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Retention limitation obligation: An organization must not keep personal data for longer than it is necessary to fulfill: (i) the purposes for which it was collected; or (ii) a legal or business purpose.

•	Transfer limitation obligation: Personal data shall not be transferred out of Singapore except in accordance with the requirements prescribed under the PDPA.

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Accountability obligation: An organization is accountable for personal data in its possession or under its control. The organization must implement the necessary policies and procedures in order to meet the obligations under the PDPA and shall make information about its policies and procedures publicly available upon request.

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Data breach notification obligation: An organization must assess whether a data breach is notifiable and must notify the Commission where the data breach is assessed to be notifiable. Unless exceptions apply, the organization must also notify the affected individuals of the data breach.

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Data portability obligation: An organization is required to transmit an individual’s personal data that is in electronic form to another organization if requested by that individual. Note that as of August 15, 2021, this obligation is not yet in force.

On the Do-Not-Call Registry requirements under the PDPA, before sending marketing messages to a Singapore telephone number (through voice call, text messages, and fax), organizations must first check that such numbers are not listed on the relevant Do-Not-Call Registers (i.e. the No Voice Call Register, the No Text Message

Register and the No Fax Message Register). A failure to do so is a contravention of the PDPA, although an organization is not required to check the Do-Not-Call Registers in certain prescribed instances, for example, where the organization has obtained “clear and unambiguous” consent from the user, and such consent is evidenced in written or other form accessible for subsequent reference.

Similarly, there are personal data protection laws and regulations imposed on the Group Companies in each of the other Priority Markets.

We have also aligned our practices with the Practice Guidelines for Ethical Advertising issued by the Council for Estate Agencies (the “CEA Practice Guidelines”). The CEA Practice Guidelines seeks to provide estate agents and salespersons with clear and detailed guidelines on the use of advertisements to comply with the Code of Ethics and Professional Client Care established under the Estate Agents (Estate Agency Work) Regulations 2010 and establish best practices in advertisements. While Management has confirmed that we are not regulated by the Council for Estate Agencies, as a facilitator of property listings to the public, we nevertheless observe the CEA Practice Guidelines as a matter of best practice. Other than in Malaysia, where registered agents are required to comply with advertisement and publicity requirements, there are no similar regulations and guidelines in the other Priority Markets.

We are subject to many other laws and regulations, including those related to intellectual property, protection of minors and property seeker protection. We are also subject to laws and regulations in our other Priority Markets which regulate our right to operate a business there, including foreign ownership restrictions.

Legal Proceedings

From time to time, we may become involved in actions, claims, suits, and other legal proceedings arising in the ordinary course of its business, including assertions by third parties relating to intellectual property infringement, breaches of contract or warranties or employment-related matters. We are not currently a party to any actions, claims, suits or other legal proceedings the outcome of which management believes, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition, and results of operations.

BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information relating to our executive officers and directors as of August 30, 2022.

Name	Age	Position/Title
Mr. Olivier Lim	58	Chair and Independent Director
Mr. Hari V. Krishnan	44	Chief Executive Officer and Managing Director
Ms. Rachna Bhasin	50	Independent Director
Ms. Jennifer Macdonald	56	Independent Director
Mr. Stephen Melhuish	54	Co-Founder and Director
Mr. Dominic Picone	44	Director
Mr. Ashish Shastry	47	Director
Ms. Melanie Wilson	48	Independent Director
Mr. Owen Wilson	58	Director
Mr. Joe Dische	46	Chief Financial Officer
Ms. Genevieve Godwin	42	Chief People Officer
Ms. Shyn Yee Ho-Strangas	40	Managing Director, Data & Software Solutions
Mr. Manav Kamboj	45	Chief Technology Officer
Mr. Bjorn Sprengers	46	Managing Director, Fintech and Chief Marketing Officer
Mr. Jeremy Williams	47	Managing Director Marketplaces

The business address of each director and executive officer is #12-01/04 Paya Lebar Quarter, 1 Paya Lebar Link, Singapore 408533.

Olivier Lim has served as an Independent Director and the Chair of our board of directors since March 2022. He has served as an Independent Director and the Chair of PropertyGuru’s board of directors since 2019. Mr. Lim currently serves as the Non-Executive Chairman of Certis CISCO Security Pte. Ltd. and the Non-Executive Lead Independent Director of DBS Group Holdings Ltd and DBS Bank Ltd. He is also currently Non-Executive Director on the boards of Raffles Medical Group Ltd and StarHub Ltd. and serves on the Board of Trustees of the Singapore Management University. From 2003 to 2014, Mr. Lim served in various senior management positions at CapitaLand Limited, including at various times as the Group’s Deputy Chief Executive Officer, Chief Investment Officer and Chief Financial Officer. Mr. Lim was named Chief Financial Officer of the Year in the 2007 Business Times Singapore Corporate Awards for companies with market capitalization above S$500 million. Prior to joining CapitaLand Limited, Mr. Lim worked at the corporate and investment bank divisions of Citibank Singapore for 13 years. Mr. Lim received his Bachelor of Engineering degree in Civil Engineering with First Class Honors from Imperial College, London.

Hari V. Krishnan has served as the Managing Director on our board of directors since March 2022. Mr. Krishnan has served as PropertyGuru’s Chief Executive Officer and Managing Director since 2016. He is a seasoned general manager and board director with a deep digital technology pedigree. He is a TEDx speaker and vocal advocate for sustainable urban living solutions. He has more than 20 years of industry leadership experience in technology and digital organizations across Asia and the US. driving digital transformation for industries like music, travel, recruitment, and now real estate. Mr. Krishnan currently serves on the Singapore Government’s Future Economy Council Modern Services Sub-committee, and has advised the government on real estate industry transformation and skills development. Prior to joining PropertyGuru, Mr. Krishnan served in various positions at LinkedIn from 2009 to 2015, with his last position being Vice President and Managing Director of LinkedIn (Asia Pacific and Japan). He has also worked in various roles at Fox Interactive Media, Yahoo!, Cisco, and Travelguru. Mr. Krishnan received his Master of Business Administration from INSEAD, his Master of Science degree in Telecommunications from the University of Colorado and his Bachelor of Engineering degree in Electronics and Telecommunications with Honors from the University of Mumbai.

Rachna Bhasin has served as an Independent Director on our board of directors since March 2022. Based in North America, she is currently serving as an Independent Director of NYSE-listed VICE Media Group, as an Independent Director and a member of the Nominating and Corporate Governance and Human Resources Committee at NYSE-listed Shutterstock and as an Independent Director and a member of the Nominating and Corporate Governance and Compensation Committee at NYSE-listed Ryman Hospitality Properties. In addition, Ms. Bhasin also serves on the board of directors of Audiomack, a private company providing a music streaming and audio distribution platform and Austin City Limits. Ms. Bhasin is the Founder and Chief Executive Officer of EQ Partners and Co-Founder of Pacifica Investments. Between 2015 to 2019, Ms. Bhasin was the Chief Business Officer of Magic Leap. Prior to that, Ms. Bhasin was the Senior Vice President of Corporate Strategy and Business Development at Sirius XM Radio Inc. She has also held positions at Dell, Inc., where she led the company’s consumer strategic partnership and personalization, and at EMI Music North America as Vice President of Business Development. Ms. Bhasin received her Master of Business Administration from Harvard Business School and her Bachelor of Commerce and Administration with Honors from the Victoria University in New Zealand. Ms. Bhasin brings with her a wealth of international experience covering North America, Europe, Asia and Australia and New Zealand.

Jennifer Macdonald has served as an Independent Director on our board of directors since March 2022. She has served as an Independent Director of PropertyGuru since 2019. Ms. Macdonald also currently serves as Non-Executive Director and Chair of the board of Australian listed Healius Limited. She is also currently serving as a Non-Executive Director and Audit and Risk Chair on a number of other Australian listed entities including SiteMinder Limited, Bapcor Ltd and Redbubble Ltd. She also has an extensive experience in financial and general management roles. From 2014 to 2016, Ms. Macdonald served as the Chief Financial Officer and at certain times as interim Chief Executive Officer at Helloworld Travel. Prior to that, she served as the Chief Financial Officer and General Manager of the International Division at REA Group between 2010 and 2014. Ms. Macdonald holds a Bachelor of Commerce degree in Accounting from Deakin University and has a Master’s degree in Entrepreneurship and Innovation from Swinburne University. She is a member of the Institute of Chartered Accountants of Australia and New Zealand and is a Graduate Member of the Australian Institute of Company Directors.

Stephen Melhuish is PropertyGuru’s co-founder and has served as a Director on our board of directors since March 2022. He led and grew PropertyGuru’s business as Chief Executive Officer from its establishment until 2016, and handed over all operational responsibilities in 2018. He became a non-executive Director on the PropertyGuru board of directors in 2020. Mr. Melhuish is an award-winning entrepreneur who has built high-growth companies in Asia and Europe over the last 25 years and has been investing in and mentoring early stage companies over the last 15 years. Mr. Melhuish was awarded the Spirit of Enterprise Award in 2007 in recognition of his contributions to entrepreneurship in Singapore. He is a member of the Asian Venture and Philanthropy Network and Top Tier Impact and a judge and investor for Temasek Foundation’s The Liveability Challenge. In 2019, Mr. Melhuish founded Planet Rise to help companies tackle climate change and social inequality, and the portfolio comprises start-ups in clean energy, clean water and oceans, clean air, clean food, migrant worker rights and women-led social enterprises. Mr. Melhuish has been a Venture Partner at Wavemaker Partners since 2018. Prior to co-founding PropertyGuru, Mr. Melhuish was founder and CEO of Business2Profit between 2004 and 2007 where he advised digital media, venture capital and start-up companies in Asia and Europe including Skype, AOL, Virgin Media, Vodafone, Extreme Media, iPass and Ariadne Capital. He also invested in ComiAsia and served as its Chief Executive Officer between 2006 and 2007. Previously, Mr. Melhuish also had leadership experience in the telecommunications industry for over ten years, with his last position serving as a Director of Cable & Wireless between 1991 and 2004. Mr. Melhuish obtained a Bachelor of Science degree in Electrical, Electronics and Communications Engineering at the University of Plymouth.

Dominic Picone has served as a Director on our board of directors since March 2022 and is Chair of the Nominating Committee. He has served as a Director of PropertyGuru since 2019 and served as an Alternate Director from 2015 until 2019. Mr. Picone is a Partner and Managing Director at TPG, based in Singapore. He has lived and worked in Asia since joining TPG in 2005 and, in that time, has been engaged with investments throughout the Asia Pacific region. His involvement with current and past TPG portfolio companies includes AP Towers, XCL Education, Aviva Singlife, Myanmar Distillery Company / Grand Royal Group, Indomaret, PropertyGuru, 8990 (Deca Homes), BFI Finance, Bank BTPN, and CIMB. Prior to TPG, Mr. Picone worked in the Investment Banking Division of Credit Suisse First Boston in Melbourne, primarily focused on mergers and acquisitions in Australia and New Zealand. A native of Australia, he received a Bachelor of Commerce (Honors) degree and a Bachelor of Laws degree from the University of Melbourne.

Ashish Shastry has served as a Director on our board of directors since March 2022. He has served as a Director of PropertyGuru since 2021. Mr. Shastry is currently a Partner, Co-Head of Asia Pacific Private Equity and Head of Southeast Asia at KKR Singapore Pte. Ltd. KKR Singapore Pte. Ltd. is an affiliate of KKR. He also currently serves or has previously served on the boards of Goodpack, MMI Holdings, Joulon Holdings, Bank BTPN, Parkway Holdings and Parkway Trust Management (manager of Parkway Life REIT). Prior to KKR Singapore Pte. Ltd., Mr. Shastry served as a Managing Partner of Northstar Group for 5 years as well as various roles at TPG Capital for 13 years, including as Partner and Head of Southeast Asia. Mr. Shastry began his career as a Financial Analyst at Lehman Brothers in 1996. He received a Bachelor of Arts degree in Economics with Honors from Princeton University.

Melanie Wilson has served as an Independent Director on our board of directors since March 2022. She has served as an Independent Director of PropertyGuru since 2019 and is Chair of the Remuneration Committee. Since 2016, Ms. Wilson has served in the board of directors of numerous entities listed on the Australian Securities Exchange and currently serves as Non-Executive Director at JB Hi-Fi Ltd, Chair of the Board of Baby Bunting Group Ltd, and as Non-Executive Director at EML Payments Limited. She has previously served as a non-Executive Director of iSelect Limited and ShaverShop Limited. Melanie has over 15 years’ experience in senior management roles across global retail brands including Limited Brands, whose portfolio includes Victoria’s Secret and Bath & Bodyworks, Starwood Hotels, Woolworths Limited and BB Retail Capital. Ms. Wilson began her career as an Analyst in the corporate finance division of Goldman Sachs in 1997 and was also a management consultant at Bain & Company between 2002 and 2004. Ms. Wilson holds a Master of Business Administration degree from Harvard Business School and a Bachelor of Commerce degree in Commerce and Finance from the University of Queensland. She is also a Graduate member of the Australian Institute of Company Directors.

Owen Wilson has served as a Non-Independent Director of our board of directors since March 2022. Mr. Wilson is currently the Chief Executive Officer of the Australian Securities Exchange listed REA Group. Prior to that, Mr. Wilson served as REA Group’s Chief Financial Officer. Mr. Wilson joined the REA Group from Chandler MacLeod Group Ltd where he was the Chief Financial Officer and Company Secretary. He previously held positions with ANZ and KPMG across Australia, Asia and the UK. Mr. Wilson holds a Bachelor of Commerce in Accounting and Computer Science from Deakin University. He is also a member of the Institute of Chartered Accountants of Australia and New Zealand.

Joe Dische has been PropertyGuru’s Chief Financial Officer since 2018. He is responsible for leading the finance and corporate teams, overseeing accounting and finance, treasury, taxation, legal and strategy. His work also includes managing the budgeting and forecasting of PropertyGuru’s financial performance. Mr. Dische has over 20 years of global financial experience across listed and private companies in the online, media and telecommunication industries. Prior to joining us, Mr. Dische was the Chief Financial Officer at iCar Asia Limited, listed on the Australian Securities Exchange between 2014 to 2018. He also previously spent six years at Vodafone Hutchison Australia, last serving as financial controller, and three years at V2 Music (a Virgin Group company) as Chief Financial Officer. Mr. Dische began his career at KPMG in London in 1997. Mr. Dische holds a Bachelor of Science degree in Biology from the University of Nottingham. He is a qualified accountant with the Institute of Chartered Accountants of England and Wales and a Graduate Member of the Australian Institute of Company Directors.

Genevieve Godwin has been PropertyGuru’s Chief People Officer since 2020 and previously served as PropertyGuru’s Human Resources Director between 2018 and 2020. Ms. Godwin is responsible for the strategic leadership of PropertyGuru’s talent function as well as enhancing employee learning and development. Ms. Godwin has over 20 years of experience in human resources. Prior to joining PropertyGuru, Ms. Godwin served as the Head of Human Resources at Telenor in its digital business division across Asia Pacific, Europe and the United States between 2016 to 2018. She was also previously the Regional Asia Pacific Human Resources Director at J. Walter Thompson in Singapore between 2015 and 2016 and the Asia Pacific Regional Human Resources Leader at Harris CapRock Communications between 2012 and 2015. Ms. Godwin obtained a Bachelor of Business degree in Human Resource Management from Charles Sturt University, Australia.

Shyn Yee Ho-Strangas has been PropertyGuru’s Managing Director Data & Software Solutions since March 2022 and is responsible for driving the strategy and execution of the data and software solutions and services business. Prior to joining PropertyGuru, Ms. Ho-Strangas spent close to a decade with online travel company Expedia Group, most recently as director of global product management. Ms Ho-Strangas has extensive experience leading large, international and cross functional teams focusing on emerging technologies, global market expansion and local optimization; and has deep domain knowledge in technology, analytics and software solutions for enterprise clients. Ms. Ho-Strangas began her career with Starwood Hotels and Resorts, and subsequently with Horwath HTL, advised property developers, governments, banks and institutional investors on hotel, resort and mixed-use developments across Asia. She holds a Bachelor of Business Management degree from the Singapore Management University.

Manav Kamboj has been PropertyGuru’s Chief Technology Officer since 2017. Mr. Kamboj has almost 20 years’ experience in e-commerce, mobile and finance technology, software development and product management. He previously served as the Vice President of buyer product and technology at Snapdeal Pte. Ltd. (formerly known as Jasper Infotech Pte. Ltd.) between 2015 and 2017. Prior to that, from 2011 to 2015, Mr. Kamboj was a Co-Founder and Chief Executive Officer of Letsgomo Labs, a mobile technology consulting and app development company. Mr. Kamboj earned his Postgraduate Diploma in Business Management (Systems (IT) & Finance) at the Indian Institute of Management, Lucknow and his Bachelor of Mechanical Engineering degree at the Indian Institute of Technology Roorkee.

Bjorn Sprengers has been PropertyGuru’s Chief Marketing Officer since 2013 and Managing Director Fintech since 2021. In his capacity as Chief Marketing Officer, he is responsible for PropertyGuru’s strategy and delivery of ‘value creation’. This includes brand, marketing operations and corporate reputation and communications. In his capacity as Managing Director, FinTech, Mr. Sprengers drives growth for PropertyGuru’s mortgage marketplace and brokerage business. Mr. Sprengers has strategy, marketing, product and operations experience, previously holding leadership roles at Royal Phillips Electronics, Arthur D. Little Strategy Consulting and at several start-ups. In October 2021, Mr. Sprengers was appointed to the Board of Advisors of Contentoo, a European content marketing platform. Mr. Sprenger holds a Master of Science degree in International Business Studies from the University of Maastricht, The Netherlands.

Jeremy Williams has been PropertyGuru’s Managing Director, Marketplaces since 2021. He was previously PropertyGuru’s Chief Business Officer between 2019 and 2021 and PropertyGuru’s Chief Operating Officer between 2017 and 2019. Mr. Williams is responsible for leading PropertyGuru’s business growth initiatives. Mr. Williams was previously the group Chief Financial Officer of CarTrade.com and CarWale.com, India’s leading automotive marketplaces where he served for over seven years. Prior to his career in the consumer internet industry, Mr. Williams worked in the airline industry as a senior financial analyst at US Airways. He began his career as a consultant at The Castle Group in Jakarta in 1997 and has experience in various roles including financial planning and analysis, business development and strategic planning in Washington D.C., Singapore and Mumbai. Mr. Williams obtained a Bachelor of Political Science degree at the Australian National University and a Master of Business Administration degree at Cornell University.

Board of Directors

Our board of directors consists of nine directors, out of which four are independent. The Amended Articles provide that the maximum number of directors shall be nine, or such higher number as may be approved by the shareholders by ordinary resolution. Except as provided in the Amended Articles, a director may vote in respect of any contract or transaction in which he/she is interested provided that the nature of the interest of any director in any such contract or transaction is disclosed at or prior to its consideration and any vote thereon, and such director may be counted in the quorum at any meeting of directors at which any such contract or transaction is considered. A director who is interested in a contract or proposed contract with us must declare the nature of his interest at a meeting of the directors. No director has a service contract with us that provides for benefits upon termination of service.

Duties of Directors

Under the laws of the Cayman Islands, directors owe certain fiduciary duties to the company. In certain circumstances, a shareholder may have the right to seek damages if a duty owed by the directors is breached.

Under Cayman Islands law, directors owe the following fiduciary duties:

•	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•	directors should not improperly fetter the exercise of future discretion;

•	duty to exercise powers fairly as between different sections of shareholders;

•	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•	duty to exercise independent judgment.

In addition to the above, under Cayman Islands law, directors owe a duty of care that is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As stated above, under Cayman Islands law, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Amended Articles or alternatively by shareholder approval at general meetings.

Appointment and Removal of Directors

The Amended Articles provide for a board comprised of up to nine directors, though this number may be increased by ordinary resolution.

The Amended Articles provide that:

•	the TPG Investor Entities may jointly appoint one director, provided that the TPG Investor Entities collectively hold in aggregate at least 7.5 per cent. of the issued share capital of the Company;

•	the KKR Investor may appoint one director, provided that the KKR Investor and its affiliates collectively hold in aggregate at least 7.5 per cent. of the issued share capital of the Company; and

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REA may appoint one director, provided that REA holds at least 7.5 per cent. of the issued share capital of the Company and subject to (i) the possibility of REA losing such appointment right in the event of a breach of certain provisions of the Shareholders’ Agreement and (ii) such director appointed by REA being subject to certain additional requirements that do not apply to the directors appointed by either the TPG Investor Entities or the KKR Investor.

The Amended Articles provide for certain circumstances whereby the directors described above must be removed by the relevant appointor(s) or resign and, if such removal or resignation does not occur, the other directors may remove that director by majority vote.

All other directors may be appointed by ordinary resolution or a resolution of directors and removed by ordinary resolution and the removal of any such director may be for any reason or no reason. Our directors do not serve for a fixed term and there is no requirement for them to retire by rotation nor to make themselves eligible for re-election. Each director shall remain in office until he or she is removed by his or her appointing shareholder (in the case of the three directors appointed by our substantial shareholders, as described above) or by ordinary resolution (in the case of each other director) and the office of a director shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns by notice in writing, (iv) is removed by the shareholders as described above, (v) is removed from office by notice addressed to him at his last known address and signed by all of his co-directors (not being less than two in number) or (vi) is removed from office pursuant to any other provision of the Amended Articles.

Terms of Directors

An Investor Director (as defined in Amended Articles) shall hold office until such time as he or she resigns from office by notice in writing to the Company, is removed from office in accordance with the Amended Articles or is otherwise disqualified from acting as a director (including pursuant to the Cayman Companies Act). A Non-Investor Director (as defined in the Amended Articles) shall hold office until such time as he or she resigns his office by notice in writing to the Company, is removed from office by ordinary resolution or is otherwise disqualified from acting as a director (including pursuant to the Cayman Companies Act).

Committees of the Board of Directors

Audit and Risk Committee

Under the corporate governance rules of the NYSE, we are required to maintain an audit committee consisting of at least three independent directors, each of whom is financially literate and one of whom has accounting or related financial management expertise. Our audit and risk committee consists of Ms. Rachna Bhasin, Ms. Jennifer Macdonald and Ms. Melanie Wilson. Ms. Jennifer Macdonald serves as the chairperson of our audit and risk committee. All members of our audit and risk committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the corporate governance rules of the NYSE. Our board of directors has determined that Ms. Jennifer Macdonald is an audit committee financial expert as defined by the SEC rules and has the requisite financial experience as defined by the corporate governance rules of the NYSE. Our board of directors has determined that each member of our audit and risk committee is “independent” as such term is defined in Rule 10A-3(b)(1) under the Exchange Act, which is different from the general test for independence of board and committee members.

Our board of directors has adopted a terms of reference setting forth the responsibilities of the audit and risk committee, which are consistent with Cayman Islands law, the SEC rules and the corporate governance rules of the NYSE and include:

•	recommending the appointment and termination of the Company’s independent auditors, subject to approval of the shareholders;

•	pre-approving audit and non-audit services to be provided by the independent auditors and related fees and terms;

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overseeing the accounting and financial reporting processes of the Company and audits of the Company’s financial statements, the effectiveness of the Company’s internal control over financial reporting and making such reports as may be required of an audit committee under applicable law;

•	reviewing with management and the Company’s independent auditor the Company’s annual and quarterly financial statements prior to publication or filing (or submission, as the case may be) to the SEC;

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recommending to the board of directors the retention and termination of the internal auditor, and the internal auditor’s engagement fees and terms, in accordance with Cayman Islands law as well as approving the yearly or periodic work plan proposed by the internal auditor;

•	reviewing with the Company’s general counsel and/or external counsel, as deemed necessary, legal and regulatory matters that could have a material impact on the financial statements;

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identifying irregularities in the Company’s business administration, inter alia, by consulting with the internal auditor or with the independent auditor, and suggesting corrective measures to the board of directors;

•	reviewing policies and procedures with respect to transactions (other than transactions related to the compensation or terms of services) between the Company and its officers and directors, or

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affiliates of officers or directors, or transactions that are not in the ordinary course of the Company’s business and deciding whether to approve such acts and transactions if so required under Cayman Islands law; and

•	establishing procedures for the handling of employees’ complaints as to the management of the Company’s business and the protection to be provided to such employees.

Cybersecurity and Operational Risk Management

As cybersecurity and operational risks are material to our business, all of our board members are involved in the oversight of our cybersecurity and operational risk management function. The Audit and Risk Committee is responsible for reviewing, and reporting to our board on, major issues related to our cybersecurity and operations risks and any steps adopted in light of material deficiencies, if any. Our Audit and Risk Committee receives periodic reporting from our Chief Technology Officer on cybersecurity and operational incidents. We also maintain a cybersecurity risk management policy and related information security policies, which are periodically reviewed by our Chief Technology Officer.

Remuneration Committee

Our remuneration committee consists of Ms. Jennifer Macdonald, Mr. Dominic Picone and Ms. Melanie Wilson. Ms. Melanie Wilson serves as the chairperson of our remuneration committee.

Our board of directors has adopted a terms of reference setting forth the responsibilities of the committee, which are consistent with the corporate governance rules of the NYSE and include among others:

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recommending to our board of directors for its approval a compensation policy in accordance with the requirements of Cayman Islands law as well as other compensation policies, incentive-based compensation plans and equity-based compensation plans, and overseeing the development and implementation of such policies and recommending to our board of directors any amendments or modifications the committee deems appropriate, including as required under Cayman Islands law;

•	reviewing and approving the granting of options and other incentive awards to the Company’s Chief Executive Officer and other executive officers, including reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer and other executive officers, including evaluating their performance in light of such goals and objectives;

•	approving and exempting certain transactions regarding office holders’ compensation pursuant to Cayman Islands law; and

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administering the Company’s equity-based compensation plans, including without limitation, making awards to eligible persons under the plans and determining the terms of such awards, and recommending for approval by the board: (i) the adoption of such plans, and (ii) the amendment and interpretation of such plans and the awards and agreements issued pursuant thereto.

Nominating Committee

Our nominating committee consists of Ms. Jennifer Macdonald, Mr. Dominic Picone, Mr. Ashish Shastry, Ms. Melanie Wilson and Mr. Owen Wilson. Mr. Dominic Picone serves as the chairperson of our nominating committee. Our board of directors has adopted a terms of reference setting forth the responsibilities of the committee, which include:

•	overseeing and assisting our board of directors in reviewing and recommending nominees for election as directors;

•	assessing the performance of the members of our board of directors;

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establishing and maintaining effective corporate governance policies and practices, including, but not limited to, developing and recommending to our board of directors a set of corporate governance guidelines applicable to our business; and

•	overseeing our environmental, social and governance risks, strategies, policies, programs and practices to further our business purpose, strategy, culture, values and reputation.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees. We seek to conduct business ethically, honestly, and in compliance with applicable laws and regulations. Our Code of Business Conduct and Ethics sets out the principles designed to guide our business practices with integrity, respect and dedication. The code applies to all directors, officers, employees and extended workforce, including our directors and executive officers. We expects our suppliers, contractors, consultants, and other business partners to follow the principles set forth in our code when providing goods and services to us or acting on our behalf.

Diversity and Inclusion Policy

We have adopted a Diversity and Inclusion Policy intended to achieve our diversity goals through regular review and monitoring. As an international organization across Southeast Asia, we are mindful of the different market practices that apply in the countries in which will operate and recognizes the importance of ethnic and cultural diversity in its management and workforce. We recognize that each individual is unique, and diversity encompasses many dimensions. As such, we recognize all types of diversity under the policy. The policy applies to all directors, officers, employees and extended workforce, including our directors and executive officers.

Under the terms of the policy, our board of directors will be responsible for the following:

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annually setting measurable objectives for achieving gender diversity in the composition of the board of directors, senior management and workforce and, where appropriate, other aspects of diversity including in respect of women in leadership, age diversity and cultural diversity. The board will assess annually our progress in achieving such objectives;

•	ensuring the Diversity and Inclusion Policy is on our website; and

•	reviewing the objectives set for the relevant reporting period and our progress in achieving the objectives in its annual report.

Compensation of Directors and Executive Officers

In 2021, PropertyGuru paid an aggregate of S$12.8 million in cash compensation and benefits in kind to PropertyGuru’s executive officers and directors as a group. PropertyGuru’s executive officers do not receive pension, retirement or other similar benefits, and PropertyGuru has not set aside or accrued any amount to provide such benefits to its executive officers. In Singapore, PropertyGuru is required by the applicable laws and regulations to make contributions, as employers, to the Central Provident Fund for executive officers who are employed by PropertyGuru as prescribed under the Central Provident Fund Act. The contribution rates vary, depending on the age of the executive officers, and whether such executive officer is a Singapore citizen or permanent resident (contributions are not required or permitted in respect of a foreigner on a work pass). PropertyGuru is not party to any agreements with its executive officers and directors that provide for benefits upon termination of employment.

For information regarding share awards granted to PropertyGuru’s directors and executive officers, see the section entitled “—Equity Incentive Plans” below.

Employment Agreements and Indemnification Agreements

Each of our executive officers is party to an employment agreement with PropertyGuru Pte. Ltd., a subsidiary of the Company in Singapore. The employment of the executive officers under these employment agreements is for an indefinite period, but may be terminated by the employer for cause at any time without advance notice or for any other reason by giving prior written notice or by paying certain compensation, and the executive officer may terminate his or her employment at any time by giving the employer prior written notice. The employment agreements with the executive officers also include confidentiality and non-disclosure restrictions and non-competition and non-solicitation restrictions that apply during employment for certain periods following termination of employment.

The Company has entered into indemnification agreements with each of its directors. Under these agreements, the Company agrees to indemnify its director against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director of the Company.

Equity Incentive Plans

Employee Stock Option Plan 2016

In April 2016, PropertyGuru’s board of directors adopted and PropertyGuru’s shareholders approved the PropertyGuru Pte. Ltd. Employee Stock Option Plan 2016 (the “2016 Plan”), which was subsequently amended on January 1, 2018, October 6, 2019, December 9, 2019, October 14, 2020 and July 19, 2021.

Following the consummation of the Business Combination, the Company has assumed and converted the 2016 Plan into the PropertyGuru Group Limited Employee Stock Option Plan 2016 (the “New 2016 Plan”). In addition, in connection with the Business Combination, all options with respect to PropertyGuru Shares that were outstanding under the 2016 Plan at the time of consummation of the Business Combination have been replaced by options with respect to ordinary shares in the Company under the New 2016 Plan. As of September 22, 2022, under the New 2016 Plan, options to purchase 1,872,605 ordinary shares were outstanding. The following summarizes the material terms of the New 2016 Plan:

•	Shares Subject to the New 2016 Plan. Under the terms of the Shareholders’ Agreement, the maximum number of ordinary shares in the Company that may be issued under the New 2016 Plan, the New 2018 Plan

(as defined below), the New NED Plan (as defined below), the New Omnibus Plan (as defined below), the New RSU Plan (as defined below) and any other employee share incentive, option, award or other similar plan of the Company from time to time is 7.5% of the fully diluted share capital of the Company as of the date of determination.

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Plan Administration. The Company’s board of directors may delegate the Remuneration Committee or any other committee from time to time to administer the New 2016 Plan. The administrator, among other things, determines the eligible individuals to whom grants of options should be made, determines the time or times when grants of options should be made, determines the allocation methodology to be used in respect of calculating the number of ordinary shares in the Company to be subject to each such grant of options, and makes all other determinations necessary or advisable for the administration of the New 2016 Plan and otherwise does all things necessary to carry out the purposes of the New 2016 Plan. The administrator may delegate its authority to grant options to an officer or committee of officers of the Company, subject to reasonable limits and guidelines established by the administrator at the time of such delegation and subject to applicable law.

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Capitalization Adjustment. In the event there is a specified type of change in the Company’s capital structure, such as a share dividend, share split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, appropriate adjustments will be made to (i) the maximum number of shares that may be delivered under the New 2016 Plan, (ii) the number and kind of shares of stock or securities subject to options then outstanding or subsequently granted, (iii) the exercise prices relating to options, and (iv) any other provision of options affected by such change to prevent the enlargement or dilution of rights with respect to the number of ordinary shares in the Company subject to grant under the New 2016 Plan, the number of ordinary shares in the Company subject to the options and/or the exercise price per share of ordinary shares in the Company, subject to the Amended Articles and applicable law.

Appropriate adjustments will also be made to take into account (a) other distributions to shareholders or any other event if the administrator determines that adjustments are appropriate to avoid distortion in the operation of the New 2016 Plan and to preserve the value of options granted thereunder, (b) a corporate acquisition or similar corporate transaction involving the Company, its subsidiaries or their affiliates, and (c) any increase or decrease in the number of issued ordinary shares in the Company resulting from a subdivision or consolidation of ordinary shares in the Company, or any other increase or decrease in the number of such ordinary shares in the Company effected without receipt of consideration by the Company (including the payment of an extraordinary dividend).

•	Types of Awards. The New 2016 Plan permits the grants of options.

•	Eligibility. Employees and directors of the Company or any of its subsidiaries are eligible to participate in the New 2016 Plan.

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Offering. Under the New 2016 Plan, an offer to grant options to eligible individuals is made by sending such individual an option grant agreement confirming the grant of options. The eligible participant may accept the offer to grant options, in whole or in part, within thirty (30) days after the option grant date. Unless the administrator determines otherwise, an offer of a grant of an option automatically lapses and becomes null, void and of no effect and is not capable of acceptance if it is not accepted within the 30 day period, the eligible individual dies prior to his/her acceptance of the option, the eligible individual is adjudicated a bankrupt or enters into composition with his/her creditors prior to his/her acceptance of the option, the eligible individual (being an employee of the Company or any of its subsidiaries) ceases to be in the employment of the Company or any of its subsidiaries for any reason whatsoever prior to his/her acceptance of the option, or the Company is liquidated or wound-up prior to the eligible individual’s acceptance of the option. The administrator will specify in the option grant agreement the conditions upon which the option will become vested, including any condition that part or all of an option is subject to time-based or performance-based vesting conditions.

All options, whether vested or unvested, will expire on the tenth (10th) anniversary of their option grant date unless otherwise provided in a participant’s option grant agreement or unless such options expire earlier as provided in the New 2016 Plan or a shorter exercise period is required by law. Upon the expiry of the applicable period for the exercise of such options, the options then remaining unexercised will lapse and become null and void.

•	Option Grant Agreements. Options granted under the New 2016 Plan are evidenced by option grant agreements confirming the grant of options.

•	Conditions of Awards. The administrator determines the provisions, terms and conditions of each option granted under the New 2016 Plan, including but not limited to the vesting schedule of the option.

•	Transferability. The options and all rights thereunder are exercisable only by the participant and are not assignable or transferable.

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Termination of Employment. Unless otherwise specified in the applicable option grant agreement or unless the administrator determines otherwise, upon termination of the participant’s employment, (i) where the participant is a Leaver (as defined in the New 2016 Plan) or Bad Leaver (as defined in the New 2016 Plan) all unvested outstanding options held by such participant shall be immediately forfeited; (ii) where the participant is a Good Leaver (as defined in the New 2016 Plan), the administrator may, at its absolute discretion, permit him/her to retain a portion of his/her unvested options, such retained unvested options to be pro-rated for the portion of the vesting period served at the time of cessation of employment, and to vest subject to the terms and conditions of the option grant agreement to which the options were first granted; and (iii) any participant’s options (or any portion thereof) which have become vested on or before the date such participant’s employment is terminated shall expire on the earliest of (a) where the participant is a Bad Leaver, the commencement of business on the date of the participant’s termination of employment; and (b) where the participant is a Good Leaver or Leaver, 30 days after the date the participant’s employment is terminated; or (c) the expiration date applicable to such option specified in the New 2016 Plan.

•

Cash Awards. Upon the exercise of options, the administrator may, in its absolute discretion, determine to make a payment of cash to the participant instead of issuing or, as the case may be, transferring ordinary shares in the Company. The cash award shall be the excess, if any, of (i) the fair market value of one ordinary share in the Company multiplied by the number of ordinary shares in the Company subject to the option or such portion, over (ii) the aggregate exercise price of the option or such portion, on such payment terms and other terms, and subject to such conditions, as the administrator determines, in settlement in full of the participant’s rights in respect of such option.

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Change in Control. Upon the occurrence of a change of control or where a change of control is likely to occur (as determined by the administrator in its absolute discretion), all of the outstanding unvested time-based options and/or performance-based options shall immediately vest and become exercisable prior to the change of control.

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Term; Amendment. No options may be granted under the New 2016 Plan on or after April 4, 2026. The administrator may, in its sole discretion, amend the New 2016 Plan or terms of any option granted thereunder, provided, however, that any such amendment shall not impair or adversely affect the participants’ existing rights under the New 2016 Plan in relation to outstanding grants or such option without such participant’s written consent, unless the administrator expressly reserved the right to make such amendment at the time the option was granted (which includes, without limitation, the right to adjust or modify outstanding options).

Employee Stock Option Plan 2018

In May 2018, PropertyGuru’s board of directors adopted and PropertyGuru’s shareholders approved the PropertyGuru Pte. Ltd. Employee Stock Option Plan 2018 (the “2018 Plan”), which was subsequently amended on October 6, 2019, December 9, 2019, October 14, 2020 and July 19, 2021.

Following the consummation of the Business Combination, the Company assumed and converted the 2018 Plan into the PropertyGuru Group Limited Employee Stock Option Plan 2018 (the “New 2018 Plan”). In addition, in connection with the Business Combination, all options with respect to PropertyGuru Shares that were outstanding under the 2018 Plan at the time of consummation of the Business Combination have been replaced by options with respect to ordinary shares in the Company under the New 2018 Plan. As of September 22, 2022, under the New 2018 Plan, options to purchase 1,710,925 ordinary shares were outstanding. The material terms of the New 2018 Plan are identical to the New 2016 Plan, save for the New 2018 Plan’s term expires on May 9, 2028.

Non-Executive Directors Share Plan

In October 2019, PropertyGuru’s board of directors adopted and PropertyGuru’s shareholders approved the PropertyGuru Pte. Ltd. Non-Executive Directors Share Plan (the “NED Plan”), which was subsequently amended on December 9, 2019, October 14, 2020 and July 19, 2021.

Following the consummation of the Business Combination, the Company assumed and converted the NED Plan into the PropertyGuru Group Limited Non-Executive Directors Share Plan (the “New NED Plan”). In addition, in connection with the Business Combination, all options and restricted stock units (“RSU”) with respect to PropertyGuru Shares that were outstanding under the NED Plan at the time of consummation of the Business Combination have been replaced by options and RSUs with respect to ordinary shares in the Company under the New NED Plan. As of September 22, 2022, under the New NED Plan, options to purchase 115,850 ordinary shares and RSUs underlying 129,279 ordinary shares were outstanding. The following summarizes the material terms of the New NED Plan:

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Shares Subject to the New NED Plan. Under the terms of the Shareholders’ Agreement, the maximum number of ordinary shares in the Company that may be issued under the New 2016 Plan, the New 2018 Plan, the New NED Plan, the New Omnibus Plan (as defined below), the New RSU Plan (as defined below) and any other employee share incentive, option, award or other similar plan of the Company from time to time is 7.5% of the fully diluted share capital of the Company as of the date of determination.

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Plan Administration. The Company’s board of directors may delegate the Remuneration Committee or any other committee from time to time to administer the New NED Plan. The administrator, among other things, determines the eligible individuals to whom grants of options, RSUs and/or share awards should be made, determines the time or times when grants of options, RSUs and/or share awards should be made, determines the allocation methodology to be used in respect of calculating the number of ordinary shares in the Company to be subject to each such grant of options, RSUs and/or share awards, and makes all other determinations necessary or advisable for the administration of the New NED Plan and otherwise does all things necessary to carry out the purposes of the New NED Plan. The administrator may delegate its authority to grant options, RSUs and/or share awards to an officer or committee of officers of the Company, subject to reasonable limits and guidelines established by the administrator at the time of such delegation and subject to applicable law.

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Capitalization Adjustment. In the case of options and RSUs, in the event there is a specified type of change in the Company’s capital structure, such as a share dividend, share split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, appropriate adjustments will be made to (i) the maximum number of shares that may be delivered under the New NED Plan, (ii) the number and kind of shares of stock or securities subject to options or RSUs (as the case may be) then outstanding or subsequently granted, (iii) in the case of options, the exercise prices relating to options, and (iv) any other provision of options or RSUs (as the case may be) affected by such change to prevent the enlargement or dilution of rights with respect to the number of ordinary shares in the Company subject to grant under the New NED Plan, the number of ordinary shares in the Company subject to the options or RSUs (as the case may be) and/or (in the case of options) the exercise price per share of ordinary shares in the Company, subject to the Amended Articles and applicable law.

Appropriate adjustments will also be made to take into account (a) in the case of options and RSUs, other distributions to shareholders or any other event if the administrator determines that adjustments are appropriate to avoid distortion in the operation of the New NED Plan and to preserve the value of options, RSUs or share awards (as the case may be) granted thereunder, (b) in the case of options, RSUs and share awards, a corporate acquisition or similar corporate transaction involving the Company, its subsidiaries or their affiliates, and (c) in the case of options and RSUs, any increase or decrease in the number of issued ordinary shares in the Company resulting from a subdivision or consolidation of ordinary shares in the Company, or any other increase or decrease in the number of such ordinary shares in the Company effected without receipt of consideration by the Company (including the payment of an extraordinary dividend).

•	Types of Awards. The New NED Plan permits the grant of options, RSUs and share awards.

•	Eligibility. Non-executive directors of the Company or any of its subsidiaries are eligible to participate in the New NED Plan.

•

Offering. Under the New NED Plan, an offer to grant options, RSUs and/or share awards to eligible individuals is made by sending such individual an option grant agreement, RSU grant agreement or share award grant agreement (as the case may be) confirming the grant of options, RSUs and/or share awards (as the case may be). The eligible participant may accept the offer to grant options, RSUs and/ or share awards (as the case may be), in whole or in part, within thirty (30) days after the option, RSU and/or share award grant date (as the case may be). Unless the administrator determines otherwise, an offer of a grant of an option, RSU and/or share award (as the case may be) automatically lapses and becomes null, void and of no effect and is not capable of acceptance if it is not accepted within the 30 day period, the eligible individual dies prior to his/her acceptance of the option, RSU and/or share award (as the case may be), the eligible individual is adjudicated a bankrupt or enters into composition with his/her creditors prior to his/her acceptance of the option, RSU and/or share award (as the case may be), the eligible individual (being an appointee of the Company or any of its subsidiaries) ceases to be appointed by the Company or any of its subsidiaries for any reason whatsoever prior to his/her acceptance of the option, RSU and/or share award (as the case may be), or the Company is liquidated or wound-up prior to the eligible individual’s acceptance of the option, RSU and/or share award (as the case may be). The administrator will specify in the option grant agreement, RSU grant agreement or share award grant agreement (as the case may be) the conditions upon which the option, RSU or share award (as the case may be) will become vested, including any condition that part or all of an option, RSU or share award (as the case may be) is subject to time-based or performance-based vesting conditions.

All options, whether vested or unvested, will expire on the fifth (5th) anniversary of their option grant date unless otherwise provided in a participant’s option grant agreement or unless such options expire earlier as provided in the New NED Plan or a shorter exercise period is required by law. Upon the expiry of the applicable period for the exercise of such options, the options then remaining unexercised will lapse and become null and void.

•

Grant Agreements. Options, RSUs and share awards granted under the New NED Plan are evidenced by option grant agreements, RSU grant agreements and share award grant agreements respectively confirming the grant of options, RSUs and share awards respectively.

•

Conditions of Awards. The administrator determines the provisions, terms and conditions of each option, RSU and share award granted under the New NED Plan, including but not limited to the vesting schedule of the option, RSU or share award (as the case may be).

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Transferability. An option and/or RSU (as the case may be) granted to a participant is personal to the participant only and cannot be transferred to any other party. The participant agrees that he or she shall not cause or permit the unvested restricted securities or his or her interest in the unvested restricted securities to be transferred to any other party other than the participant’s personal representative on his or her death. Subject to the prior approval of the administrator, the participant (i) may assign or transfer the benefit of and right to exercise an option or share award (as the case may be), (ii) may assign or transfer the benefit of a RSU, to a Permitted Transferee (as defined in the New NED Plan), or (iii) may assign or transfer his or her rights with respect to any or all of the restricted securities held by such participant to a Permitted Transferee.

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Termination of Appointment. Unless otherwise specified in the applicable option grant agreement, RSU grant agreement and/or share award grant agreement or unless the administrator determines otherwise, upon termination of the participant’s appointment, (i) where the participant is a Leaver (as defined in the New NED Plan) or Bad Leaver (as defined in the New NED Plan) all unvested outstanding options, RSUs or restricted securities (as the case may be) held by such participant shall be immediately forfeited; (ii) where the participant is a Good Leaver (as defined in the New NED Plan), the administrator may, at its absolute discretion, permit him/her to retain a portion of his/her unvested options, RSUs or restricted securities (as the case may be), such retained unvested options, RSUs or restricted securities (as the case may be) to be pro-rated for the portion of the vesting period served at the time of cessation of appointment, and to vest subject to the terms and conditions of the option grant agreement, RSU grant agreement and/or share award grant agreement to which the options, RSUs or restricted securities (as the case may be) were first granted; and (iii) any participant’s options (or any portion thereof) which have become vested on or before the date such participant’s appointment is terminated shall expire on the earliest of (a) where the participant is a Bad Leaver, the commencement of business on the date of the participant’s termination of appointment; and (b) where the participant is a Good Leaver or Leaver, 30 days after the date the participant’s appointment is terminated; or (c) the expiration date applicable to such option specified in the New NED Plan. Any option or portion thereof that is vested and held by a Permitted Transferee (as defined in the New NED Plan) shall expire in connection with the participant’s termination of appointment in accordance with the New NED Plan as if the option were held directly by the participant, unless otherwise provided in the participant’s option grant agreement.

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Cash Awards. Upon the exercise of options or vesting of RSUs (as the case may be), the administrator may, in its absolute discretion, determine to make a payment of cash to the participant instead of issuing or, as the case may be, transferring ordinary shares in the Company. In the case of options, the cash award shall be the excess, if any, of (i) the fair market value of one ordinary share in the Company multiplied by the number of ordinary shares in the Company subject to the option or such portion, over (ii) the aggregate exercise price of the option or such portion, on such payment terms and other terms, and subject to such conditions, as the administrator determines, in settlement in full of the participant’s rights in respect of such option. In the case of RSUs, the cash award shall be the fair market value of one ordinary share in the Company multiplied by the number of ordinary shares in the Company subject to the RSU or such portion, on such payment terms and other terms, and subject to such conditions, as the administrator determines, in settlement in full of the participant’s rights in respect of such RSU.

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Change in Control. Upon the occurrence of a change of control or where a change of control is likely to occur (as determined by the administrator in its absolute discretion), all of the outstanding unvested time-based options, RSUs and restricted securities and/or performance-based options, RSUs and restricted securities shall immediately vest and, in the case of the options, become exercisable, prior to the change of control.

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Term; Amendment. No options, RSUs and/or share awards may be granted under the New NED Plan on or after October 4, 2029. The administrator may, in its sole discretion, amend the New NED Plan or terms of any option, RSU and/or share award granted thereunder, provided, however, that any such amendment shall not impair or adversely affect the participants’ existing rights under the New NED Plan in relation to outstanding grants or such option, RSU and/or share award without such participant’s written consent, unless the administrator expressly reserved the right to make such amendment at the time the option, RSU and/or share award (as the case may be) was granted (which includes, without limitation, the right to adjust or modify outstanding options and RSUs).

Omnibus Equity Incentive Plan

In October 2019, PropertyGuru’s board of directors adopted and PropertyGuru’s shareholders approved the PropertyGuru Pte. Ltd. Omnibus Equity Incentive Plan (the “Omnibus Plan”), which was subsequently amended on December 9, 2019, October 14, 2020 and July 19, 2021.

Following the consummation of the Business Combination, the Company assumed and converted the Omnibus Plan into the PropertyGuru Group Limited Omnibus Equity Incentive Plan (the “New Omnibus Plan”). In addition, in connection with the Business Combination, all options and RSUs with respect to PropertyGuru Shares that were outstanding under the Omnibus Plan at the time of consummation of the Business Combination have been replaced by options and RSUs with respect to ordinary shares in the Company under the New Omnibus Plan. As of September 22, 2022, under the New Omnibus Plan, no options to purchase ordinary shares were outstanding and RSUs underlying 1,649,026 ordinary shares were outstanding. The following summarizes the material terms of the New Omnibus Plan:

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Shares Subject to the New Omnibus Plan. Under the terms of the Shareholders’ Agreement, the maximum number of ordinary shares in the Company that may be issued under the New 2016 Plan, the New 2018 Plan, the New NED Plan, the New Omnibus Plan, the New RSU Plan (as defined below) and any other employee share incentive, option, award or other similar plan of the Company from time to time is 7.5% of the fully diluted share capital of the Company as of the date of determination.

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Plan Administration. The Company’s board of directors may delegate the Remuneration Committee or any other committee from time to time to administer the New Omnibus Plan. The administrator, among other things, determines the eligible individuals to whom grants of options, RSUs and/or share awards should be made, determines the time or times when grants of options, RSUs and/or share awards should be made, determines the allocation methodology to be used in respect of calculating the number of ordinary shares in the Company to be subject to each such grant of options, RSUs and/or share awards, and makes all other determinations necessary or advisable for the administration of the New Omnibus Plan and otherwise does all things necessary to carry out the purposes of the New Omnibus Plan. The administrator may delegate its authority to grant options, RSUs and/or share awards to an officer or committee of officers of the Company, subject to reasonable limits and guidelines established by the administrator at the time of such delegation and subject to applicable law.

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Capitalization Adjustment. In the case of options and RSUs, in the event there is a specified type of change in the Company’s capital structure, such as a share dividend, share split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, appropriate adjustments will be made to (i) the maximum number of shares that may be delivered under the New Omnibus Plan, (ii) the number and kind of shares of stock or securities subject to options or RSUs (as the case may be) then outstanding or subsequently granted, (iii) in the case of options, the exercise prices relating to options, and (iv) any other provision of options or RSUs (as the case may be) affected by such change to prevent the enlargement or dilution of rights with respect to the number of ordinary shares in the Company subject to grant under the New Omnibus Plan, the number of ordinary shares in the Company subject to the options or RSUs (as the case may be) and/or (in the case of options) the exercise price per share of ordinary shares in the Company, subject to the Amended Articles and applicable law.

Appropriate adjustments will also be made to take into account (a) in the case of options and RSUs, other distributions to shareholders or any other event if the administrator determines that adjustments are appropriate to avoid distortion in the operation of the New Omnibus Plan and to preserve the value of options or RSUs (as the case may be) granted thereunder, (b) in the case of options, RSUs and share awards, a corporate acquisition or similar corporate transaction involving the Company, its subsidiaries or their affiliates, and (c) in the case of options and RSUs, any increase or decrease in the number of issued ordinary shares in the Company resulting from a subdivision or consolidation of ordinary shares in the Company, or any other increase or decrease in the number of such ordinary shares in the Company effected without receipt of consideration by the Company (including the payment of an extraordinary dividend).

Types of Awards. The New Omnibus Plan permits the grant of options, RSUs and share awards.

•	Eligibility. Selected employees and executive directors of the Company or any of its subsidiaries are eligible to participate in the New Omnibus Plan.

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Offering. Under the New Omnibus Plan, an offer to grant options, RSUs and/or share awards to eligible individuals is made by sending such individual an option grant agreement, RSU grant agreement or share award grant agreement (as the case may be) confirming the grant of options, RSUs and/or share awards (as the case may be). The eligible participant may accept the offer to grant options, RSUs and/or share awards (as the case may be), in whole or in part, within thirty (30) days after the option, RSU and/or share award grant date (as the case may be). Unless the administrator determines otherwise, an offer of a grant of an option, RSU and/or share award (as the case may be) automatically lapses and becomes null, void and of no effect and is not capable of acceptance if it is not accepted within the 30 day period, the eligible individual dies prior to his/her acceptance of the option, RSU and/ or share award (as the case may be), the eligible individual is adjudicated a bankrupt or enters into composition with his/her creditors prior to his/her acceptance of the option, RSU and/or share award (as the case may be), the eligible individual (being an employee of the Company or any of its subsidiaries) ceases to be employed by the Company or any of its subsidiaries for any reason whatsoever prior to his/her acceptance of the option, RSU and/or share award (as the case may be), or the Company is liquidated or wound-up prior to the eligible individual’s acceptance of the option, RSU and/or share award (as the case may be). The administrator will specify in the option grant agreement, RSU grant agreement or share award grant agreement (as the case may be) the conditions upon which the option, RSU or restricted security (as the case may be) will become vested, including any condition that part or all of an option, RSU or restricted security (as the case may be) is subject to time-based or performance-based vesting conditions.

All options, whether vested or unvested, will expire on the tenth (10th) anniversary of their option grant date unless otherwise provided in a participant’s option grant agreement or unless such options expire earlier as provided in the New Omnibus Plan or a shorter exercise period is required by law. Upon the expiry of the applicable period for the exercise of such options, the options then remaining unexercised will lapse and become null and void.

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Grant Agreements. Options, RSUs and share awards granted under the New Omnibus Plan are evidenced by option grant agreements, RSU grant agreements and share award grant agreement respectively confirming the grant of options, RSUs and share awards respectively.

•

Conditions of Awards. The administrator determines the provisions, terms and conditions of each option, RSU and share award granted under the New Omnibus Plan, including but not limited to the vesting schedule of the option, RSU or restricted security (as the case may be).

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Transferability. An option and/or RSU (as the case may be) granted to a participant is personal to the participant only and cannot be transferred to any other party. The participant agrees that he or she shall not cause or permit the unvested restricted securities or his or her interest in the unvested restricted securities to be transferred to any other party other than the participant’s personal representative on his or her death. Subject to the prior approval of the administrator, the participant (i) may assign or transfer the benefit of and right to exercise an option or share award (as the case may be), (ii) may assign or transfer the benefit of a RSU, to a Permitted Transferee (as defined in the New Omnibus Plan), or (iii) may assign or transfer his or her rights with respect to any or all of the restricted securities held by such participant to a Permitted Transferee.

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Termination of Employment. Unless otherwise specified in the applicable option grant agreement, RSU grant agreement and/or share award grant agreement or unless the administrator determines otherwise, upon termination of the participant’s employment, (i) where the participant is a Leaver (as defined in the New Omnibus Plan) or Bad Leaver (as defined in the New Omnibus Plan) all unvested outstanding options, RSUs or restricted securities (as the case may be) held by such participant shall be immediately forfeited; (ii) where the participant is a Good Leaver (as defined in the New Omnibus Plan), the administrator may, at its absolute discretion, permit him/her to retain a portion of his/her unvested options, RSUs or restricted securities (as the case may be), such retained unvested options, RSUs or restricted securities (as the case may be) to be pro-rated for the portion of the vesting period served at the time of cessation of employment, and to vest subject to the terms and conditions of the option grant agreement, RSU grant agreement and/or share award grant agreement to which the options, RSUs or restricted securities (as the case may be) were first granted; and (iii) any participant’s options (or any portion thereof) which have become vested on or before the date such participant’s employment is terminated shall expire on the earliest of (a) where the participant is a Bad Leaver, the commencement of business on the date of the participant’s termination of employment; and (b) where the participant is a Good Leaver or Leaver, 30 days after the date the participant’s employment is terminated; or (c) the expiration date applicable to such option specified in the New Omnibus Plan. Any option or portion thereof that is vested and held by a Permitted Transferee (as defined in the New Omnibus Plan) shall expire in connection with the participant’s termination of employment in accordance with the New Omnibus Plan as if the option were held directly by the participant, unless otherwise provided in the participant’s option grant agreement.

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Cash Awards. Upon the exercise of options or vesting of RSUs (as the case may be), the administrator may, in its absolute discretion, determine to make a payment of cash to the participant instead of issuing or, as the case may be, transferring ordinary shares in the Company. In the case of options, the cash award shall be the excess, if any, of (i) the fair market value of one ordinary share in the Company multiplied by the number of ordinary shares in the Company subject to the option or such portion, over (ii) the aggregate exercise price of the option or such portion, on such payment terms and other terms, and subject to such conditions, as the administrator determines, in settlement in full of the participant’s rights in respect of such option. In the case of RSUs, the cash award shall be the fair market value of one ordinary share in the Company multiplied by the number of ordinary shares in the Company subject to the RSU or such portion, on such payment terms and other terms, and subject to such conditions, as the administrator determines, in settlement in full of the participant’s rights in respect of such RSU.

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Change in Control. Upon the occurrence of a change of control or where a change of control is likely to occur (as determined by the administrator in its absolute discretion), all of the outstanding unvested time-based options, RSUs and restricted securities and/or performance-based options, RSUs and restricted securities shall immediately vest and, in the case of the options, become exercisable, prior to the change of control.

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Term; Amendment. No options, RSUs and/or share awards may be granted under the New Omnibus Plan on or after October 4, 2029. The administrator may, in its sole discretion, amend the New Omnibus Plan or terms of any option, RSU and/or share award granted thereunder, provided, however, that any such amendment shall not impair or adversely affect the participants’ existing rights under the New Omnibus Plan in relation to outstanding grants or such option, RSU and/or share award without such participant’s written consent, unless the administrator expressly reserved the right to make such amendment at the time the option, RSU and/or share award (as the case may be) was granted (which includes, without limitation, the right to adjust or modify outstanding options and RSUs).

Restricted Stock Units Plan

In April 2016, PropertyGuru’s board of directors adopted and PropertyGuru’s shareholders approved the PropertyGuru Pte. Ltd. Restricted Stock Units Plan (the “RSU Plan”), which was subsequently amended on January 1, 2018, October 6, 2019, December 9, 2019, October 14, 2020 and July 19, 2021.

Following the consummation of the Business Combination, the Company assumed and converted the RSU Plan into the PropertyGuru Group Limited Restricted Stock Units Plan (the “New RSU Plan”). In addition, in connection with the Business Combination, all RSUs with respect to PropertyGuru Shares that were outstanding under the RSU Plan at the time of consummation of the Business Combination have been replaced by RSUs with respect to ordinary shares in the Company under the New RSU Plan. As of September 22, 2022, under the New RSU Plan, RSUs underlying 35,416 ordinary shares were outstanding. The following summarizes the material terms of the New RSU Plan:

•	Shares Subject to the New RSU Plan. Under the terms of the Shareholders’ Agreement, the maximum number of ordinary shares in the Company that may be issued under the New 2016 Plan, the New 2018

Plan, the New NED Plan, the New Omnibus Plan, the New RSU Plan and any other employee share incentive, option, award or other similar plan of the Company from time to time is 7.5% of the fully diluted share capital of the Company as of the date of determination.

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Plan Administration. The Company’s board of directors may delegate the Remuneration Committee or any other committee from time to time to administer the New RSU Plan. The administrator, among other things, determines the eligible individuals to whom grants of RSUs should be made, determines the time or times when grants of RSUs should be made, determines the allocation methodology to be used in respect of calculating the number of ordinary shares in the Company to be subject to each such grant of RSUs, and makes all other determinations necessary or advisable for the administration of the New RSU Plan and otherwise does all things necessary to carry out the purposes of the New RSU Plan. The administrator may delegate its authority to grant RSUs to an officer or committee of officers of the Company, subject to reasonable limits and guidelines established by the administrator at the time of such delegation and subject to applicable law.

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Capitalization Adjustment. In the event there is a specified type of change in the Company’s capital structure, such as a share dividend, share split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, appropriate adjustments will be made to (i) the maximum number of shares that may be delivered under the New RSU Plan, (ii) the number and kind of shares of stock or securities subject to RSUs then outstanding or subsequently granted, and (iii) any other provision of RSUs affected by such change to prevent the enlargement or dilution of rights with respect to the number of ordinary shares in the Company subject to grant under the New RSU Plan, the number of ordinary shares in the Company subject to the RSUs, subject to the Amended Articles and applicable law.

Appropriate adjustments will also be made to take into account (a) other distributions to shareholders or any other event if the administrator determines that adjustments are appropriate to avoid distortion in the operation of the New RSU Plan and to preserve the value of RSUs granted thereunder, (b) a corporate acquisition or similar corporate transaction involving the Company, its subsidiaries or their affiliates, and (c) any increase or decrease in the number of issued ordinary shares in the Company resulting from a subdivision or consolidation of ordinary shares in the Company, or any other increase or decrease in the number of such ordinary shares in the Company effected without receipt of consideration by the Company (including the payment of an extraordinary dividend).

•	Types of Awards. The New RSU Plan permits the grants of RSUs.

•	Eligibility. Employees and directors of the Company or any of its subsidiaries are eligible to participate in the New RSU Plan.

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Offering. Under the New RSU Plan, an offer to grant RSUs to eligible individuals is made by sending such individual a RSU grant agreement confirming the grant of RSUs. The eligible participant may accept the offer to grant RSUs, in whole or in part, within thirty (30) days after the option grant date. Unless the administrator determines otherwise, an offer of a grant of a RSU automatically lapses and becomes null, void and of no effect and is not capable of acceptance if it is not accepted within the 30 day period, the eligible individual dies prior to his/her acceptance of the RSU, the eligible individual is adjudicated a bankrupt or enters into composition with his/her creditors prior to his/her acceptance of the RSU, the eligible individual (being an employee of the Company or any of its subsidiaries) ceases to be in the employment of the Company or any of its subsidiaries for any reason whatsoever prior to his/her acceptance of the RSU, or the Company is liquidated or wound-up prior to the eligible individual’s acceptance of the RSU. The administrator will specify in the RSU grant agreement the conditions upon which the RSU will become vested, including any condition that part or all of a RSU is subject to time-based or performance-based vesting conditions.

•	RSU Grant Agreements. Options granted under the New RSU Plan are evidenced by RSU grant agreements confirming the grant of RSUs.

•	Conditions of Awards. The administrator determines the provisions, terms and conditions of each RSU granted under the New RSU Plan, including but not limited to the vesting schedule of the RSU.

•	Transferability. The RSU and all rights thereunder are not assignable or transferable.

•

Termination of Employment. Unless otherwise specified in the applicable RSU grant agreement or unless the administrator determines otherwise, upon termination of the participant’s employment, (i) where the participant is a Leaver (as defined in the New RSU Plan) or Bad Leaver (as defined in the New RSU Plan) all unvested outstanding RSUs held by such participant shall be immediately forfeited; and (ii) where the participant is a Good Leaver (as defined in the New RSU Plan), the administrator may, at its absolute discretion, permit him/her to retain a portion of his/her unvested RSUs, such retained unvested RSUs to be pro-rated for the portion of the vesting period served at the time of cessation of employment, and to vest subject to the terms and conditions of the RSU grant agreement to which the RSUs were first granted.

•

Cash Awards. Upon the vesting of RSUs, the administrator may, in its absolute discretion, determine to make a payment of cash to the participant instead of issuing or, as the case may be, transferring ordinary shares in the Company. The cash award shall be the fair market value of one ordinary share in the Company multiplied by the number of ordinary shares in the Company subject to the RSU or such portion, on such payment terms and other terms, and subject to such conditions, as the administrator determines, in settlement in full of the participant’s rights in respect of such RSU.

•

Change in Control. Upon the occurrence of a change of control or where a change of control is likely to occur (as determined by the administrator in its absolute discretion), all of the outstanding unvested time-based RSUs and/or performance-based RSUs shall immediately vest prior to the change of control.

•

Term; Amendment. No RSUs may be granted under the New RSU Plan on or after April 4, 2026. The administrator may, in its sole discretion, amend the New RSU Plan or terms of any RSU granted thereunder, provided, however, that any such amendment shall not impair or adversely affect the participants’ existing rights under the New RSU Plan in relation to outstanding grants or such RSU without such participant’s written consent, unless the administrator expressly reserved the right to make such amendment at the time the RSU was granted (which includes, without limitation, the right to adjust or modify outstanding RSUs).

Option, RSU and Restricted Securities Grants

As of September 22, 2022, there were a total of 4,493,790 ordinary shares in the Company underlying grants of outstanding options (including unvested options) and RSUs that are held by the executive officers and directors as a group, which include the following:

•

Olivier Lim (Chair and Independent Director) had 68,124 outstanding options to purchase a total of 68,124 ordinary shares in the Company, with a grant date of October 4, 2019 and an expiration date of October 3, 2029 and 86,175 outstanding RSUs with respect to 86,175 ordinary shares in the Company with a grant date of August 16, 2021;

•

Hari V. Krishnan (Chief Executive Officer and Managing Director) had 1,354,758 outstanding options to purchase a total of 1,354,758 ordinary shares in the Company, with grant dates that range from May 1, 2016 to April 1, 2019 and expiration dates that range from April 30, 2026 to March 31, 2029 and 378,748 outstanding RSUs with respect to 378,748 ordinary shares in the Company with grant dates that range from May 1, 2016 to November 30, 2019;

•

Jennifer Macdonald (Independent Director) had 34,080 outstanding options to purchase a total of 34,080 ordinary shares in the Company, with a grant date of October 4, 2019 and an expiration date of October 3, 2029 and 14,368 outstanding RSUs with respect to 14,368 ordinary shares in the Company with a grant date of August 16, 2021;

•

Melanie Wilson (Independent Director) had 13,646 outstanding options to purchase a total of 13,646 ordinary shares in the Company, with a grant date of October 4, 2019, and an expiration date of October 4, 2029 and 14,368 outstanding RSUs with respect to 14,368 ordinary shares in the Company with a grant date of August 16, 2021;

•	Rachna Bhasin (Independent Director) had 14,368 outstanding RSUs with respect to 14,368 ordinary shares in the Company with a grant date of August 16, 2021;

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Joe Dische (Chief Financial Officer) had 484,198 outstanding options to purchase a total of 484,198 ordinary shares in the Company, with grant dates that range from June 18, 2018 to April 1, 2019 and expiration dates that range from June 17, 2028 to March 31, 2029 and 182,247 outstanding RSUs with respect to 182,247 ordinary shares in the Company with a grant date of November 30, 2019;

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Genevieve Godwin (Chief People Officer) had 71,914 outstanding options to purchase a total of 71,914 ordinary shares in the Company, with grant dates that range from February 5, 2018 to April 1, 2019 and expiration dates that range from February 4, 2028 to March 31, 2029 and 203,108 outstanding RSUs with respect to 203,108 ordinary shares in the Company with a grant date of November 30, 2019;

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Manav Kamboj (Chief Technology Officer) had 367,552 outstanding options to purchase a total of 367,552 ordinary shares in the Company, with grant dates that range from January 1, 2018 to April 1, 2019 and expiration dates that range from December 31, 2028 to March 31, 2029 and 187,441 outstanding RSUs with respect to 187,441 ordinary shares in the Company with a grant date of November 30, 2019;

•

Bjorn Sprengers (Managing Director, Fintech and Chief Marketing Officer) had 164,598 outstanding options to purchase a total of 164,598 ordinary shares in the Company, with grant dates that range from May 1, 2016 to April 1, 2019 and expiration dates that range from April 30, 2026 to March 31, 2029 and 132,060 outstanding RSUs with respect to 132,060 ordinary shares in the Company with grant dates that range from May 1, 2016 to November 30, 2019;

•

Jeremy Williams (Managing Director, Marketplaces) had 475,137 outstanding options to purchase a total of 475,137 ordinary shares in the Company, with grant dates that range from January 1, 2018 to April 1, 2019 and expiration dates that range from December 31, 2028 to March 31, 2029 and 187,441 outstanding RSUs with respect to 187,441 ordinary shares in the Company with a grant date of November 30, 2019; and

•	Shyn Yee Ho-Strangas (Managing Director, Managing Director, Data & Software Solutions) had 59,459 outstanding RSUs with respect to ordinary shares in the Company with a grant date of July 1, 2022.

The per-share exercise prices of the original options to purchase PropertyGuru Shares held by the directors and executive officers of the Company ranged from S$3.45 and S$8.80 in Singapore dollar terms at the times that such options were granted. At the Amalgamation Effective time, outstanding options to purchase PropertyGuru Shares were assumed by the Company and converted into options to purchase ordinary shares in the Company in accordance with the Business Combination Agreement and the terms of the PropertyGuru incentive plans. In connection with such assumption and conversion, both the number of ordinary shares in the Company underlying such options, and the per-share exercise prices of such options, have been adjusted in accordance with the Exchange Ratio.

Except as set out above, no directors or executive officers of the Company have been granted options, RSUs or restricted shares.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Amended Articles, the Novation, Assumption and Amendment Agreement and the Amended and Restated Assignment, Assumption and Amendment Agreement, each of which is an exhibit to the registration statement of which this prospectus is a part. We urge to you read the applicable provisions of Cayman Islands law, the Amended Articles, the Novation, Assumption and Amendment Agreement and the Amended and Restated Assignment, Assumption and Amendment Agreement carefully and in their entirety for a complete description of the rights and preferences of our securities. All capitalized terms used in this section are as defined in the Amended Articles, unless elsewhere defined herein.

The Company is a Cayman Islands exempted company (company number 378411) and its affairs are governed by the Amended Articles, the Cayman Companies Act and the common law of the Cayman Islands. We are authorized to issue 500,000,000 ordinary shares, $0.0001 par value each. We currently have only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another.

As of September 22, 2022, there are 161,669,757 ordinary shares in the Company issued and outstanding.

Ordinary Shares

General

Holders of ordinary shares in the Company will be entitled to one vote for each share held of record on all matters to be voted on by shareholders. Except as disclosed otherwise in this prospectus, none of the holders of ordinary shares in the Company have different voting rights from the other holders after the completion of this offering.

Holders of ordinary shares in the Company will not have any conversion, pre-emptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to our ordinary shares.

Dividends

Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, the Company’s overall financial condition, available distributable reserves and any other factors deemed relevant by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profits (including retained earnings) or share premium, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of its business.

Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon the Company’s future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our ordinary shares. When making recommendations on the timing, amount and form of future dividends, if any, our board of directors will consider, among other things:

•	the Company’s results of operations and cash flow;

•	the Company’s expected financial performance and working capital needs;

•	the Company’s future prospects;

•	the Company’s capital expenditures and other investment plans;

•	other investment and growth plans;

•	dividend yields of comparable companies globally;

•	restrictions on payment of dividend that may be imposed on us by financing arrangements; and

•	the general economic and business conditions and other factors deemed relevant by our board of directors and statutory restrictions on the payment of dividends.

We are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our ordinary shares. With the exception of Thailand, Malaysia and Vietnam, there are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends. With respect to Thailand, while Thai laws allow the outward remittance from Thailand of dividends, it is required that the dividend payment in Baht currency (after payment of applicable Thai taxes) must be converted into foreign currency prior to the outward remittance from Thailand as the bank of Thailand has a policy not to allow any person to bring Baht currency out of Thailand.

In Malaysia, the current foreign exchange administration rules allow non-residents to freely repatriate, in a foreign currency, profits and dividends arising from investments or proceeds from divestment of Malaysian Ringgit assets. Dividends are freely transferable out of the country and no exchange controls or approvals are required subject to applicable reporting requirements and withholding tax. However, prior permission from the Controller of Foreign Exchange of Malaysia is required for any person to undertake or engage in any dealing or transaction with the State of Israel or its residents, any entity owned or controlled, directly or indirectly, by the State of Israel or its residents, including any authority or agency of the State of Israel, or any dealing or transaction using or involving the currency of the State of Israel. Furthermore, the Malaysia Companies Act 2016 also provides that (i) generally, a company may only make a distribution to shareholders out of the profits of the company if the company is solvent; (ii) before a distribution is paid by a company to a shareholder, such distribution shall be duly authorized by the directors of the company; and (iii) unless provided in the constitution of the company, a company may reduce its share capital by a special resolution and either confirmation by a court or a solvency statement by the company.

Vietnam has historically imposed exchange control mechanisms designed to limit foreign currency outflows, generally requiring the use of the Vietnamese Dong in domestic transactions and attempting to channel foreign currencies into its banking system. Vietnam’s exchange control policy is administered primarily by the State Bank of Vietnam. In 2005, Vietnam introduced an ordinance, which took effect from 1 June 2006, as amended by a 2013 ordinance, which took effect from 1 January 2014, governing foreign exchange in order to stimulate the foreign exchange market by liberalizing current transactions control and gradually reducing capital transactions control. Under the current Vietnamese foreign exchange control regulations, any person or organization may exchange Vietnamese Dong into foreign currency at credit institutions licensed to provide foreign exchange services in Vietnam, provided that such person or organization declares the intended use of the money and provides appropriate supporting documents. Foreign currencies may be freely exchanged into Vietnamese Dong at such licensed credit institutions.

Liquidation

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares in the Company will be entitled to participate in any surplus assets in proportion to their shareholdings.

Transfers of Shares

Subject to the restrictions contained in the Amended Articles and the rules or regulations of the Designated Stock Exchange (as defined in the Amended Articles) or any relevant securities laws, any shareholders in the Company may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the directors of the Company.

Subject to the rules of any Designated Stock Exchange on which the ordinary shares in the Company in question may be listed and to any rights and restrictions for the time being attached to any ordinary share in the Company, our directors shall not unreasonably decline to register any transfer of ordinary shares in the Company, and shall upon making any decision to decline to register any transfer of ordinary shares in the Company assign an appropriate reason therefor. If our directors refuse to register a transfer of any ordinary share, the Company’s secretary shall, within two (2) months after the date on which the transfer request was lodged with the Company, send to the transferor and transferee notice of the refusal, including the relevant reason for such refusal. In this context, it shall not be unreasonable our directors to decline to register any transfer of an ordinary share if such transfer would breach or cause a breach of: (i) the rules of any Designated Stock Exchange on which the ordinary shares in the Company may be listed; or (ii) applicable law or regulation at such times and for such periods as the our directors may from time to time determine.

The Amended Articles also contain certain further restrictions on proposed share transfers by shareholders who are party to the Shareholders’ Agreement (“Shareholder Parties”), including as summarized below (and any proposed transfers of ordinary shares in the Company in breach of such restrictions shall be void and not approved or registered by the Company).

General Restrictions

Any transferee of ordinary shares in the Company that are transferred by a Shareholder Party shall, subject to certain limited exceptions (for example where certain securities are transferred are transferred to holders without restriction on transfer pursuant to U.S. securities laws), execute a form of joinder agreement to the Shareholders’ Agreement (if not already bound by it).

In the event there is a change of control (as defined in the Amended Articles, with such term applying differently to certain of the Shareholder Parties) of any Shareholder Party, such Shareholder Party shall cease to be entitled to receive benefits to and to enforce such rights that are personal to, and non-transferrable by such Shareholder Party, under the Amended Articles.

REA Right of First Offer in a Drag Sale

Subject to the possibility of REA losing such right in the event of a breach of certain provisions of the Shareholders’ Agreement, REA is granted certain rights of first offer in relation to certain transfers of securities under the Amended Articles. Such rights are potentially triggered when any Shareholder Party that constitutes a Major Shareholder (other than REA) whether acting alone or together with other Shareholder Parties that constitute Major Shareholders either (i) receives a bona fide binding offer or bona fide indicative offer, in each case, from a prospective purchaser or purchasers for such Shareholder Party’s Securities or (ii) desires (in one or through a series of transactions) to transfer any of its Securities (without having solicited or being in receipt of an indicative or binding offer) or any interest therein to a purchaser or purchasers, and may initiate a Drag Sale. If the relevant conditions associated with such a transaction are met, REA is entitled to receive a notice setting out the terms of the transaction and may make a written offer to the Drag Sale Transferor for all (but not less than all) of the relevant Securities (which may include certain Securities held by the shareholders of the Company that have provided their approval or are reasonably expected to provide their approval in respect of the relevant Drag Sale (each a “Public Supporting Shareholder”)). Any such offer (a “ROFO Application”) shall be (i) unconditional other than with respect to any mandatory anti-trust or other regulatory consents under Applicable Law and (ii) irrevocable unless it is rejected (or deemed to have been rejected) in accordance with the terms of the Amended Articles, in which case it shall automatically and immediately be deemed to have been validly revoked and the offer contained therein shall not be capable of acceptance.

If the Drag Sale Transferor accepts REA’s ROFO Application, each Public Supporting Shareholder shall have the right to sell all (but not less than all) of the Securities held by such Public Supporting Shareholder to REA.

The relevant Shareholders shall then be irrevocably obligated to transfer all of the Securities each such Shareholder holds to REA and REA shall be irrevocably obligated to purchase such Securities. If, however, REA does not submit a ROFO Application within the required timeframe or otherwise fails to comply with the requirements relating to its exercise of such rights of first offer, the Drag Sale Transferor may for a defined period exercise its rights pursuant to certain drag rights contained in the Amended Articles (described in more detail below) without having regard to REA’s rights of first offer as described above, subject to compliance with certain requirements regarding the possible invitation to REA to participate in any formal / mandated sale process on the same terms as are applicable to all other prospective buyers/bidders in such process.

Drag Along Rights

If (i) one or more Shareholder Party that constitutes a Major Shareholder (a “Dragging Shareholder” or “Dragging Shareholders”) intends to Transfer all of its / their Securities to a purchaser, (ii) the provisions of the Amended Articles regarding REA’s right of first offer in a drag sale (as described above) have been complied with and (iii) such Transfer (or series of related Transfers) (“Drag Sale”) has been approved as a “Drag Sale” by the holders of not less than 50% of the Shares then in issue, such Dragging Shareholder(s) shall have the right (subject to the following sentence, Applicable Law, and compliance with the relevant provisions of the Amended Articles) to require all of the other Shareholder Parties (the “Drag-Along Shareholders”) to Transfer all (and not just some only) of their Securities to the purchaser on the same terms and conditions as those between the Dragging Shareholder(s) and the purchaser. Notwithstanding the previous sentence, REA may not be required to participate in a Drag Sale in certain circumstances, including where if the price per Security to be received by REA in such Drag Sale will be less than a certain guaranteed minimum price (the “REA Floor Price”).

The Dragging Shareholder(s) shall inform the Drag-Along Shareholders in writing of the terms of the Drag Sale, and completion of the Transfers of the Drag-Along Shareholders’ relevant Securities shall take place simultaneously with the Transfer of the Securities of the Dragging Shareholder(s) (subject to receipt of the regulatory approvals (if any) required to be obtained in respect of any such Drag Sale). A Drag-Along Shareholder shall have the option to elect to receive cash as consideration for its Securities, in the event that the consideration offered by the Purchaser is in the form of Alternative Consideration (being consideration not in the form of cash or securities that are listed on such international stock exchange as may be approved in advance by both the TPG Investor and the KKR Investor). Where such an option is not made available by the Purchaser, the Dragging Shareholder(s) shall, on a pro-rata basis according to the portion of their Securities being sold, following completion of the sale of the Drag-Along Shareholder’s Securities, purchase the Alternative Consideration received by such Drag-Along Shareholder by paying the Cash Consideration (equal to the Fair Market Value of the Alternative Consideration) to the Drag-Along Shareholder.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in the Company. Any ordinary shares in the Company that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.

Redemption and Repurchase of Shares

Subject to the provisions of the Cayman Companies Act, the Company may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or the Company. The redemption of such shares will be effected in such manner and upon such other terms as our directors, determine before the issue of the shares. The Company may also purchase its own shares (including any redeemable shares) on such terms and in such manner as the directors may determine and agree with the relevant shareholder(s).

Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

Differences in Company Law

Cayman Islands companies are governed by the Cayman Companies Act. The Cayman Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Cayman Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances, the Cayman Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (i) a special resolution (usually a majority of two thirds of the voting shares voted at a general meeting) of the shareholders of each company; and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company.

The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Registrar of Companies of the Cayman Islands is satisfied that the requirements of the Cayman Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies of the Cayman Islands will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Cayman Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (i) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (ii) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (iii) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (iv) within seven days following the date of the expiration of the period set out in paragraph (ii) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (v) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands courts to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, and schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Cayman Islands courts. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	the company is not proposing to act illegally or beyond the scope of its corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions

When a takeover offer is made and accepted by holders of not less than 90% in value of the shares to which the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Cayman Islands courts, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders Suits

Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, the Company will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) the Company’s officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Special Considerations for Exempted Companies

The Company is an exempted company with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue shares with no par value;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Amended Articles permit indemnification of officers and directors for any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, incurred in their capacities as such unless such liability (if any) arises from dishonesty, wilful default or fraud which may attach to such directors or officers. In addition, we have entered into indemnification agreements with our directors and intend to enter into indemnification agreements with our senior executive officers that provide such persons with additional indemnification beyond that provided in the Amended Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Amended Articles

Some provisions of the Amended Articles may discourage, delay or prevent a change of control of the Company or management that shareholders may consider favorable, including provisions that (i) give certain of the Company’s larger shareholders direct board appointment rights (as more fully described below), and (ii) restrict the transfer of shares by such larger shareholders (as more fully described above).

Such provisions could be applied to delay or prevent a change in control of the Company or make removal of management more difficult. This may cause the price of ordinary shares in the Company to fall.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under the Amended Articles for a proper purpose and for what they believe in good faith to be in the best interests of the Company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•	directors should not improperly fetter the exercise of future discretion;

•	duty to exercise powers fairly as between different sections of shareholders;

•	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the New York Stock Exchange Listed Company Manual. Our directors may also convene a general meeting at such time and place as they may determine. At least 14 clear days’ notice shall be given for any general meeting. Our board of directors may call extraordinary general meetings, and must convene an extraordinary general meeting upon the requisition of shareholders holding at least 7.5% of the paid up voting share capital of the Company. One or more shareholders holding not less than a majority of the paid up voting share capital of the Company present in person or by proxy and entitled to vote will be a quorum for all purposes.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Amended Articles provide that shareholders may approve corporate matters by way of a written resolution signed by or on behalf of all shareholders (in the case of a special resolution) or by a simple majority of shareholders (in the case of an ordinary resolution) who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Amended Articles permit the Company’s shareholders together holding at least 7.5% of the Company’s paid up voting share capital to requisition a general meeting. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the New York Stock Exchange Listed Company Manual.

Matters Requiring Shareholder Approval

A special resolution, requiring not less than a two-thirds vote (or a unanimous written resolution), is required to:

•	amend the Amended Articles;

•	register the Company by way of continuation in a jurisdiction outside the Cayman Islands;

•	merge or consolidate the Company by way of a Cayman Islands statutory merger or consolidation;

•	reduce the Company’s share capital or any capital redemption reserve in any manner authorized by law;

•	change the Company’s name;

•	appoint an inspector to examine the affairs of the Company;

•	recall a liquidation of the Company; or

•	wind-up the Company voluntarily (provided that, if the company is unable to pay its debts as they fall due, it may be wound up voluntarily by an ordinary resolution of the shareholders).

Additionally, the Amended Articles require that the following matters be approved as “Reserved Matters” (as defined therein) by an ordinary resolution, being approval of holders of a majority of the voting power of the ordinary shares in the Company:

•	in respect of any of the Company’s direct or indirect subsidiaries, any initial public offering of its shares or securities;

•

any purchase or acquisition of any material asset, property or any interest therein or sale or disposal of the whole or a substantial part of the undertaking or assets of the Company or any of the Company’s direct or indirect Subsidiaries (for the purposes of the Amended Articles, the “ListCo Group,” and any member of the ListCo Group, a “ListCo Group Company”). For the purposes of this paragraph, a material asset or property shall mean any asset or property where the consideration payable or receivable by a ListCo Group Company for such asset or property represents more than 25% of the value of the total assets or revenue of the ListCo Group (whichever is greater) as set out in the Company’s latest published consolidated financial statements;

•	any change in the maximum size of the board of directors of the Company; and

•	any change in the Group Business or the business undertaken by the Group.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, the Amended Articles do not provide for cumulative voting. As a result, the Company’s shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Amended Articles, the Company’s board may comprise up to nine directors (or such greater number as may be approved by ordinary resolution), three of whom may be appointed and removed solely by three of the Company’s substantial shareholders (as more fully described below) and the rest of whom may be appointed and removed by the Company’s shareholders by ordinary resolution. The removal of a director by ordinary resolution may be for any reason and need not be for cause. A director will also cease to be a director if he or she (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) is removed from office by notice addressed to him at his last known address and signed by all of his co-directors (not being less than two in number), or (v) is removed from office pursuant to any other provision of the Amended Articles.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute under its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either a business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, the Company cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Additionally, the Amended Articles contain certain bespoke provisions relating to certain transactions with interested parties. Where any of the TPG Investor Entities or their affiliates, the KKR Investor or its affiliates and/or REA or its affiliates has an interest in respect of any transaction, matter, contract or arrangement involving the Company or any Group Company, including but not limited to buying shares in the Company, and/ or certain other specified circumstances including being in certain competitive situations with the Company or any Group Company, having a claim against or by the Company or any Group Company and being in material non-compliance with certain obligations under the Amended Articles (and in REA’s case, certain of its obligations under the Shareholders’ Agreement), the Directors may resolve in a closed session in which they can exclude the TPG Investor Director (as defined in Amended Articles), the KKR Investor Director (as defined in Amended Articles) and/or the REA Investor Director (as defined in Amended Articles) (as the case may be and), to (i) require that TPG Investor Entities, the KKR Investor and/or REA (as the case may be) and the Directors, committee members and/or Board Observers appointed by them (a) recuse himself or themselves (as the case may be) from participating in, and abstain from voting on, all discussions and/or deliberations on such transaction, matter, contract or arrangement and (B) be excluded from being counted in the quorum for Board meetings on such transaction, matter, contract or arrangement and (ii) restrict and/or limit the disclosure of any information to the TPG Investor Entities, the KKR Investor and/or REA (as the case may be) in relation to the relevant transaction, matter, contract or arrangement (including withholding notices of meetings and/or redacting from minutes of meetings any reference to and details of such transaction, matter, contract or arrangement). The foregoing is, however, subject to certain other provisions potentially limiting its scope, including that (i) the TPG Investor Entities, REA, REA Group, the KKR Investor and their respective affiliates and any Director appointed by the TPG Investor Entities, REA or the KKR Investor may (independently or with others) engage in or possess any interest in other investments, business ventures or persons of any nature or description (whether or not it competes with, the investments or business of the Group Companies) and (ii) none of the TPG Investor Entities, REA, REA Group or the KKR Investor and their respective affiliates and any Director appointed by TPG Investor Entities, REA or the KKR Investor shall be obligated to present any particular investment or business opportunity to any Group Company even if such opportunity is of a character that, if presented to such Group Company, could be pursued by such Group Company.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Amended Articles, if the Company is wound up, the liquidator of the Company may distribute the assets with the sanction of an ordinary resolution of the shareholders and any other sanction required by law.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under the Amended Articles, if the Company’s share capital is divided into different classes (and as otherwise determined by the Directors in accordance with the Amended Articles) the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued shares of the relevant class, or with the sanction of a resolution passed at a separate meeting of the holders of the shares of such class by a majority of two-thirds of the votes cast at such a meeting.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote on the matter, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, the Amended Articles may only be amended by a special resolution of the shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by the Amended Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on the Company’s shares. In addition, there are no provisions in the Amended Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, or other rights or restrictions.

Inspection of Books

Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of the Company’s shares have no general right under Cayman Islands law to inspect or obtain copies of the Company’s register of members or the Company’s corporate records (other than the Amended Articles and its register of mortgages and charges).

Changes in Capital

The Company may from time to time by ordinary resolution:

•	increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe;

•	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

•	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

•

subdivide its existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

•

cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the share so canceled.

Directors

Voting

The Amended Articles provide that our directors may vote on resolutions relating to any contract or proposed contract or arrangement in which he/she is interested (and count as part of the quorum at any meetings where any such contract or proposed contract or arrangement is being considered) provided the nature of that interest has been disclosed to the other directors in accordance with the terms of the Amended Articles. This would include, for example, the right to vote on his/her own compensation arrangements (and that of any other director) and any arrangements in respect of such director borrowing money from the Company. The Amended Articles also permit the directors to exercise all of the powers of the Company to borrow money and enter into security arrangements in respect of its assets. These provisions may be varied by a shareholders’ special resolution to make corresponding amendments to the Amended Articles.

The above is also subject to (i) our directors’ ongoing adherence to their fiduciary duties (including to act in the best interests of the Company) and (ii) certain limited scenarios provided in the Amended Articles whereby certain directors appointed by Conflicted Shareholders (as defined in the Amended Articles) may be required to (among other things) abstain from voting on a relevant transaction, matter, contract or arrangement and be excluded from being counted in the quorum for directors’ meetings relating to such transaction, matter, contract or arrangement.

Appointment and removal

The Amended Articles provide for a board comprised of up to nine directors, though this number may be increased by ordinary resolution. Three of the Company’s larger shareholders have the right to directly appoint, remove and replace three directors in accordance with the terms set out more fully in the Amended Articles, including on the following terms:

•	the TPG Investor Entities may jointly appoint one director, provided that the TPG Investor Entities collectively hold in aggregate at least 7.5 per cent. of the issued share capital of the Company;

•	the KKR Investor may appoint one director, provided that the KKR Investor and its affiliates collectively hold in aggregate at least 7.5 per cent. of the issued share capital of the Company; and

•

REA may appoint one director, provided that REA holds at least 7.5 per cent. of the issued share capital of the Company and subject to (i) the possibility of REA losing such appointment right in the event of a breach of certain provisions of the Shareholders’ Agreement and (ii) such director appointed by REA being subject to certain additional requirements that do not apply to the directors appointed by either the TPG Investor Entities or the KKR Investor.

The Amended Articles provide for certain circumstances whereby the directors described above must be removed by the relevant appointor(s) or resign and, if such removal or resignation does not occur, the other directors may remove that director by majority vote.

All other directors may be appointed by ordinary resolution or a resolution of directors and removed by ordinary resolution and the removal of any such director may be for any reason or no reason. Our directors do not serve for a fixed term and there is no requirement for them to retire by rotation nor to make themselves eligible for re-election. Each director shall remain in office until he or she is removed by his or her appointing shareholder (in the case of the three directors appointed by the Company’s substantial shareholders, as described above) or by ordinary resolution (in the case of each other director) and the office of a director shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns by notice in writing, (iv) is removed by the shareholders as described above, (v) is removed from office by notice addressed to him at his last known address and signed by all of his co-directors (not being less than two in number); or (vi) is removed from office pursuant to any other provision of the Amended Articles.

There is no cumulative voting with respect to the appointment of directors.

An ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company, is required to appoint a director (other than the three directors who are appointed by the Company’s substantial shareholders in accordance with the Amended Articles).

The Amended Articles do not provide a set age requirement regarding the retirement of our directors or (subject to any shareholders’ ordinary resolution to the contrary) any shareholding requirement for directors to be appointed.

Observers

The Amended Articles provide for the appointment of certain board observers by three of the Company’s larger shareholders. The TPG Investor Entities (collectively as a group), in aggregate, the KKR Investor and its affiliates (collectively as a group), in aggregate and REA (subject to the possibility of REA losing such appointment right for breaching certain provisions of the Shareholders’ Agreement) shall each have the right to nominate, remove and replace one such observer, provided, in each case, it holds at least 7.5 per cent. of the issued share capital of the Company. Each such observer shall have the right to attend all meetings of the board and any committee thereof, and speak at such meeting if they are invited to do so by any other director at such meeting, but shall not vote on any resolution of the board or such committee.

Warrants

Merger Warrants

Pursuant to the Amended and Restated Assignment, Assumption and Amendment Agreement, the Sponsor received 12,960,000 warrants to purchase an aggregate of 12,960,000 ordinary shares in the Company (the “Merger Warrants”). The exercise price of the Merger Warrants is $11.50 per share, subject to certain adjustments. The Merger Warrants will become exercisable on April 16, 2022 and will expire on March 17, 2027 or earlier upon the Company’s liquidation. The Merger Warrants (including the ordinary shares in the Company issuable upon exercise of the Merger Warrants) will not be transferable, assignable or saleable until March 17, 2023 (subject to certain exceptions detailed in the Sponsor Support Agreement). The Merger Warrants will not be redeemable by the Company and will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

If the Sponsor or its permitted transferee elects to exercise the Merger Warrants on a cashless basis, it would pay the exercise price by surrendering its Merger Warrants for that number of ordinary shares in the Company equal to the quotient obtained by dividing (x) the product of the number of ordinary shares in the Company underlying the Merger Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Merger Warrants by (y) the fair market value. The term “fair market value” is defined as the average reported last sale price of the ordinary shares in the Company for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the Company.

Amalgamation Warrants

Pursuant to the Novation, Assumption and Amendment Agreement, the KKR Investor received a warrant to purchase up to 4,043,411 ordinary shares in the Company at a price of $6.92 per share, subject to certain adjustments (the “Amalgamation Warrant”). The Amalgamation Warrant were exercisable only from March 17, 2022 and terminating at 5:00 p.m., New York City time, on September 13, 2022. The Amalgamation Warrant expired without being exercised on September 13, 2022.

Enforceability of Civil Liability under Cayman Islands Law

The courts of the Cayman Islands are unlikely (i) to recognize, or enforce against the Company, judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against the Company predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands

(awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/ insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands court. The Cayman Islands court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. The Company understands that the Cayman Islands court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

Anti-Money Laundering—Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (2020 Revision) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (2018 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection—Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPL”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts the Company’s shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPL (“personal data”). In the following discussion, the “company” refers to us and the Company’s affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

We, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

•	where this is necessary for the performance of our rights and obligations under any purchase agreements;

•	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

•	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPL.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Transactions Related to the Business Combination

Sponsor and Bridgetown 2 Shares

On November 4, 2020, the Sponsor paid $25,000 to cover certain of Bridgetown 2’s offering costs in consideration for 15,812,500 Bridgetown 2 Class B Ordinary Shares. In December 2020, the Sponsor contributed 10,062,500 Bridgetown 2 Class B Ordinary Shares back to Bridgetown 2 for no consideration, resulting in 5,750,000 Bridgetown 2 Class B Ordinary Shares being issued and outstanding. In December 2020, the Sponsor transferred 947,097 Bridgetown 2 Class B Ordinary Shares to Bridgetown 2’s chief executive officer, 299,241 Bridgetown 2 Class B Ordinary Shares to an affiliate of the Sponsor (which amounts have been adjusted for the share dividend referred to below) and 5,000 Bridgetown 2 Class B Ordinary Shares to each of its independent director nominees and its senior advisor. In January 2021, Bridgetown 2 effected a share dividend of 0.3 shares for each founder share in issue, resulting in an aggregate of 7,475,000 founder shares outstanding, including those held by Bridgetown 2’s chief executive officer and an affiliate of Sponsor.

In connection with the Business Combination, the 7,475,000 outstanding Bridgetown 2 Class B Ordinary Shares were cancelled and automatically converted into 7,450,000 ordinary shares in the Company.

Sponsor Private Placement Warrants

The Sponsor purchased an aggregate of 12,960,000 private placement Bridgetown 2 Warrants for a purchase price of $0.50 per whole warrant, or $6,480,000 in the aggregate, in a private placement that occurred simultaneously with the closing of Bridgetown 2’s initial public offering. Each private placement Bridgetown 2 Warrant entitles the holder to purchase one Bridgetown 2 Class A Ordinary Share at $11.50 per share, subject to adjustment. The private placement Bridgetown 2 Warrants (including the Bridgetown 2 Ordinary Shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of the Business Combination.

In connection with the Business Combination, the Sponsor’s 12,960,000 private placement Bridgetown 2 Warrants were exchanged for 12,960,000 warrants of the Company.

Shareholders’ Agreement

On March 17, 2022, we entered into the Shareholders’ Agreement with, among others, the TPG Investor Entities, the KKR Investor and REA (the “Shareholder Parties”).

The Shareholders’ Agreement provides that each of the (i) TPG Investor Entities, (ii) KKR Investor and (iii) REA, are entitled to appoint one person to our board of directors provided that they hold at least 7.5% of ordinary shares in the Company, respectively. Dominic Picone, Ashish Shastry and Owen Wilson, each of whom are directors of the Company, are affiliated with the TPG Investor Entities, the KKR Investor and REA, respectively.

In addition, pursuant to the Shareholders’ Agreement, REA has a right of first offer (“ROFO”) to purchase any ordinary shares in the Company and/or warrants and/or any other securities which are issued by the Company from time to time (“Company Securities”) to any Shareholder Party that constitutes a Major Shareholder (as defined in the Shareholders’ Agreement) other than REA if such Shareholder Party (i) receives a bona fide binding or indicative offer to purchase such Shareholder Party’s Company Securities from a bona fide third party buyer or (ii) desires (in one or through a series of transactions) to transfer its Company Securities (without having solicited or being in receipt of an indicative or binding offer) to a bona fide third party buyer, and, in connection with such offer or desire to transfer, such Shareholder Party intends, or is reasonably likely, to initiate a Drag Sale (as defined below).

In the event that (i) a Shareholder Party that constitutes a Major Shareholder (a “Dragging Shareholder”) intends to transfer all of its Company Securities to a bona fide third party buyer, (ii) the Company Securities are not required to be transferred to REA pursuant to its ROFO and (iii) such transfer has been approved as a “Drag Sale” by holders of not less than 50% of the ordinary shares in the Company then in issue (including the Company’s shareholders who are not Shareholder Parties) (a “Drag Sale”), the other Shareholder Parties shall be required to transfer all of their Company Securities to such bona fide third party buyer on the same terms and conditions as that provided to the Dragging Shareholder.

Subject to certain conditions in the Shareholders’ Agreement, the Shareholders’ Agreement also imposes certain restrictions on REA and REA Group, such as restrictions on (i) directly or indirectly providing internet based platforms for persons or companies interested, for commercial or for private purposes, in selling, acquiring, renting or leasing real estate, or generalist classifieds including real estate, (ii) directly or indirectly providing internet based platforms for comparing and securing property loans and personal finance related to a property transaction for private consumers and business or (iii) the provision of online mortgage, insurance, data and/or analytics software to the property industry or to businesses that operate in, or consumers of such services within, the property industry. Further, subject to certain conditions in the Shareholders’ Agreement, REA and REA Group shall also procure that its shareholder, News Corporation and its subsidiaries other than REA Group will not carry on, be engaged in or own shares or securities in an entity that carries on or is engaged in, directly or indirectly, the provision of online real estate classifieds, real estate mortgage and real estate insurance services and/or analytics software specifically designed for and targeting the real estate industry or individual real estate buyers in any of Brunei, Cambodia, Indonesia, Laos, Malaysia, Myanmar, the Philippines, Singapore, Thailand, and Vietnam.

The Shareholders’ Agreement will remain in force until termination in accordance with its terms.

Novation, Assumption and Amendment Agreement

On July 23, 2021, PropertyGuru, the Company and the KKR Investor entered into a novation, assumption and amendment agreement (the “Novation, Assumption and Amendment Agreement”) to the PropertyGuru Warrant Instrument, effective upon the closing of the Business Combination, pursuant to which, among other things, the Company assumed all of PropertyGuru’s obligations and responsibilities pursuant to or in connection with the PropertyGuru Warrant Instrument.

PropertyGuru Shareholder Support Agreement

On July 23, 2021, Bridgetown 2, the Company, PropertyGuru and certain of the shareholders of PropertyGuru entered into a customary voting support and lock-up agreement (the “PropertyGuru Shareholder Support Agreement”), pursuant to which certain shareholders of PropertyGuru agreed, amongst other things, to a lock-up of the ordinary shares in the Company they have received pursuant to the Amalgamation (subject to certain exceptions) for a period of 180 days following the closing of the Business Combination.

This lock-up expired on September 13, 2022.

For more information about the PropertyGuru Shareholder Support Agreement, see “Securities Eligible for Future Sales—Lock-up Agreements.”

Sponsor Support and Lock-Up Agreement

On July 23, 2021, Bridgetown 2, the Sponsor, the Company and PropertyGuru entered the Sponsor Support Agreement, pursuant to which the Sponsor has agreed, among other things and subject to the terms and conditions set forth therein, to a lock-up of the ordinary shares in the Company it received pursuant to the Merger (subject to certain exceptions) for a period of one year following the Closing.

For more information about the Sponsor Support and Lock-Up Agreement, see “Securities Eligible for Future Sales—Lock-up Agreements.”

PIPE Financing (Private Placement)

On July 23, 2021, the Company and Bridgetown 2 entered into PIPE Subscription Agreements with the PIPE Investors. Pursuant to the PIPE Subscription Agreements, the PIPE Investors have committed to subscribe for and purchase, in the aggregate, 13,193,068 ordinary shares for $10.00 per share, for an aggregate gross proceeds of $131,930,680, which includes REA’s $20.0 million subscription in the PIPE Investment and an additional $31.9 million equity investment in the Company by REA relating to REA’s existing call option to acquire additional shares in PropertyGuru. BofA Securities, Citigroup, KCMA (an affiliate of KKR) and TPG Capital BD (an affiliate of the TPG Investor Entities) acted as placement agents to Bridgetown 2 in connection with the PIPE Financing pursuant to the PIPE Subscription Agreements.

Registration Rights Agreement

See “Securities Eligible for Future Sales—Registration Rights.”

Acquisition of the Panama Group

On August 3, 2021, in connection with the acquisition of the Panama Group from iProperty, PropertyGuru issued 636,815 PropertyGuru Shares at a purchase price of S$311.7074818 per share, comprising an 18.0% equity interest in PropertyGuru’s enlarged company, to REA. REA is also entitled to appoint one director to PropertyGuru’s board of directors and has the right to nominate one director to our board of directors.

As part of the acquisition of the Panama Group, PropertyGuru entered into a call option agreement with REA Group to grant REA Group a call option for an additional $31.9 million equity investment in PropertyGuru. REA Group exercised its call option on July 14, 2021. Pursuant thereto, and as part of the PIPE Investment, REA made an additional $51.9 million equity investment in the Company substantially concurrently with the Amalgamation Closing, which comprises REA’s $20.0 million subscription in the PIPE Investment and an additional $31.9 million equity investment in the Company by REA relating to REA’s existing call option to acquire additional shares in PropertyGuru.

Following the consummation of the Business Combination, each PropertyGuru Share issued and outstanding immediately prior to the Amalgamation Effective Time has been automatically canceled and converted into such number of newly issued ordinary shares in the Company as determined in accordance with the Business Combination Agreement.

In connection with the completion of the Panama Group acquisition, PropertyGuru entered into a transitional services agreement with REA pursuant to which, beginning on the completion date of the Panama Group acquisition, REA will provide certain platform and systems migration services for a period of 12 months, certain forms of corporate services support for between two and six months and access to certain third party sourced applications for 12 months. PropertyGuru will provide similar, more limited transitional support services over the same terms. Services fees for the services will be at the cost incurred, however certain services will be provided by REA or PropertyGuru at no cost for either three or nine months after the completion of the acquisition.

REA also assigned to PropertyGuru its rights to source code and object code that was developed by the Panama Group and used in the websites and applications operated by the Panama Group in connection with their businesses prior to the transaction. PropertyGuru, in turn, granted REA irrevocable, royalty-free, transferable, sublicensable licenses to the source code and object code that REA had assigned to PropertyGuru.

Redpeak Facility

On December 23, 2020, PropertyGuru entered into a term loan credit facility agreement (the “Redpeak Facility”) with Redpeak Advisers Pte. Ltd. as mandated lead arranger, the persons listed in Schedule 1 thereto as the original lenders and Watiga Asia Pte. Ltd. as agent of the Finance Parties (as defined therein). The facility provides for borrowings in an aggregate amount of S$16.0 million, including a commitment of S$600,000 from Mr. Stephen Nicholas Melhuish, PropertyGuru’s co-founder. PropertyGuru received an advance on the facility of S$5.0 million in December 2020 and drew down the facility in full in January 2021.

The facility bore interest at 2% per annum payable on the last day of each six-month interest period and 6% per annum payable on the termination date, which is 24 months from the date the loan is drawn. Effective interest rate for this loan facility is 8.16%. The facility is intended to refinance the redemption of PropertyGuru’s convertible notes, pay costs related to the facility and be used for the working capital. We voluntarily prepaid all outstanding loans under the facility in full on July 7, 2022.

Series F Investment by the TPG Investor Entities and KKR Investor

In September 2020, PropertyGuru issued 210,526 Series F preference shares at a purchase price of S$285.00 per share for cash consideration of S$60.0 million (the “Series F Financing”). As part of the Series F Financing, PropertyGuru issued 99,515 Series F preference shares to the KKR Investor and 111,011 Series F preference shares to TPG Asia VI SF Pte. Ltd. (74,006 of which were subsequently assigned to TPG Asia VI SPV GP LLC). For information on the salient terms of the Series F preference shares, see Note 18 to PropertyGuru’s audited consolidated financial statements included elsewhere in this prospectus.

In connection with the acquisition of the Panama Group, all Series F preference shares have been converted into PropertyGuru Shares. Following the consummation of the Business Combination, each PropertyGuru Share issued and outstanding immediately prior to the Amalgamation Effective Time has been automatically canceled and converted into such number of newly issued ordinary shares in the Company as determined in accordance with the Business Combination Agreement.

Series E Investment by the TPG Investor Entities and KKR Investor

In January 2020, PropertyGuru issued 84,705 Series E preference shares at a purchase price of S$317.90 per share for cash consideration of S$26.9 million (the “Series E Financing”). As part of the Series E Financing, PropertyGuru issued to the KKR Investor and TPG Asia VI SF Pte. Ltd., respectively, 40,040 Series E preference shares and 44,665 Series E preference shares. For information on the salient terms of the Series E preference shares, see Note 18 to PropertyGuru’s audited consolidated financial statements included elsewhere in this prospectus.

In connection with the acquisition of the Panama Group, all Series E preference shares have been converted into PropertyGuru Shares. Following the consummation of the Business Combination, each PropertyGuru Share issued and outstanding immediately prior to the Amalgamation Effective Time has been automatically canceled and converted into such number of newly issued ordinary shares in the Company as determined in accordance with the Business Combination Agreement.

Series D Investment by KKR Investor

In July 2018, PropertyGuru issued 716,350 Series D1 preference shares and Series D2 preference shares and 112,000 warrants for cash consideration of S$188.2 million (the “Series D Financing”). As part of the Series D Financing, PropertyGuru issued to the KKR Investor (i) 152,224 Series D1 preference shares at a purchase price of S$262.77 per share, (ii) 564,126 Series D2 preference shares at a purchase price of S$262.77 per share, and (iii) 112,000 warrants to subscribe for 112,000 ordinary shares in the capital of PropertyGuru exercisable at an exercise price of S$341.60. For information on the salient terms of the Series D1 preference shares and Series D2 preference shares, see Note 18 to PropertyGuru’s audited consolidated financial statements included elsewhere in this prospectus.

In connection with the acquisition of the Panama Group, all Series D1 preference shares and Series D2 preference shares have been converted into PropertyGuru Shares. Following the consummation of the Business Combination, each PropertyGuru Share issued and outstanding immediately prior to the Amalgamation Effective Time has been automatically canceled and converted into such number of newly issued ordinary shares in the Company as determined in accordance with the Business Combination Agreement.

In connection with the Series D Financing, PropertyGuru executed an instrument by way of deed poll on October 12, 2018, in relation to the issue of the PropertyGuru Warrants to the KKR Investor (“PropertyGuru Warrant Instrument”), and PropertyGuru executed a warrant certificate on October 12, 2018, to certify that the KKR Investor is entitled to the PropertyGuru Warrants. Pursuant to the Novation, Assumption and Amendment Agreement (as defined below), effective upon the closing of the Business Combination, among other things, the Company assumed all of PropertyGuru’s obligations and responsibilities pursuant to or in connection with the PropertyGuru Warrant Instrument. For more information about the Novation, Assumption and Amendment Agreement, see “—Transactions Related to the Business Combination—Novation, Assumption and Amendment Agreement.”

DDProperty Media Limited Shareholders’ Agreement

On September 11, 2019, PropertyGuru entered into a shareholders’ agreement between it and Mr. Ammaramorn in relation to DDProperty Media. The shareholders’ agreement provides, among other things, that (i) PropertyGuru and Mr. Ammaramorn have pre-emptive rights to subscribe pro rata for newly issued shares in DDProperty Media upon an increase in DDProperty Media’s registered capital; (ii) Mr. Ammaramorn cannot transfer any of his shares in DDProperty Media or an interest therein to any person or company without the prior consent of PropertyGuru or PropertyGuru International (Malaysia) Sdn Bhd; (iii) in the event PropertyGuru or PropertyGuru International (Malaysia) Sdn Bhd transfers all of its shares in DDProperty Media, they may require Mr. Ammaramorn to transfer all of his shares in DDProperty Media to the transferee on the same terms and conditions on which PropertyGuru and PropertyGuru International (Malaysia) Sdn Bhd are proposing to transfer their shares; and (iv) PropertyGuru and PropertyGuru International (Malaysia) Sdn Bhd may exercise a call option requiring Mr. Ammaramorn to sell and transfer all of his shares in DDProperty Media to PropertyGuru or PropertyGuru International (Malaysia) Sdn Bhd or any designated person(s) at par value.

Employment Agreements and Indemnification Agreements

See “Board of Directors and Executive Management—Employment Agreements and Indemnification Agreements.”

Equity Incentive Plans

See “Board of Directors and Executive Management—Equity Incentive Plans.”

MAJOR SHAREHOLDERS

The following table sets forth information relating to the beneficial ownership of the Company’s ordinary shares by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of outstanding ordinary shares;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person.

The percentage of the Company’s ordinary shares beneficially owned is computed on the basis of 161,669,757 ordinary shares issued and outstanding as of September 22, 2022.

Beneficial Owners(1)	Number of Ordinary Shares	Percentage of all Ordinary Shares
5% Shareholders
TPG Investor Entities(2)	48,497,728	30.0%
KKR Investor(3)	43,475,124	26.9%
REA Asia Holding Co. Pty Ltd(4)	28,183,294	17.4%
Bridgetown 2 LLC(5)	15,845,965	9.8%
BTN Investments 2 LLC(6)	10,195,197	6.3%
Directors and Executive Officers
Olivier Lim	381,633	*
Hari V. Krishnan	1,303,301	*
Rachna Bhasin	14,369	*
Jennifer Macdonald(7)	111,086	*
Stephen Melhuish(8)	2,910,138	1.8%
Dominic Picone	—	—
Ashish Shastry	—	—
Melanie Wilson(9)	61,628	*
Owen Wilson	—	—
Joe Dische	462,545	*
Genevieve Godwin	170,665	*
Manav Kamboj	365,877	*
Bjorn Sprengers	401,894	*
Jeremy Williams	445,685	*
Shyn Yee Ho-Strangas	—	—
All directors and executive officers as a group (15 individuals)	6,628,821	4.1%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of those listed in the table above is Paya Lebar Quarter 1, Paya Lebar Link, #12-01/04, Singapore 408533.

(2)

Consists of 37,443,401 ordinary shares directly held by TPG Asia VI SF Pte. Ltd., a company formed under the laws of Singapore, and 11,054,327 ordinary shares directly held by TPG Asia VI Digs 1 L.P., a Cayman Islands limited partnership (together with TPG Asia VI SF Pte. Ltd., the “TPG Investor Entities”). The sole shareholder of TPG Asia VI SF Pte. Ltd. is TPG Asia VI SF AIV, L.P., a Prince Edward Island limited partnership, whose general partner is TPG Asia GenPar VI, L.P., a Cayman Islands limited partnership (“TPG Asia GenPar VI”), whose general partner is TPG Asia GenPar VI Advisors, Inc., a Cayman Islands exempted company, whose sole shareholder is TPG Operating Group I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG GPCo, Inc., a Delaware corporation, whose controlling shareholder is TPG Inc., a Delaware corporation, whose shares of Class B common stock (which represent a majority of the combined voting power of the common stock) are held by TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, whose managing member is TPG GP A, LLC, a Delaware limited liability company. The general partner of TPG Asia VI Digs 1 L.P. is TPG Asia VI SPV GP, LLC, a Cayman Islands limited liability company, whose sole member is TPG Asia GenPar VI. TPG GP A, LLC is owned by entities owned by David Bonderman, James G. Coulter and Jon Winkelried. Messrs. Bonderman, Coulter and Winkelried may therefore be deemed to beneficially own the securities held by the TPG Funds. Messrs. Bonderman, Coulter and Winkelried disclaim beneficial ownership of the securities held by the TPG Funds except to the extent of their pecuniary interest therein. The address of each of the TPG Funds, TPG GP A, LLC and Messrs. Bonderman, Coulter and Winkelried is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(3)

Consists of 43,475,124 ordinary shares directly held by the KKR Investor. The sole shareholder of the KKR Investor is Epsilon Asia Holdings I Pte. Ltd., which is majority-controlled by KKR Asia III Fund Investments Pte. Ltd. KKR Asian Fund III L.P. (as the sole shareholder of KKR Asia III Fund Investments Pte. Ltd.); KKR Associates Asia III SCSp (as the general partner of KKR Asian Fund III L.P.); KKR Asia III S.à.r.l. (as the general partner of KKR Associates Asia III SCSp); KKR Asia III Holdings Limited (as the sole shareholder of KKR Asia III S.à.r.l.); KKR Group Partnership L.P. (as the sole shareholder of KKR Asia III Holdings Limited); KKR Group Holdings Corp. (as the general partner of KKR Group Partnership L.P.); KKR Group Co. (as the sole shareholder of KKR Group Holdings Corp.); KKR & Co. Inc. (as the sole shareholder of KKR Group Co. Inc.); KKR Management LLP (as the Series I preferred stockholder of KKR & Co. Inc.) and Messrs. Henry R. Kravis and George R. Roberts (as the founding partners of KKR Management LLP) may also be deemed to be the beneficial owners having shared voting power and shared investment power over the securities described in this footnote. The principal business address of each of the entities and persons identified in this footnote, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, Suite 7500, New York, New York 10001. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(4)

REA Asia Holding Co. Pty Ltd (“REA”) is a wholly-owned subsidiary of REA Group, an Australian public company limited by shares listed on the Australian Stock Exchange (ASX: REA). The registered address of REA is 511 Church Street, Richmond, Victoria, 3121, Australia.

(5)

Consists of (i) 2,465,965 ordinary shares directly held by Bridgetown 2 LLC, (ii) 6,480,000 warrants to purchase ordinary shares on a one-for-one basis, (iii) 3,650,000 ordinary shares held by FWD Life Insurance Public Company Limited and (iv) 3,250,000 ordinary shares held by FWD Life Insurance Company Limited. Each of FWD Life Insurance Public Company Limited and FWD Life Insurance Company Limited may be deemed to be an affiliate of Bridgetown 2 LLC. Bridgetown 2 LLC is wholly-owned by Bridgetown Capital Investment Limited, the ultimate beneficial owner of which is Mr. Richard Li. The business address of Bridgetown 2 LLC is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.

(6)

Includes (i) 3,715,197 ordinary shares and (ii) 6,480,000 warrants to purchase ordinary shares on a one-for-one basis, directly held by BTN Investments 2 LLC. Mr. Peter Thiel is the sole beneficial owner of BTN Investments 2 LLC and may be deemed to beneficially own the shares held by such limited liability company. The address of BTN Investments 2 LLC is 1209 Orange Street, Wilmington, Delaware 19801.

(7)

Consists of 111,086 ordinary shares held by Hethersett Holdings Pty. Ltd. as trustee for the Selkirk Park Family Trust, a trust that was established for the benefit of Ms. Macdonald. The registered address of Hethersett Holdings Pty. Ltd. is 2A Brandling Lane, Alexandria, NSW 2015, Australia.

(8)

Includes 187,730 ordinary shares held as trustee for The Jaemily Trust, with respect to which Mr. Melhuish may be deemed to beneficially own. Mr. Melhuish disclaims beneficial ownership of the ordinary shares held as trustee for The Jaemily Trust.

(9)	Ms. Wilson has shared voting and investment power with Mr. Paul Wilson with respect to 22,709 ordinary shares beneficially owned by Ms. Wilson.

SELLING SECURITYHOLDERS

This prospectus relates to the offer and sale, from time to time, by the selling shareholders named herein (the “Selling Securityholders”), or their pledgees, donees, transferees, or other successors in interest, of: (i) up to 162,153,490 of our ordinary shares, par value $0.0001 per share, issued to the Selling Securityholders, as described below (which includes up to 12,960,000 ordinary shares issuable upon the exercise of 12,960,000 of our warrants offered hereby issued to certain of the Selling Securityholders, as described below); and (ii) up to 12,960,000 of our warrants issued to certain of the Selling Securityholders, as described below.

The securities covered by this prospectus include (i) 13,193,068 ordinary shares issued to certain investors in private placements pursuant to the PIPE Subscription Agreements (as defined herein) consummated in connection with the Business Combination, (ii) 133,165,387 ordinary shares issued to certain shareholders in connection with the Business Combination, (iii) 2,835,035 ordinary shares issuable by us upon the exercise of share options and vesting of restricted stock units held by certain of our directors and executive officers, and (iv) 12,960,000 warrants issued to the Sponsor in connection with the Business Combination pursuant to the Business Combination Agreement and the Amended and Restated Assignment, Assumption and Amendment Agreement (as defined herein), at an exercise price of $11.50 per ordinary share, the exercise of which will result in the issuance of 12,960,000 ordinary shares. In addition, this prospectus relates to the offer and sale of up to 12,960,000 ordinary shares issuable by us upon exercise of 12,960,000 warrants offered hereby.

The following table sets forth the names of the Selling Securityholders, the number of ordinary shares (including ordinary shares underlying warrants, options and RSUs) and warrants owned by each of them as of September 22, 2022, the maximum number of ordinary shares (assuming exercise of all of the warrants, options and RSUs owned by such Securityholder) and warrants which may be offered pursuant to this prospectus, and the number and percentage of ordinary shares and warrants to be owned by each Selling Securityholder assuming all of the ordinary shares (assuming exercise of all of the warrants, options and RSUs owned by the Selling Securityholders) and warrants which may be offered by such Selling Securityholder pursuant to this prospectus are sold. The “Percentage of Ordinary Shares Owned Before the Offering” column is computed on the basis of 177,274,837 ordinary shares issued and outstanding together with the ordinary shares underlying warrants, share options and restricted stock units held by the Selling Securityholders as of September 22, 2022.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of their ordinary shares, or warrants, as applicable. The Selling Securityholders may offer all or part of the ordinary shares or warrants for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Because the Selling Securityholders may offer all, some or none of their securities, no definitive estimate as to the number of ordinary shares or warrants, as applicable, that will be held by the Selling Securityholders after an offering can be provided. A Selling Securityholder may sell or otherwise transfer all, some or none of such securities in any offering. See “Plan of Distribution.” We will not receive any of the proceeds from the sale of the ordinary shares or warrants sold by the Selling Securityholders.

The ordinary shares owned by each Selling Securityholder in the table below includes all ordinary shares underlying the warrants, options and RSUs held by such Selling Securityholder.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to ordinary shares beneficially owned by them.

Except as described in the footnotes to the table below, none of the Selling Securityholders has held any position or office or has had any other material relationship with us or any of our affiliates within the past three years other than as a result of his or her ownership of shares of equity securities. This information is based upon information provided by the Selling Securityholders. Selling Securityholders information for each additional Selling Securityholders, if any, will be set forth in a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s ordinary shares or warrants, as applicable, pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholders and the number of ordinary shares or warrants, as applicable, registered on its behalf.

	Securities Owned Before the Offering				Securities to be Sold		Securities Owned After the Offering
Name of Selling Securityholder	Ordinary Shares(1)	%(2)	Warrants	%	Ordinary Shares	Warrants	Ordinary Shares(1)	%(2)	Warrants	%
PIPE Investors
Akaris Global Partners, LP(3)	500,000	*	—	—	500,000	—	—	—	—	—
Entities affiliated with Naya Capital Management UK Limited(4)	1,849,000	1.1%	—	—	1,849,000	—	—	—	—	—
Quantum Partners LP(5)	151,000	*	—	—	151,000	—	—	—	—	—
Oxbow Master Fund Limited(6)	680,947	*	—	—	680,947	—	—	—	—	—
Vittoria Fund - OC, L.P(7)	199,053	*	—	—	199,053	—	—	—	—	—
Employees Provident Fund Board(8)	1,800,000	1.1%	—	—	1,800,000	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for Amanah Saham Bumiputera 3—Didik (9)	155,430	*	—	—	155,430	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for Amanah Saham Malaysia(10)	515,340	*	—	—	515,340	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for Amanah Saham Malaysia 2—Wawasan(11)	515,340	*	—	—	515,340	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for Amanah Saham Nasional(12)	47,160	*	—	—	47,160	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for ASN Equity 2(13)	36,270	*	—	—	36,270	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for ASN Equity 3(14)	84,870	*	—	—	84,870	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for ASN Equity 5(15)	14,130	*	—	—	14,130	—	—	—	—	—

	Securities Owned Before the Offering				Securities to be Sold		Securities Owned After the Offering
Name of Selling Securityholder	Ordinary Shares(1)	%(2)	Warrants	%	Ordinary Shares	Warrants	Ordinary Shares(1)	%(2)	Warrants	%
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for ASN Imbang (Mixed Asset Balanced) 1(16)	48,060	*	—	—	48,060	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for ASN Imbang (Mixed Asset Balanced) 2(17)	61,830	*	—	—	61,830	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for ASN Imbang (Mixed Asset Balanced) 3 Global(18)	123,570	*	—	—	123,570	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for ASN Sara (Mixed Asset Conservative) 1(19)	132,030	*	—	—	132,030	—	—	—	—	—
AmanahRaya Trustees Berhad (Registration No.200701008892 (766894-T)) in its capacity as trustee for ASN Sara (Mixed Asset Conservative) 2(20)	65,970	*	—	—	65,970	—	—	—	—	—
Pacific Horizon Investment Trust plc(21)	1,000,000	*	—	—	1,000,000	—	—	—	—	—
RSS Limited (formerly Red Square Singapore Limited)(22)	20,000	*	—	—	20,000	—	—	—	—	—
Sponsor and affiliates
Bridgetown 2 LLC(23)	15,845,965	9.4%	6,480,000	50.0%	15,845,965	6,480,000	—	—	—	—
Samuel Altman(24)	5,000	*	—	—	5,000	—	—	—	—	—
John R Hass(25)	5,000	*	—	—	5,000	—	—	—	—	—
In Joon Hwang(26)	5,000	*	—	—	5,000	—	—	—	—	—
Kenneth Ng(27)	5,000	*	—	—	5,000	—	—	—	—	—
Steven Teichman(28)	264,241	*	—	—	264,241	—	—	—	—	—
Daniel Wong(29)	947,097	*	—	—	947,097	—	—	—	—	—
BTN Investments 2 LLC(30)	10,195,197	6.1%	6,480,000	50.0%	10,195,197	6,480,000	—	—	—	—
Fong Yan Kit Derek(31)	15,000	*	—	—	15,000	—	—	—	—	—
Lun Mei Yan May(32)	15,000	*	—	—	15,000	—	—	—	—	—
Shanti Foo(33)	5,000	*	—	—	5,000	—	—	—	—	—
Thong Hei Wa Jacqueline(34)	17,500	*	—	—	17,500	—	—	—	—	—
Poon Yik Tung(35)	10,000	*	—	—	10,000	—	—	—	—	—
Company Shareholders
TPG Investor Entities(36)	48,497,728	30.0%	—	—	48,497,728	—	—	—	—	—
KKR Investor(37)	43,475,124	26.9%	—	—	43,475,124	—	—	—	—	—
REA Asia Holding Co. Pty Ltd(38)	28,183,294	17.4%	—	—	28,183,294	—	—	—	—	—

	Securities Owned Before the Offering				Securities to be Sold		Securities Owned After the Offering
Name of Selling Securityholder	Ordinary Shares(1)	%(2)	Warrants	%	Ordinary Shares	Warrants	Ordinary Shares(1)	%(2)	Warrants	%
Directors and Executive Officers									—	—
Olivier Lim(39)	484,920	*	—	—	484,920	—	—	—	—	—
Hari V. Krishnan(40)	2,245,679	1.4%	—	—	2,245,679	—	—	—	—	—
Jennifer Macdonald(41)	133,974	*	—	—	133,974	—	—	—	—	—
Stephen Nicholas Melhuish(42)	2,910,138	1.8%	—	—	2,910,138	—	—	—	—	—
Melanie Wilson(43)	79,461	*	—	—	79,461	—	—	—	—	—
Joe Dische(44)	779,440	*	—	—	779,440	—	—	—	—	—
Rachna Bhasin(45)	28,737	*	—	—	28,737
Total	162,153,495	91.5%	12,960,000	100.0%	162,153,495	12,960,000	—	—	—	—

*	Less than 1%.
(1)	The number of ordinary shares listed for each Selling Securityholder assumes the exercise of all of the warrants and options and vesting of all RSUs held by such Selling Securityholder.
(2)

In calculating the percentages of ordinary shares outstanding, (a) the numerator is calculated by adding the number of ordinary shares held by such Selling Securityholder and the number of ordinary shares issuable upon the exercise of warrants, options and RSUs held by such Selling Securityholder (if any); and (b) the denominator is calculated by adding the total aggregate number of ordinary shares outstanding, the number of ordinary shares issuable upon the exercise of warrants, options and RSUs held by such Selling Securityholder, if any (but not the number of ordinary shares issuable upon the exercise of warrants, options and RSUs held by any other Selling Securityholder).

(3)

Consists of (i) 235,000 ordinary shares purchased in the PIPE Financing and held directly held by Akaris Global Partners Master, LP and (ii) 265,000 ordinary shares purchased in the PIPE Financing and held directly held by Star-V Partners LLC. The business address of Akaris Global Partners Master, LP and each of the foregoing entities is 330 Madison Ave., 20th floor, New York, NY 10017.

(4)

Consists of (a) 1,112,000 shares of Common Stock purchased in the PIPE Financing and held directly held by Naya Master Fund LP., (b) 137,400 shares of Common Stock purchased in the PIPE Financing and held directly held by Naya 1740 Fund Ltd., (c) 216,800 shares of Common Stock purchased in the PIPE Financing and held directly held by Nayawood LP., and (d) 382,800 shares of Common Stock purchased in the PIPE Financing and held directly held by Naya Coldwater Master Fund Ltd. The address of each of the entities is c/o Naya Capital Management UK Limited, 103 Mount Street, London, W1K 2TJ, United Kingdom.

(5)	The address of Quantum Partners LP is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town KY1-9008, Cayman Islands.
(6)	The principal business address of Oxbow Master Fund Limited is Unit 1602, Prosperity Tower, 39 Queen’s Road Central, Central, Hong Kong.
(7)	The principal business address of Vittoria Fund - OC, L.P is Unit 1602, Prosperity Tower, 39 Queen’s Road Central, Central, Hong Kong.
(8)	Employees Provident Fund Board’s head office address is Bangunan KWSP, Jalan Raja Laut, 50350 Kuala Lumpur, Malaysia.
(9)	The business address of AmanahRaya Trustees Berhad-Amanah Saham Bumiputera 3 - Didik is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(10)	The business address of AmanahRaya Trustees Berhad-Amanah Saham Malaysia is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(11)	The business address of AmanahRaya Trustees Berhad-Amanah Saham Malaysia 2 - Wawasan is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(12)	The business address of AmanahRaya Trustees Berhad-Amanah Saham Nasional is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(13)	The business address of AmanahRaya Trustees Berhad-ASN Equity 2 is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.

(14)	The business address of AmanahRaya Trustees Berhad-ASN Equity 3 is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(15)	The business address of AmanahRaya Trustees Berhad-ASN Equity 5 is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(16)	The business address of AmanahRaya Trustees Berhad-ASN Imbang (Mixed Asset Balanced) 1 is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(17)	The business address of AmanahRaya Trustees Berhad-ASN Imbang (Mixed Asset Balanced) 2 is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(18)	The business address of AmanahRaya Trustees Berhad-ASN Imbang (Mixed Asset Balanced) 3 Global is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(19)	The business address of AmanahRaya Trustees Berhad-ASN Sara (Mixed Asset Conservative) 1 is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(20)	The business address of AmanahRaya Trustees Berhad-ASN Sara (Mixed Asset Conservative) 2 is Level 14, Wisma AmanahRaya, No 2, Jalan Ampang, 50508 Kuala Lumpur, Malaysia.
(21)

Pacific Horizon Investment Trust plc (“PH”) is a public limited company incorporated under the laws of England. PH’s address is c/o Baillie Gifford & Co., Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, United Kingdom. Shares offered hereby consist of 1,000,000 ordinary shares held by PH. As agent for PH, Baillie Gifford & Co. may be deemed to share the power to direct the disposition and vote of, and therefore own the shares held by PH. Baillie Gifford & Co. disclaims beneficial ownership of all shares held by PH.

(22)	RSS Limited’s address is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands.
(23)

Includes (i) 2,465,965 ordinary shares directly held by Bridgetown 2 LLC, (ii) 6,480,000 warrants to purchase ordinary shares on a one-for-one basis and (iii) 3,650,000 ordinary shares held by FWD Life Insurance Public Company Limited and 3,250,000 ordinary shares held by FWD Life Insurance Company Limited. Each of FWD Life Insurance Public Company Limited and FWD Life Insurance Company Limited may be deemed to be an affiliate of Bridgetown 2 LLC. Bridgetown 2 LLC is wholly-owned by Bridgetown Capital Investments Limited, the ultimate beneficial owner of which is Mr. Richard Li. The business address of Bridgetown 2 LLC is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.

(24)	Mr. Samuel Altman’s business address is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.
(25)	Mr. John R Hass’s business address is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.
(26)	Mr. In Joon Hwang’s business address is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.
(27)	Mr. Kenneth Ng’s business address is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.
(28)	Mr. Steven Teichman’s business address is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.
(29)	Mr. Daniel Wong’s business address is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.
(30)

Includes (i) 3,715,197 ordinary shares and (ii) 6,480,000 warrants to purchase ordinary shares on a one-for-one basis, directly held by BTN Investments 2 LLC. Mr. Peter Thiel is the sole beneficial owner of BTN Investments 2 LLC and may be deemed to beneficially own the shares held by such limited liability company. The address of BTN Investments 2 LLC is 1209 Orange Street, Wilmington, Delaware 19801. The address of Mr. Peter Thiel is c/o Thiel Capital LLC, 9200 Sunset Boulevard, Suite 1110, West Hollywood, California 90069.

(31)	Mr. Fong Yan Kit Derek’s business address is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.
(32)	Ms. Lun Mei Yan May’s business address is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.
(33)	Ms. Shanti Foo’s business address is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.
(34)	Ms. Thong Hei Wa Jacqueline’s business address is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.
(35)	Ms. Poon Yik Tung’s business address is c/o 38/F Champion Tower, 3 Garden Road, Central, Hong Kong.
(36)

Consists of 37,443,401 ordinary shares directly held by TPG Asia VI SF Pte. Ltd., a company formed under the laws of Singapore, and 11,054,327 ordinary shares directly held by TPG Asia VI Digs 1 L.P., a Cayman Islands limited partnership (together with TPG Asia VI SF Pte. Ltd., the “TPG Investor Entities”). The sole shareholder of TPG Asia VI SF Pte. Ltd. is TPG Asia VI SF AIV, L.P., a Prince Edward Island limited partnership, whose general partner is TPG Asia GenPar VI, L.P., a Cayman Islands limited partnership (“TPG Asia GenPar VI”), whose general partner is TPG Asia GenPar VI Advisors, Inc., a Cayman Islands exempted company, whose sole shareholder is TPG Operating Group I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG GPCo, Inc., a Delaware corporation, whose controlling shareholder is TPG Inc., a Delaware corporation, whose shares of Class B common stock (which represent a majority of the combined voting power of the common stock) are held by TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, whose managing member is TPG GP A, LLC, a Delaware limited liability company. The general partner of TPG Asia VI Digs 1 L.P. is TPG Asia VI SPV GP, LLC, a Cayman Islands limited liability company, whose sole member is TPG Asia GenPar VI. TPG GP A, LLC is owned by entities owned by David Bonderman, James G. Coulter and Jon Winkelried. Messrs. Bonderman, Coulter and Winkelried may therefore be deemed to beneficially own the securities held by the TPG Funds. Messrs. Bonderman, Coulter and Winkelried disclaim beneficial ownership of the securities held by the TPG Funds except to the extent of their pecuniary interest therein. The address of each of the TPG Funds, TPG GP A, LLC and Messrs. Bonderman, Coulter and Winkelried is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(37)

Consists of 43,475,124 ordinary shares directly held by the KKR Investor. The sole shareholder of the KKR Investor is Epsilon Asia Holdings I Pte. Ltd., which is majority-controlled by KKR Asia III Fund Investments Pte. Ltd. KKR Asian Fund III L.P. (as the sole shareholder of KKR Asia III Fund Investments Pte. Ltd.); KKR Associates Asia III SCSp (as the general partner of KKR Asian Fund III L.P.); KKR Asia III S.à.r.l. (as the general partner of KKR Associates Asia III SCSp); KKR Asia III Holdings Limited (as the sole shareholder of KKR Asia III S.à.r.l.); KKR Group Partnership L.P. (as the sole shareholder of KKR Asia III Holdings Limited); KKR Group Holdings Corp. (as the general partner of KKR Group Partnership L.P.); KKR Group Co. (as the sole shareholder of KKR Group Holdings Corp.); KKR & Co. Inc. (as the sole shareholder of KKR Group Co. Inc.); KKR Management LLP (as the Series I preferred stockholder of KKR & Co. Inc.) and Messrs. Henry R. Kravis and George R. Roberts (as the founding partners of KKR Management LLP) may also be deemed to be the beneficial owners having shared voting power and shared investment power over the securities described in this footnote. The principal business address of each of the entities and persons identified in this footnote, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, Suite 7500, New York, New York 10001. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(38)

REA Asia Holding Co. Pty Ltd (“REA”) is a wholly-owned subsidiary of REA Group, an Australian public company limited by shares listed on the Australian Stock Exchange (ASX: REA). The registered address of REA is 511 Church Street, Richmond, Victoria, 3121, Australia.

(39)	Mr. Olivier Lim’s business address is Paya Lebar Quarter 1, Paya Lebar Link, #12-01/04, Singapore 408533.
(40)	Mr. Hari Krishnan’s business address is Paya Lebar Quarter 1, Paya Lebar Link, #12-01/04, Singapore 408533.
(41)

Consists of 111,086 ordinary shares held by Hethersett Holdings Pty. Ltd. as trustee for the Selkirk Park Family Trust, a trust that was established for the benefit of Ms. Macdonald. The registered address of Hethersett Holdings Pty. Ltd. is 2A Brandling Lane, Alexandria, NSW 2015, Australia.

(42)

Includes 187,730 ordinary shares held as trustee for The Jaemily Trust, with respect to which Mr. Melhuish may be deemed to beneficially own. Mr. Melhuish disclaims beneficial ownership of the ordinary shares held as trustee for The Jaemily Trust.

(43)	Ms. Wilson has shared voting and investment power with Mr. Paul Wilson with respect to 22,709 ordinary shares beneficially owned by Ms. Wilson.
(44)	Mr. Joe Dische’s business address is Paya Lebar Quarter 1, Paya Lebar Link, #12-01/04, Singapore 408533.
(45)	Ms. Rachna Bhasin’s business address is Paya Lebar Quarter 1, Paya Lebar Link, #12-01/04, Singapore 408533.

TAXATION

Certain Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes certain material U.S. federal income tax consequences to U.S. Holders (as defined below) under present law of an investment in our ordinary shares or warrants. This discussion applies only to U.S. Holders that hold our ordinary shares or warrants as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or (the “Code”), and that have the U.S. dollar as their functional currency.

This discussion is based on the tax laws of the United States, including the Code, as in effect on the date hereof and on U.S. Treasury regulations as in effect or, in some cases, as proposed, on the date hereof, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below. This summary does not address any estate or gift tax consequences, the alternative minimum tax, the Medicare tax on net investment income or any state, local, or non-U.S. tax consequences. The following discussion neither deals with the tax consequences to any particular investor nor describes all of the tax consequences applicable to persons in special tax situations such as:

•	banks;

•	certain financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	broker-dealers;

•	traders that elect to mark to market;

•	U.S. expatriates;

•	tax-exempt entities;

•	persons holding our ordinary shares or warrants as part of a straddle, hedging, constructive sale, conversion or integrated transaction;

•	persons that actually or constructively (including through the ownership of our warrants) own 10% or more of our share capital (by vote or value);

•	persons that are resident or ordinarily resident in or have a permanent establishment in a jurisdiction outside the United States;

•	persons who acquired our ordinary shares or warrants pursuant to the exercise of any employee share option or otherwise as compensation;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to our ordinary shares or warrants being taken into account in an applicable financial statement; or

•	pass-through entities, or persons holding our ordinary shares or warrants through pass-through entities.

INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN OUR ORDINARY SHARES OR WARRANTS.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are the beneficial owner of our ordinary shares or warrants and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity or other arrangement treated as a partnership for U.S. federal income tax purposes holds our ordinary shares or warrants, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Passive Foreign Investment Company

A non-U.S. entity treated as a corporation for U.S. federal income tax purposes will generally be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for any taxable year if either:

•	at least 75% of its gross income for such year is passive income (such as interest income); or

•

at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based on the current and anticipated value and composition of our income and assets, including the income and assets of our subsidiaries, we do not expect that we will be treated as a PFIC for U.S. federal income tax purposes for our current taxable year or for foreseeable future years. Whether we are a PFIC for any taxable year, however, is a factual determination that must be made annually after the close of the taxable year. Because the value of our assets for purposes of the PFIC test will generally be determined by reference to the market price of our ordinary shares, our PFIC status may depend in part on the market price of our ordinary shares, which may fluctuate significantly. In addition, our PFIC status may depend on how quickly we use the cash we received in the Business Combination and any future cash we receive including upon exercise of the warrants. Therefore there can be no assurance that we will not be classified as a PFIC for the current taxable year or for any future taxable year. No rulings from the U.S. Internal Revenue Service, or the IRS have been or will be sought with respect to our status as a PFIC. If the IRS were to assert that, contrary to our expectation, we are a PFIC in the current taxable year or a future year, there would be adverse tax consequences to investors, including those described below. Potential investors are strongly advised to consult their own advisors regarding the consequences to them if we were to be considered a PFIC.

If we are a PFIC for any taxable year during your holding period for our ordinary shares (or under proposed U.S. Treasury regulations, our warrants), we generally will continue to be treated as a PFIC with respect to your investment in our ordinary shares or warrants for all succeeding years during which you hold our ordinary shares or warrants, and, although subject to uncertainty, potentially our ordinary shares received upon exercise of such warrants. Certain elections (such as a deemed sale election) may be available under certain circumstances.

For each taxable year that we are treated as a PFIC with respect to you, you will be subject to special tax rules with respect to any “excess distribution” (as defined below) you receive and any gain you realize from a sale or other disposition (including a pledge) of our ordinary shares or warrants, unless you make a valid “mark-to-market” election as discussed below, which may not be available for the warrants. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period;

•	the amount allocated to the current taxable year, and any taxable years in your holding period prior to the first taxable year in which we were a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of our ordinary shares or warrants cannot be treated as capital gains, even if you hold our ordinary shares or warrants as capital assets.

If we are treated as a PFIC with respect to you for any taxable year, to the extent any of our subsidiaries are also PFICs, you may be deemed to own a proportionate interest in such lower-tier PFICs that are directly or indirectly owned by us, and you may be subject to the adverse tax consequences described above with respect to the shares of such lower-tier PFICs you would be deemed to own. As a result, you may incur liability for any excess distribution described above if we receive a distribution from our lower-tier PFICs or if any shares in such lower-tier PFICs are disposed of (or deemed disposed of). You should consult your tax advisor regarding the application of the PFIC rules to any of our subsidiaries.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a valid mark-to-market election for our ordinary shares, you will include in income for each year that we are treated as a PFIC with respect to you an amount equal to the excess, if any, of the fair market value of our ordinary shares as of the close of your taxable year over your adjusted basis in such ordinary shares. You will be allowed a deduction for the excess, if any, of the adjusted basis of our ordinary shares over their fair market value as of the close of the taxable year. However, deductions will be allowable only to the extent of any net mark-to-market gains on our ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of our ordinary shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on our ordinary shares, as well as to any loss realized on the actual sale or disposition of our ordinary shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such ordinary shares previously included in income. Your basis in our ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a mark-to-market election, any distributions we make would generally be subject to the rules discussed below under “—Taxation of Dividends and Other Distributions on our Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations, and may not include our warrants. Our ordinary shares are listed on the NYSE. Because a mark-to-market election may not be available for equity interests in any lower-tier PFICs we own, you generally will continue to be subject to the PFIC rules with respect to your indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. The NYSE is a qualified exchange, but there can be no assurance that the trading in our ordinary shares will be sufficiently regular to qualify our ordinary shares as marketable stock. You should consult your tax advisor as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

Alternatively, if a non-U.S. entity treated as a corporation is a PFIC, a holder of shares in that entity may avoid taxation under the PFIC rules described above regarding excess distributions and recognized gains by making a “qualified electing fund” election to include in income its share of the entity’s income on a current basis. However, you may make a qualified electing fund election with respect to your ordinary shares only if we furnish you annually with certain tax information, and we currently do not intend to prepare or provide such information. A qualified electing fund election may not be available for our warrants regardless of whether we provide such information.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621. If we are a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you. You are urged to consult your tax advisor regarding the application of the PFIC rules to an investment in ordinary shares or warrants.

YOU ARE STRONGLY URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT ON YOUR INVESTMENT IN OUR ORDINARY SHARES OR WARRANTS IF WE WERE TO BE CONSIDERED A PFIC AS WELL AS THE APPLICATION OF THE PFIC RULES AND THE POSSIBILITY OF MAKING A MARK-TO-MARKET ELECTION.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the PFIC rules discussed above, the gross amount of any distributions we make to you (including the amount of any tax withheld) with respect to our ordinary shares generally will be includible in your gross income as dividend income on the date of receipt, but only to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations. To the extent the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a tax-free return of your tax basis in your ordinary shares, and then, to the extent such excess amount exceeds your tax basis in your ordinary shares, as capital gain. We currently do not, and we do not intend to, calculate our earnings and profits under U.S. federal income tax principles. Therefore, you should expect that a distribution will generally be reported as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

With respect to certain non-corporate U.S. Holders, including individual U.S. Holders, dividends may be taxed at the lower capital gain rates applicable to “qualified dividend income,” provided (i) our ordinary shares are readily tradable on an established securities market in the United States (such as the NYSE), (ii) we are neither a PFIC nor treated as such with respect to you (as discussed above) for either the taxable year in which the dividend was paid or the preceding taxable year, (iii) certain holding period requirements are met and (iv) you are not under an obligation to make related payments with respect to positions in substantially similar or related property.

Any dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will in general be limited to the gross amount of the dividend, multiplied by the reduced tax rate applicable to qualified dividend income and divided by the highest tax rate normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our ordinary shares will generally constitute “passive category income.” The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisor regarding the availability of a foreign tax credit in your particular circumstances.

Constructive Dividends on our Ordinary Shares or Warrants

If the exercise price of our warrants is adjusted in certain circumstances (or in certain circumstances, there is a failure to make adjustments or a failure to make adequate adjustments), that adjustment (or failure to adjust) may result in the deemed payment of a taxable dividend to a U.S. Holder of the warrants or our ordinary shares. Any such constructive dividend will be taxable generally as described above under “Taxation of Dividends and Other Distributions on our Ordinary Shares.” Generally, a U.S. Holder’s tax basis in our ordinary shares or the warrants will be increased to the extent of any such constructive dividend. It is not entirely clear whether a constructive dividend deemed paid to a non-corporate U.S. Holder could be “qualified dividend income” as discussed above under “Taxation of Dividends and Other Distributions on our Ordinary Shares.” U.S. Holders should consult their tax advisers regarding the proper U.S. federal income tax treatment of any adjustments to (or failure to adjust or adjust adequately) the exercise price of the warrants.

We are currently required to report the amount of any constructive dividends on our website or to the IRS and to holders not exempt from reporting. The IRS has proposed regulations addressing the amount and timing of constructive dividends, as well as, obligations of withholding agents and filing and notice obligations of issuers in respect of such constructive dividends. If adopted as proposed, the regulations would generally provide that (i) the amount of a constructive dividend is the excess of the fair market value of the right to acquire stock immediately after the exercise price adjustment over the fair market value of the right to acquire stock (after the exercise price adjustment) without the adjustment, (ii) the constructive dividend occurs at the earlier of the date the adjustment occurs under the terms of the instrument and the date of the actual distribution of cash or property that results in the constructive dividend and (iii) we are required to report the amount of any constructive dividends on our website or to the IRS and to all holders (including holders that would otherwise be exempt from reporting). The final regulations will be effective for constructive dividends occurring on or after the date of adoption, but holders and withholding agents may rely on them prior to that date under certain circumstances.

Taxation of Disposition of our Ordinary Shares or Warrants

Subject to the PFIC rules discussed above, upon a sale or other disposition of our ordinary shares or warrants, you will generally recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized (including the amount of any tax withheld) and your tax basis in such ordinary shares or warrants.

Any gain or loss on the sale or other disposition of our ordinary shares or warrants will generally be treated as U.S. source income or loss and treated as long-term capital gain or loss if your holding period in our ordinary shares or warrants at the time of the disposition exceeds one year. Long-term capital gain of non-corporate U.S. Holders generally will be subject to U.S. federal income tax at reduced tax rates. The deductibility of capital losses is subject to significant limitations.

Taxation of Exercise or Expiration of our Warrants

Except as discussed below with respect to the cashless exercise of a warrant, in general, you will not be required to recognize income, gain or loss upon exercise of our warrants by payment of the exercise price. Your tax basis in our ordinary shares received upon exercise of our warrants will be equal to the sum of (1) your tax basis in the warrants exchanged therefor and (2) the exercise price of the warrants. Your holding period in our ordinary shares received upon exercise generally will commence on the day after you exercise the warrants.

If the warrants expire without being exercised, you will recognize a capital loss in an amount equal to your tax basis in the warrants. Such loss will be long-term capital loss if, at the time of the expiration, your holding period in the warrants is more than one year. The deductibility of capital losses is subject to limitations.

The tax consequences of a cashless exercise of a warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, your basis in the ordinary shares received would equal your basis in the warrants exercised therefor. If the cashless exercise is not treated as a realization event, your holding period in the ordinary shares would be treated as commencing on the date following the date of exercise of the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise of a warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “—Taxation of Disposition of our Ordinary Shares or Warrants.” In such event, you could be deemed to have surrendered a number of warrants having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. You would recognize capital gain or loss in an amount generally equal to the difference between (i) the fair market value of the warrants deemed surrendered and (ii) your tax basis in such warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of (i) U.S. Holder’s tax basis in the warrants deemed exercised and (ii) the exercise price of such warrants. A U.S. Holder’s holding period for the ordinary shares received in such case generally would commence on the date following the date of exercise of the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise of warrants.

Information Reporting and Backup Withholding

Dividend payments (including constructive dividends) with respect to our ordinary shares or warrants and proceeds from the sale, exchange or redemption of our ordinary shares or warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder that furnishes a correct taxpayer identification number and makes any other required certification or that is otherwise exempt from backup withholding. U.S. Holders that are required to establish their exempt status generally must provide such certification on IRS Form W-9. You should consult your tax advisor regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information in a timely manner.

Information with respect to Foreign Financial Assets

Certain U.S. Holders may be required to report information relating to an interest in our ordinary shares or warrants, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions). U.S. Holders who fail to report the required information could be subject to substantial penalties, and, in such circumstances, the statute of limitations for assessment of tax could be suspended, in whole or part. You should consult your tax advisor regarding the effect, if any, of this requirement on your ownership and disposition of our ordinary shares.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT ABOVE IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN OUR ORDINARY SHARES OR WARRANTS.

Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares and warrants, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares and/or warrants. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any shares and/or warrants under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands income tax consequences of an investment in ordinary shares and warrants in the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of ordinary shares or warrants in the Company will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of ordinary shares or warrants in the Company, nor will gains derived from the disposal of the ordinary shares or warrants in the Company be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of ordinary shares or warrants in the Company or on an instrument of transfer in respect of an ordinary share or warrants in the Company, save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

The Company is incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, have obtained an undertaking from the Governor in Cabinet of the Cayman Islands in the following form:

The Tax Concessions Law

Undertaking as to Tax Concessions

In accordance with Section 6 of the Tax Concessions Law the following undertaking is hereby given to the Company (the “Company”):

(a)	That no Law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(b)	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable

(i)	on or in respect of the shares debentures or other obligations of the Company; or

(ii)	by way of the withholding in whole or part of any relevant payment as defined in the Tax Concessions Law.

These concessions shall be for a period of TWENTY years from the 19th day of July 2021.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

PLAN OF DISTRIBUTION

We are registering the issuance by us of (i) 12,960,000 ordinary shares that may be issued upon the exercise of our warrants; and (ii) and up to 2,835,035 ordinary shares that may be issued upon the exercise of share options and vesting of restricted stock units held by certain of our directors and executive officers. We are also registering the resale of (i) up to 162,153,490 ordinary shares issued to certain of the Selling Securityholders (which includes up to 12,960,000 ordinary shares issuable upon the exercise of 12,960,000 of our warrants offered hereby issued to certain of the Selling Securityholders, as described below); and (ii) up to 12,960,000 of our warrants issued to certain of the Selling Securityholders.

We will not receive any proceeds from any sale by the Selling Securityholders of the securities being registered hereunder, except with respect to amounts received by us upon exercise of our warrants to the extent such warrants are exercised for cash. See “Use of Proceeds.” We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The Selling Securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling ordinary shares or warrants received after May 6, 2022 from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their ordinary shares or warrants on any stock exchange, market or trading facility on which the shares or warrants are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of shares or warrants:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares or warrants, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the ordinary shares or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In connection with the sale of our ordinary shares or warrants, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants or ordinary shares in the course of hedging the positions they assume. The Selling Securityholders may also sell our ordinary shares or warrants short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares or warrants to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares or warrants offered by this prospectus, which shares or warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares or warrants to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, our ordinary shares or warrants to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ordinary shares or warrants may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares or warrants may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares or warrants in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the ordinary shares and warrants offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

Lock-Up Agreement

The Sponsor and certain shareholders of the Company, who are the Selling Securityholders named in this prospectus, have entered into a lock-up agreement. See “Securities Eligible for Future Sale—Lock-Up Agreements.”

SECURITIES ELIGIBLE FOR FUTURE SALES

As of September 22, 2022, the Company had 161,669,757 ordinary shares issued and outstanding. Additionally, there were 12,960,000 warrants outstanding, 12,960,000 of which entitle warrantholders to purchase an aggregate of 12,960,000 ordinary shares of the Company at an exercise price of $11.50 per share.

All of the ordinary shares and warrants that were issued in connection with the Business Combination are freely transferable without restriction or further registration under the Securities Act, other than: (i) the 133,165,387 ordinary shares held by certain shareholders; (ii) the 13,193,068 ordinary shares held by the PIPE Investors; (iii) 2,835,035 ordinary shares issuable by us upon the exercise of share options and vesting of restricted stock units held by certain of our directors and executive officers; and (iv) the 12,960,000 warrants issued to the Sponsor (of which 6,480,000 warrants were subsequently transferred to BTN Investments 2 LLC). In addition, ordinary shares and warrants held by certain shareholders are subject to lock-up restrictions described below.

The registration statement of which this prospectus forms a part has been filed to satisfy our obligations to register the offer and sale of ordinary shares and warrants by our Sponsor and PIPE Investors pursuant to the Registration Rights Agreement and the PIPE Subscription Agreements, and to register the offer and sale of ordinary shares of certain Company shareholders. See “Selling Securityholders”.

We cannot make any prediction as to the effect, if any, that sales of our ordinary shares or warrants or the availability of such securities for sale will have on the market price of our securities.

Lock-up Agreements

Concurrently with the signing of the Business Combination Agreement, certain shareholders and executives of PropertyGuru, including its principal shareholders and Key Executives, and Sponsor have agreed, pursuant respectively to the PropertyGuru Shareholder Support Agreement and the Sponsor Support Agreement, not to, without the prior written consent of the board of directors of the Company, for specified periods of time after the consummation of the Business Combination, transfer any ordinary shares in the Company or other securities convertible into or exercisable or exchangeable for ordinary shares in the Company, with certain customary exceptions. As a result of these lock-up provisions, additional securities of the Company will be eligible for resale as follows.

Under the PropertyGuru Shareholder Support Agreement, the KKR Investor, the TPG Investor Entities, REA and certain of our directors, executive officers and employees are restricted, subject to certain exceptions, from selling any of our ordinary shares that they received as a result of the Business Combination, until the earlier of

(i)	September 13, 2022; and

(ii)

the date on which the Company completes any amalgamation, merger, scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares in the Company for cash, securities or other property following the consummation of the Business Combination. The lock-up expired on September 13, 2022. Under the Sponsor Support Agreement, the Sponsor is restricted, subject to certain exceptions, from selling any of our ordinary shares that it received as a result of the Business Combination until the earlier of

(i)	March 17, 2023;

(ii)

the date on which the Company completes any amalgamation, merger, scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares in the Company for cash, securities or other property following the consummation of the Business Combination;

(iii)

the date on which any of the KKR Investor and/or the TPG Investor Entities transfers any equity security of the Company or the date that any of their transferees (which received equity securities of the Company pursuant to the last sentence of this subsection) transfers any equity security of the Company. Notwithstanding the foregoing, this subsection shall not be triggered by a transfer by any of the KKR Investor and/or the TPG Investor Entities permitted under section 4.5(a) of the PropertyGuru Shareholder Support Agreement; and

(iv)

the first date on which the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation of the Business Combination.

Registration Rights

Pursuant to the PIPE Subscription Agreements, the Company must file a registration statement (the “PIPE Registration Statement”) within 45 days after the consummation of the Business Combination registering up to 13,193,068 ordinary shares held by the PIPE Investors and use commercially reasonable endeavours to have declared effective and maintain the effectiveness of such registration.

Concurrently with the signing of the Business Combination Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Sponsor, Bridgetown 2, certain directors and advisors of Bridgetown 2 to whom Sponsor has transferred Bridgetown 2 Shares, certain shareholders of Bridgetown 2 affiliated with Sponsor, and certain shareholders of the Company (the “PropertyGuru Holders”), pursuant to which the Company must use its reasonable best efforts to file within 30 days following the Closing, and use reasonable efforts to cause to be declared effective as soon as practicable thereafter, a registration statement for a “shelf” registration on Form F-1 (“Form F-1 Shelf”) covering the resale of all registrable securities held by the PropertyGuru Holders on a delayed or continuous basis. Following the filing of the Form F-1 Shelf, the Company has agreed to use reasonable efforts to convert the Form F-1 Shelf to a shelf registration on Form F-3, and/or to file and cause to become effective a shelf registration on Form F-3, as soon as practicable and in any event within 45 days after the Company is eligible to use Form F-3. Holders of at least 20% of the then outstanding registrable securities, Sponsor and certain significant holders, may make demand for an underwritten offering of all or any portion of their registrable securities pursuant to the shelf, up to three times if the Sponsor and one time if a significant holder; provided that the Company will only be required to effectuate two underwritten takedowns pursuant to any such demands within the first year following the Closing, or one underwritten takedown within any three-month period for the period commencing one year after the Closing. In addition, holders of registrable securities have certain “piggy-back” registration rights with respect to registration statements filed after the expiration of any lock-up to which such securities are subject pursuant to any Lock-Up Agreement, with certain customary exceptions. The Company will bear all costs and expenses incurred in connection with the filing of any such registration statements.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted ordinary shares or warrants of the Company for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of the Company’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or warrants of the Company for at least six months but who are the Company’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of ordinary shares in the Company then issued and outstanding; or

•	the average weekly reported trading volume of the ordinary shares in the Company during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by the Company’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

•

at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which is expected to be filed promptly after consummation of the Business Combination, reflecting its status as an entity that is not a shell company.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of our company or who are affiliates of our company by virtue of their status as an officer or director may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of our company other than by virtue of his or her status as an officer or director of our company.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases equity shares from us in connection with a compensatory stock plan or other written agreement that was executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

EXPENSES RELATED TO THE OFFERING

We estimate that our expenses in connection with the offer and sale of our securities by the Selling Securityholders, will be as follows:

Expenses	Amount
SEC registration fee	$128,642.74**
FINRA filing fee	*
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Total	$128,642.74

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
**	Previously paid.

Under agreements to which we are party with the Selling Securityholders, we have agreed to bear all expenses relating to the registration of the resale of the securities pursuant to this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

The Company is a company incorporated in the Cayman Islands and therefore, located outside of the United States. Some of our directors, executive officers and persons discharging managerial responsibilities, and certain experts named in this prospectus, reside outside the U.S. A substantial portion of our assets and the assets of those non-resident persons are located outside the U.S. As a result, it may not be possible for investors to effect service of process within the U.S. upon us or those persons or to enforce against us or them, either inside or outside the U.S., judgments obtained in U.S. courts, or to enforce in U.S. courts, judgments obtained against them in courts in jurisdictions outside the U.S., in any action predicated upon civil liability provisions of the federal securities laws of the U.S. Both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in the Cayman Islands.

EXPERTS

The financial statements of PropertyGuru Pte. Ltd. as of December 31, 2021 and December 31, 2020 and for each of the three years in the period ended December 31, 2021 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP, a Singapore registered accounting limited liability partnership, is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate and independent legal entity. The registered address of PricewaterhouseCoopers LLP is 7 Straits View #12-00, Singapore 018936.

The combined financial statements of the Panama Group at December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, appearing in this registration statement and prospectus, have been audited by Ernst & Young PLT, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The registered address of Ernst & Young PLT is Level 23A Menara Milenium, Jalan Damanlela, Pusat Bandar Damansara, 50490 Kuala Lumpur, Malaysia.

LEGAL MATTERS

Walkers (Singapore) Limited Liability Partnership has passed upon the validity of the securities offered by this prospectus with respect to the ordinary shares in the Company and matters of Cayman Islands law.

Latham & Watkins LLP, has passed upon the validity of the securities offered by this prospectus with respect to the validity of the warrants under New York law.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.propertygurugroup.com. Through our website, we will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

PROPERTYGURU GROUP LIMITED AND ITS SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

For the six months ended 30 June 2022

		For the Six Months ended 30 June
	Note	2022	2021
		$’000	$’000
Revenue	5	61,263	42,890

Other income		769	1,079

Other gains/(losses) – net	7	22,753	(124,512)

Expenses
- Venue costs		(1,947)	(1,427)
- Sales and marketing cost		(9,938)	(13,701)
- Sales commission		(6,186)	(3,696)
- Reversal of/(Impairment loss) on financial assets		166	(291)
- Depreciation and amortisation		(10,834)	(5,012)
- Impairment of intangible assets		—	(8)
- IT and internet expenses		(5,283)	(3,448)
- Legal and professional		(3,168)	(1,592)
- Employee compensation		(35,569)	(26,116)
- Non-executive directors’ remuneration		(1,557)	(289)
- Staff cost		(735)	(368)
- Office rental		(80)	(29)
- Finance cost		(2,011)	(10,188)
- Legal and professional fees incurred for IPO		(16,570)	(2,252)
- Share listing expense	2	(104,950)	—
- Other expenses		(2,603)	(1,269)
Total expenses		(201,265)	(69,686)

Loss before income tax		(116,480)	(150,229)

Tax expense	8	(47)	(339)

Net loss for the period		(116,527)	(150,568)

Other comprehensive income:

Items that may be reclassified subsequently to profit or loss:

Currency translation differences arising from consolidation		2,445	2,276

Items that will not be reclassified subsequently to profit or loss:

Actuarial loss from post-employment benefits obligation		(1)	—

Other comprehensive income for the period, net of tax		2,444	2,276

Total comprehensive loss for the period		(114,083)	(148,292)

		For the Six Months ended 30 June
		2022	2021
		$ per share	$ per share
Loss per share for loss attributable to equity holders of the Group
Basic and diluted loss per share for the period	6	(0.79)	(2.68)

The accompanying notes form an integral part of these unaudited interim condensed consolidated financial statements.

PROPERTYGURU GROUP LIMITED AND ITS SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

As of 30 June 2022 and 31 December 2021

	Note	30 June 2022	31 December 2021
		$’000	$’000
ASSETS
Current assets
Cash and cash equivalents		368,762	70,236
Trade and other receivables		19,024	17,655

		387,786	87,891

Non-current assets
Trade and other receivables		3,525	1,564
Intangible assets		397,299	401,157
Plant and equipment		2,567	3,329
Right-of-use assets		13,156	15,419

		416,547	421,469

Total assets		804,333	509,360

LIABILITIES
Current liabilities
Trade and other payables		43,082	32,921
Lease liabilities		4,174	4,439
Borrowings		18,368	170
Deferred revenue		49,865	47,318
Warrant liabilities		5,109	—
Provision for reinstatement costs		22	36
Current income tax liabilities	8	4,342	4,554

		124,962	89,438

Non-current liabilities
Trade and other payables		933	603
Lease liabilities		10,326	12,452
Borrowings		—	16,732
Deferred income tax liabilities	8	2,072	2,375
Provision for reinstatement costs		510	569

		13,841	32,731

Total liabilities		138,803	122,169

Net assets		665,530	387,191

SHAREHOLDERS’ EQUITY
Capital and reserves attributable to equity holders of the Company
Share capital	10	1,078,528	684,347
Share reserve	11	16,899	18,658
Capital reserve	11	785	785
Warrants		5,742	5,742
Translation reserve		5,187	2,742
Accumulated losses		(441,611)	(325,083)

Total shareholders’ equity		665,530	387,191

The accompanying notes form an integral part of these unaudited interim condensed consolidated financial statements.

PROPERTYGURU GROUP LIMITED AND ITS SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY/(DEFICIENCY)

For the six months ended 30 June 2022

	Note	Share capital	Share reserve	Capital reserve	Warrants	Translation reserve	Accumulated losses	Total shareholders’ equity/ (deficiency)
		$’000	$’000	$’000	$’000	$’000	$’000	$’000
Balance at 1 January 2022		684,347	18,658	785	5,742	2,742	(325,083)	387,191
Loss for the period		—	—	—	—	—	(116,527)	(116,527)
Other comprehensive income/(loss) for the period		—	—	—	—	2,445	(1)	2,444

Total comprehensive income/(loss) for the period		—	—	—	—	2,445	(116,528)	(114,083)

Employee share grant and option scheme	11	—	1,804	—	—	—	—	1,804
Non-executive directors share grant and option scheme		—	1,320	—	—	—	—	1,320
Shares issued to PIPE investors	10	178,653	—	—	—	—	—	178,653
Transaction cost in relation to issuance of PIPE shares	10	(7,664)	—	—	—	—	—	(7,664)
Reorganisation	10	217,581	—	—	—	—	—	217,581
Issuance of shares	10 & 11	5,611	(4,883)	—	—	—	—	728

Total transactions with owners, recognised directly in equity		394,181	(1,759)	—	—	—	—	392,422

Balance at 30 June 2022		1,078,528	16,899	785	5,742	5,187	(441,611)	665,530

The accompanying notes form an integral part of these unaudited interim condensed consolidated financial statements.

PROPERTYGURU GROUP LIMITED AND ITS SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY/(DEFICIENCY)

For the six months ended 30 June 2022

	Note	Share capital	Preference shares	Share reserve	Capital reserve	Warrants	Translation reserve	Accumulated losses	Total shareholders’ equity/ (deficiency)
		$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
Balance at 1 January 2021		36,553	59,339	11,630	785	5,742	(2,930)	(137,634)	(26,515)
Loss for the period		—	—	—	—	—	—	(150,568)	(150,568)
Other comprehensive income for the period		—	—	—	—	—	2,276	—	2,276

Total comprehensive income/(loss) for the period		—	—	—	—	—	2,276	(150,568)	(148,292)

Employee share grant and option scheme	11	—	—	2,448	—	—	—	—	2,448
Non-executive directors share grant and option scheme		—	—	108	—	—	—	—	108
Issuance of shares	10 & 11	2,455	—	(2,378)	—	—	—	—	77

Total transactions with owners, recognised directly in equity		2,455	—	178	—	—	—	—	2,633

Balance at 30 June 2021		39,008	59,339	11,808	785	5,742	(654)	(288,202)	(172,174)

The accompanying notes form an integral part of these unaudited interim condensed consolidated financial statements.

PROPERTYGURU GROUP LIMITED AND ITS SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended 30 June 2022

		For the Six Months ended 30 June
	Note	2022	2021
		$’000	$’000
Cash flows from operating activities
Loss for the period		(116,527)	(150,568)
Adjustments for:
- Tax expense	8	47	339
- Employee share grant and option expense		1,804	2,448
- Non-executive director share grant and option expense		1,320	108
- Depreciation and amortisation		10,834	5,012
- Loss on disposal of plant and equipment and intangible assets	7	104	—
- (Reversal of)/Impairment loss on financial assets		(166)	291
- Gain on lease modification		(188)	—
- Interest income		(193)	(237)
- Finance cost		2,011	10,188
- Unrealised currency translation losses		8,775	133
- Fair value loss of Series B, D1, E and F conversion options	7	—	124,146
- Fair value gain on warrant liabilities	7	(23,016)	—
- Share listing expense		104,950	—

		(10,245)	(8,140)
Changes in working capital, net of effects from acquisition and disposal of subsidiaries
- Trade and other receivables		(1,807)	1,040
- Trade and other payables		9,735	1,575
- Deferred revenue		2,547	(326)

Cash used in operations		230	(5,851)
Interest received		186	231
Income tax paid		(582)	(1,144)

Net cash used in operating activities		(166)	(6,764)

Cash flows from investing activities
Additions to plant and equipment		(438)	(459)
Additions of intangible assets		(9,581)	(4,971)
Proceeds from disposal of plant and equipment		27	1

Net cash used in investing activities		(9,992)	(5,429)

Cash flows from financing activities
Interest paid		(536)	(631)
Proceeds from borrowings		—	11,000
Borrowings’ transaction cost		—	(449)
Principal payment of lease liabilities		(2,206)	(2,070)
Proceeds from Reorganisation		142,145	—
Proceeds from the shares issued to PIPE investors		178,653	—
Transaction cost in relation to issuance of PIPE shares		(7,664)	—
Proceeds from issuance of ordinary shares		728	77
Repayment of convertible notes		—	(11,261)
Payment for legal and professional fees incurred for IPO		(2,436)	—

Net cash provided/(used in) by financing activities		308,684	(3,334)

Net increase/(decrease) in cash and cash equivalents		298,526	(15,527)
Cash and cash equivalents
Beginning of the six months ended 30 June		70,236	93,359

End of the six months ended 30 June		368,762	77,832

The accompanying notes form an integral part of these unaudited interim condensed consolidated financial statements.

PROPERTYGURU GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended 30 June 2022

These notes form an integral part of and should be read in conjunction with the accompanying unaudited interim condensed consolidated financial statements.

1.	General information

PropertyGuru Group Limited (the “Company”) is incorporated in Cayman Islands. The address of its registered office is 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

PropertyGuru Group Limited and its subsidiaries (the “Group”) is in the business of advertising, real estate marketing, business management and consultancy services.

2.	Significant changes in the current reporting period

On 17 March 2022 (“Closing Date”), PropertyGuru Group Limited consummated the previously announced business combination pursuant to the Business Combination Agreement, dated as of July 23, 2021 with Bridgetown 2 Holdings Limited (“Bridgetown 2”), B2 PubCo Amalgamation Sub Pte. Ltd. (“Amalgamation Sub”) and PropertyGuru Pte. Ltd. (“PropertyGuru”). In connection with the business combination, the ordinary shares, restricted stocks and warrant are converted in accordance with the terms and conditions of the Business Combination Agreement. Concurrently with the execution of the Business Combination Agreement, the Company and Bridgetown 2 entered into subscription agreements with third party investors. Pursuant to the agreements, the investors subscribed for and purchased from the Company an aggregate of 13,193,068 the Company’s ordinary shares for a purchase price of US$10.00 per share, for an aggregate gross proceeds of US$131,930,680, equivalent to approximately $178,653,000 (the “PIPE Financing”). The PIPE Financing was consummated concurrently with the closing of the Business Combination. On the closing date of the Business Combination, the Company acquired all of the ordinary shares of PropertyGuru, from PropertyGuru shareholders, in consideration for the issuance of ordinary shares of the Company, by way of exchanging 128,376,418 ordinary shares of the Company for all of the 3,555,946 ordinary shares of PropertyGuru outstanding as of the closing date, such that PropertyGuru became a wholly-owned subsidiary of the Company. On 18 March 2022, the Company’s ordinary shares commenced trading on the New York Stock Exchange, or “NYSE”, under the symbol “PGRU”.

The Business Combination is accounted for as a capital reorganisation. The Business Combination, which is not within the scope of IFRS 3 Business Combination as Bridgetown 2 does not meet the definition of a business in accordance with IFRS 3, is accounted for within the scope of IFRS 2 Share-based Payment. As such, the Business Combination is treated as the equivalent of the Company issuing shares at the closing of the Business Combination for the net assets of Bridgetown 2 as of the closing date, accompanied by a recapitalisation. The net assets of Bridgetown 2 are stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of the fair value of the Company’s shares issued considering a fair value of the PropertyGuru shares of $11.28 per share (price of PropertyGuru ordinary shares at Closing Date) over the fair value of Bridgetown 2’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares.

PROPERTYGURU GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended 30 June 2022

2.	Significant changes in the current reporting period (continued)

This amounts to $104,950,000 which is expensed to profit or loss (“share listing expense”). The share listing expense is non-recurring in nature and represents a share-based payment made in exchange for a listing service.

As of 17 March 2022
$’000
Fair value of equity consideration issued by the Company
Fair value of Bridgetown 2 Class A ordinary shares outstanding	137,233
Fair value of Bridgetown 2 Class B ordinary shares outstanding	84,318

221,551

Fair value of Bridgetown 2 net assets acquired
Net cash proceeds from Bridgetown 2	134,481
Warrant liabilities	(27,746)
Others	9,866

116,601

Share listing expense	104,950

3.	Significant accounting policies

3.1	Basis of preparation

The Group has prepared the interim condensed consolidated financial statements on the basis that it will continue to operate as a going concern, and there is reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future, and not less than 12 months from the end of the reporting period.

The unaudited interim condensed consolidated financial statements of the Group for the six months ended 30 June 2022 has been prepared in accordance with International Accounting Standard IAS 34 Interim Financial Reporting. They do not include all of the information required for a complete set of financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

Prior to consummation of the Business Combination on 17 March 2022, the audited consolidated financial statements for the year ended 31 December 2021 were issued for PropertyGuru Pte. Ltd. and its subsidiaries which was the accounting acquirer and the Group was a blank check company with no operations and nominal assets consisting almost entirely of cash. As a result of the Business Combination, PropertyGuru Pte. Ltd. became a wholly-owned subsidiary of the Group. As the operations of the Group are that of its subsidiary PropertyGuru Pte. Ltd., these interim financial statements should be read in conjunction with that of the audited consolidated financial statements for the year ended 31 December 2021 issued for PropertyGuru Pte. Ltd. and its subsidiaries.

The accounting policies applied in these unaudited interim condensed consolidated financial statements are consistent with those applied in the audited consolidated financial statements for the year ended 31 December 2021 issued for PropertyGuru Pte. Ltd. and its subsidiaries. The new and amended standards and interpretations applied for the first time as of 1 January 2022, as disclosed in the notes to the annual audited consolidated financial statements for the year ended 31 December 2021 issued for PropertyGuru Pte.

PROPERTYGURU GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended 30 June 2022

3.	Significant accounting policies (continued)

3.1	Basis of preparation (continued)

Ltd. and its subsidiaries had no material impact on the unaudited interim condensed consolidated financial statements of the Group for the six months ended 30 June 2022.

In the opinion of the Group, the accompanying unaudited interim condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of 30 June 2022, and its results of operations for the six months ended 30 June 2022 and cash flows for the six months ended 30 June 2022. The consolidated balance sheet at 31 December 2021, was derived from audited annual consolidated financial statements but does not contain all of the footnote disclosures from the annual consolidated financial statements.

3.2	Critical accounting estimates, assumptions and judgements

In preparing these unaudited interim condensed consolidated financial statements, the critical accounting estimates, assumptions and judgements made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those applied and discussed in the audited consolidated financial statements for the financial year ended 31 December 2021.

4.	Segment information

(a)	Description of segments

The Group’s operating segments are reported in a manner consistent with the internal reporting provided to the Chief Operating Decision Maker (“CODM”), which is the Leadership Team, comprising of the Chief Executive Officer, Chief Financial Officer, Managing Director Marketplaces, Managing Director Fintech/Chief Marketing Officer, Managing Director Data & Software Solutions, Chief Technology Officer and Chief People Officer.

With effect from 1 January 2022, certain changes were made to reflect the way the CODM monitors the performance of the segments. Segment reporting information for earlier periods have been restated to conform to these changes. The change in segments have no impact on the consolidated financial position, results of operations or cash flows, as reflected in the consolidated financial statements.

The Group has five reportable segments, namely four Marketplaces and Fintech and Data services. The Marketplaces segments consist of core listing marketplace for agents and developer marketing solutions business in four primary geographic areas, namely Singapore, Vietnam, Malaysia and Other Asia (comprising Thailand and Indonesia). Each of these geographic Marketplaces segments has different political and economic conditions as well as market factors and strategic initiatives which influence performance. Furthermore, each geographic Marketplace segment represents a business in different stages of development (with Singapore being the most mature and Other Asia still considered by management to be a developing market).

The Fintech and Data services segment consists of the digital mortgage marketplace business, PropertyGuru Finance, launched in March 2020 where commission is earned from Financial Institutions on each mortgage brokered, and the data business involving provision of data services to developers, agents, banks and property valuers.

PROPERTYGURU GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended 30 June 2022

4.	Segment information (continued)

(b)	Segment information

The table below shows the segment information provided to the CODM for the reportable segments for the six months ended 30 June 2022 and 2021.

	Marketplaces				Fintech and data services	Total reportable segments
	Singapore	Vietnam	Malaysia	Other Asia
	$’000	$’000	$’000	$’000	$’000	$’000
Six months ended 30 June 2022
Revenue from external customers	32,297	11,999	11,333	3,585	2,049	61,263

Adjusted EBITDA	22,631	2,806	3,610	(2,431)	(3,531)	23,085

Six months ended 30 June 2021
Revenue from external customers	25,359	10,098	4,046	2,034	1,353	42,890

Adjusted EBITDA	16,932	2,778	(6,931)	(1,895)	(2,093)	8,791

A reconciliation of adjusted EBITDA to loss before income tax is provided as follows:

	For the Six Months ended 30 June
	2022	2021
	$’000	$’000
Adjusted EBITDA as above	23,085	8,791
Headquarters cost	(19,190)	(13,563)
Changes in fair value of preferred share, warrant liabilities and embedded derivatives	23,016	(124,146)
Finance costs – net	(1,818)	(9,951)
Depreciation and amortisation expense	(10,834)	(5,012)
Impairment	—	(8)
Share grant and option expenses	(3,035)	(2,468)
Other gains/(losses) – net	(263)	(366)
Business acquisition transaction and integration costs	(2,598)	(1,254)
Legal and professional fees incurred for IPO	(16,570)	(2,252)
Share listing expense	(104,950)	—
On-going cost of a listed entity	(3,323)	—

Loss before income tax	(116,480)	(150,229)

Headquarters costs are costs of personnel that are based predominantly in its Singapore headquarters and certain key personnel in Malaysia and Thailand, and that service the group as a whole, consisting of its executive officers and its group marketing, technology, product, human resources, finance and operations teams, as well as platform IT costs (hosting, licensing, domain fees), workplace facilities costs, corporate public relations retainer costs and professional fees such as audit, legal and consultant fees.

The CODM uses adjusted EBITDA as a measure to assess the performance of the segments. This excludes the effects of significant items of income and expenditure which may have an impact on the

PROPERTYGURU GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended 30 June 2022

4.	Segment information (continued)

(b)	Segment information (continued)

quality of earnings such as changes in fair value of preferred shares, warrant liabilities and embedded derivatives, finance costs, depreciation and amortisation, income tax expenses, impairments when the impairment is the result of an isolated, non-recurring event, share grant and option expenses, loss on disposal of plant and equipment and intangible assets, currency translation loss, business acquisition transaction and integration costs, legal and professional expenses incurred for IPO, share listing expense and on-going costs of a listed entity.

5.	Revenue

	For the Six Months ended 30 June
	2022	2021
	$’000	$’000
Agent Revenue
- Membership	24,115	19,732
- Agent discretionary	27,475	15,883

	51,590	35,615

Developer Revenue
- Advertising activities	4,975	5,144
- Events	1,268	337
- Print	16	11
- Services	1,346	—
- Others	19	430

	7,624	5,922

Fintech and data services	2,049	1,353

	61,263	42,890

Revenue recognised
- At a point in time	11,183	6,023
- Over time	50,080	36,867

	61,263	42,890

6.	Loss per share

The Group calculates loss per share by dividing loss for the period attributable to the shareholders of the parent by the weighted average number of shares outstanding during the period.

Comparative loss per share (basic and diluted) were restated to give effect to the share exchange for comparability purposes (see Note 2).

PROPERTYGURU GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended 30 June 2022

6.	Loss per share (continued)

(a)	Weighted average number of shares used as the denominator

	For the Six Months ended 30 June
	2022	2021
	Number	Number
Weighted average number of ordinary shares used as the denominator in calculating basic loss per share	147,338,563	56,178,430
Adjustments for calculation of diluted loss per share[1]:
Restricted stock units	—	—
Stock options	—	—

Weighted average number of ordinary shares and potential ordinary shares used as the denominator in calculating diluted loss per share	147,338,563	56,178,430

[1]	Potential ordinary shares outstanding consist of restricted stock units, stock options and warrants and are excluded if their effect is anti-dilutive.

(b)	Basic loss per share

	For the Six Months ended 30 June
	2022	2021
Loss for the period attributable to the shareholders of the parent ($’000)	(116,527)	(150,568)
Weighted average number of shares outstanding	147,338,563	56,178,430

Basic loss per share	(0.79)	(2.68)

(c)	Diluted loss per share

	For the Six Months ended 30 June
	2022	2021
Loss for the period attributable to the shareholders of the parent ($’000)	(116,527)	(150,568)
Weighted average number of shares outstanding	147,338,563	56,178,430

Diluted loss per share	(0.79)	(2.68)

PROPERTYGURU GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended 30 June 2022

7.	Other gains/(losses) – net

	For the Six Months ended 30 June
	2022	2021
	$’000	$’000
Loss on disposal of plant and equipment and intangible assets	(104)	— *
Currency translation loss	(347)	(366)
Gain on lease modification	188	—
Fair value loss on Series B, D1, E and F preference shares	—	(124,146)
Fair value gain on warrant liabilities	23,016	—

	22,753	(124,512)

*	Less than $1,000

8.	Income taxes

The Group recognised assets and liabilities for tax based on profit for six months ended 30 June 2022 and 2021. Total net liabilities (including current and deferred taxes) amounted approximately to $6,414,000 as at 30 June 2022 and $6,929,000 as at 31 December 2021.

The Group’s deferred tax liabilities arose mainly from fair value adjustments arising in a business combination whereas deferred tax assets are recognised for tax losses and capital allowances carried forward to the extent that the deferred income tax assets are recognised for tax losses and capital allowances carried forward to the extent that realisation of the related tax benefits through future taxable profits is probable. The Group has unrecognised tax losses of $82,277,000, capital allowance of $3,860,000 and merger and acquisition (“M&A”) allowance of $8,353,000 at the balance sheet date which can be carried forward and used to offset against future taxable income subject to meeting certain statutory requirements by those companies with unrecognised tax losses, capital allowances and M&A allowance in their respective countries of incorporation. The capital allowances and M&A allowances have no expiry date. The tax losses of $82,277,000 will expire between 2022 and 2029.

9.	Intangible assets

Goodwill

Goodwill is allocated to the Group’s cash-generating units (“CGUs”) identified according to countries of operation and business segments.

A segment-level summary of the goodwill allocation is as follows:

	30 June 2022	31 December 2021
	$’000	$’000
Singapore – ePropertyTrack	3,586	3,586
Singapore – Ensign	5,099	5,099
Vietnam – PG Vietnam	117,273	115,817
Malaysia – MyProperty Data Sdn. Bhd.	2,085	2,149
Malaysia – Malaysia marketplace [1]	219,207	225,908
Thailand – Thailand marketplace [2]	9,573	9,889

	356,823	362,448

PROPERTYGURU GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended 30 June 2022

9.	Intangible assets (continued)

Goodwill (continued)

[1]	Comprise of iProperty.com Malaysia Sdn. Bhd., Brickz Research Sdn. Bhd., IPGA Management Services Sdn. Bhd. and PropertyGuru Malaysia International (Malaysia) Sdn. Bhd.
[2]	Comprise of Kid Ruang Yu Co., Ltd., Prakard IPP Co., Ltd., iProperty (Thailand) Co., Ltd., and AllProperty Media Co., Ltd. (head Office)

Impairment tests for goodwill

Goodwill is tested for impairment annually and whenever there is indication that the goodwill may be impaired. The recoverable amounts of the ePropertyTrack, Ensign, PG Vietnam and MyProperty Data CGUs are determined based on value-in-use. The recoverable amount of the Malaysia marketplace and Thailand marketplace CGUs are determined by assessing the fair value less cost to sell of the CGUs.

The key assumptions used for the value-in-use and fair value less cost to sell calculations for each of the CGUs were disclosed in the annual consolidated financial statements for the year ended 31 December 2021. As at 30 June 2022, there were no circumstances that indicated that the carrying value of goodwill may be impaired.

10.	Share capital

Number of ordinary shares
Issued share capital
At 1 January 2022	—
Shares issued to PIPE investors	13,193,068
Reorganisation
- Share exchange (see Note 2)	128,376,418
- Shares issued to holders of Class A and Class B ordinary shares of Bridgetown 2	19,641,074
Shares issued as part of the Employee Share Grant Plan	289,885

At 30 June 2022	161,500,445

All issued ordinary shares are fully paid. There is no par value for these ordinary shares.

Fully paid ordinary shares carry one vote per share and carry a right to dividends as and when declared by the Company.

PROPERTYGURU GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended 30 June 2022

11.	Share and capital reserve

(a)	Share reserve

$’000
At 1 January 2022	18,658
Employee share grant and option schemes:
- Value of employee services	1,804
- Shares issued	(4,703)
Director share grant and options schemes:
- Value of services	1,320
- Shares issued	(180)

At 30 June 2022	16,899

(b)	Capital reserves

$’000
At 1 January 2022 and 30 June 2022	785

12.	Events occurring after the financial period

Early repayment of loan facility agreement

The Group has fully settled all outstanding loans of the facility on 7 July 2022 using the proceeds from the business combination.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of PropertyGuru Pte. Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of PropertyGuru Pte. Ltd. and its subsidiaries (the “Group”) as of 31 December 2021 and 2020, and the related consolidated statements of comprehensive income, changes in shareholders’ equity/(deficiency), and cash flows for each of the three years in the period ended 31 December 2021, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of 31 December 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended 31 December 2021 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Singapore

14 April 2022, except for the change in composition of segments discussed in Note 4 to the consolidated financial statements, as to which the date is 30 September 2022

We have served as the Group’s auditor since 2013.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the financial year ended 31 December 2021

	Note		2021	2020	2019
			$’000	$’000	$’000
Revenue	5		100,711	82,095	88,444

Other income	6		1,723	2,801	1,860

Other (losses)/gains – net	7		(124,961)	14,680	(18,391)

Expenses
- Venue costs			(5,859)	(3,769)	(6,597)
- Sales and marketing cost			(26,297)	(17,325)	(14,302)
- Sales commission			(7,880)	(4,927)	(6,549)
- Impairment loss on financial assets			(2,138)	(2,271)	(1,516)
- Depreciation and amortisation			(14,032)	(9,554)	(7,720)
- Impairment of intangible assets			(8)	(806)	—
- IT and internet expenses			(7,882)	(5,678)	(4,568)
- Legal and professional			(9,807)	(1,446)	(1,158)
- Legal and professional incurred for IPO			(6,070)	—	—
- Cost of proposed listing			—	—	(6,227)
- Employee compensation	8		(65,184)	(47,115)	(40,064)
- Non-executive directors’ remuneration			(2,503)	(590)	(233)
- Staff cost			(1,290)	(816)	(709)
- Office rental			(91)	(74)	(987)
- Finance cost	9		(13,909)	(16,446)	(12,486)
- Other expenses			(2,269)	(2,608)	(3,533)
Total expenses			(165,219)	(113,425)	(106,649)

Loss before income tax			(187,746)	(13,849)	(34,736)

Tax credit/(expense)	10		333	(559)	(3,779)

Net loss			(187,413)	(14,408)	(38,515)

Other comprehensive income/(losses):

Items that may be reclassified subsequently to profit or loss:

Currency translation differences arising from consolidation			5,672	(711)	(286)

Items that will not be reclassified subsequently to profit or loss:

Actuarial loss from post-employment benefits obligation			(36)	(54)	7

Other comprehensive income/(loss), net of tax			5,636	(765)	(279)

Total comprehensive loss			(181,777)	(15,173)	(38,794)

(Loss) per share for loss attributable to equity holders of the Group			2021 $ per share	2020 $ per share	2019 $ per share
Basic loss per share	11(a	)	(78.85)	(9.30)	(25.17)

Diluted loss per share	11(b	)	(78.85)	(13.29)	(25.17)

The accompanying notes form an integral part of these financial statements.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of 31 December 2021

	Note	2021	2020
		$’000	$’000
ASSETS
Current assets
Cash and cash equivalents	12	70,236	93,359
Trade and other receivables	13(a)	17,655	14,140

		87,891	107,499

Non-current assets
Trade and other receivables	13(b)	1,564	1,337
Intangible assets	14	401,157	140,715
Plant and equipment	15	3,329	2,619
Right-of-use assets	16	15,419	16,035

		421,469	160,706

Total assets		509,360	268,205

LIABILITIES
Current liabilities
Trade and other payables	17	32,921	23,563
Lease liabilities	16	4,439	3,686
Borrowings	20	170	—
Deferred revenue	5(b)	47,318	34,487
Preference shares	18	—	199,481
Convertible notes	19(a)	—	11,471
Provision for reinstatement costs	22	36	21
Current income tax liabilities	10(b)	4,554	5,492
Derivative financial liabilities	18 & 19(b)	—	940

		89,438	279,141

Non-current liabilities
Trade and other payables	17	603	41
Lease liabilities	16	12,452	13,567
Borrowings	20	16,732	—
Deferred income tax liabilities	21	2,375	1,615
Provision for reinstatement costs	22	569	356

		32,731	15,579

Total liabilities		122,169	294,720

NET ASSETS/(LIABILITIES)		387,191	(26,515)

SHAREHOLDERS’ EQUITY/(DEFICIENCY)
Capital and reserves attributable to equity holders of the Group
Share capital	23	684,347	36,553
Preference shares	18	—	59,339
Share reserve	24	18,658	11,630
Capital reserve	24	785	785
Warrants	25	5,742	5,742
Translation reserve		2,742	(2,930)
Accumulated losses		(325,083)	(137,634)

Total shareholders’ equity/(deficiency)		387,191	(26,515)

The accompanying notes form an integral part of these financial statements.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY/(DEFICIENCY)

For the financial year ended 31 December 2021

	Note	Share capital	Treasury shares	Preference shares	Share Reserve	Capital reserve	Warrants	Translation reserve	Accumulated losses	Total shareholders’ equity/ (deficiency)
		$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
2021
Beginning of financial year		36,553	—	59,339	11,630	785	5,742	(2,930)	(137,634)	(26,515)
Loss for the year		—	—	—	—	—	—	—	(187,413)	(187,413)
Other comprehensive gain/(loss) for the year		—	—	—	—	—	—	5,672	(36)	5,636

Total comprehensive income/(loss)		—	—	—	—	—	—	5,672	(187,449)	(181,777)

Employee share grant and option scheme	24	—	—	—	8,542	—	—	—	—	8,542
Non-executive directors share grant and option scheme	24	—	—	—	2,108	—	—	—	—	2,108
Conversion of preference shares to ordinary shares	18 & 23	395,456	—	(59,339)	—	—	—	—	—	336,117
Issuance of shares	23	252,338	—	—	(3,622)	—	—	—	—	248,716

Total transactions with owners, recognised directly in equity		647,794	—	(59,339)	7,028	—	—	—	—	595,483

End of financial year		684,347	—	—	18,658	785	5,742	2,742	(325,083)	387,191

The accompanying notes form an integral part of these financial statements.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY/(DEFICIENCY)

For the financial year ended 31 December 2021

	Note	Share Capital	Treasury shares		Preference shares	Share reserve	Capital reserve	Warrants	Translation reserve	Accumulated losses	Total shareholders’ equity/ (deficiency)
		$’000	$’000		$’000	$’000	$’000	$’000	$’000	$’000	$’000
2020
Beginning of financial year		33,886	—	*	59,339	5,898	130	5,742	(2,219)	(123,172)	(20,396)
Loss for the year		—	—		—	—	—	—	—	(14,408)	(14,408)
Other comprehensive loss for the year		—	—		—	—	—	—	(711)	(54)	(765)

Total comprehensive loss		—	—		—	—	—	—	(711)	(14,462)	(15,173)

Treasury shares reissued	23	—	(655)		—	—	655	—	—	—	—
Employee share grant and option scheme	24	—	—		—	6,660	—	—	—	—	6,660
Non-executive directors share grant and option scheme	27	—	—		—	280	—	—	—	—	280
Issuance of shares	23	2,667	655		—	(1,208)	—	—	—	—	2,114

Total transactions with owners, recognised directly in equity		2,667	—		—	5,732	655	—	—	—	9,054

End of financial year		36,553	—		59,339	11,630	785	5,742	(2,930)	(137,634)	(26,515)

*Less than $1,000

The accompanying notes form an integral part of these financial statements.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY/(DEFICIENCY)

For the financial year ended 31 December 2021

	Note	Share capital	Treasury shares		Preference shares	Share reserve	Capital reserve	Warrants	Translation reserve	Accumulated losses	Total shareholders’ equity/ (deficiency)
		$’000	$’000		$’000	$’000	$’000	$’000	$’000	$’000	$’000
2019
Beginning of financial year		32,120	—	*	59,339	2,612	130	5,742	(1,933)	(84,664)	13,346
Loss for the year		—	—		—	—	—	—	—	(38,515)	(38,515)
Other comprehensive gain/(loss) for the year		—	—		—	—	—	—	(286)	7	(279)

Total comprehensive loss		—	—		—	—	—	—	(286)	(38,508)	(38,794)

Purchase of treasury shares	23	—	—	*	—	—	—	—	—	—	— *
Employee share grant and option scheme	24	—	—		—	3,204	—	—	—	—	3,204
Non-executive directors share grant and option scheme	27	—	—		—	148	—	—	—	—	148
Issuance of shares		1,766	—		—	(66)	—	—	—	—	1,700

Total transactions with owners, recognised directly in equity		1,766	—	*	—	3,286	—	—	—	—	5,052

End of financial year		33,886	—	*	59,339	5,898	130	5,742	(2,219)	(123,172)	(20,396)

* Less than $1,000

The accompanying notes form an integral part of these financial statements.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the financial year ended 31 December 2021

	Note	2021	2020	2019
		$’000	$’000	$’000
Cash flows from operating activities
Loss for the year		(187,413)	(14,408)	(38,515)
Adjustments for:
- Tax (credit)/expense		(333)	559	3,779
- Employee share grant and option expense		8,542	6,660	3,204
- Non-executive director share grant and option expense		2,108	280	148
- Amortisation and depreciation		14,032	9,554	7,720
- Impairment of intangible assets		8	806	—
- Loss on disposal of plant and equipment and intangible assets		3	187	198
- Interest income		(456)	(477)	(779)
- Finance cost		13,909	16,446	12,486
- Impairment loss on financial assets		2,138	2,271	1,516
- Unrealised currency translation losses		245	1,000	1,211
- Fair value loss/(gain) of Series B, D1, E and F conversion option		124,146	(15,051)	15,991
- Fair value loss on contingent consideration		—	174	705
- Fair value (gain)/loss on convertible notes option		—	(1,313)	525

		(23,071)	6,688	8,189
Change in working capital, net of effects from acquisition and disposal of subsidiaries
- Trade and other receivables		(1,676)	(3,803)	(6,120)
- Trade and other payables		14,891	(1,208)	8,029
- Deferred revenue		9,070	2,421	4,054

Cash (used in)/provided by operations		(786)	4,098	14,152
Interest received		440	471	769
Income tax paid		(2,104)	(1,895)	(975)

Net cash (used in)/provided by operating activities		(2,450)	2,674	13,946

Cash flows from investing activities
Additions to plant and equipment		(1,673)	(1,337)	(2,898)
Additions of intangible assets		(12,816)	(6,573)	(5,923)
Acquisition of subsidiaries, net of cash acquired		3,722	(2,385)	—
Payment of contingent consideration from acquisition of business		—	—	(6,776)
Payment of contingent consideration from acquisition of subsidiary		—	(12,167)	(5,454)
Proceeds from disposal of plant and equipment		13	48	—

Net cash used in investing activities		(10,754)	(22,414)	(21,051)

Cash flows from financing activities
Interest paid		(1,207)	(1,259)	(2,372)
Proceeds from loan advance		—	5,000	—
Proceeds from borrowings		11,000	—	—
Borrowings transaction cost		(449)	—	—
Principal payment of lease liabilities		(4,062)	(3,807)	(2,061)
Proceeds from issuance of preference shares		—	86,398	—
Proceeds from issuance of ordinary shares		80	2,114	1,700
Payment for legal and professional fees incurred for IPO		(4,020)	—	—
Payment for cost of proposed listing		—	—	(3,694)
Repayment of convertible notes		(11,261)	—	(31,212)

Net cash (used in)/provided by financing activities		(9,919)	88,446	(37,639)

Net (decrease)/increase in cash and cash equivalents		(23,123)	68,706	(44,744)
Cash and cash equivalents
Beginning of financial year	12	93,359	24,653	69,397

End of financial year	12	70,236	93,359	24,653

The accompanying notes form an integral part of these financial statements.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the financial year ended 31 December 2021

Reconciliation of liabilities arising from financing activities:

					Non-cash changes
	Note	1 January	Proceeds, net of transaction cost	Principal and interest payments	Conversion to ordinary shares	Fair value loss	Interest expense	Currency translation differences	Addition during the year	Acquisition of subsidiaries	Reclassify to borrowings	31 December
		$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000
2021
Preference shares	18	199,481	—	—	(211,030)	—	11,549	—	—	—	—	—
Convertible notes	19	11,471	—	(11,525)	—	—	54	—	—	—	—	—
Lease liabilities	16	17,253	—	(4,805)	—	—	742	(32)	2,683	1,050	—	16,891
Loan advance	17	5,000	—	—	—	—	—	—	—	—	(5,000)	—
Borrowings	20	—	10,551	(161)	—	—	1,512	—	—	—	5,000	16,902

2020
Preference shares	18	98,242	86,398	—	—	—	14,841	—	—	—	—	199,481
Convertible notes	19	11,129	—	(438)	—	—	780	—	—	—	—	11,471
Lease liabilities	16	19,550	—	(4,534)	—	—	727	(68)	1,578	—	—	17,253
Loan advance	17	—	5,000	—	—		—	—	—	—	—	5,000

2019
Preference shares	18	88,665	—	—	—	—	9,577	—	—	—	—	98,242
Convertible notes	19	41,728	—	(32,881)	—	76	2,206	—	—	—	—	11,129
Lease liabilities	16	4,728	—	(2,659)	—	—	598	—	16,883	—	—	19,550

The accompanying notes form an integral part of these financial statements.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

These notes form an integral part of and should be read in conjunction with the accompanying financial statements.

1.	General information

PropertyGuru Pte. Ltd. is incorporated and domiciled in Singapore. The address of its registered office is 1 Paya Lebar Link #12-01/04, Paya Lebar Quarter 1, Singapore 408533.

PropertyGuru Pte. Ltd and its subsidiaries (the “Group”) is in the business of advertising, real estate marketing, business management and consultancy services.

2.	Significant accounting policies

2.1	Basis of preparation

These financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). The financial statements have been prepared under the historical cost convention, except as disclosed in the accounting policies below.

The preparation of financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements are disclosed in Note 3.

Interpretations and amendments to published standards effective in 2021

On 1 January 2021, the Group has adopted the new or amended IFRS and interpretations issued by the IFRS Interpretations Committee (IFRS IC) that are mandatory for application for the financial year. Changes to the Group’s accounting policies have been made as required, in accordance with the transitional provisions in the respective IFRS and IFRS IC.

The adoption of these new or amended IFRS and IFRS IC did not result in substantial changes to the Group’s accounting policies and had no material effect on the amounts reported for the current or prior financial years.

2.2	Going concern

The Group incurred a net loss of $187,413,000 (2020: $14,408,000) during the financial year ended 31 December 2021 and has a net current liability of $1,547,000 (2020: $171,642,000) at 31 December 2021. The following matters have been considered by the directors in determining the appropriateness of the going concern basis of preparation in the financial statements:

(a)	The Group has a net current asset position of $45,771,000 at the balance sheet date after excluding the non-cash current liabilities comprising deferred revenue of $47,318,000.

(b)

On 18 March 2022, the Group completed its business combination with Bridgetown 2 Holdings Limited (Note 29), a special purpose acquisition company. The Group expects to be able to secure its financing requirements from the gross proceeds received of approximately US$254 million comprising US$122 million of cash held in Bridgetown 2 Holdings Limited’s trust account and a concurrent US$132 million private placement of common stock by third-party investors and a current shareholder.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

2.	Significant accounting policies (continued)

2.2	Going concern (continued)

Taking into consideration the above factors, the directors believe that the Group will be able to continue as a going concern, and, accordingly, the financial statements have been prepared on a going concern basis.

2.3	Revenue recognition

The Group generates revenue from Agents, primarily on an individual subscription basis, and from Developers, predominantly from display advertising and content marketing. Other than Vietnam, the Group primarily generates Agent revenue on a subscription basis, whereby Agents typically pay upfront fees for an annual subscription. The agents can select between one of three or four annual subscription packages, with each subscription package providing a different number of concurrent listings and discretionary credits. Higher tier subscription packages offer access to more features including comparable listing insights, monthly advertising and floor plan credits. Agents can use discretionary credits to list properties and can purchase optional premium products and add-ons to increase the prominence of their current listings on the Group’s digital property classifieds marketplaces. Agents can purchase additional discretionary credits to supplement those included in their subscription package, or they can purchase certain features directly on a cash basis. In Vietnam, the Group offers a pay-as-you-go model, whereby Agents pay for each individual property listing and additional features as required. This model is specific to and effective in the Vietnamese market, where there is a large proportion of Agents that are part-time or casual, and therefore their ability to finance and/or desire to lock into annual subscriptions is currently limited.

The Group’s main source of revenue from Developers consists of online advertising revenue, with fees based on the duration as well as the prominence of advertising. Developer revenue also includes revenue generated from organising annual property awards ceremonies in various countries as part of the Group’s Awards business and from hosting industry events at which Developers can buy booths to promote their businesses and recent property developments.

The Group also earns revenue from the provision of review and management support services. Review services include writing of articles and posting of videos to promote customers’ properties. Management services include sales and marketing, accounting and finance, human resources and technology support to customers.

The Group generates fintech and data revenue from financial institutions, insurance providers and property valuers through services on loan referral, insurance referral and data solutions. The Group provides loan and insurance referral services to property buyers from an array of loan and insurance products from various financial institutions and insurance providers respectively and earns referral fees from these parties. Fintech and data revenue also include revenue generated from collecting, aggregating and analysing property market data and providing technology solution in the property market field.

The Group recognises revenue based on the principles of IFRS 15 Revenue from Contracts with Customers. All performance obligations and its transaction price within the contract can be separately identified. Revenue is recognised when each performance obligation is satisfied. For performance obligations satisfied over time, the Group selects an appropriate measure of progress to determine how much revenue is recognised as the performance obligation is satisfied.

(a)	Subscription and advertising income

(i)	Revenue from subscription is recognised on a straight-line basis over the contract period.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

2.	Significant accounting policies (continued)

2.3	Revenue recognition (continued)

(a)	Subscription and advertising income (continued)

(ii)	Revenue from advertising is recognised over the period which the advertisements are placed or as the advertisements are displayed depending on type of advertisement.

(iii)	Revenue from agent discretionary consist of

•	credits granted to customers to boost their listings on the Group’s website. Revenue is recognised when the credit is utilised.

•	featured listing by providing advertising services over a contracted period. Revenue is recognised on a straight-line basis over the contract period.

The customers are invoiced at the start of the service period.

(b)	Events income

Revenue from events is recognised on the date that the event takes place. The customers may be invoiced upfront.

(c)	Software income

Revenue from software is recognised

(i)	on the date of actual delivery for delivery of software platform and

(ii)	straight-line basis over maintenance period.

The Developers are invoiced at the start of the service period.

(d)	Review and management services

(i)	Review services revenue is recognised at a point in time when the articles and videos are posted on the website.

(ii)	Management services revenue is recognised over time as the management support services are simultaneously received and consumed by the customers.

The customers are invoiced upon service being rendered.

(e)	Fintech and data

(i)	Loan and insurance referral income is recognised at a point of time upon successful loan approval by financial institutions and upon successful insurance policy inception to the property buyers.

The financial institutions and insurance providers are invoiced upon loan approval and insurance policy inception.

(ii)	Data solution income is recognised over the service period.

The customers are invoiced upon service rendered for data solutions.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

2.	Significant accounting policies (continued)

2.3	Revenue recognition (continued)

(e)	Fintech and data (continued)

All contract liabilities for consideration received for unsatisfied performance obligations is classified and presented on the consolidated balance sheets as deferred revenue.

2.4	Government grants

Grants from the government are recognised as a receivable at their fair value when there is reasonable assurance that the grant will be received and the Group will comply with all the attached conditions.

Government grants receivable are recognised as income over the periods necessary to match them with the related costs which they are intended to compensate, on a systematic basis. Government grants relating to expenses are shown separately as other income.

Government grants relating to assets are deducted against the carrying amount of the assets.

2.5	Group accounting

(a)	Subsidiaries

(i)	Consolidation

Subsidiaries are all entities (including structured entities) over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date on that control ceases.

In preparing the consolidated financial statements, transactions, balances and unrealised gains on transactions between group entities are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment indicator of the transferred asset. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

Non-controlling interests comprise the portion of a subsidiary’s net results of operations and its net assets, which is attributable to the interests that are not owned directly or indirectly by the equity holders of the Group. They are shown separately in the consolidated statements of comprehensive income, consolidated statements of changes in shareholders’ deficiency, and consolidated balance sheets. Total comprehensive income is attributed to the non-controlling interests based on their respective interests in a subsidiary, even if this results in the non-controlling interests having a deficit balance.

(ii)	Acquisitions

The acquisition method of accounting is used to account for business combinations entered into by the Group.

The consideration transferred for the acquisition of a subsidiary or business comprises the fair value of the assets transferred, the liabilities incurred and the equity interests issued by the Group.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

2.	Significant accounting policies (continued)

2.5	Group accounting (continued)

(a)	Subsidiaries (continued)

(ii)	Acquisitions (continued)

The consideration transferred also includes any contingent consideration arrangement and any pre-existing equity interest in the subsidiary measured at their fair value at the acquisition date.

Acquisition-related costs are expensed as incurred.

Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are, with limited exceptions, measured initially at their fair values at the acquisition date.

On an acquisition-by-acquisition basis, the Group recognises any non-controlling interest in the acquiree at the date of acquisition either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s identifiable net assets.

The excess of (i) the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over the (ii) fair value of the identifiable net assets acquired is recorded as goodwill. Please refer to the paragraph “Intangible assets—Goodwill” for the subsequent accounting policy on goodwill.

(iii)	Disposals

When a change in the Group’s ownership interest in a subsidiary results in a loss of control over the subsidiary, the assets and liabilities of the subsidiary including any goodwill are derecognised. Amounts previously recognised in the consolidated statements of comprehensive income within “other comprehensive income” in respect of that entity are also reclassified to the consolidated statements of comprehensive income or transferred directly to retained earnings if required by a specific Standard.

Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost and its fair value is recognised in the consolidated statements of comprehensive income.

2.6	Plant and equipment

(a)	Measurement

(i)	Plant and equipment

Plant and equipment are initially recognised at cost and subsequently carried at cost less accumulated depreciation and accumulated impairment losses.

(ii)	Components of costs

The cost of an item of plant and equipment initially recognised includes its purchase price and any cost that is directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. The initial estimate of the cost of dismantlement, removal or restoration is recognised as part of the cost of plant and equipment if such obligation is incurred as a consequence of acquiring or using the assets.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

2.	Significant accounting policies (continued)

2.6	Plant and equipment (continued)

(b)	Depreciation

Depreciation is calculated using the straight-line method to allocate their depreciable amounts over their estimated useful lives as follows:

Useful lives
Leasehold improvements	3 - 10 years
Computers	2 - 3 years
Furniture, equipment and motor vehicle	3 - 5 years

The residual values, estimated useful lives and depreciation method of plant and equipment are reviewed, and adjusted as appropriate, at each balance sheet date. The effects of any revision are recognised in the consolidated statements of comprehensive income when the changes arise.

(c)	Subsequent expenditure

Subsequent expenditure relating to plant and equipment that has already been recognised is added to the carrying amount of the asset only when it is probable that future economic benefits associated with the item will flow to the entity and the cost of the item can be measured reliably. All other repair and maintenance expenses are recognised in the consolidated statements of comprehensive income when incurred.

(d)	Disposal

On disposal of an item of plant and equipment, the difference between the disposal proceeds and its carrying amount is recognised in the consolidated statements of comprehensive income within “other (losses)/gains – net”.

2.7	Intangible assets

(a)	Goodwill

Goodwill on acquisitions of subsidiaries and businesses represents the excess of (i) the sum of the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over (ii) the fair value of the identifiable net assets acquired. Goodwill on subsidiaries is recognised separately as intangible assets and carried at cost less accumulated impairment losses.

Gains and losses on the disposal of subsidiaries include the carrying amount of goodwill relating to the entity sold.

(b)	Acquired trademarks, brands and domain names

Brands are the name, term, design, symbol, or any other feature that identifies one seller’s good or service as distinct from those of other sellers. Domain names are a string of letters, numbers, and hyphens that is used to define the location of a website. Trademarks are the legal right to exclusively use a symbol, name, phrase or logo.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

2.	Significant accounting policies (continued)

2.7	Intangible assets (continued)

(b)	Acquired trademarks, brands and domain names (continued)

(i)	With definite useful life

Trademarks, brands and domain names acquired are initially recognised at cost and are subsequently carried at cost less accumulated amortisation and accumulated impairment losses. These costs are amortised to the consolidated statements of comprehensive income using the straight-line method over 3 to 20 years, which is the shorter of their estimated useful lives or periods of contractual rights.

(ii)	With indefinite useful life

Certain brands and domain names are not amortised due to their indefinite useful lives, but are reviewed for impairment annually. For the purpose of impairment testing, brands and domain names are allocated to each of the cash-generating units expected to benefit from the synergies of the businesses within the Group.

(c)	Acquired computer software

Acquired computer software are initially capitalised at cost which includes the purchase prices (net of any discounts and rebates) and other directly attributable costs of preparing the asset for its intended use. Direct expenditures including employee costs, which enhance or extend the performance of computer software beyond its specifications and which can be reliably measured, are added to the original cost of the software. Costs associated with maintaining the computer software are expensed off when incurred.

Computer software are subsequently carried at cost less accumulated amortisation and accumulated impairment losses. These costs are amortised to the consolidated statements of comprehensive income using the straight-line method over their estimated useful lives of 3 to 5 years.

(d)	Property data

Property data consist of purchase of property transaction data and auction data. Property data is initially capitalised at cost and subsequently carried at cost less accumulated amortisation and accumulated impairment losses. These costs are amortised to the consolidated statements of comprehensive income using the straight-line method over their estimated useful lives of 3 years.

The amortisation period and amortisation method of intangible assets other than goodwill are reviewed at least at each balance sheet date. The effects of any revision are recognised in the consolidated statements of comprehensive income when the changes arise.

(e)	Development cost in progress and internally developed computer software

Development costs mainly relate to developed computer software programmes. Such computer software programmes that do not form an integral part of other related hardware is treated as an intangible asset. Development costs that are directly associated with development and acquisition of

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

2.	Significant accounting policies (continued)

2.7	Intangible assets (continued)

(e)	Development cost in progress and internally developed computer software (continued)

computer software programmes by the Group are capitalised as intangible assets when the following criteria are met:

•	it is technically feasible to complete the computer software programme so that it will be available for use;

•	management intends to complete the computer software programme and use or sell it;

•	there is an ability to use or sell the computer software programme;

•	it can be demonstrated how the computer software programme will generate probable future economic benefits;

•	adequate technical, financial and other resources to complete the development and to use or sell the computer software programme are available; and

•	the expenditure attributable to the computer software programme during its development can be reliably measured.

Direct costs include salaries and benefits for employees on engineering and technical teams who are responsible for building new computer software programmes as well as improving existing computer software programmes.

Expenditure that enhances or extends the performance of computer software programmes beyond their original specifications and which can be reliably measured is added to the original cost of the software. Costs associated with maintaining computer software programmes are recognised as an expense when incurred.

Completed development costs in progress are reclassified to internally developed computer software. These internally developed computer software are subsequently carried at cost less accumulated amortisation and accumulated impairment losses. These costs are amortised to the consolidated statements of comprehensive income using a straight-line method over their estimated useful lives of three years. Development cost in progress is not amortised.

2.8	Impairment of non-financial assets

(a)	Goodwill

Goodwill recognised separately as an intangible asset is tested for impairment annually and whenever there is indication that the goodwill may be impaired.

For the purpose of impairment testing of goodwill, goodwill is allocated to each of the Group’s cash-generating-units (“CGU”) expected to benefit from synergies arising from the business combination.

An impairment loss is recognised when the carrying amount of a CGU, including the goodwill, exceeds the recoverable amount of the CGU. The recoverable amount of a CGU is the higher of the CGU’s fair value less cost to sell and value-in-use.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

2.	Significant accounting policies (continued)

2.8	Impairment of non-financial assets (continued)

(a)	Goodwill (continued)

The total impairment loss of a CGU is allocated first to reduce the carrying amount of goodwill allocated to the CGU and then to the other assets of the CGU pro-rata on the basis of the carrying amount of each asset in the CGU.

An impairment loss on goodwill is recognised as an expense and is not reversed in a subsequent period.

(b)	Intangible assets

Plant and equipment

Right-of-use assets

Intangible assets, with indefinite useful lives, are tested for impairment annually and whenever there is indication that these intangible assets may be impaired. Intangible assets with finite useful lives, plant and equipment and right-of-use assets are tested for impairment whenever there is any objective evidence or indication that these assets may be impaired.

For the purpose of impairment testing, the recoverable amount (i.e. the higher of the fair value less cost to sell and the value-in-use) is determined on an individual asset basis unless the asset does not generate cash inflows that are largely independent of those from other assets. If this is the case, the recoverable amount is determined for the CGU to which the asset belongs.

If the recoverable amount of the asset (or CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or CGU) is reduced to its recoverable amount.

The difference between the carrying amount and recoverable amount is recognised as an impairment loss in the consolidated statements of comprehensive income, unless the asset is carried at revalued amount, in which case, such impairment loss is treated as a revaluation decrease.

For an asset other than goodwill, management assesses at the end of the reporting period whether there is any indication that an impairment recognised in prior periods may no longer exist or may have decreased. If any such indication exists, the recoverable amount of that asset is estimated and may result in a reversal of impairment loss. The carrying amount of this asset is increased to its revised recoverable amount, provided that this amount does not exceed the carrying amount that would have been determined (net of any accumulated amortisation or depreciation) had no impairment loss been recognised for the asset in prior years.

A reversal of impairment loss for an asset other than goodwill is recognised in the consolidated statements of comprehensive income.

2.9	Financial assets

(a)	Classification and measurement

The Group classifies its financial assets as being measured at amortised cost.

The classification depends on the Group’s business model for managing the financial assets as well as the contractual terms of the cash flows of the financial asset.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

2.	Significant accounting policies (continued)

2.9	Financial assets (continued)

(a)	Classification and measurement (continued)

Financial assets with embedded derivatives are considered in their entirety when determining whether their cash flows are solely payment of principal and interest.

The Group reclassifies debt instruments when and only when its business model for managing those assets changes.

(i)	At initial recognition

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition of the financial assets. Transaction costs of financial assets carried at fair value through profit or loss are expensed in the consolidated statements of comprehensive income.

(ii)	At subsequent measurement

Debt instruments

Debt instruments mainly comprise of cash and cash equivalents and trade and other receivables.

The Group’s debt instruments that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortised cost. A gain or loss on a debt instrument that is subsequently measured at amortised cost and is not part of a hedging relationship is recognised in the consolidated statements of comprehensive income when the asset is derecognised or impaired. Interest income from these financial assets is included in interest income using the effective interest method.

(b)	Impairment

The Group assesses on a forward-looking basis the expected credit losses (“ECL”) associated with its debt instruments carried at amortised cost. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

For trade receivables, the Group applies the simplified approach permitted by the IFRS 9, which requires expected lifetime losses to be recognised from initial recognition of the receivables.

(c)	Recognition and derecognition

Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.

On disposal of a debt instrument, the difference between the carrying amount and the sale proceeds is recognised in the consolidated statements of comprehensive income. Any amount previously recognised in the consolidated statements of comprehensive income within “other comprehensive income” relating to that asset is reclassified to “Other (losses)/gains – net” of the consolidated statements of comprehensive income.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

2.	Significant accounting policies (continued)

2.10	Borrowings

Borrowings are presented as current liabilities unless the Group has an unconditional right to defer settlement for at least 12 months after the balance sheet date, in which case they are presented as non-current liabilities.

(a)	Borrowings

Borrowings are initially recognised at fair value (net of transaction costs) and subsequently carried at amortised cost. Any difference between the proceeds (net of transaction costs) and the redemption value is recognised in the consolidated statements of comprehensive income over the period of the borrowings using the effective interest method.

(b)	Preference shares

Preference shares which are mandatorily redeemable on a specific date are classified as liabilities. The dividends on these preference shares are recognised as finance cost.

(c)	Convertible notes

On issuance of convertible notes, the proceeds are allocated between the embedded equity conversion option and the liability component. The conversion features meet the definition of a derivative liability instrument as the conversion rate is variable and therefore does not meet the “fixed-for-fixed” criteria. As a result, the conversion features of the notes are recorded as a derivative liability at fair value. The liability component is recognised as the difference between total proceeds and the fair value of the equity conversion option.

The equity conversion option is subsequently carried at its fair value with fair value changes recognised in the consolidated statements of comprehensive income. The liability component is subsequently carried at amortised cost until the liability is extinguished on conversion or redemption.

When an equity conversion option is exercised, the carrying amounts of the liability component and the equity conversion option are derecognised with a corresponding recognition of share capital.

2.11	Derivative financial instruments

A derivative financial instrument is initially recognised at its fair value on the date the contract is entered into and is subsequently carried at its fair value. Changes in its fair value are recognised in the consolidated statements of comprehensive income.

2.12	Trade and other payables

Trade and other payables represent liabilities for goods and services provided to the Group prior to the end of financial year which are unpaid. They are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). Otherwise, they are presented as non-current liabilities.

Trade and other payables are initially recognised at fair value, and subsequently carried at amortised cost using the effective interest method.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

2.	Significant accounting policies (continued)

2.13	Leases

When the Group is the lessee:

At the inception of the contract, the Group assesses if the contract contains a lease. A contract contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Reassessment is only required when the terms and conditions of the contract are changed.

•	Right-of-use assets

The Group recognised a right-of-use asset and lease liability at the date which the underlying asset is available for use. Right-of-use assets are measured at cost which comprises the initial measurement of lease liabilities adjusted for any lease payments made at or before the commencement date and lease incentive received. Any initial direct costs that would not have been incurred if the lease had not been obtained are added to the carrying amount of the right-of-use assets.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term.

•	Lease liabilities

The initial measurement of lease liability is measured at the present value of the lease payments discounted using the implicit rate in the lease, if the rate can be readily determined. If that rate cannot be readily determined, the Group shall use its incremental borrowing rate.

Lease payments include the following:

•	Fixed payment (including in-substance fixed payments), less any lease incentives receivables; and

•	Payment of penalties for terminating the lease, if the lease term reflects the Group exercising that option.

The Group has elected to not separate lease and non-lease components for its leases and account for these as one single lease component.

The lease liability is measured by increasing the carrying amount that produces a constant periodic rate of interest on the remaining balances with the amount of the lease liabilities and reducing it by lease payments made. Lease liability shall be remeasured when:

•	There is a change in future lease payments arising from changes in an index or rate;

•	There is a change in the Group’s assessment of whether it will exercise an extension option; or

•	There are modifications in the scope or the consideration of the lease that was not part of the original term.

Lease liabilities are remeasured with a corresponding adjustment to the right-of-use asset, or is recorded in the consolidated statements of comprehensive income if the carrying amount of the right-of-use asset has been reduced to zero.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

2.	Significant accounting policies (continued)

2.13	Leases (continued)

When the Group is the lessee (continued):

•	Short-term and low-value leases

The Group has elected to not recognise right-of-use assets and lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low value leases. Lease payments relating to these leases are expensed to the consolidated statements of comprehensive income on a straight-line basis over the lease term.

2.14	Income taxes

Current income tax for current and prior periods is recognised at the amount expected to be paid to or recovered from the tax authorities, using the tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions, where appropriate, on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognised for all temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements except when the deferred income tax arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and affects neither accounting nor taxable profit or loss at the time of the transaction.

A deferred income tax liability is recognised on temporary differences arising on investments in subsidiaries except where the Group is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

A deferred income tax asset is recognised to the extent that it is probable that future taxable profit will be available against which the deductible temporary differences and tax losses can be utilised.

Deferred income tax is measured:

(i)

at the tax rates that are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date; and

(ii)	based on the tax consequence that will follow from the manner in which the Group expects, at the balance sheet date, to recover or settle the carrying amounts of its assets and liabilities.

Current and deferred income taxes are recognised as income or expense in the consolidated statements of comprehensive income, except to the extent that the tax arises from a business combination or a transaction which is recognised directly in equity. Deferred tax arising from a business combination is adjusted against goodwill on acquisition.

The Group accounts for investment tax credits (for example, productivity and innovative credit) similar to accounting for other tax credits where deferred tax asset is recognised for unused tax credits to the extent that it is probable that future taxable profit will be available against which the unused tax credits can be utilised.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

2.	Significant accounting policies (continued)

2.15	Provisions

Provisions are recognised when the Group has a present legal or constructive obligation as a result of past events, it is more likely than not that an outflow of resources will be required to settle the obligation and the amount has been reliably estimated.

Provisions are measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the end of the reporting period. The discount rate used to determine the present value is a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognised as finance cost.

Changes in the estimated timing or amount of expenditure or discount rate are recognised in the consolidated statements of comprehensive income when the changes arise.

2.16	Provision for reinstatement costs

Provision for reinstatement costs relate to the cost of dismantling and removing assets and restoring the premises to its original condition as stipulated in the lease agreements.

The Group recognises the estimated costs of dismantlement, removal or restoration of items of its right-of-use assets arising from the acquisition or use of assets. This provision is estimated based on the best estimate of the expenditure required to settle the obligation, taking into consideration time value of money. Changes in the estimated timing or amount of the expenditure or discount rate for asset dismantlement, removal and restoration costs are adjusted against the cost of the related right-of-use asset, unless the decrease in the liability exceeds the carrying amount of the asset or the asset has reached the end of its useful life. In such cases, the excess of the decrease over the carrying amount of the asset or the changes in the liability is recognised in the consolidated statements of comprehensive income immediately.

2.17	Employee compensation

Employee benefits are recognised as an expense, unless the cost qualifies to be capitalised as an asset.

(a)	Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid.

(b)	Share-based compensation

The Group operates several equity-settled, share-based compensation plans. The value of the employee services received in exchange for the grant of shares and options is recognised as an expense with a corresponding increase in the share reserve over the vesting period. The total amount to be recognised over the vesting period is determined by reference to the fair value of the shares and options granted on grant date. Non-market vesting conditions are included in the estimation of the number of shares under options that are expected to become exercisable on the vesting date.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

2.	Significant accounting policies (continued)

2.17	Employee compensation (continued)

(b)	Share-based compensation (continued)

At each balance sheet date, the Group revises its estimates of the number of shares and options that are expected to vest or become exercisable on the vesting date and recognises the impact of the revision of the estimates in the consolidated statements of comprehensive income, with a corresponding adjustment to the share reserve over the remaining vesting period.

When the options are exercised, the proceeds received (net of transaction costs) and the vested balance previously recognised in the share reserve are credited to share capital account, when new ordinary shares are issued, or to the “treasury shares” account, when treasury shares are re-issued to the employees.

(c)	Defined benefit plans

Defined benefit plans are post-employment benefit pension plans other than defined contribution plans. Defined benefit plans typically define the amount of benefit that an employee will receive on or after retirement, usually dependent on one or more factors such as age, years of service and compensation.

The liability recognised in the consolidated balance sheets in respect of a defined benefit pension plan is the present value of the defined benefit obligation at the reporting date less the fair value of plan assets. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using market yields of high quality corporate bonds that are denominated in the currency in which the benefits will be paid, and have tenures approximating to that of the related post-employment benefit obligations.

Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to the consolidated statements of comprehensive income within “other comprehensive income” in the period when they arise. The experience adjustments are not to be reclassified to the consolidated statements of comprehensive income in a subsequent period.

Past service costs are recognised immediately in the consolidated statements of comprehensive income.

2.18	Currency translation

(a)	Functional and presentation currency

Items included in the financial statements of each entity in the Group are measured using the currency of the primary economic environment in which the entity operates (“functional currency”). The financial statements are presented in Singapore Dollars (“$”), which is the functional currency of the parent company within the Group.

(b)	Transactions and balances

Transactions in a currency other than the functional currency (“foreign currency”) are translated into the functional currency using the exchange rates at the dates of the transactions. Currency translation differences resulting from the settlement of such transactions and from the translation of monetary

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

2.	Significant accounting policies (continued)

2.18	Currency translation (continued)

(b)	Transactions and balances (continued)

assets and liabilities denominated in foreign currencies at the closing rates at the balance sheet date are recognised in the consolidated statements of comprehensive income. Monetary items include primarily financial assets (other than equity investments), contract assets and financial liabilities. However, in the consolidated financial statements, currency translation differences arising from borrowings in foreign currencies and other currency instruments designated and qualifying as net investment hedges and net investment in foreign operations, are recognised in the consolidated statements of comprehensive income within “other comprehensive income” and accumulated in translation reserve.

When a foreign operation is disposed of a proportionate share of the accumulated currency translation differences is reclassified to the consolidated statements of comprehensive income, as part of the gain or loss on disposal.

Foreign exchange gains and losses that relate to borrowings are presented in the consolidated statements of comprehensive income within “finance cost”. All other foreign exchange gains and losses impacting the consolidated statements of comprehensive income are presented within “other (losses)/gains—net”.

Non-monetary items measured at fair values in foreign currencies are translated using the exchange rates at the date when the fair values are determined.

(c)	Translation of Group entities’ financial statements

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(i)	assets and liabilities are translated at the closing exchange rates at the reporting date;

(ii)

income and expenses are translated at average exchange rates (unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated using the exchange rates at the dates of the transactions); and

(iii)

all resulting currency translation differences are recognised in the consolidated statements of comprehensive income within “other comprehensive income” and accumulated in translation reserve. These currency translation differences are reclassified to the consolidated statements of comprehensive income on disposal or partial disposal with loss of control of the foreign operation.

Goodwill and fair value adjustments arising on the acquisition of foreign operations are treated as assets and liabilities of the foreign operations and translated at the closing rates at the reporting date.

2.19	Cash and cash equivalents

For the purpose of presentation in the consolidated statements of cash flows, cash is cash on hand and demand deposits. Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to insignificant risk of changes in value.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

2.	Significant accounting policies (continued)

2.20	Share capital, treasury shares and preference shares

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of new ordinary shares are deducted against the share capital account.

When any entity within the Group purchases the Group’s ordinary shares (“treasury shares”), the carrying amount which includes the consideration paid and any directly attributable transaction cost is presented as a component within equity attributable to the Group’s equity holders, until they are cancelled, sold or reissued.

When treasury shares are subsequently cancelled, the cost of treasury shares are deducted against the share capital account if the shares are purchased out of capital of the Group, or against the retained earnings of the Group if the shares are purchased out of earnings of the Group.

When treasury shares are subsequently sold or reissued pursuant to an employee share option scheme, the cost of treasury shares is reversed from the treasury share account and the realised gain or loss on sale or reissue, net of any directly attributable incremental transaction costs and related income tax, is recognised in capital reserve.

Non-redeemable preference shares are classified as equity.

2.21	Warrants

The Group accounts for its warrants as either equity or liabilities based upon the characteristics and provisions of the instrument. Based on the substance of the contractual agreement, the warrants issued by the Group have been classified as equity.

Warrants classified as equity are recorded at proceeds received as of the date of issuance and not subsequently remeasured. Incremental costs directly attributable to the issuance of new warrants are deducted against the warrant account.

2.22	Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the executive committee whose members are responsible for allocating resources and assessing performance of the operating segments.

3.	Critical accounting estimates, assumptions and judgements

Estimates, assumptions and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

(a)	Impairment of goodwill

Goodwill is tested for impairment annually and whenever there is indication that the goodwill may be impaired.

The goodwill of $115,817,000 (2020: $112,413,000) arises from the acquisition of PropertyGuru Viet Nam Joint Stock Company (formerly known as Dai Viet Technology & Investment JSC) and its

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

3.	Critical accounting estimates, assumptions and judgements (continued)

(a)	Impairment of goodwill (continued)

subsidiary (”PG Vietnam”). The recoverable amount of goodwill and the associated cash-generating unit of PG Vietnam has been determined based on its value-in-use.

The goodwill of $235,797,000 arises from the acquisition of the Panama entities in 2021 (Note 28). The recoverable amount of goodwill and the associated cash-generating units (“CGUs”) have been determined based on its fair value less cost to sell. The determination of the fair value of the CGUs requires the use of estimates (Note 14(a)).

The results of the impairment review undertaken at 31 December 2021 on the Group’s goodwill indicated that no impairment charge was necessary. Specific estimates and the sensitivity analysis are disclosed in Note 14(a).

(b)	Business combination

Upon acquisition of business, the purchase consideration is allocated between the net tangible and intangible assets other than goodwill on a fair value basis with any excess purchase consideration representing goodwill. The Group uses estimates and assumptions to accurately assign fair values to the intangible assets acquired at the acquisition date. The estimation is primarily due to the judgemental nature of the inputs to the valuation models used to measure the fair value of these intangible assets.

The fair value of the brands acquired as part of the acquisition in 2021 is determined at the date of acquisition using the relief from royalty (“RfR”) approach by estimating the amount of royalty the acquirer would have to pay in an arm’s length licensing arrangement to secure access to the same rights. The significant estimate and assumption used are in respect to expected future revenue growth rates. Cash flow projections used in the RfR approach were based on Panama’s forecasted revenue for the remainder of the assets’ useful lives. The carrying amounts of intangible assets are disclosed in Note 14.

(c)	Critical judgement over capitalisation of internally developed computer software and development cost in progress

The Group’s internally developed computer software and development cost in progress are capitalised based on management judgements relating to whether the criteria in Note 2.7(e) are met. Critical judgement is required in determining whether the expenditure enhances or extends the performance of computer software programmes beyond their original specifications or whether the costs are associated with maintaining computer software programmes. The carrying amounts of internally developed computer software and development cost in progress are disclosed in Note 14(d) and 14(e) respectively.

(d)	Fair value estimation on share price and share options for share-based compensation

The Group operates several equity-settled, share-based compensation plans. Details of the plans are included in Note 24. The total amount of expense to be recognised over the vesting period is determined by reference to the fair value of the shares and options granted on grant date. In determining the fair value of the shares and options granted, the Group used valuation methods which involve estimates and discount rates applicable to the Group’s business. The fair value of the shares are

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

3.	Critical accounting estimates, assumptions and judgements (continued)

(d)	Fair value estimation on share price and share options for share-based compensation (continued)

determined primarily using a discounted cash flow approach and the options are determined using the Black-Scholes model. The significant inputs to the model are disclosed in Note 24.

(e)	Fair value estimation of financial liabilities at fair value through profit or loss and derivative financial liabilities

The Group had financial liabilities measured at fair value through profit or loss (“FVTPL”) which includes contingent consideration arising from acquisition. In addition, the Group had certain derivative financial instruments arising from the convertible options relating to convertible notes and preference shares. Judgement is required to estimate the significant inputs to the model used to determine the fair value of these financial liabilities at FVTPL and derivative financial liabilities. The significant inputs to the model are disclosed in Note 26(e).

4.	Segment information

(a)	Description of segments

The Group’s operating segments are reported in a manner consistent with the internal reporting provided to the Chief Operating Decision Maker (“CODM”), which is the Leadership Team, comprising of the Chief Executive Officer, Chief Financial Officer, Managing Director Marketplaces, Managing Director Fintech / Chief Marketing Officer, Chief Technology Officer and Chief People Officer.

With effect from 30 June 2021, the Group reorganised its operating and reportable segments to Marketplaces and Fintech and Data services. This change was made to reflect the way the CODM monitors the performance of the segments. Segment reporting information for earlier periods have been restated to conform to these changes. The change in segments have no impact on the consolidated financial position, results of operations or cash flows, as reflected in the consolidated financial statements.

Subsequently, with effect from 1 January 2022, certain changes were made to reflect the way the CODM monitors the performance of the segments. Segment reporting information for earlier periods have been restated to conform to these changes. The change in segments have no impact on the consolidated financial position, results of operations or cash flows, as reflected in the consolidated financial statements. Consequential changes were also made to Note 5 with respect to the presentation of disaggregated revenue.

The Group has five reportable segments, namely four Marketplaces and Fintech and Data services. The Marketplaces segments consist of core listing marketplace for agents and developer marketing solutions business in four primary geographic areas, namely Singapore, Vietnam, Malaysia and Other Asia (comprising Thailand and Indonesia). Each of these geographic Marketplaces segments has different political and economic conditions as well as market factors and strategic initiatives which influence performance. Furthermore, each geographic Marketplace segment represents a business in different stages of development (with Singapore being the most mature and Other Asia still considered by management to be a developing market).

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

4.	Segment information (continued)

(a)	Description of segments (continued)

The Fintech and Data segment consists of the digital mortgage marketplace business, PropertyGuru Finance, launched in March 2020 where commission is earned from financial institutions on each mortgage brokered and from insurance providers on each insurance policy’s inception, and the data business involving provision of data services to developers, agents, banks and property valuers.

(b)	Segment information

The table below shows the segment information provided to the CODM for the reportable segments for the years ended 31 December 2021, 2020, and 2019.

	Marketplaces
	Singapore	Vietnam	Malaysia	Other Asia	Fintech and Data	Total reportable segments
	$’000	$’000	$’000	$’000	$’000	$’000
2021
Revenue from external customers	55,891	18,767	14,315	8,361	3,377	100,711

Adjusted EBITDA	33,355	2,063	(10,440)	(1,232)	(4,634)	19,112

2020
Revenue from external customers	46,470	18,241	7,501	7,863	2,020	82,095

Adjusted EBITDA	32,554	4,213	(4,573)	(3,196)	(1,660)	27,338

2019
Revenue from external customers	48,440	19,831	6,965	11,630	1,578	88,444

Adjusted EBITDA	32,894	5,597	(3,562)	50	620	35,599

A reconciliation of adjusted EBITDA to loss before income tax is provided as follows:

	2021	2020	2019
	$’000	$’000	$’000
Adjusted EBITDA as above	19,112	27,338	35,599
Headquarters cost	(29,981)	(22,883)	(23,086)
Changes in fair value of preferred shares and embedded derivatives	(124,146)	16,364	(16,516)
Finance costs – net	(13,453)	(15,964)	(11,707)
Depreciation and amortisation expense	(14,032)	(9,554)	(7,720)
Impairment	(8)	(806)	—
Share grant and option expenses	(10,470)	(6,660)	(3,204)
Others gains/(losses) – net	(815)	(1,684)	(1,875)
Business acquisition transaction and integration cost	(7,883)	—	—
Legal and professional expenses incurred for IPO	(6,070)	—	—
Cost of proposed listing	—	—	(6,227)

Loss before income tax	(187,746)	(13,849)	(34,736)

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

4.	Segment information (continued)

(b)	Segment information (continued)

Headquarters costs are costs of personnel that are based predominantly in its Singapore headquarters and certain key personnel in Malaysia and Thailand, and that service the group as a whole, consisting of its executive officers and its group marketing, technology, product, human resources, finance and operations teams, as well as platform IT costs (hosting, licensing, domain fees), workplace facilities costs, corporate public relations retainer costs and professional fees such as audit, legal and consultant fees.

The CODM uses adjusted EBITDA as a measure to assess the performance of the segments. This excludes the effects of significant items of income and expenditure which may have an impact on the quality of earnings such as changes in fair value of preferred shares and embedded derivatives, finance cost, depreciation and amortisation, income tax expense, impairments when the impairment is the result of an isolated, non–recurring event, share grant and option expenses, loss on disposal of plant and equipment and intangible assets, currency translation loss, business acquisition transaction and integration cost and legal and professional expenses incurred for IPO.

5.	Revenue from contracts with customers

(a)	Disaggregation of revenue from contracts with customers

	2021	2020	2019
	$’000	$’000	$’000
Agent revenue
- Subscription	41,773	35,752	31,886
- Agent discretionary	35,179	29,968	32,607

	76,952	65,720	64,493

Developer revenue
- Advertising activities	10,749	8,113	11,252
- Events	6,328	5,785	10,443
- Print	19	—	—
- Review and management services	3,211	412	265
- Others	75	45	413

	20,382	14,355	22,373

Fintech and data	3,377	2,020	1,578

	100,711	82,095	88,444

Revenue recognised
- At a point in time	20,068	16,511	22,238
- Over time	80,643	65,584	66,206

	100,711	82,095	88,444

Revenue recognition criteria for each of these revenue streams is stated in Note 2.4.

As permitted under IFRS 15, the remaining unsatisfied performance obligations are not disclosed as these performance obligations are part of contracts that have an original expected duration of one year or less. There is no consideration from contracts with customers not included in the transaction price.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

5.	Revenue from contracts with customers (continued)

(b)	Contract liabilities

	31 December		1 January
	2021	2020	2020
	$’000	$’000	$’000
Deferred revenue	47,318	34,487	32,065

The change in deferred revenue is mainly due to the increase in unsatisfied performance obligations at the end of the financial year.

(i)	Revenue recognised in relation to contract liabilities

	2021	2020	2019
	$’000	$’000	$’000
Revenue recognised in current period that was included in the contract liabilities balance at the beginning of the period	34,487	32,065	27,431

(c)	Trade receivables from contracts with customers

	31 December		1 January
	2021	2020	2020
	$’000	$’000	$’000
Current assets
Trade receivables from contracts with customers (Note 13(a))	15,765	15,825	12,446
Loss allowances (Note 13(a))	(4,953)	(4,823)	(3,529)

	10,812	11,002	8,917

6.	Other income

	2021	2020	2019
	$’000	$’000	$’000
Interest income	456	477	779
Government grants
- Job Support Scheme	863	1,787	—
- Others	140	175	688
Rent concession	141	71	—
Reversal of provision for reinstatement cost	—	—	238
Others	123	291	155

	1,723	2,801	1,860

Grant income of $863,000 (2020: $1,787,000, 2019: Nil) was recognised during the financial year under the Jobs Support Scheme (the “JSS”). The JSS is a temporary scheme introduced in the Singapore Budget 2020 to help enterprises retain local employees. The scheme had been extended up to 2021 by the Government. Under the JSS, employers will receive cash grants in relation to the gross monthly wages of eligible employees.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

7.	Other (losses)/gains – net

	2021	2020	2019
	$’000	$’000	$’000
Loss on disposal of plant and equipment and intangible assets	(3)	(187)	(198)
Currency translation loss	(812)	(1,323)	(972)
Fair value (loss)/gain on derivative financial liabilities (Note 26(e))	—	1,313	(525)
Fair value (loss)/gain on Series B, D1, E, and F conversion option (Note 26(e))	(124,146)	15,051	(15,991)
Fair value loss on contingent consideration (Note 26(e))	—	(174)	(705)

	(124,961)	14,680	(18,391)

8.	Employee compensation

	2021	2020	2019
	$’000	$’000	$’000
Wages and salaries	49,931	36,205	32,245
Employer’s contribution to defined contribution plans	5,428	3,313	3,429
Other employee benefits	1,283	937	1,186
Share grant and option expenses (Note 24)	8,542	6,660	3,204

	65,184	47,115	40,064

9.	Finance cost

	2021	2020	2019
	$’000	$’000	$’000
Interest expenses:
- Convertible notes	54	780	2,206
- Leases (Note 16)	742	727	598
- Borrowings	1,512	—
Accretion expenses arising from redeemable convertible preference shares (Note 18)	11,549	14,841	9,577
Others	52	98	105

	13,909	16,446	12,486

10.	Income taxes

(a)	Tax (credit)/expense

	2021	2020	2019
	$’000	$’000	$’000
Tax expense attributable to profit is made up of:
- Current income tax	291	1,417	3,257
- Overprovision of income tax in prior financial year	(25)	(743)	—
- Deferred income tax (Note 21)	(669)	(140)	385
- Withholding tax	70	25	137

	(333)	559	3,779

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

10.	Income taxes (continued)

(a)	Tax (credit)/expense (continued)

The tax on the Group’s loss before tax differs from the theoretical amount that would arise using the Singapore standard rate of income tax as follows:

	2021	2020	2019
	$’000	$’000	$’000
Loss before tax	(187,746)	(13,849)	(34,736)

Tax calculated at tax rate of 17% (2020 and 2019: 17%)	(31,917)	(2,354)	(5,905)
Effects of:
- Different tax rates in other countries	(1,744)	(1,033)	(702)
- Expenses not deductible for tax purposes	8,370	5,021	5,717
- Income not subject to tax	(539)	(699)	(171)
- Fair value losses/(gains) on financial instruments	21,105	(2,782)	2,808
- Tax incentives	—	(510)	(17)
- Utilisation of previously unrecognised capital allowances	(1,740)	—	(156)
- Deferred tax assets not recognised	6,087	3,634	2,068
- Withholding tax	70	25	137
- Overprovision of tax in prior financial year	(25)	(743)	—

Tax (credit)/expense	(333)	559	3,779

(b)	Movement in current income tax liabilities

	2021	2020
	$’000	$’000
Beginning of financial year	5,492	6,749
Income tax paid	(2,104)	(1,895)
Tax expense	361	1,442
Overprovision in prior financial year	(25)	(743)
Acquisition of subsidiaries (Note 28)	706	—
Currency translation adjustments	124	(61)

End of financial year	4,554	5,492

11.	Loss per share

(a)	Basic loss per share

	2021	2020	2019
	$ per share	$ per share	$ per share
Total basic loss per share attributable to the ordinary equity holders of the Group	(78.85)	(9.30)	(25.17)

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

11.	Loss per share (continued)

(b)	Diluted loss per share

	2021	2020	2019
	$ per share	$ per share	$ per share
Total diluted loss per share attributable to the ordinary equity holders of the Group	(78.85)	(13.29)	(25.17)

(c)	Reconciliations of loss used in calculating loss per share

	2021	2020	2019
	$’000	$’000	$’000
Basic loss per share
Loss attributable to the ordinary equity holders of the Group used in calculating basic loss per share	(187,413)	(14,408)	(38,515)

Diluted loss per share
Loss attributable to the ordinary equity holders of the Group
Used in calculating basic loss per share	(187,413)	(14,408)	(38,515)
Add: savings from accretion cost on Series B preference shares	—	5,431	—
Less fair value loss/(gain) on Series B conversion option	—	(15,051)	—

Loss attributable to the ordinary equity holders of the Group used in calculating diluted loss per share	(187,413)	(24,028)	(38,515)

(d)	Weighted average number of shares used as the denominator

	2021	2020	2019
Weighted average number of ordinary shares used as the denominator in calculating basic loss per share	2,376,973	1,549,881	1,530,242
Adjustments for calculation of diluted loss per share[1]:
Number of Series B preference shares	—	258,363	—

Weighted average number of ordinary shares and potential ordinary shares used as the denominator in calculating diluted loss per share	2,376,973	1,808,244	1,530,242

[1]	Potential ordinary shares outstanding consist of stock options, warrants, convertible notes and convertible preference shares and are excluded if their effect is anti-dilutive.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

12.	Cash and cash equivalents

	2021	2020
	$’000	$’000
Cash on hand	13	27
Cash at bank	39,814	40,414
Short-term bank deposits	30,409	52,918

	70,236	93,359

Acquisition of subsidiaries

Please refer to Note 28 for the effects of acquisition of subsidiaries on the cash flows of the Group.

13.	Trade and other receivables

(a)	Current

	2021	2020
	$’000	$’000
Trade receivables
- Non-related parties	15,765	15,825
Less: Allowance for impairment of receivables-non - related parties	(4,953)	(4,823)

Trade receivables - net	10,812	11,002

Deposits	656	587
Prepayments	4,074	1,409
Other receivables	2,113	1,142

	17,655	14,140

(b)	Non-current

	2021	2020
	$’000	$’000
Deposits	1,373	1,093
Prepayments	191	244

	1,564	1,337

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

14.	Intangible assets

	2021	2020
	$’000	$’000
Composition:
Goodwill (Note 14(a))	362,448	123,277
Trademarks, brand and domain names (Note 14(b))	9,500	5,578
Acquired computer software (Note 14(c))	946	616
Internally developed computer software (Note 14(d))	15,009	4,650
Development cost in progress (Note 14(e))	13,021	6,408
Property data (Note 14 (f))	233	186

	401,157	140,715

(a)	Goodwill

	2021	2020
	$’000	$’000
Cost
Beginning of financial year	123,277	122,821
Currency revaluation adjustments	5,321	(1,749)
Acquisition of subsidiaries (Note 28(c))	233,850	2,205

End of financial year	362,448	123,277

Impairment tests for goodwill

Goodwill is allocated to the Group’s CGUs identified according to countries of operation and business segments.

A segment-level summary of the goodwill allocation is as follows:

	2021	2020
	$’000	$’000
Singapore – ePropertyTrack	3,586	3,586
Singapore – Ensign	5,099	5,099
Vietnam – PG Vietnam	115,817	112,413
Malaysia – MyProperty Data Sdn Bhd	2,149	2,179
Malaysia – Malaysia marketplace[1]	225,908	—
Thailand – Thailand marketplace[2]	9,889	—

	362,448	123,277

[1]	Comprise of iProperty.com Malaysia Sdn. Bhd., Brickz Research Sdn. Bhd., IPGA Management Services Sdn. Bhd. and PropertyGuru Malaysia International (Malaysia) Sdn Bhd.
[2]	Comprise of Kid Ruang Yu Co., Ltd., Prakard IPP Co., Ltd., iProperty (Thailand) Co., Ltd., and AllProperty Media Co., Ltd. (head Office)

The recoverable amounts of the ePropertyTrack, Ensign, PG Vietnam and MyProperty Data CGUs were determined based on value-in-use. Cash flow projections used in the value-in-use calculations were based on financial budgets approved by management covering a five-year to six-year period. Cash

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

14.	Intangible assets (continued)

(a)	Goodwill (continued)

Impairment tests for goodwill (continued)

flows beyond the budget period were extrapolated using the estimated growth rates stated below. The growth rate did not exceed the long-term average growth rate for the respective country in which the CGUs operate.

Key assumptions used for value-in-use calculations:

	2021
	eProperty Track	Ensign	PG Vietnam	MyProperty Data
EBIT margin[1]	16-36%	29-34%	18-41%	(39)-52%
Growth rate[2]	1.7%	1.7%	3.0%	3.4%
Discount rate[3]	12.8%	12.8%	17.5%	21.9%

	2020
	eProperty Track	Ensign	PG Vietnam	MyProperty Data
EBIT margin[1]	(8)-30%	38-40%	20-44%	(10)-49%
Growth rate[2]	2.0%	2.0%	3.0%	1.7%
Discount rate[3]	13.5%	13.5%	19.9%	33.2%

[1]	Budgeted EBIT margin
[2]	Weighted average growth rate used to extrapolate cash flows beyond the budget period
[3]	Pre-tax discount rate applied to the pre-tax cash flow projections

Management determined budgeted EBIT margin based on past performance and its expectations of market developments. The weighted average growth rates used were consistent with long term forecasts included in industry reports. The discount rates used were pre-tax and reflected specific risks relating to the relevant segments.

Based on a sensitivity analysis performed by management, a decrease in the EBIT margin by 6.4%, a decrease in revenue growth rate by 4.1% or an increase in the discount rate by 2.4% (2020: a decrease in EBIT margin by 2.4%, a decrease in growth rate by 1.4% or an increase in the discount rate by 0.7%) would result in the recoverable amount of PG Vietnam being equal to its carrying amount. Any reasonably possible change in the key assumptions on which MyProperty Data, Ensign and ePropertyTrack’s recoverable amount are based on would not cause MyProperty Data, Ensign and ePropertyTrack’s carrying amount to exceed their recoverable amount.

Management has determined the recoverable amount of the Malaysia marketplace and Thailand marketplace CGUs by assessing the fair value less cost to sell of the CGUs. This is a market approach where management selects a market multiple – enterprise value/revenue (“EV/S”) multiple – based on various data points which comprise the Group’s own implied equity value derived from the share subscription agreement dated 23 July 2021 (Note 29(a)) and a set of comparable companies’ EV/S multiple. Management identified comparable companies based on the nature of the companies and their line of businesses, the customer demographics, the scale of the companies, their geographical location, and their product offerings. Management applied the EV/S multiple to the estimated annual revenue for the respective CGUs to determine the recoverable amount. The Board of Directors determined that this

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

14.	Intangible assets (continued)

(a)	Goodwill (continued)

Impairment tests for goodwill (continued)

method was appropriate. The valuation is considered to be level 3 in the fair value hierarchy due to unobservable inputs used in the valuation.

Key assumption used for fair value less cost to sell calculations:

2021
	Malaysia marketplace	Thailand marketplace
EV/S Multiple	16.6x	16.6x

Any reasonably possible change in the key assumption on which Malaysia marketplace’s and Thailand marketplace’s recoverable amount are based on would not cause their carrying amount to exceed their recoverable amount.

The results of the impairment review undertaken at 31 December 2021 and 2020 by management on the Group’s goodwill indicated that no impairment charge was necessary.

(b)	Trademarks, brand and domain names

With definite useful life

	2021	2020
	$’000	$’000
Cost
Beginning of financial year	15,667	13,338
Reclassification of indefinite useful life intangible assets	—	2,532
Additions	—	5
Currency revaluation adjustments	212	(208)
Acquisition of subsidiaries (Note 28(c))	4,859	—

End of financial year	20,738	15,667

Accumulated amortisation and impairment
Beginning of financial year	10,089	6,708
Reclassification of indefinite useful life intangible assets	—	2,532
Amortisation charge	1,105	1,000
Currency revaluation adjustments	44	(151)

End of financial year	11,238	10,089

Net book value	9,500	5,578

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

14.	Intangible assets (continued)

(b)	Trademarks, brand and domain names (continued)

With indefinite useful life

	2021	2020
	$’000	$’000
Cost
Beginning of the financial year	—	2,532
Reclassification of indefinite useful life intangible assets	—	(2,532)

End of financial year	—	—

Accumulated impairment
Beginning of the financial year	—	2,532
Reclassification of indefinite useful life intangible assets	—	(2,532)

End of financial year	—	—

Net book value	—	—

Brands and domain names that are considered to have indefinite useful lives are assessed for impairment on an annual basis. Indefinite useful lives intangible assets are allocated to the CGUs for which they relate.

In 2020, the estimated useful lives of these brands and domain names have been reassessed to be finite rather than indefinite after conducting a review. Management estimated the useful life of brands and domain names for both Thailand and Indonesia CGUs to be 10 years based on long-term strategy, the level of growth or decline of the markets that the brands and domain names operate in, the history of the market and the brands’ and domain names’ position within that market, with the remaining useful life of these assets to be 2 years from the application of the change. The change in estimates have been applied prospectively from 1 January 2020. As the brands and domain names have been fully impaired, the carrying amount remains unchanged.

(c)	Acquired computer software

	2021	2020
	$’000	$’000
Cost
Beginning of financial year	2,182	1,619
Additions	654	218
Acquisition of subsidiaries (Note 28(c))	23	348
Currency revaluation adjustments	(4)	(3)

End of financial year	2,855	2,182

Accumulated amortisation
Beginning of financial year	1,566	1,274
Amortisation charge	344	293
Currency revaluation adjustments	(1)	(1)

End of financial year	1,909	1,566

Net book value	946	616

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

14.	Intangible assets (continued)

(d)	Internally developed computer software

	2021	2020
	$’000	$’000
Cost
Beginning of financial year	11,133	6,203
Acquisition of subsidiaries (Note 28(c))	9,832	107
Transfers from development cost in progress	6,605	4,834
Currency revaluation adjustments	74	(11)

End of financial year	27,644	11,133

Accumulated amortisation
Beginning of financial year	6,483	3,525
Amortisation charge	6,177	2,646
Impairment	—	319
Currency revaluation adjustments	(25)	(7)

End of financial year	12,635	6,483

Net book value	15,009	4,650

(e)	Development cost in progress

	2021	2020
	$’000	$’000
Cost
Beginning of financial year	6,408	4,989
Acquisition of subsidiaries (Note 28(c))	1,136	—
Additions	12,067	6,342
Impairment	—	(85)
Transfers to development cost	(6,605)	(4,834)
Currency revaluation adjustments	15	(4)

End of financial year	13,021	6,408

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

14.	Intangible assets (continued)

(f)	Property data

	2021		2020
	$’000		$’000
Cost
Beginning of financial year	191		—
Acquisition of subsidiaries (Note 28(c))	73		183
Additions	93		8
Currency revaluation adjustments	(2)		—

End of financial year	355		191

Accumulated amortisation
Beginning of financial year	5		—
Amortisation charge	117		5
Currency revaluation adjustments	—	*	—

End of financial year	122		5

Net book value	233		186

*	Less than $1,000

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

15.	Plant and equipment

	Leasehold improvements	Computers	Furniture, equipment and motor vehicle	Total
	$’000	$’000	$’000	$’000
Group
2021
Cost
Beginning of financial year	3,532	3,225	614	7,371
Additions	408	1,180	85	1,673
Acquisition of subsidiaries (Note 28(c))	595	269	159	1,023
Disposals	(111)	(70)	(7)	(188)
Currency revaluation adjustments	(29)	(15)	(9)	(53)

End of financial year	4,395	4,589	842	9,826

Accumulated depreciation
Beginning of financial year	1,872	2,401	479	4,752
Depreciation charge	1,118	727	114	1,959
Disposals	(111)	(54)	(7)	(172)
Currency revaluation adjustments	(13)	(24)	(5)	(42)

End of financial year	2,866	3,050	581	6,497

Net book value
End of financial year	1,529	1,539	261	3,329

2020
Cost
Beginning of financial year	3,051	2,824	647	6,522
Additions	760	444	133	1,337
Acquisition of subsidiary	—	1	—	1
Disposals	(256)	(5)	(139)	(400)
Currency revaluation adjustments	(23)	(39)	(27)	(89)

End of financial year	3,532	3,225	614	7,371

Accumulated depreciation
Beginning of financial year	867	1,960	522	3,349
Depreciation charge	1,079	481	91	1,651
Disposals	(57)	(4)	(104)	(165)
Currency revaluation adjustments	(17)	(36)	(30)	(83)

End of financial year	1,872	2,401	479	4,752

Net book value
End of financial year	1,660	824	135	2,619

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

16.	Leases – The Group as a lessee

Nature of the Group’s leasing activities

Property and office equipment

The Group leases office space and office equipment for the purpose of back office operations.

(a)	Carrying amounts, additions and depreciation charge during the year

Right-of-use (“ROU”) assets:

	2021	2020
	$’000	$’000
Cost
Beginning of financial year	22,832	21,977
Additions	2,754	1,578
Expiration of leases	(1,696)	(630)
Acquisition of subsidiaries (Note 28(c))	1,003	—
Currency revaluation adjustments	(35)	(93)

End of financial year	24,858	22,832

Accumulated amortisation
Beginning of financial year	6,797	3,131
Depreciation charge	4,330	3,959
Impairment	8	402
Expiration of leases	(1,696)	(630)
Currency revaluation adjustments	— *	(65)

End of financial year	9,439	6,797

Net book value	15,419	16,035

*	Less than $1,000

Lease liabilities:

	2021	2020
	$’000	$’000
Current	4,439	3,686
Non-current	12,452	13,567

	16,891	17,253

(b)	Interest expense

	2021	2020	2019
	$’000	$’000	$’000
Interest expense on lease liabilities	742	727	598

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

16.	Leases – The Group as a lessee (continued)

(c)	Lease expense not capitalised in lease liabilities

	2021	2020	2019
	$’000	$’000	$’000
Short-term lease expense	94	68	944
Low-value lease expense	61	28	60

Total	155	96	1,004

(d)	Total cash outflow for all the leases was $4,960,000 (2020: $4,630,000, 2019: $3,663,000).

(e)	Future cash outflow which are not capitalised in lease liabilities

Extension option

The leases for certain office space contain extension periods, for which the related lease payment had not been included in lease liabilities as the Group is not reasonably certain to exercise these extension options. The Group negotiates extension options to maximise operational flexibility in terms of managing the assets used in the Group’s operations. The majority of the extension options are exercisable by the Group and not by the lessor.

17.	Trade and other payables

	2021	2020
	$’000	$’000
Current
Trade payables – non-related parties	4,469	3,026
Accrued operating expenses	9,901	4,637
Accrued employee expenses	14,677	7,743
Loan advance	—	5,000
Deferred consideration payable	—	413
Other payables	3,874	2,744

	32,921	23,563
Non-current
Trade payables – non-related parties	1	—
Accrued employee expenses	602	41

	603	41

Total trade and other payable	33,524	23,604

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

18.	Preference shares

	Series B		Series D1		Series E		Series F		Total
	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Amount
		$’000		$’000		$’000		$’000	$’000
Financial liability
2021
Beginning of financial year	258,363	59,412	152,224	48,965	84,705	29,303	210,526	61,801	199,481
Accretion cost on Series B, D1, E and F redeemable convertible preference shares (Note 9)	—	3,375	—	2,759	—	1,800	—	3,615	11,549
Conversion of redeemable convertible preference shares to ordinary shares	(258,363)	(62,787)	(152,224)	(51,724)	(84,705)	(31,103)	(210,526)	(65,416)	(211,030)

End of financial year	—	—	—	—	—	—	—	—	—

	Series B		Series D1		Series E		Series F		Total
	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Amount
		$’000		$’000		$’000		$’000	$’000
Financial liability
2020
Beginning of financial year	258,363	53,981	152,224	44,261	—	—	—	—	98,242
Issuance of Series E and F redeemable convertible preference shares for cash	—	—	—	—	84,705	26,928	210,526	60,000	86,928
Cost of financing Series E and F redeemable convertible preference shares	—	—	—	—	—	(402)	—	(128)	(530)
Accretion cost on Series B, D1, E and F redeemable convertible preference shares (Note 9)	—	5,431	—	4,704	—	2,777	—	1,929	14,841

End of financial year	258,363	59,412	152,224	48,965	84,705	29,303	210,526	61,801	199,481

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

18.	Preference shares (continued)

	Series C		Series D2		Total
	Number of shares	Amount	Number of shares	Amount	Amount
		$’000		$’000	$’000
Equity
2021
Beginning of financial year	70,303	10,000	564,126	49,339	59,339
Conversion of non-redeemable convertible preference shares to ordinary shares	(70,303)	(10,000)	(564,126)	(49,339)	(59,339)

End of financial year	—	—	—	—	—

2020
Beginning and end of financial year	70,303	10,000	564,126	49,339	59,339

2019
Beginning and end of financial year	70,303	10,000	564,126	49,339	59,339

(a)	Series B preference shares

On 22 June 2015, the Group issued 258,363 Series B preference shares at $135.47 per share to its investors. The Group received $35,000,000 for the 258,363 Series B shares issued.

The salient terms of the Series B preference shares are as follows:

(i)

The shares are redeemable and any time after 5 years from the issuance date provided that the Group does not achieve Initial Public Offering (“IPO”) status before that. The redemption amount is computed as the higher of (i) sum of the initial cash investment, any cumulative unpaid dividends and interest equal to providing the investors an internal rate of return of 10% on their investment and (ii) the fair value of the Series B preference shares.

(ii)

At the same time that a dividend is payable on the outstanding Series F preference shares, Series E preference shares, Series D1 and D2 preference shares, Series C preference shares and ordinary shares, the Group shall declare a dividend payable upon the outstanding Series B preference shares, in an amount equal to the amount of dividends per share that is payable on outstanding Series F preference shares, Series E preference shares, Series D1 and D2 preference shares, Series C preference shares and ordinary shares.

(iii)

The Series B preference shares can be converted into ordinary shares of the Group (the “Series B conversion option”) at the holder’s option. Series B preference shares shall automatically be converted into ordinary shares upon the closing of an IPO. The Series B preference shares will be converted to ordinary shares at a conversion rate of 1:1. The conversion rate is subject to adjustments if the Group issues any new securities, other than the Employee Share Grant Plan, Employee Stock Option Plan and Restricted Stock Units Plan, at a price lower than the subscription price of the Series B shares. As a result, the Series B conversion option meets the definition of a derivative. The fair value of the Series B conversion option as of 31 December 2020 is $940,000. The embedded equity conversion option for Series B preference shares is recognised in the consolidated balance sheets within “derivative financial liabilities”.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

18.	Preference shares (continued)

(b)	Series C preference shares

On 23 January 2017, the Group issued 70,303 Series C preference shares at $142.24 per share to its investors. The Group received $10,000,000 for Series C shares issued.

The salient terms of the Series C preference shares are as follows:

(i)	The Series C preference shares are non-redeemable.

(ii)

At the same time that a dividend is payable on the outstanding Series F preference shares, Series E preference shares, Series D1 and D2 preference shares, Series B preference shares and ordinary shares, the Group shall declare a dividend payable upon the Series C preference shares, in an amount equal to the amount of dividends per share that is payable on the outstanding Series F preference shares, Series E preference shares, Series D1 and D2 preference shares, Series B preference shares and ordinary shares on an as-converted basis.

(iii)

Holders of the Series C preference shares have priority over the Series B preference shareholders and ordinary shareholders (“the other shareholders”) in the event of any liquidation, and are entitled to receive an amount in cash equal to the higher of the respective original subscription price for each share that they hold (to be adjusted in the event of any stock split, consolidations or subdivisions), and, the amount they would receive if they participated in the liquidation event rateably with the other shareholders.

(iv)

The Series C preference shares can be converted into ordinary shares of the Group (the “Series C conversion option”) at the holder’s option at a conversion ratio that is time dependent up till the last permissible time prior to an IPO. The conversion rate is subject to adjustments if the Group issues any new securities, other than the Employee Share Grant Plan, Employee Stock Option Plan and Restricted Stock Units Plan, at a price lower than the subscription price of the Series C shares. As the issuance of new shares is within the control of the entity, the Series C preference shares are recorded as equity.

(c)	Series D1 and D2 preference shares

On 24 July 2018, the Group issued Series D1 preference shares, Series D2 preference shares and warrants (Note 25) for cash consideration of $188,235,000. Each financial instrument was recognised based on proportionate fair value. The total aggregate number of shares issued was 716,350 at $259.43 and $253.28 per share respectively to its investors.

The salient terms of the Series D1 preference shares are as follows:

(i)

The shares become redeemable when Series B preference shareholders exercises its redemption right. The redemption amount is computed as the higher of (i) sum of the initial cash investment, any cumulative unpaid dividends and interest equal to providing the investors an internal rate of return of 10% on their investment and (ii) the fair value of the Series D1 preference shares.

(ii)

At the same time that a dividend is payable on the outstanding Series F preference shares, Series E preference shares, Series D2 preference shares, Series C preference shares, Series B preference shares and ordinary shares, the Group shall declare a dividend payable upon the Series D1 preference shares, in an amount equal to the amount of dividends per share that is payable on the outstanding Series F preference shares, Series E preference shares, Series D2 preference shares, Series C preference shares, Series B preference shares and ordinary shares on an as-converted basis.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

18.	Preference shares (continued)

(c)	Series D1 and D2 preference shares (continued)

(iii)

Holders of the Series D1 preference shares have priority over the Series C preference shareholders, Series B preference shareholders and ordinary shareholders (“the other shareholders”) in the event of any liquidation, and are entitled to receive an amount in cash equal to the higher of the sum of the respective original subscription price for each share that they hold (to be adjusted in the event of any stock split, consolidations or subdivisions) and any cumulative unpaid dividends; and the amount they would receive if they participated in the liquidation event rateably with the other shareholders.

(iv)

The Series D1 preference shares can be converted into ordinary shares of the Group (the “Series D1 conversion option”) at the holder’s option. Series D1 preference shares shall automatically be converted into ordinary shares upon the closing of an IPO. The Series D1 preference shares will be converted to ordinary shares at a conversion rate of 1:1. The conversion rate is subject to adjustments if the Group issues any new securities, other than the Employee Share Grant Plan, Employee Stock Option Plan and Restricted Stock Units Plan, at a price lower than the subscription price of the Series D1 shares. As a result, the Series D1 conversion option meets the definition of a derivative. The fair value of the Series D1 conversion option as of 31 December 2020 is Nil.

The salient terms of the Series D2 preference shares are as follows:

(i)	The Series D2 preference shares are non-redeemable.

(ii)

At the same time that a dividend is payable on the outstanding Series F preference shares, Series E preference shares, Series D1 preference shares, Series C preference shares, Series B preference shares and ordinary shares, the Group shall declare a dividend payable upon the Series D2 preference shares, in an amount equal to the amount of dividends per share that is payable on the outstanding Series F preference shares, Series E preference shares, Series D1 preference shares, Series C preference shares, Series B preference shares and ordinary shares, on an as-converted basis.

(iii)

Holders of the Series D2 preference shares have priority over the Series C preference shareholders, Series B preference shareholders and ordinary shareholders (“the other shareholders”) in the event of any liquidation, and are entitled to receive an amount in cash equal to the higher of the sum of the respective original subscription price for each share that they hold (to be adjusted in the event of any stock split, consolidations or subdivisions) and any cumulative unpaid dividends; and the amount they would receive if they participated in the liquidation event rateably with the other shareholders.

(iv)

The Series D2 preference shares can be converted into ordinary shares of the Group (the “Series D2 conversion option”) at the holder’s option. Series D2 preference shares shall automatically be converted into ordinary shares upon the closing of an IPO. The Series D2 preference shares will be converted to ordinary shares at a conversion rate of 1:1. The conversion rate is meant to preserve the conversion rate at 1:1 and the variability is to maintain the economic right of both ordinary shareholder and warrant holder. As a result, the Series D2 conversion option meets the definition of equity.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

18.	Preference shares (continued)

(d)	Series E preference shares

On 30 January 2020, the Group issued 84,705 Series E preference shares at $317.90 per share to its investors. The Group received $26,928,000 for the 84,705 Series E shares issued.

The salient terms of the Series E preference shares are as follows:

(i)

The shares become redeemable when Series B preference shareholders exercises its redemption right. The redemption amount is computed as the higher of (i) sum of the initial cash investment, any cumulative unpaid dividends and interest equal to providing the investors an internal rate of return of 10% on their investment and (ii) the fair value of the Series E preference shares.

(ii)

At the same time that a dividend is payable on the outstanding Series F preference shares, outstanding Series D1 and D2 preference shares, outstanding Series C preference shares, outstanding Series B preference shares and ordinary shares, the Group shall declare a dividend payable upon the Series E preference shares, in an amount equal to the amount of dividends per share that is payable on the outstanding Series F preference shares, outstanding Series D1 and D2 preference shares, outstanding Series C preference shares, outstanding Series B preference shares and ordinary shares on an as-converted basis.

(iii)

Holders of the Series E preference shares have priority over the Series D1 and D2 preference shares, Series C preference shareholders, Series B preference shareholders and ordinary shareholders (“the other shareholders”) in the event of any liquidation, and are entitled to receive an amount in cash equal to the higher of the sum of the respective original subscription price for each share that they hold (to be adjusted in the event of any stock split, consolidations or subdivisions) and any cumulative unpaid dividends; and the amount they would receive if they participated in the liquidation event rateably with the other shareholders.

(iv)

The Series E preference shares can be converted into ordinary shares of the Group (the “Series E conversion option”) at the holder’s option. Series E preference shares shall automatically be converted into ordinary shares upon the closing of an IPO. The Series E preference shares will be converted to ordinary shares at a conversion rate of 1:1. The conversion rate is subject to adjustments if the Group issues any new securities, other than the Employee Share Grant Plan, Employee Stock Option Plan and Restricted Stock Units Plan, at a price lower than the subscription price of the Series E shares. As a result, the Series E conversion option meets the definition of a derivative. The fair value of the Series E conversion option as of 31 December 2020 is Nil.

(e)	Series F preference shares

On 7 September 2020, the Group issued 210,526 Series F preference shares at $285.00 per share to its investors. The Group received $60,000,000 for Series F shares issued.

The salient terms of the Series F preference share are as follows:

(i)

The shares become redeemable when Series B preference shareholders exercises its redemption right. The redemption amount is computed as the higher of (i) sum of the initial cash investment, any cumulative unpaid dividends and interest equal to providing the investors an internal rate of return of 10% on their investment and (ii) the fair value of the Series F preference shares.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

18.	Preference shares (continued)

(e)	Series F preference shares (continued)

(ii)

At the same time that a dividend is payable on the outstanding Series E preference shares, outstanding Series D1 and D2 preference shares, outstanding Series C preference shares, outstanding Series B preference shares and ordinary shares, the Group shall declare a dividend payable upon the Series F preference shares, in an amount equal to the amount of dividends per share that is payable on the outstanding Series E preference shares, outstanding Series D1 and D2 preference shares, outstanding Series C preference shares, outstanding Series B preference shares and ordinary shares, on an as-converted basis.

(iii)

Holders of the Series F preference shares have priority over the Series E preference shares, Series D1 and D2 preference shares, Series C preference shareholders, Series B preference shareholders and ordinary shareholders (“the other shareholders”) in the event of any liquidation, and are entitled to receive an amount in cash equal to the higher of the sum of the respective original subscription price for each share that they hold (to be adjusted in the event of any stock split, consolidations or subdivisions) and any cumulative unpaid dividends; and the amount they would receive if they participated in the liquidation event rateably with the other shareholders.

(iv)

The Series F preference shares can be converted into ordinary shares of the Group (the “Series F conversion option”) at the holder’s option. Series F preference shares shall automatically be converted into ordinary shares upon the closing of an IPO. The Series F preference shares will be converted to ordinary shares at a conversion rate of 1:1. The conversion rate is subject to adjustments if the Group issues any new securities, other than the Employee Share Grant Plan, Employee Stock Option Plan and Restricted Stock Units Plan, at a price lower than the subscription price of the Series F shares. As a result, the Series F conversion option meets the definition of a derivative. The fair value of the Series F conversion option as of 31 December 2020 is Nil.

Upon the completion of the acquisition of Panama on 3 August 2021, all Series B, C, D1, D2, E and F preference shares were fully converted into ordinary shares pursuant to the terms of the share purchase agreement (Note 28).

19.	Convertible notes

(a)	Host instrument

	2021	2020
	$’000	$’000
Current
Convertible notes	—	11,471

Total	—	11,471

On 29 May 2019, the Group redeemed previously issued convertible notes denominated in Singapore Dollars, amounting to $32,000,000 and re-issued new convertible notes denominated in Singapore Dollars, with a nominal value of $10,612,000, for the remaining balance. The re-issued convertible notes has an interest of 8% for the first 18 months and 15% for the continuing 12 months. The notes are due for repayment 30 months from the re-issue date or will be automatically converted to ordinary shares in the Group upon Initial Public Offering at a conversion ratio that is time dependent on the period between the date of the Initial Public Offering and the date of re-issuance.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

19.	Convertible notes (continued)

(a)	Host instrument (continued)

As of 31 December 2020, the fair value of the non-current convertible note approximates its carrying amount.

On 23 December 2020, the Group issued a notice of redemption for the convertible note which was subsequently redeemed on 21 January 2021.

(b)	Embedded equity conversion option

The embedded equity conversion option is accounted for as a financial derivative as the conversion formula involves the issuance of a variable number of the Group’s shares depending on the date of an Initial Public Offering. For the financial year ended 31 December 2021 and 2020, there is no embedded equity conversion option accounted for as a financial derivative.

20.	Borrowings

	2021	2020
	$’000	$’000
Current
Borrowings	170	—

Non-current
Borrowings	16,732	—
Total	16,902	—

On 23 December 2020, the Group entered into a $16,000,000 2-year loan facility agreement with several lenders. $600,000 of the loan facility was with lenders who are key management personnel of the Company, at equivalent terms to those of third-party lenders. The Company had utilised the facility on 8 January 2021. The Company received $5,000,000 as advances for the loan facility during the financial year ended 31 December 2020 and the remaining $11,000,000 in January 2021.

The term loan facility matures in January 2023 and bears interest at 2% per annum payable at the last day of each interest period of six months and 6% per annum payable at the termination date which is 24 months from the date the loan was drawn down. Effective interest rate for this loan facility is at 8.16%. Under the terms of the term loan facility, the Group is required to comply with the following financial covenants which are tested on an annual basis:

•	the total net cash of the Group is no less than $10,000,000; and

•	the consolidated total borrowings does not exceed $25,000,000.

As of 31 December 2021, the Group is in compliance with the covenants.

21.	Deferred income taxes

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current income tax assets against current income tax liabilities and when the deferred income taxes relate to the same taxation authority.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

21.	Deferred income taxes (continued)

Movement in deferred income tax accounts is as follows:

	2021	2020
	$’000	$’000
Beginning of financial year	1,615	1,698
Currency revaluation adjustments	36	(12)
Acquisition of subsidiaries(Note 28(c))	1,393	69
Tax charge (Note 10)	(669)	(140)

End of financial year	2,375	1,615

Deferred income tax assets are recognised for tax losses, capital allowances and merger and acquisition (“M&A”) allowances carried forward to the extent that realisation of the related tax benefits through future taxable profits is probable. The Group has unrecognised tax losses of $79,657,000 (2020: $42,775,000), capital allowance of $3,948,000 (2020: $2,000) and M&A allowance of $10,424,000 (2020: $4,564,000) at the balance sheet date which can be carried forward and used to offset against future taxable income subject to meeting certain statutory requirements by those companies with unrecognised tax losses, capital allowances and M&A allowances in their respective countries of incorporation. The capital allowances and M&A allowances have no expiry date. The tax losses have expiry dates as follows:

	2021	2020
	$’000	$’000
Expiring in one year	5,617	3,847
Expiring in two years	5,734	3,556
Expiring in three years	4,069	3,343
Expiring in four years	6,601	2,973
Expiring beyond four years	57,636	29,056

	79,657	42,775

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

21.	Deferred income taxes (continued)

The movement in deferred income tax assets and liabilities (prior to offsetting of balances within the same tax jurisdiction) is as follows:

Deferred income tax liabilities

	Accelerated tax depreciation	Fair value gains – net	ROU assets	Others		Total
	$’000	$’000	$’000	$’000		$’000
2021
Beginning of financial year	824	1,026	2,824	—		4,674
Currency translation adjustments	8	34	(3)	—	*	39
Acquisition of subsidiaries (Note 28(c))	875	1,132	—	29		2,036
Charged/(credited) to profit or loss	420	(217)	(4)	—		199

End of financial year	2,127	1,975	2,817	29		6,948

2020
Beginning of financial year	578	1,145	3,347	70		5,140
Currency translation adjustments	—	(12)	(3)	—		(15)
Acquisition of subsidiary	—	69	—	—		69
Charged/(credited) to profit or loss	246	(176)	(520)	(70)		(520)

End of financial year	824	1,026	2,824	—		4,674

*	Less than $1,000

Deferred income tax assets

	Lease liabilities	Provisions	Tax loss	Unutilised capital allowance	Total
	$’000	$’000	$’000	$’000	$’000
2021
Beginning of financial year	(2,926)	(133)	—	—	(3,059)
Currency translation adjustments	3	—	(1)	(5)	(3)
Acquisition of subsidiaries (Note 28(c))	—	—	(102)	(541)	(643)
Credited to profit or loss	(10)	(24)	(834)	—	(868)

End of financial year	(2,933)	(157)	(937)	(546)	(4,573)

2020
Beginning of financial year	(3,442)	—	—	—	(3,442)
Currency translation adjustments	3	—	—	—	3
Credited to profit or loss	513	(133)	—	—	380

End of financial year	(2,926)	(133)	—	—	(3,059)

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

22.	Provision for reinstatement costs

Provision for reinstatement costs relate to the cost of dismantling and removing assets and restoring the premises to its original condition as stipulated in the lease agreements. The Group expects to incur the liability upon termination of the leases between March 2022 to August 2026.

	2021		2020
	$’000		$’000
Beginning of financial year	377		375
Currency revaluation adjustments	(5)		(2)
Additions from new leases during the year	71		—
Accretion cost	11		4
Acquisition of subsidiaries (Note 28(c))	151		—
Provision utilised during the year	—	*	—

End of financial year	605		377

Current	36		21
Non-current	569		356

End of financial year	605		377

* Less than $1,000

23.	Share capital and treasury shares

	No. of ordinary shares		Amount
	Issued share capital	Treasury shares	Share capital	Treasury shares
			$’000	$’000
2021
Beginning of financial year	1,550,711	—	36,553	—
Shares issued (Note 23(a))	650,103	—	252,338	—
Conversion of preference shares to ordinary shares (Note 18)	1,340,247	—	395,456	—

End of financial year	3,541,061	—	684,347	—

2020
Beginning of financial year	1,534,032	(3,653)	33,886	—	*
Shares issued (Note 23(a))	16,679	—	2,667	—	*
Treasury shares purchased (Note 23(b))	—	3,653	—	—	*

End of financial year	1,550,711	—	36,553	—

2019
Beginning of financial year	1,527,623	(153)	32,120	—	*
Shares issued (Note 23(a))	6,409	—	1,766	—
Treasury shares purchased (Note 23(b))	—	(3,500)	—	—	*

End of financial year	1,534,032	(3,653)	33,886	—	*

* Less than $1,000

All issued ordinary shares are fully paid. There is no par value for these ordinary shares.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

23.	Share capital and treasury shares (continued)

Fully paid ordinary shares carry one vote per share and carry a right to dividends as and when declared by the Group.

(a)	Issuance of ordinary shares

During the financial year, the parent company issued 9,472 (2020: 16,504) ordinary shares amounting $2,278,000 (2020: $2,611,000) to employees as part of the Employee Share Grant Plan, 3,184 (2020: Nil) ordinary shares amounting $1,243,000 (2020: Nil) to non-executive directors as part of the Non-Executive Directors Share Plan (“NED Plan”) (Note 24(b)), 632 (2020: 175) ordinary shares amounting $180,000 for non-executive directors as part of the remuneration (Note 27) and 636,815 ordinary shares amounting $248,637,000 in connection with the acquisition of the Panama (Note 28).

During the financial year, the parent company also fully converted 1,340,247 of its preference shares into ordinary shares (Note 18).

(b)	Treasury shares

During the financial year ended 31 December 2021, the parent company re-issued Nil (2020: 3,653, 2019: Nil) treasury shares pursuant to the Group’s ESO Plans at the exercise prices of Nil (2020: $125, $142 or $164, 2019: Nil) each. The cost of the treasury shares re-issued amounted to Nil (2020: $655,000, 2019: Nil). The total consideration (net of expense) for the treasury shares re-issued is as follows:

	2021	2020	2019
	$’000	$’000	$’000
Exercise price paid by employees	—	524	—
Value of employee services	—	131	—

Total net consideration	—	655	—

During the financial year ended 31 December 2019, the parent company acquired 3,500 shares of the parent company as treasury shares. The total amount paid to acquire the shares was less than $1,000 and this was presented as a component within shareholders’ equity/deficiency. The parent company did not acquire any shares during the financial year ended 31 December 2021 and 2020.

Accordingly, a gain on re-issue of treasury shares of Nil; (2020: $655,000, 2019: Nil) is recognized in the capital reserve (Note 24(e)).

24.	Share and capital reserve

	2021	2020	2019
	$’000	$’000	$’000
Beginning of financial year	11,630	5,898	2,612
Employee share grant and options schemes
- Value of employee services (Note 8)	8,542	6,660	3,204
- Shares issued (Note 23(a))	(2,199)	(1,152)	(66)
Non-executive director share grant and options schemes
- Value of services (Note 27)	2,108	280	148
- Shares issued (Note 23(a))	(1,423)	(56)	—

End of financial year	18,658	11,630	5,898

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

24.	Share and capital reserve (continued)

(a)	Employee Stock Option Plan

The members of the Group approved the Group’s Employee Stock Option Plan (“ESO Plan”) 2016 and ESO Plan 2018 on 4 April 2016 and 9 May 2018 respectively.

The objective of the ESO Plans is to promote the interests of the Group by providing the certain key personnel with an appropriate incentive to encourage them to continue their employment with the Group and to improve the growth, profitability and financial success of the Group. Accordingly, the vesting of the ESO Plan 2016 options is upon meeting certain period of service and agreed performance targets. The vesting of the ESO Plan 2018 options is upon meeting certain periods of service. Upon vesting, the awardees are issued with share options of the Group and hence this is an equity-settled share plan.

The total aggregate number of shares issuable under the ESO Plans and/or Restricted Stock Units Plan (“RSU Plan”) shall not exceed 7.5% of the fully diluted share capital of the Group.

The exercise price of the options is determined by the valuation of the Group’s ordinary shares immediately preceding the date of the grant. The vesting of the options is conditional on the key management personnel or employees completing the specific service conditions to the Group. All employee stock options shall expire on the 10th anniversary of their grant date unless otherwise provided in the participant’s option grant agreement. The options may be exercised in full or in part on the payment of the exercise price. The persons to whom the options have been issued have no right to participate by virtue of the options in any share issue of any other Group. The Group has no legal or constructive obligation to repurchase or settle the options in cash.

Set out below are summaries of options granted under the plan:

	2021		2020		2019
	Weighted average exercise price	Number of stock options	Weighted average exercise price	Number of stock options	Weighted average exercise price	Number of stock options
Beginning of financial year	$188.75	110,814	$186.19	125,371	$134.56	87,344
Granted during the year	—	—	—	—	$262.77	49,900
Exercised during the year	$144.94	(554)	$159.84	(13,228)	—	—
Forfeited during the year	$175.21	(1,560)	$235.10	(1,329)	$128.17	(11,873)

End of financial year	$189.17	108,700	$188.75	110,814	$186.19	125,371

Vested and exercisable at 31 December	$174.40	52,173	$162.67	43,688	$161.79	56,790

The weighted average share price at the date of exercise of options exercised during the year ended 31 December 2021 was $144.94 (2020: $159.84, 2019: not applicable).

No options expired during the periods covered by the above tables.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

24.	Share and capital reserve (continued)

(a)	Employee Stock Option Plan (continued)

Stock options outstanding at the end of the year have the following weighted average remaining contractual life and exercise prices:

	2021		2020		2019
Exercise price	Stock options outstanding	Weighted average remaining contractual life (years)	Stock options outstanding	Weighted average remaining contractual life (years)	Stock options outstanding	Weighted average remaining contractual life (years)
$124.63	38,106	4.35	38,106	5.35	45,195	6.36
$142.00	13,060	5.82	14,361	6.75	16,672	7.74
$164.00	11,734	6.40	12,187	7.40	13,604	8.40
$262.77	45,800	7.28	46,160	8.28	49,900	9.28

	108,700		110,814		125,371

The fair value of options granted on 1 April 2019 and 9 December 2019 are determined using the Black-Scholes Option Pricing Model. The significant inputs into the model were shown below.

	1 April 2019	9 December 2019
Share price at grant date	$300,39	$269.54
Exercise price	$262.77	$262.77
Expected volatility	32%	42%
Dividend yield	Nil	Nil
Option life	Up to 10 years	Up to 10 years
Annual risk-free interest rate	2.18%	1.61%

The volatility applied is based on the historical volatility of comparable public-listed companies.

(b)	Non-Executive Directors Plan

On 4 October 2019, the members of the Group approved the Group’s Non-Executive Directors Share Plan (“NED Plan”).

The objective of the NED Plan is to promote the interests of the Group by providing non-executive directors of the Group with an appropriate incentive to encourage them to improve the growth, profitability and financial success of the Group. Accordingly, the vesting of these options is upon meeting certain period of service. Upon vesting, the awardees are issued with options and/or shares of the Group and hence this is an equity-settled share plan.

The NED Plan is administered by the Remuneration Committee who are appointed by the members of the Board of Directors.

Pursuant to the NED Plan (“NED Options and RSU”), the Group issued options to subscribe for 3,209 ordinary shares in the Group at an exercise price of $317.90 per ordinary share which were granted on 4 October 2019. The fair value of options granted is determined using the Black-Scholes Option Pricing Model and the grant date fair value per option is $89.84.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

24.	Share and capital reserve (continued)

(b)	Non-Executive Directors Plan (continued)

Movements in the number of unissued ordinary shares under option and their exercise prices are as follows:

	No. of ordinary shares under option
	Beginning of financial year	Granted during financial year	Forfeited during financial year	Exercised during financial year	End of financial year	Exercise price	Exercise period	Remaining contractual life (years)
2021
- 4 October 2019	3,209	—	—	—	3,209	$317.90	4.10.20 to 3.9.24	2.68

	3,209	—	—	—	3,209

2020
- 4 October 2019	3,209	—	—	—	3,209	$317.90	4.10.20 to 3.9.24	3.68

	3,209	—	—	—	3,209

2019
- 4 October 2019	—	3,209	—	—	3,209	$317.90	4.10.20 to 3.9.24	4.68

	—	3,209	—	—	3,209

Out of the unexercised options for 3,209 (2020: 3,209, 2019: 3,209) shares, options for 2,403 (2020: 1,602, 2019: 801) shares are exercisable at the balance sheet date.

The fair value of options granted on 4 October 2019 is determined using the Black-Scholes Option Pricing Model. The significant inputs into the model were the share price at the grant date of $269.54, the exercise price of $317.90, expected volatility of expected share price returns of 42%, dividend yield of Nil, the option life of up to 5 years and the annual risk-free interest rate of 1.61%. The volatility applied is based on the historical volatility of comparable public-listed companies.

On 13 October 2021, 10,346 Restricted Stock Units (“RSU”) in the Group were granted pursuant to the NED Plan. The grant date fair value per RSU is $390.45.

Group	Grant date fair value	Beginning of financial year	Granted during financial year	Vested during financial year	Forfeited during financial year	End of financial year
2021	$390.45	—	10,346	(3,184)	—	7,162

(c)	Restricted Stock Units Plan

On 4 April 2016, the members of the Group approved the Group’s Restricted Stock Units Plan (“RSU Plan”).

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

24.	Share and capital reserve (continued)

(c)	Restricted Stock Units Plan (continued)

The objective of the RSU Plan is to promote the interests of the Group by providing the certain key personnel with an appropriate incentive to encourage them to continue their employment with the Group and to improve the growth, profitability and financial success of the Group. Accordingly, these service and performance conditions are included as part of the vesting conditions. Upon vesting, the awardees are issued with shares of the Group and hence this is an equity-settled share plan.

The ESO and RSU Plans are administered by the Remuneration Committee who are appointed by the members of the Board of Directors. The total aggregate number of shares issuable under the ESO Plans and/or RSU Plan shall not exceed 7.5% of the fully diluted share capital of the Group.

There were no shares granted under the RSU Plan for the financial years ended 31 December 2021, 2020 and 2019.

(d)	Omnibus Equity Incentive Plan

On 4 October 2019, the members of the Group approved the Group’s Omnibus Equity Incentive Plan (“Omnibus Plan”).

The objective of the Omnibus Plan is to promote the interests of the Group by providing selected employees and executive directors of the Group with an appropriate incentive to encourage them to continue their employment with the Group and to improve the growth, profitability and financial success of the Group. Accordingly, these service and performance conditions are included as part of the vesting conditions. Upon vesting, the awardees are issued with options and/or shares of the Group and hence this is an equity-settled share plan.

The Omnibus Plan is administered by the Remuneration Committee who are appointed by the members of the Board of Directors.

On 30 November 2019, 57,242 restricted stock units in the Group were granted pursuant to the Omnibus Plan (“2020 RSU”). The grant date fair value per RSU is $269.54.

On 1 January 2020, 14 September 2020, 1 October 2020 and 19 October 2020, 6,291, 7,200, 72 and 421 restricted stock units in the Group were granted pursuant to the Omnibus Plan (“2020 RSU”) respectively. The grant date weighted average fair value per RSU is $223.78.

On 25 June 2021, 634 restricted stock units in the Group were granted pursuant to the Omnibus Plan (“2020 RSU”) The grant date fair value per RSU is $223.78.

The shares vested during the financial year and share awards outstanding at the end of the financial year for the RSU Plan and Omnibus Plan were as follows:

Group	Grant date fair value	Beginning of financial year	Granted during financial year	Vested during financial year	Share award forfeited	End of financial year
2021	$223.78	64,705	634	(13,782)	(601)	50,956

2020	$223.78	60,268	13,984	(8,918)	(629)	64,705

2019	$269.54	11,014	57,242	(7,988)	—	60,268

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

24.	Share and capital reserve (continued)

(e)	Capital reserve

Capital reserve comprises the following item:

	2021	2020	2019
	$’000	$’000	$’000
Gain on re-issuance of treasury shares (Note 23(b))	785	785	130

Total capital reserve	785	785	130

25.	Warrants

	No. of warrants	Amount
		$’000
2021
Beginning and end of financial year	112,000	5,742

2020
Beginning and end of financial year	112,000	5,742

2019
Beginning and end of financial year	112,000	5,742

On 12 October 2018, in conjunction with issuance of Series D1 and D2 preference shares, the Group issued a total of 112,000 warrants at a price of $52.33 per warrant. Each warrant carries the right to subscribe for one new ordinary share in the capital of the Group within 60 months following the date of issuance at an exercise price of $341.60 per warrant. The Group has a right to accelerate the exercise period subject upon meeting certain conditions.

26.	Financial risk management

Financial risk factors

The Group’s activities expose it to market risk (including currency risk and interest rate risk), credit risk and liquidity risk. The Group’s overall risk management strategy seeks to minimise any adverse effects from the unpredictability of financial markets on the Group’s financial performance.

The Board of Directors is responsible for setting the objectives and underlying principles of financial risk management for the Group.

(a)	Market risk

(i)	Currency risk

The Group operates in South East Asia with operations in Singapore, Malaysia, Indonesia, Thailand and Vietnam.

Currency risk arises within entities in the Group when transactions are denominated in foreign currencies other than the functional currency of the entities within the Group. The Group’s business operations are not exposed to significant foreign currency risks as it has no significant transactions denominated in foreign currency of the entities within the Group.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

26.	Financial risk management (continued)

(a)	Market risk (continued)

(ii)	Cash flow and fair value interest rate risks

Cash flow interest rate risk is the risk that the future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Fair value interest rate risk is the risk that the fair value of a financial instrument will fluctuate due to changes in market interest rates. As the Group have no variable interest-bearing financial instrument, the Group’s income and operating cash flows are substantially independent of changes in market interest rates.

(b)	Credit risk

Credit risk is the risk of loss that may arise on outstanding financial instruments should a counterparty default on its obligations.

Risk management

The Group’s exposure to credit risk arises primarily from trade and other receivables. For other financial assets (including cash and deposits), the Group minimise credit risk by dealing exclusively with high credit rating financial institutions.

The Group’s objective is to seek continual revenue growth while minimising losses incurred due to increased credit risk exposure. The Group trades only with recognised and creditworthy third parties. It is the Group’s policy that all customers who wish to trade on credit terms are subject to credit verification procedures.

As the Group does not hold any collateral, the maximum exposure to credit risk for each class of financial instruments is the carrying amount of that class of financial instruments presented on the balance sheet.

The credit risk for receivables from third parties (based on the origin of the customer’s geography) based on the information provided to key management is as follows:

	2021	2020
	$’000	$’000
By geographical areas
Singapore	4,766	4,239
Malaysia	1,807	2,070
Thailand	1,434	1,378
Indonesia	857	1,433
Vietnam	741	709
Other countries	1,207	1,173

	10,812	11,002

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

26.	Financial risk management (continued)

(b)	Credit risk (continued)

Credit rating

The Group considers the probability of default upon initial recognition of assets and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting period. To assess whether there is a significant increase in credit risk, the Group compares the risk of a default occurring on the asset as of the reporting date with the risk of default as of the date of initial recognition. It considers available reasonable and supportable forward-looking information.

The following indicators are incorporated:

•	actual or expected significant adverse changes in business, financial or economic conditions that are expected to cause a significant change to the debtor’s ability to meet its obligations,

•	significant changes in the expected performance and behaviour of the debtor, including changes in the payment status of debtor in the Group and changes in the operating results of the debtor; and

•	macroeconomic information such as market growth rates.

Regardless of the analysis above, a significant increase in credit risk is presumed if a debtor is more than 30 days past due in making a contractual payment, as determined by the Group’s historical collections records.

The Group defines a financial instrument as default, which is fully aligned with the definition of credit-impaired, when it meets one or more of the following criteria:

Quantitative criteria:

The Group defines a financial instrument as default, when the counterparty fails to make contractual payment within 180 days of when they fall due.

Qualitative criteria:

The debtor meets unlikeliness to pay criteria, which indicates the debtor is in significant financial difficulty. The Group considers the following instances:

•	the debtor is in breach of financial covenants;

•	concessions have been made by the lender relating to the debtor’s financial difficulty;

•	it is becoming probable that the debtor will enter bankruptcy or other financial reorganisation; and

•	the debtor is insolvent.

Financial instruments that are credit-impaired are assessed on individual basis.

Impairment of financial assets

Trade receivables are subject to more than immaterial credit losses where the expected credit loss (“ECL”) model has been applied.

The Group has applied the simplified approach by using the provision matrix to measure the lifetime expected credit losses for trade receivables.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

26.	Financial risk management (continued)

(b)	Credit risk (continued)

Impairment of financial assets (continued)

The measurement of ECL reflects:

•	an unbiased and probability-weighted amount that is determined by evaluating a range of possible outcomes;

•	the time value of money; and

•	reasonable and supportable information that is available without undue cost or effort at the reporting date about past events, current conditions and forecasts of future economic conditions.

Groupings of instruments for ECL measured on collective basis;

(i)	Collective assessment

To measure ECL, trade receivables have been grouped based on shared credit risk characteristics such as geographical location and the days past due.

(ii)	Individual assessment

Trade receivables which are in default or credit-impaired are assessed individually.

Trade receivables are written off when there is no reasonable expectation of recovery. Indicators that there is no reasonable expectation of recovery include, amongst others, the failure of a debtor to engage in a repayment plan with the Group, and a failure to make contractual payments for a period of greater than 365 days past due.

Impairment losses on trade receivables are presented as net impairment losses within operating profit. Subsequent recoveries of amounts previously written off are credited against the same line item.

The movement in impairment loss on trade receivables during the year is as follows:

Trade receivables

	2021	2020
	$’000	$’000
Beginning of financial year	4,823	3,529
Allowance made	4,209	3,116
Allowance written back	(2,064)	(845)
Allowance written off	(1,959)	(947)
Acquisition of subsidiaries	17	—
Currency revaluation adjustment	(73)	(30)

End of financial year	4,953	4,823

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

26.	Financial risk management (continued)

(b)	Credit risk (continued)

Impairment of financial assets

For specific trade receivables identified by the Group to be credit impaired, the Group recognised a loss allowance equal to lifetime expected credit loss of $4,560,000 (2020: $4,324,000) in respect of Group’s receivables, as follows:

Trade receivables

	2021	2020
	$’000	$’000
Gross amount	4,560	4,324
Less: Allowance for impairment	(4,560)	(4,324)

	—	—

The impaired receivables arise mainly from receivables that are long overdue.

The Group has concluded that the credit loss for non-specific trade receivables as of 31 December 2021 is immaterial.

Cash and cash equivalents

As of 31 December 2021 and 2020, substantially all of the Group’s cash and cash equivalents were held at major financial institutions in the respective locations of the Group’s region. Management believes that these financial institutions are of high credit quality and continually monitors the credit worthiness of these financial institutions.

(c)	Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting financial obligations due to shortage of funds. The Group’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities.

The Group manages its liquidity risk by ensuring the availability of funding.

Funding is obtained mainly from investments from shareholders. The Group monitors working capital projections regularly, to ensure that the Group has adequate working capital to meet current requirements.

The table below analyses non-derivative financial liabilities of the Group into relevant maturity groupings based on the remaining period from the balance sheet date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows. Balances due within 12 months equal their carrying amounts as the impact of discounting is not significant.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

26.	Financial risk management (continued)

(c)	Liquidity risk (continued)

	Less than 1 year	Between 1 and 5 years
	$’000	$’000
At 31 December 2021
Trade and other payables	31,702	604
Lease liabilities	5,095	13,195
Borrowings	343	16,787

At 31 December 2020
Trade and other payables	22,328	498
Lease liabilities	4,287	14,597
Convertible notes (including contractual interest)	11,525	—
Preference shares	208,425	—

(d)	Capital risk

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern and to maintain an optimal capital structure so as to maximise shareholder value. In order to maintain or achieve an optimal capital structure, the Group may adjust the amount of dividend payment, return capital to shareholders, issue new shares, buy back issued shares, obtain new borrowings or sell assets to reduce borrowings.

The Directors monitor the Group’s capital based on net debt, if any, and total capital. Net debt is calculated as borrowings plus trade and other payables less cash and cash equivalents. Total capital is calculated as total equity plus preference shares and net debt, if any.

	2021	2020
	$’000	$’000
Net debt	N/M	N/M
Preference shares	—	199,481
Total equity	387,191	(26,515)

Total capital	387,191	172,966

(e)	Fair value measurement

Liabilities measured and carried at fair value and classified by level of the following fair value measurement hierarchy:

(i)	quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1);

(ii)	inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices) (Level 2); and

(iii)	inputs for the asset or liability that are not based on observable market data (unobservable inputs) (Level 3).

As of 31 December 2021, there are no liabilities being carried at fair value through profit or loss. As of 31 December 2020, liabilities carried at fair value are all Level 3 instruments.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

26.	Financial risk management (continued)

(e)	Fair value measurement (continued)

The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques. The Group uses a variety of methods and makes assumptions that are based on market conditions existing at each balance sheet date. Where appropriate, quoted market prices or dealer quotes for similar instruments are used. Other techniques, such as estimated discounted cash flows, are used to determine fair value for the remaining financial instruments.

The fair values of current financial assets and liabilities carried at amortised cost approximate their carrying amounts.

The following table presents the changes in Level 3 instruments:

	Derivative financial liabilities - Series B, D1, E and F conversion option	Derivative financial liabilities - Convertible note conversion option	Contingent consideration
	$’000	$’000	$’000
2021
Beginning of financial year	940	—	—
Fair value adjustment - profit or loss (Note 7)	124,146	—	—
Conversion to ordinary shares	(125,086)	—	—

End of financial year	—	—	—

Total (gains)/losses for the period included in profit or loss for assets and liabilities held at the end of the financial year(a)	—	—	—

2020
Beginning of financial year	15,991	1,313	11,743
Fair value adjustment - profit or loss (Note 7)	(15,051)	(1,313)	174
Currency translation adjustments	—	—	250
Contingent consideration paid in relation to acquisition of PG Vietnam	—	—	(12,167)

End of financial year	940	—	—

Total (gains)/losses for the period included in profit or loss for assets and liabilities held at the end of the financial year(a)	(15,051)	(1,313)	424

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

26.	Financial risk management (continued)

(e)	Fair value measurement (continued)

	Derivative financial liabilities - Series B, D1, E and F conversion option	Derivative financial liabilities - Convertible note conversion option	Contingent consideration
	$’000	$’000	$’000
2019
Beginning of financial year	—	788	23,268
Fair value adjustment
- profit or loss (Note 7)	15,991	525	705
Contingent consideration paid in relation to acquisition of PG Vietnam	—	—	(5,454)
Contingent consideration paid in relation to acquisition of Ensign	—	—	(6,776)

End of financial year	15,991	1,313	11,743

Total (gains)/losses for the period included in profit or loss for assets and liabilities held at the end of the financial year(a)	15,991	525	705

(a)	The unrealised gains/losses are presented in “other (losses)/gains – net” in the consolidated statement of comprehensive income.

There are no transfers of financial instruments between any levels during the financial years ended 31 December 2021, 2020 and 2019.

The carrying amount less impairment provision of trade receivables and payables are assumed to approximate their fair values. The fair value of financial liabilities for disclosure purposes is estimated based on quoted market prices or dealer quotes for similar instruments by discounting the future contractual cash flows at the current market interest rate that is available to the Group for similar financial instruments.

The Level 3 contingent consideration for the acquisition of PG Vietnam and Ensign used net profit margin, estimated to be above 19.3%, and EBITDA, estimated to be above US$700,000 (approximately $950,000) for PG Vietnam, multiple of average EBITDA estimated to be above 7.5x (capped at US$5,500,000 (approximately $6,797,000)) for Ensign, as the unobservable inputs respectively. The contingent consideration was fully paid out in 2020.

The Level 3 derivative financial liabilities were valued using a probability weighted option pricing model. The unobservable inputs used in the fair value measurement include the probabilities of the various scenarios of the settlement of the convertible notes. The fair value of the derivative financial liabilities may increase or decrease depending on the probability and timing of various scenarios.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

26.	Financial risk management (continued)

(f)	Financial instruments by category

The carrying amount of the different categories of financial instruments is as disclosed:

	2021	2020
	$’000	$’000
Financial assets, at amortised cost	85,190	107,183
Financial liabilities, at FVTPL	—	940
Financial liabilities, at amortised cost	66,098	249,634

27.	Related party transactions

In addition to the information disclosed elsewhere in the financial statements, there were no transactions that took place between the Group and related parties.

Key management personnel compensation

Key management personnel compensation is as follows:

	2021	2020	2019
	$’000	$’000	$’000
Wages and salaries	3,482	839	1,020
Employer’s contribution to defined contribution plans	35	17	23
Benefits in kind	266	61	67
Non-executive directors’ remuneration by way of:
- Cash	336	313	85
- Share grants and options	4,033	280	148

	8,152	1,510	1,343

28.	Business combinations

On 3 August 2021, the Group acquired 100% equity interest of iProperty.com Malaysia Sdn. Bhd., Brickz Research Sdn. Bhd., IPGA Management Services Sdn. Bhd., Kid Ruang Yu Co., Ltd., Prakard IPP Co., Ltd. and iProperty (Thailand) Co., Ltd., collectively known as “Panama”. The acquisition has significantly increased the Group’s market share in this industry in Malaysia and Thailand. The principal activities of the Panama entities are providing advertising, real estate marketing, business management and consultancy services.

Details of the purchase consideration, the assets acquired and liabilities assumed and the effects on the cash flows of the Group, at the acquisition date, are as follows:

(a)	Purchase consideration

$’000
Equity instruments (636,815 ordinary shares of the parent company issued)	248,637

Consideration transferred for the business	248,637

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

28.	Business combinations (continued)

(a)	Purchase consideration (continued)

The fair value of the 636,815 new ordinary shares issued as the consideration paid for Panama was determined based on the estimated equity value implied by a share subscription agreement dated 23 July 2021 (Note 29(a)) adjusted for a discount for lack of marketability.

(b)	Effect on cash flows of the Group

$’000
Cash paid (Note (a) above)	—
Add: Cash and cash equivalents in subsidiaries acquired	3,722

3,722

(c)	Identifiable assets acquired and liabilities assumed

At fair value
$’000
Cash at bank	3,722
Plant and equipment (Note 15)	1,023
Acquired computer software (Note 14(c) and Note (f) below)	23
Internally developed computer software (Note 14(d) and Note (f) below)	9,832
Property data (Note 14(f) and Note (f) below)	73
Trademarks, brand and domain names (Note 14(b) and Note (f) below)	4,859
Development cost in progress (Note 14(e) and Note (f) below)	1,136
Right-of-use assets (Note 16)	1,003
Trade and other receivables (Note (e) below)	4,188

Total assets	25,859

Lease liabilities	1,050
Deferred revenue	3,761
Current income tax (Note 10 (b))	706
Provision for reinstatement costs (Note 22)	151
Deferred tax liabilities (Note 21)	1,393
Trade and other payables	4,011

Total liabilities	11,072

Total identifiable net assets	14,787

Add: Goodwill (Note 14(a) and Note (g) below)	233,850

Consideration transferred for the business	248,637

(d)	Acquisition-related costs

Acquisition-related costs of $7,883,000 are included in “legal and professional expenses” in the consolidated statements of comprehensive income and in operating cash flows in the consolidated statements of cash flows for the financial year ended 31 December 2021.

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

28.	Business combinations (continued)

(e)	Acquired receivables

The fair value and gross contractual amount of trade and other receivables is $4,188,000. There are no contractual cash flows not expected to be collected.

(f)	Fair values

The fair value of the acquired identifiable intangible assets of $23,000 (acquired computer software), $9,832,000 (internally developed computer software), $73,000 (property data), $4,859,000 (trademarks, brand and domain names) and $1,136,000 (development cost in progress)were finalised during the year. No adjustments were required to be recognised other than currency translation differences.

(g)	Goodwill

The goodwill of $233,850,000 arising from the acquisition is attributable to future revenue growth, synergies with the existing business and the ability to better monetise the brand through existing channels.

(h)	Revenue and profit contribution

The Panama business contributed revenue of $6,011,000 and net loss of $7,546,000 to the Group for the period from 3 August 2021 to 31 December 2021.

Had Panama been acquired from 1 January 2021, the Group’s consolidated revenue and consolidated loss for the year ended 31 December 2021 would have been $109,596,000 and $196,028,000 respectively.

On 8 December 2020, the Group acquired 100% equity interest of MyProperty Data Sdn Bhd (“MPD”). The principal activity of the MPD is to test, inspect and provide consultancy services to property and other industries.

29.	Events occurring after balance sheet date

(a)	Business Combination Agreement

On 17 March, 2022, PropertyGuru Group Limited, a Cayman Islands exempted company limited by shares (“PubCo”), consummated the previously announced business combination pursuant to the Business Combination Agreement, dated as of July 23, 2021 (the “Business Combination Agreement”), by and among PubCo, Bridgetown 2 Holdings Limited, a Cayman Islands exempted company limited by shares (“Bridgetown 2”), B2 PubCo Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares and a direct wholly-owned subsidiary of PubCo (“Amalgamation Sub”) and PropertyGuru Pte. Ltd., a Singapore private company limited by shares (“PropertyGuru”).

In accordance with the terms and subject to the conditions of the Business Combination Agreement,

(i)

each issued and outstanding PropertyGuru ordinary share was automatically cancelled and converted into such number of newly issued PubCo ordinary shares as determined in accordance with the Business Combination Agreement;

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

29.	Events occurring after balance sheet date (continued)

(a)	Business Combination Agreement (continued)

(ii)

each outstanding PropertyGuru restricted stock unit award was assumed by PubCo and converted into the right to receive restricted stock units based on such number of newly issued PubCo ordinary shares as determined in accordance with the Business Combination Agreement;

(iii)

each outstanding PropertyGuru option was assumed by PubCo and converted into an option in respect of such number of newly issued PubCo ordinary shares as determined in accordance with the Business Combination Agreement;

(iv)

each Company Warrant (as defined in the Business Combination Agreement) was assumed by PubCo and converted into a PubCo warrant to purchase such number of newly issued PubCo ordinary shares as determined in accordance with the Business Combination Agreement and pursuant to the Company Warrant Assumption Agreement (as defined in the Business Combination Agreement);

(v)

each issued and outstanding share of Amalgamation Sub was automatically converted into one Surviving Company Ordinary Share (as defined in the Business Combination Agreement) and accordingly, PubCo shall be the holder of all Surviving Company Ordinary Shares;

(vi)	each issued and outstanding Bridgetown 2 Class A ordinary share and Class B ordinary share was cancelled and ceased to exist in exchange for one PubCo ordinary share; and

(vii)	each issued and outstanding Bridgetown 2 private placement warrant was assumed by PubCo and converted into a warrant to purchase one PubCo ordinary share.

Concurrently with the execution of the Business Combination Agreement, PubCo and Bridgetown 2 entered into subscription agreements with third-party investors. Pursuant to the agreements, the investors agreed to subscribe for and purchase, and PubCo agreed to issue and sell to such investors, an aggregate of 13,193,068 PubCo ordinary shares for a purchase price of US$10.00 per share, for aggregate gross proceeds of US$131,930,680 (the “PIPE Financing”). The PIPE Financing was consummated concurrently with the closing of the Business Combination.

As a result of the Business Combination, PropertyGuru has become a wholly-owned subsidiary of PubCo. On 18 March 2022, PubCo ordinary shares commenced trading on the New York Stock Exchange, or “NYSE”, under the symbol “PGRU”.

The Business Combination is accounted for as a capital reorganization. The Business Combination, which is not within the scope of IFRS 3 since Bridgetown 2 does not meet the definition of a business in accordance with IFRS 3, is accounted for within the scope of IFRS 2. Any excess of fair value of PubCo shares issued over the fair value of Bridgetown 2’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred (“IFRS 2 Charge”).The IFRS 2 Charge is non-recurring in nature and represents a share-based payment made in exchange for a listing service. At the time the financial statements were authorised for issue, the Group had not yet completed the accounting for the IFRS 2 Charge.

(b)	Early repayment of loan facility agreement

The Group issued a notice of voluntary prepayment of all outstanding loans of the facility. The prepayment is scheduled to take effect on 7 July 2022 using the proceeds from the business combination (Note 29 (a)).

PROPERTYGURU PTE. LTD. AND ITS SUBSIDIARIES

NOTES TO THE FINANCIAL STATEMENTS

For the financial year ended 31 December 2021

30.	New or revised accounting standards and interpretations

Below are the mandatory standards, amendments and interpretations to existing standards that have been published, and are relevant for the Group’s accounting periods beginning on or after 1 January 2022 and which the Group has not early adopted.

Amendments to IAS 1 Presentation of Financial Statements:

Classification of Liabilities as Current or Non-current (effective for annual periods beginning on or after 1 January 2023)

The narrow-scope amendments to IAS 1 Presentation of Financial Statements clarify that liabilities are classified as either current or non-current, depending on the rights that exist at the end of the reporting period. Classification is unaffected by the expectations of the entity or events after the reporting date (e.g. the receipt of a waiver or a breach of covenant). The amendments also clarify what IAS 1 means when it refers to the ‘settlement’ of a liability.

The amendments could affect the classification of liabilities, particularly for entities that previously considered management’s intentions to determine classification and for some liabilities that can be converted into equity.

The Group does not expect any significant impact arising from applying these amendments.

31.	Authorisation of financial statements

These financial statements were authorised for issue in accordance with a resolution of the Board of Directors of PropertyGuru Pte. Ltd. on 14 April 2022, except for the change in composition of segments discussed in Note 4, as to which the date is 30 September 2022.

Panama Group

Condensed combined statements of comprehensive income

For the six months periods ended 30 June 2021 and 30 June 2020

		Six months periods ended

	Note	30 June 2021	30 June 2020
		Unaudited	Unaudited
		MYR	MYR

Revenue	8	28,353,607	30,061,156
Employee benefits expense		(22,973,836)	(20,716,717)
Depreciation expenses		(1,635,851)	(1,778,005)
Amortisation expenses		(11,917,126)	(7,129,171)
Marketing expenses		(3,572,353)	(3,845,878)
Administrative expenses		(5,263,533)	(5,478,991)
Other expenses		(3,483,746)	(3,750,912)
Other income	9	9,428,970	—
Interest income		16,351	38,043
Finance costs		(116,131)	(182,474)

Loss before tax		(11,163,648)	(12,782,949)
Income tax expense	10	(141,839)	(337,454)

Loss net of tax		(11,305,487)	(13,120,403)

Foreign currency translation, representing total other comprehensive income/(loss) to be reclassified to profit or loss in subsequent periods (net of tax)		379,399	(288,028)

Total comprehensive loss for the financial year		(10,926,088)	(13,408,431)

The above condensed combined statements of comprehensive income should be read in conjunction with the notes to the unaudited interim condensed combined financial information on pages 6 to 13 and the audited combined financial statements of Panama Group for the financial year ended 31 December 2020 and 31 December 2019.

Panama Group

Condensed combined statements of financial position

As at 30 June 2021 and 31 December 2020

	30 June 2021	31 December 2020
	Unaudited	Audited
	MYR	MYR
Assets
Non-current assets
Plant and equipment	3,468,108	4,041,003
Intangible assets	40,764,691	46,912,101
Right-of-use assets	3,224,121	3,889,632

	47,456,920	54,842,736

Current assets
Trade and other receivables	32,435,235	117,828,612
Prepayment	2,085,259	2,475,863
Tax recoverable	625,555	432,025
Cash and bank balances	15,486,416	20,275,434

	50,632,465	141,011,934

Total assets	98,089,385	195,854,670

Equity and liabilities
Current liabilities
Trade and other payables	69,950,493	158,706,947
Contract liabilities	13,475,356	10,890,460
Provisions	2,604,545	2,604,545
Income tax payable	—	927
Lease liabilities	1,513,883	1,543,663

	87,544,277	173,746,542

Net current liabilities	(36,911,812)	(32,734,608)

Non-current liabilities
Deferred tax liabilities	907,214	813,537
Lease liabilities	1,894,183	2,632,226
Provisions	556,016	548,582

	3,357,413	3,994,345

Total liabilities	90,901,690	177,740,887

Equity
Equity reserve	1,063,638	1,063,638
Retained earnings	5,898,624	17,204,111
Foreign currency translation reserves	225,433	(153,966)

Total equity	7,187,695	18,113,783

Total equity and liabilities	98,089,385	195,854,670

The above condensed combined statements of financial position should be read in conjunction with the notes to the unaudited interim condensed combined financial information on pages 6 to 13 and the audited combined financial statements of Panama Group for the financial year ended 31 December 2020 and 31 December 2019.

Panama Group

Condensed combined statements of changes in equity

For the six months periods ended 30 June 2021 and 30 June 2020

	Equity reserve	Retained earnings	Foreign currency translation reserves	Total
	Unaudited	Unaudited	Unaudited	Unaudited
	MYR	MYR	MYR	MYR

At 1 January 2021	1,063,638	17,204,111	(153,966)	18,113,783
Loss for the period	—	(11,305,487)	—	(11,305,487)
Translation adjustments	—	—	379,399	379,399

At 30 June 2021	1,063,638	5,898,624	225,433	7,187,695

At 1 January 2020	1,063,638	54,670,582	(350,371)	55,383,849
Loss for the period	—	(13,120,403)	—	(13,120,403)
Translation adjustments	—	—	(288,028)	(288,028)

At 30 June 2020	1,063,638	41,550,179	(638,399)	41,975,418

The above condensed combined statements of changes in equity should be read in conjunction with the notes to the unaudited interim condensed combined financial information on pages 6 to 13 and the audited combined financial statements of Panama Group for the financial year ended 31 December 2020 and 31 December 2019.

Panama Group

Condensed Combined Statements of Cash Flows

For the six months periods ended 30 June 2021 and 30 June 2020

	Six months periods ended

	30 June	30 June
	2021	2020
	Unaudited	Unaudited
	MYR	MYR
Operating activities
Loss before tax	(11,163,648)	(12,782,949)
Adjustments for:
Interest income	(16,351)	(38,043)
Interest expense	116,131	182,474
Depreciation of plant and equipment	883,519	1,040,868
Depreciation of right-of-use assets	752,332	737,137
Amortisation of intangible assets	11,917,126	7,129,171
Bad debts written off	—	59,403
(Reversal of allowance for)/allowance for expected credit losses for trade receivables	(91,354)	110,521
Provision for reinstatement cost	3,691	25,957
Unrealised (gain)/loss on foreign exchange	(3,735,752)	1,310,556

Operating loss before working capital changes	(1,334,306)	(2,224,905)
Changes in working capital:
Receivables	85,875,334	(3,091,677)
Payables	(85,020,702)	24,417,904
Contract liabilities	2,584,896	(962,992)

Net cash flows from operations	2,105,222	18,138,330
Taxes paid, net	(242,619)	(270,512)

Net cash flows from operating activities	1,862,603	17,867,818

Investing activities
Purchase of intangible assets	(5,825,292)	(17,368,857)
Purchase of plant and equipment	(417,835)	(423,607)
Interest received	16,351	38,043

Net cash flows used in investing activities	(6,226,776)	(17,754,421)

Financing activity
Repayment of lease liabilities, representing net cash flows used in financing activity	(880,211)	(861,325)

Net decrease in cash and cash equivalents	(5,244,384)	(747,928)
Cash and cash equivalents at the beginning of period	20,275,434	14,558,982
Effect of foreign exchange difference	455,366	(465,369)

Cash and cash equivalents at the end of period	15,486,416	13,345,685

The above condensed combined statements of cash flows should be read in conjunction with the notes to the unaudited interim condensed combined financial information on pages 6 to 13 and the audited combined financial statements of Panama Group for the financial year ended 31 December 2020 and 31 December 2019.

Panama Group

Notes to the unaudited interim condensed combined financial information

For the six months periods ended 30 June 2021 and 30 June 2020

1.	Basis of preparation and changes to the accounting policies

1.1	Basis of preparation

The unaudited interim condensed combined financial information for the periods ended 30 June 2021 and 30 June 2020 have been prepared in accordance with IAS 34: Interim Financial Reporting as issued by the International Accounting Standards Board.

The unaudited interim condensed combined financial information does not include all the information and disclosures required in the audited combined financial statements of Panama Group, and should be read in conjunction with the audited combined financial statements of Panama Group for the years ended 31 December 2020 and 31 December 2019.

As at 30 June 2021, the Panama Group’s current liabilities exceeded the current assets by MYR36,911,812 (31 December 2020: MYR32,734,608). Included in the net current liabilities of Panama Group are amounts due to related companies of MYR57,866,949 (31 December 2020: MYR149,018,885) and amounts due from related companies of MYR26,507,508 (31 December 2020: MYR113,444,296).

In June 2021, REA Group Ltd (“REA”) had commenced the settlement process of related companies balances due to and due from Panama Group which was a condition precedent to completing the disposal of the Panama Group to PropertyGuru Pte. Ltd. (“PG”). The settlement process was completed in July 2021 through debt capitalisation and cash settlement.

The Panama Group has also received a letter of financial support from PG, stating PG’s intention to fully support Panama Group to meet its obligations as they become due for at least one year from the report date of the interim condensed combined financial statements for the period ended 30 June 2021.

1.2	Adoption of new and amended IFRS, interpretations and annual improvements

The accounting policies adopted in the preparation of the unaudited interim condensed combined financial information are consistent with those followed in the preparation of the Panama Group’s audited combined financial statements for the years ended 31 December 2020 and 31 December 2019, except for the adoption of new standards effective as of 1 January 2021.

Description	Effective for annual periods beginning on or after
Interest Rate Benchmark Reform—Phase 2 (Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16)	1 January 2021

The adoption of new standards effective as of 1 January 2021 did not have an impact on the unaudited interim condensed combined financial information of Panama Group.

The Panama Group has not early adopted any standard, interpretation or amendment that has been issued but is not yet effective.

2.	Seasonality or cyclicality of interim operations

The operations of the Panama Group were not significantly affected by any seasonal and cyclical factors.

Panama Group

Notes to the unaudited interim condensed combined financial information

For the six months periods ended 30 June 2021 and 30 June 2020

3.	Unusual items affecting assets, liabilities, equity, net income or cash flows

There were no items affecting assets, liabilities, equity, net income or cash flows that were unusual because of their nature, size or incidence for the periods ended 30 June 2021 and 30 June 2020, other than REA commencing the settlement process of related companies balances due to and due from Panama Group in June 2021, which was a condition precedent to completing the disposal of the Panama Group to PG. The settlement process was completed in July 2021 through debt capitalisation and cash settlement. Further details are disclosed in Note 11.

4.	Material changes in estimates

There were no changes in estimates of amounts reported in prior years that have a material effect for the periods ended 30 June 2021 and 30 June 2020.

5.	Debts and equity securities

There were no issuance, repurchase and repayment of debt and equity securities for the periods ended 30 June 2021 and 30 June 2020.

6.	Dividend paid

There were no dividends paid during the periods ended 30 June 2021 and 30 June 2020.

7.	Changes in the composition of the Panama Group

There were no material changes in the composition of the Panama Group for the periods ended 30 June 2021 and 30 June 2020 including business combinations, acquisition or disposal of subsidiaries and long-term investments, restructurings and discontinuing operations, other than the liquidation of Flagship Studio Co., Ltd. (“Flagship”) (subsidiary of Kid Ruang Yu Co., Ltd.) on 26 April 2021, in which the net assets of Flagship has been transferred to Kid Ruang Yu Co., Ltd., being the holding company of Flagship.

Panama Group

Notes to the unaudited interim condensed combined financial information

For the six months periods ended 30 June 2021 and 30 June 2020

8.	Revenue

	Six months periods ended

	30 June 2021 Unaudited MYR	30 June 2020 Unaudited MYR
Revenue from contracts with customers
Subscription services	807,838	547,762
Events	904,407	1,704,207
Depth credits	11,746,175	11,041,045
Market comparison report	42,240	25,260
Media advertising	8,964,236	8,458,316
Review services	511,296	609,953
Management services	5,377,415	7,674,613

	28,353,607	30,061,156

The timing of revenue recognition are as follows:
Transferred over time	25,465,002	22,874,863
Transferred at a point in time	2,888,605	7,186,293

	28,353,607	30,061,156

9.	Other income

Other income represents net realised and unrealised foreign exchange gains, primarily related to related party balances which are denominated in foreign currencies.

10.	Income tax expense

	Six months periods ended

	30 June 2021	30 June 2020
	Unaudited	Unaudited
	MYR	MYR
Current income tax:
Income tax	48,162	51,745

Deferred tax:
Relating to origination and reversal of temporary differences	93,677	285,709

	141,839	337,454

Domestic income tax of iProperty.com Malaysia Sdn. Bhd., Brickz Research Sdn. Bhd. and IPGA Management Services Sdn. Bhd. is calculated at the Malaysian statutory tax rate of 24% (2020: 24%) of the estimated assessable profit for the period.

Domestic income tax of iProperty (Thailand) Company Limited, Prakard IPP Co., Ltd. and Kid Ruang Yu Co., Ltd. is calculated at the Thai statutory tax rate of 20% (2020: 20%) of the estimated assessable profit for the period.

Panama Group

Notes to the unaudited interim condensed combined financial information

For the six months periods ended 30 June 2021 and 30 June 2020

11.	Related party transactions and balances

Related party transactions and balances between Panama Group and subsidiaries of REA mainly arose from the managing of working capital within REA. There were also management fees charged by Panama Group to the subsidiaries and an associate of REA.

Significant related party transactions are as follows:

	Six months periods ended

	30 June	30 June
	2021	2020
	Unaudited	Unaudited
	MYR	MYR
Management fees income:
Subsidiaries of REA
iProperty Group Pty Ltd	1,181,964	1,466,431
Squarefoot.com.hk Co. Ltd.	3,102,900	5,507,877
Associate of REA
99 Group Pte. Ltd.	1,092,551	700,305
Advances from:
Subsidiaries of REA
iProperty Group Pty Ltd	4,781,642	9,579,814
Payment on behalf of the Panama Group by:
REA	8,619,422	2,128,274
Subsidiaries of REA
iProperty Group Pty Ltd	222	—
Squarefoot.com.hk Co. Ltd.	117,655	87,347
PT Web Marketing Indonesia*	—	155,166
iProperty.com Singapore Pte. Ltd.*	—	49,837
Payment by the Panama Group on behalf of:
REA	11,796,214	12,523,631
Subsidiaries of REA
Squarefoot.com.hk Co. Ltd.	356,587	327,673
PT Web Marketing Indonesia*	—	2,353

Panama Group

Notes to the unaudited interim condensed combined financial information

For the six months periods ended 30 June 2021 and 30 June 2020

11.	Related party transactions and balances (cont’d.)

Significant related party transactions are as follows (cont’d.):

	Six months periods ended

	30 June 2021 Unaudited MYR	30 June 2020 Unaudited MYR

Reimbursement of marketing expenses from REA	5,039,322	2,069,471

Transfer of intangible assets into Panama Group from:
REA	643,200	3,914,253

Subsidiaries of REA
iProperty.com Singapore Pte. Ltd.*	—	2,048,476
PT Web Marketing Indonesia*	—	2,306,441

Amounts due from related companies subject to settlement process**:
Subsidiaries of REA
iProperty Group Pty Ltd	83,784,136	—

Amounts due to related companies subject to settlement process**:
REA	34,183,605	—

Subsidiaries of REA
iProperty Group Pty Ltd	51,524,224	—

*In February 2020, REA Group Ltd had disposed iProperty.com Singapore Pte. Ltd. and PT Web Marketing Indonesia to 99.co.

**In June 2021, REA commenced the settlement process of related companies balances due to and due from Panama Group, which was a condition precedent to completing the disposal of the Panama Group to PG. The settlement process was completed in July 2021 through debt capitalisation and cash settlement.

Panama Group

Notes to the unaudited interim condensed combined financial information

For the six months periods ended 30 June 2021 and 30 June 2020

11.	Related party transactions and balances (cont’d.)

Significant related party balances are as follows:

	30 June	31 December
	2021	2020
	Unaudited	Unaudited
	MYR	MYR
Trade receivables:
- Amounts due from related companies
Think iProperty Sdn. Bhd.	—	58,977
GoHome H.K. Co. Limited	25,918,165	25,086,385
99 Group Pte. Ltd.	—	389,760

	25,918,165	25,535,122

Other receivables:
- Amounts due from related companies
iProperty Group Pty Ltd	222	87,384,260
Think iProperty Sdn. Bhd.	581,589	501,589
IProperty.com Pty. Ltd.	7,532	7,532

	589,343	87,893,381

Other payables:
- Amounts due to related companies
REA	1,956,756	43,713,275
iProperty Group Pty Ltd	34,010,566	85,534,790
iProperty Group Asia Pte. Ltd.	6,101,503	6,459,040
iProperty.com Events Sdn. Bhd.	1,662,441	1,662,441
Squarefoot.com.hk Co. Ltd.	11,113,325	9,845,804
Realestate.com.au Pty. Ltd.	3,022,359	1,803,535

	57,866,949	149,018,885

12.	Impairment assessment on the property, plant and equipment, intangible assets and right-of-use assets

As there were indicators of impairment on the property, plant and equipment, intangible assets and right-of-use assets for the years ended 31 December 2020 and 31 December 2019, the Directors have performed an impairment assessment on the Malaysian and Thai operations which have been identified as two separate Cash Generating Units (“CGUs”). The recoverable amounts were determined based on the fair value less cost to sell method and as the recoverable amounts exceeded the carrying amounts for both the Malaysian and Thai CGUs, no impairment was recognised. The assumptions used to determine the recoverable amount of the CGUs were disclosed in the audited combined financial statements of Panama Group for the years ended 31 December 2020 and 31 December 2019. As at 30 June 2021, there were no adverse changes or circumstances indicating that another impairment assessment on property, plant and equipment, intangible assets and right-of-use assets were required.

The Malaysian operations consists of iProperty.com Malaysia Sdn. Bhd., Brickz Research Sdn. Bhd., and IPGA Management Services Sdn. Bhd. and the Thai operations consists of iProperty (Thailand) Company Limited, Prakard IPP Co., Ltd. and Kid Ruang Yu Co., Ltd..

Panama Group

Notes to the unaudited interim condensed combined financial information

For the six months periods ended 30 June 2021 and 30 June 2020

13.	Subsequent event

In July 2021, REA had completed the settlement process of related companies balances due to and due from Panama Group, which was a condition precedent to completing the disposal of the Panama Group to PG.

On 3 August 2021, REA completed the transfer of ownership of Panama Group to PG, in exchange for an 18% equity interest in PG.

Report of Independent Auditors

The Directors of REA Group Ltd

We have audited the accompanying combined financial statements of iProperty.com Malaysia Sdn. Bhd., Brickz Research Sdn. Bhd., IPGA Management Services Sdn. Bhd., iProperty (Thailand) Company Limited, Prakard IPP Co., Ltd., Kid Ruang Yu Co., Ltd., and Flagship Studio Co., Ltd. (collectively the “Panama Group”), which comprise the combined statements of financial position as at December 31, 2020 and 2019, and the related combined statements of comprehensive income, changes in equity and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial positions of the Panama Group at December 31, 2020 and 2019, and the combined results of its operations and its cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ Ernst & Young PLT

Kuala Lumpur, Malaysia

September 17, 2021

Panama Group

Combined statements of comprehensive income

For the financial years ended 31 December 2020 and 31 December 2019

	Note	2020	2019
		MYR	MYR

Revenue	4	56,411,758	75,986,895
Employee benefits expense	6	(41,722,718)	(42,406,531)
Depreciation expenses		(3,527,732)	(3,461,989)
Amortisation expenses		(16,558,639)	(9,052,879)
Marketing expenses		(12,850,005)	(17,178,737)
Administrative expenses		(10,748,548)	(6,209,067)
Other expenses		(7,620,929)	(7,549,379)
Interest income		73,580	149,827
Finance costs		(337,063)	(437,551)

Loss before tax	5	(36,880,296)	(10,159,411)
Income tax expense	7	(586,175)	(319,199)

Loss net of tax		(37,466,471)	(10,478,610)

Foreign currency translation, representing total other comprehensive income/(loss) to be reclassified to profit or loss in subsequent periods (net of tax)		196,405	(350,371)

Total comprehensive loss for the financial year		(37,270,066)	(10,828,981)

The accompanying notes form an integral part of the financial statements.

Panama Group

Combined statements of financial position

As at 31 December 2020 and 31 December 2019

	Note	31 December 2020	31 December 2019	1 January 2019
		MYR	MYR	MYR

Assets
Non-current assets
Plant and equipment	8	4,041,003	5,382,278	5,887,287
Intangible assets	9	46,912,101	27,855,700	20,241,089
Right-of-use assets	10	3,889,632	5,278,102	—

		54,842,736	38,516,080	26,128,376

Current assets
Trade and other receivables	11	117,828,612	131,034,564	121,773,839
Prepayment		2,475,863	2,913,938	2,247,172
Tax recoverable		432,025	222,585	100,771
Cash and bank balances	12	20,275,434	14,558,982	14,811,471

		141,011,934	148,730,069	138,933,253

Total assets		195,854,670	187,246,149	165,061,629

Equity and liabilities
Current liabilities
Trade and other payables	13	158,706,947	113,353,555	87,036,272
Contract liabilities	4	10,890,460	9,549,172	8,808,506
Provisions	15	2,604,545	2,604,545	2,604,545
Income tax payable		927	9,220	18,589
Lease liabilities	10	1,543,663	1,405,037	—

		173,746,542	126,921,529	98,467,912

Net current (liabilities)/assets		(32,734,608)	21,808,540	40,465,341

Non-current liabilities
Deferred tax liabilities	14	813,537	350,732	7,353
Lease liabilities	10	2,632,226	4,089,250	—
Provisions	15	548,582	500,789	373,534

		3,994,345	4,940,771	380,887

Total liabilities		177,740,887	131,862,300	98,848,799

Equity
Equity reserve	16	1,063,638	1,063,638	1,063,638
Retained earnings		17,204,111	54,670,582	65,149,192
Foreign currency translation reserves		(153,966)	(350,371)	—

Total equity		18,113,783	55,383,849	66,212,830

Total equity and liabilities		195,854,670	187,246,149	165,061,629

The accompanying notes form an integral part of the financial statements.

Panama Group

Combined statements of changes in equity

For the financial years ended 31 December 2020 and 31 December 2019

	Equity reserve	Retained earnings	Foreign currency translation reserves	Total
	MYR	MYR	MYR	MYR

At 1 January 2019	1,063,638	65,149,192	—	66,212,830
Loss for the financial year	—	(10,478,610)	—	(10,478,610)
Translation adjustments	—	—	(350,371)	(350,371)

At 31 December 2019	1,063,638	54,670,582	(350,371)	55,383,849
Loss for the financial year	—	(37,466,471)	—	(37,466,471)
Translation adjustments	—	—	196,405	196,405

At 31 December 2020	1,063,638	17,204,111	(153,966)	18,113,783

The accompanying notes form an integral part of the financial statements.

Panama Group

Combined statements of cash flows

For the financial years ended 31 December 2020 and 31 December 2019

	2020	2019
	MYR	MYR

Operating activities
Loss before tax	(36,880,296)	(10,159,411)
Adjustments for:
Interest income	(73,580)	(149,827)
Accretion of interest for:
Lease liabilities	321,566	411,043
Reinstatement costs	15,497	26,508
Gain on disposal of plant and equipment	—	(39)
Depreciation of plant and equipment	2,048,473	2,044,955
Depreciation of right-of-use assets	1,479,259	1,417,034
Amortisation of intangible assets	16,558,639	9,052,879
Plant and equipment written off	34,058	93,772
Allowance for/(reversal of allowance for) expected credit losses for trade receivables	1,808	(1,006,142)
Provision for:
Reinstatement cost	20,741	46,001
Other staff benefits	13,178	52,436
Unrealised loss on foreign exchange	7,008,600	1,020,274

Operating (loss)/profit before working capital changes	(9,452,057)	2,849,483
Changes in working capital:
Receivables	13,642,218	(8,921,348)
Payables	38,344,798	25,297,005
Contract liabilities	1,341,288	740,666

Net cash flows from operations	43,876,247	19,965,806
Income taxes refunded	—	244,395
Income taxes paid	(341,103)	(351,398)

Net cash flows from operating activities	43,535,144	19,858,803

Investing activities
Purchase of intangible assets	(35,634,257)	(16,573,160)
Purchase of plant and equipment	(753,720)	(1,615,270)
Proceeds from disposal of plant and equipment	—	10,140
Interest received	73,580	149,827

Net cash flows used in investing activities	(36,314,397)	(18,028,463)

Financing activity
Repayment of lease liabilities, representing cash flows used in financing activity	(1,730,415)	(1,612,638)

Net increase in cash and cash equivalents	5,490,332	217,702
Cash and cash equivalents at the beginning of financial year	14,558,982	14,811,471
Effect of foreign exchange difference	226,120	(470,191)

Cash and cash equivalents at the end of financial year (Note 12)	20,275,434	14,558,982

The accompanying notes form an integral part of the financial statements.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

1.	General information

On 30 May 2021, REA Group Ltd (“REA”) entered into a binding agreement to dispose its Malaysian and Thai operations (“Panama Group”) (excluding Flagship Studios Co., Ltd. which was liquidated on 26 April 2021) to PropertyGuru Pte. Ltd. (“PG”), a private limited company incorporated in Singapore (“Proposed Disposal”), in exchange for an 18% equity interest in PG. The Proposed Disposal was completed on 3 August 2021.

Panama Group consists of the following wholly-owned subsidiaries of REA:

-	iProperty.com Malaysia Sdn. Bhd.;

-	Brickz Research Sdn. Bhd. (subsidiary of iProperty.com Malaysia Sdn. Bhd.);

-	IPGA Management Services Sdn. Bhd.;

-	iProperty (Thailand) Company Limited;

-	Prakard IPP Co., Ltd. (subsidiary of iProperty (Thailand) Company Limited);

-	Kid Ruang Yu Co., Ltd. (subsidiary of iProperty (Thailand) Company Limited); and

-	*Flagship Studio Co., Ltd. (subsidiary Kid Ruang Yu Co., Ltd.).

*Flagship Studio Co., Ltd. (“Flagship”) has been liquidated on 26 April 2021 and the net assets of Flagship has been transferred to Kid Ruang Yu Co., Ltd., being the holding company of Flagship.

These entities are included in full and no segments, branches, divisions or other units are excluded from the combined financial statements of Panama Group.

The Panama Group is principally engaged in the provision of advertising services, developing and operating internet-based real estate property portals and the provision of management services to related companies.

Related companies refer to subsidiaries and an associate of REA. Information on related party transactions and balances of Panama Group with related companies are disclosed in Note 17.

The combined financial statements for the financial years ended 31 December 2020 and 2019 were authorised for issue in accordance with a resolution of the board of directors of REA on 17 September 2021.

2.	Summary of significant accounting policies

2.1	Basis of preparation for the general purpose combined financial statements

Panama Group’s combined financial statements for the financial years ended 31 December 2020 and 2019 are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and have been prepared based on historical financial information. These are the first set of combined financial statements prepared by the Panama Group in accordance with IFRS. The first time adoption of IFRS by Panama Group is disclosed in Note 2.2.

All the entities included in Panama Group have been under the common control of REA for the financial years ended 31 December 2020 and 31 December 2019. However, not all the entities within Panama Group have a direct parent-subsidiary relationship and therefore are not an existing group that meets the “group” definition of IFRS 10: Consolidated Financial Statements (“IFRS 10”).

Entities within Panama Group with a direct parent-subsidiary relationship are firstly consolidated in accordance with the consolidation principles of IFRS 10.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

2.	Summary of significant accounting policies (continued)

2.1	Basis of preparation for the general purpose combined financial statements (continued)

In preparing the combined financial statements of Panama Group, the remaining entities within Panama Group are then combined on a line by line basis by aggregating comparable items of assets, liabilities, equity and income and expenses. Balances, transactions and unrealised gains or losses on transactions between the entities within the Panama Group were eliminated in full in accordance with the consolidation principles of IFRS 10.

In preparing the combined financial statements of Panama Group, goodwill and other intangibles recognised on REA’s consolidated statement of financial position arising from REA’s acquisition of these entities have not been allocated or “pushed-down” to the Panama Group, on the basis that the separate financial statements of the respective entities were prepared under IFRS where such goodwill and/or intangibles have not been previously recognised. Goodwill presented in the combined financial statements of Panama Group relates to goodwill arising from consolidation of the entities within the Panama Group.

The combined financial statements of Panama Group meet the definition of general purpose combined financial statements as it would be made available to a wide range of investors.

The combined financial statements presented do not necessarily give an accurate picture of Panama Group’s results of operations, financial position, changes in equity and cash flows in the future, nor what these would have been had the entities operated as a standalone separate legal group.

The combined financial statements have been prepared on a historical cost basis except as disclosed in the accounting policies below. The combined financial statements are presented in Ringgit Malaysia (“MYR”).

As at 31 December 2020, the Panama Group’s current liabilities exceeded the current assets by MYR32,734,608. Included in the net current liabilities of Panama Group are amounts due to related companies of MYR149,018,885 and amounts due from related companies of MYR113,444,296.

In July 2021, REA completed the settlement process of related companies balances due to and due from Panama Group which was a condition precedent to the Proposed Disposal. The settlement process was completed through debt capitalisation and cash settlement.

REA has also received a letter of financial support from PG, stating their intention to fully support Panama Group to meet its obligations as they become due for at least one year from the signing date of the combined financial statements of Panama Group.

Accordingly, the directors of REA are of the opinion that the preparation of the combined financial statements of Panama Group on a going concern basis is appropriate.

2.2	First-time adoption of IFRS

These combined financial statements are the Panama Group’s first financial statements prepared in accordance with IFRS.

Accordingly, IFRS 1: First-Time Adoption of International Financial Reporting Standards (“IFRS 1”) has been applied and the Panama Group has prepared financial statements that comply with IFRSs applicable as at 31 December 2020, together with the comparative period for the financial year ended 31 December 2019, as described in the summary of significant accounting policies. In preparing the

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

2.	Summary of significant accounting policies (continued)

2.2	First-time adoption of IFRS (continued)

financial statements, the Panama Group’s opening statement of financial position was prepared as at 1 January 2019, the Panama Group’s date of transition to IFRS.

In preparing its opening IFRS statement of financial position as at 1 January 2019 (which is also the date of transition), there were no reconciling items as Panama Group has applied Paragraph D16 (a) of IFRS 1, to measure its assets and liabilities at the carrying amounts that would be included in REA’s consolidated financial statements, if no adjustments were made for consolidation procedures and for the effects of the business combination in which REA acquired the entities in Panama Group.

Accordingly, Panama Group will also adopt any new and amended IFRSs that become effective during the periods presented (1 January 2019 – 31 December 2020) in the same manner it was adopted by REA. Adoption of the new and amended IFRSs did not have a significant effect on the combined financial statements of Panama Group except for IFRS 16. Panama Group has adopted IFRS 16 on 1 January 2019 using the modified retrospective approach, in the same manner it was adopted by REA. The adoption of IFRS 16 by Panama Group is disclosed in Note 2.3.

The Panama Group has also elected to apply the exemption for cumulative foreign currency translation differences for foreign operations to be deemed as zero as at 1 January 2019.

2.3	Adoption of new and amended IFRS, interpretations and annual improvements

As Panama Group has applied paragraph D16 (a) of IFRS 1, Panama Group will adopt any new and amended IFRSs and interpretations that become effective during the periods presented (1 January 2019 – 31 December 2020) when they become effective in the same manner that they were adopted by REA.

Description	Effective for annual periods beginning on or after

IFRS 16: Leases	1 January 2019
IFRS 9: Prepayment Features with Negative Compensation (Amendments to IFRS 9)	1 January 2019
IAS 28: Long-term Interests in Associates and Joint Ventures (Amendments to IAS 28)	1 January 2019
IAS 19: Plan Amendment, Curtailment or Settlement (Amendments to IAS 19)	1 January 2019
IFRIC 23: Uncertainty over Income Tax Treatments	1 January 2019
Annual Improvements to IFRS Standards 2015–2017 Cycle	1 January 2019
IAS 1 and IAS 8: Definition of Material (Amendments to IAS 1 and IAS 8)	1 January 2020
IFRS 3: Definition of a Business (Amendments to IFRS 3)	1 January 2020
IFRS 9, IAS 39 and IFRS 7: Interest Rate Benchmark Reform (Amendments to IFRS 9, IAS 39 and IFRS 7)	1 January 2020
Conceptual Framework: Amendments to References to the Conceptual Framework in IFRS Standards	1 January 2020
IFRS 16: Covid-19-Related Rent Concessions (Amendments to IFRS 16 Leases)	1 June 2020

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

2.	Summary of significant accounting policies (continued)

2.3	Adoption of new and amended IFRS, interpretations and annual improvements (continued)

The adoption of the above new and amended IFRSs, interpretation and annual improvements did not have any significant effect on the combined financial statements of Panama Group except for IFRS 16, as discussed below:

IFRS 16: Leases

IFRS 16 supersedes IAS 17: Leases, IFRIC 4: Determining whether an Arrangement contains a Lease, SIC-15: Operating Lease-Incentives and SIC-27: Evaluating the Substance of Transactions Involving the Legal Form of a Lease. The standard sets out the principles for the recognition, measurement, presentation and disclosure of leases and requires lessees to recognise most leases on the statement of financial position.

Lessor accounting under IFRS 16 is substantially unchanged from IAS 17. Lessors will continue to classify all leases as either operating or finance leases using similar principles as in IAS 17. Therefore, IFRS 16 did not have an impact for leases where Panama Group is the lessor.

Panama Group has adopted IFRS 16 using the modified retrospective method of adoption with the date of initial application of 1 January 2019. Under this method, the standard is applied retrospectively with the cumulative effect of initially applying the standard recognised at the date of the initial application, which is 1 January 2019. Accordingly, opening balances are not restated.

Upon adoption of IFRS 16, Panama Group applied a single recognition and measurement approach for all leases except for short-term leases and leases of low- value assets. The accounting policy on leases is disclosed in Note 2.16. The standard provides specific transition requirements which have been applied by Panama Group.

Leases previously accounted for as operating leases

Panama Group recognised right-of-use (“ROU”) assets and lease liabilities for those leases previously classified as operating leases, except for short-term leases and leases of low-value assets. Lease liabilities were recognised based on the present value of the remaining lease payments, discounted using the incremental borrowing rate at the date of the initial application and the Panama Group has opted for ROU assets to be carried at an amount equal to lease liabilities.

The effect of adopting IFRS 16 to the statement of financial position of Panama Group as at 1 January 2019 is as follows:

	As reported under IAS 17	IFRS 16 Adjustments	As reported under IFRS 16
	MYR	MYR	MYR

Non-current assets
Right-of-use assets	—	6,016,774	6,016,774

Non-current liabilities
Lease liabilities	—	(4,952,514)	(4,952,514)

Current liabilities
Lease liabilities	—	(1,064,260)	(1,064,260)

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

2.	Summary of significant accounting policies (continued)

2.3	Adoption of new and amended IFRS, interpretations and annual improvements (continued)

IFRS 16: Leases (continued)

The lease liabilities as at 1 January 2019 can be reconciled to the operating lease commitments as of 31 December 2018, as follows:

MYR

Operating lease commitments as at 31 December 2018	2,781,113
Weighted average incremental borrowing rate as at 1 January 2019	7%
Discounted using the incremental borrowing rate at 1 January 2019	2,492,823
Recognition exemption for leases with less than 12 months of lease term at transition and low value	(40,766)
Extension options reasonably certain to be exercised	3,435,837
Equipment leases not in operating lease commitments at 31 December 2018	128,880

Lease liabilities recognised and discounted using the lessee’s incremental borrowing rate as at 1 January 2019	6,016,774

2.4	Standards and annual improvements issued but not yet effective

The standards and annual improvements that are issued but not yet effective up to the date of issuance of the Panama Group’s financial statements are disclosed below. The Panama Group intends to adopt these standards, if applicable, when they become effective.

Description	Effective for annual periods beginning on or after

IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16:
Interest Rate Benchmark Reform - Phase 2 (Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16)	1 January 2021
Covid-19-Related Rent Concessions beyond 30 June 2021 (Amendment to IFRS 16 Leases)	1 April 2021
Annual Improvements to IFRS Standards 2018-2020	1 January 2022
IFRS 3: Conceptual Framework: Amendments to Business Combinations	1 January 2022
IAS 16: Property, Plant and Equipment - Proceeds before Intended Use (Amendments to IAS 16 Property, Plant and Equipment)	1 January 2022
IAS 37: Onerous Contracts - Cost of Fulfilling a Contract (Amendments to IAS 37 Provisions, Contingent Liabilities and Contingent Assets)	1 January 2022
IAS 1: Classification of Liabilities as Current or Non-current (Amendments to IAS 1)	1 January 2022
IFRS 17: Insurance Contracts	1 January 2023
IFRS 17: Insurance Contracts (Amendments to IFRS 17)	1 January 2023
Deferred Tax related to Assets and Liabilities arising from a Single Transaction (Amendments to IAS 12)	1 January 2023
IAS 8: Definition of Accounting Estimates (Amendments to IAS 8)	1 January 2023
IFRS 10 and IAS 28: Sale or Contribution of Assets between an Investor and its Associate or Joint Venture (Amendments to IFRS 10 and IAS 28)	Deferred

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

2.	Summary of significant accounting policies (continued)

2.4	Standards and annual improvements issued but not yet effective (continued)

The adoption of the standards and annual improvements above is not expected to have a material impact on the combined financial statements in the period of initial recognition.

2.5	Basis of consolidation

Control is achieved when a parent entity within the Panama Group (“Parent Entity”) is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Specifically, the Parent Entity controls an investee if, and only if, the Parent Entity has:

(i)	power over the investee (i.e. existing rights that give it the current ability to direct the relevant activities of the investee);

(ii)	exposure, or rights, to variable returns from its involvement with the investee; and

(iii)	the ability to use its power over the investee to affect its returns.

Generally, there is a presumption that a majority of voting rights result in control. To support this presumption and when the Parent Entity has less than a majority of the voting or similar rights of an investee, the Parent Entity considers all relevant facts and circumstances in assessing whether it has power over an investee, including:

(i)	the contractual arrangement with the other vote holders of the investee;

(ii)	rights arising from other contractual arrangements; and

(iii)	the Parent Entity’s voting rights and potential voting rights.

The Parent Entity reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control. Consolidation of a subsidiary begins when the Parent Entity obtains control over the subsidiary and ceases when the Parent Entity losses control of the subsidiary. Assets, liabilities, income and expenses of a subsidiary acquired or disposed of during the financial year are included in the combined financial statements from the date Panama Group gains control until the date Panama Group ceases to control the subsidiary.

All intra-group assets and liabilities, equity, income, expenses and cash flows relating to transactions between the Parent Entity and subsidiaries are eliminated in full on consolidation. A change in the ownership interest of a subsidiary, without a loss of control, is accounted for as an equity transaction.

If the Parent Entity loses control over a subsidiary, it derecognises the related assets (including goodwill), liabilities and other components of equity while any resultant gain or loss is recognised in profit or loss. Any investment retained is recognised at fair value.

Business combinations

Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred measured at acquisition date fair value. Acquisition-related costs are expensed as incurred and included in administrative expenses.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

2.	Summary of significant accounting policies (continued)

2.5	Basis of consolidation (continued)

Business combinations (continued)

When a Parent Entity acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date. This includes the separation of embedded derivatives in host contracts by the acquiree.

Any contingent consideration to be transferred by the acquirer will be recognised at fair value at the acquisition date. Contingent consideration classified as an asset or liability that is a financial instrument and within the scope of IFRS 9: Financial Instruments, is measured at fair value with changes in fair value recognised either in profit or loss or as a change to other comprehensive income (“OCI”). If the contingent consideration is not within the scope of IFRS 9, it is measured in accordance with the appropriate IFRS. Contingent consideration that is classified as equity is not remeasured and subsequent settlement is accounted for within equity.

Goodwill is initially measured at cost, being the excess of the aggregate of the consideration transferred and any previous interest held, over the net identifiable assets acquired and liabilities assumed. If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, the Parent Entity reassesses whether it has correctly identified all of assets acquired and all of the liabilities assumed and reviews the procedures used to measure the amounts to be recognised at the acquisition date. If the assessment still results in an excess of the fair value of net assets acquired over the aggregate consideration transferred, then the gain is recognised in profit or loss.

2.6	Foreign currency transactions

(a)	Functional and presentation currency

The Panama Group’s combined financial statements are presented in MYR. Each entity in Panama Group determines its own functional currency and items included in the financial statements of each entity are measured using that functional currency. Functional currency is determined based on the primary economic environment in which the entity operates in.

(b)	Foreign currency transactions

Transactions in foreign currencies are initially recorded by the entities at their repsective functional currency at exchange rates prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the reporting date. Non-monetary items denominated in foreign currencies that are measured at historical cost are translated using the exchange rates as at the dates of the initial transactions.

Exchange differences arising on the settlement of monetary items or on translating monetary items at the reporting date are recognised in profit or loss.

Exchange differences arising on the translation of non-monetary items carried at fair value are included in profit or loss for the financial year except for the differences arising on the translation of non-monetary items in respect of which gains and losses are recognised directly in OCI. Exchange differences arising from such non-monetary items are also recognised directly in OCI.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

2.	Summary of significant accounting policies (continued)

2.6	Foreign currency transactions (continued)

(c)	Foreign entities

On consolidation, the assets and liabilities of operations in Thailand are translated into MYR at the rate of exchange prevailing at the reporting date and the income and expenses in the statements of comprehensive income are translated at exchange rates prevailing at the dates of the transactions. The exchange differences arising on translation for consolidation and for the purpose of the preparation of the combined financial statements are recognised in the foreign currency translation reserves. Equity reserve and retained earnings as at 1 January 2019 are translated using the rates on 1 January 2019. Subsequent translation differences are accumulated within the foreign currency translation reserves in equity. Gains and losses from foreign currency transactions are generally included in profit or loss for the financial year.

2.7	Plant and equipment

All items of plant and equipment are initially recorded at cost. The cost of an item of plant and equipment is recognised as an asset if, and only if, it is probable that future economic benefits associated with the item will flow to Panama Group and the cost of the item can be measured reliably.

Subsequent to recognition, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment losses, if any. The cost of an item includes expenditure that is attributable to the acquisition of the item. Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to Panama Group and the cost of the item can be measured reliably. When significant parts of plant and equipment are required to be replaced in intervals, Panama Group recognises such parts as individual assets with specific useful lives and depreciation, respectively. The carrying amount of the replaced part is then derecognised. Likewise, when a major inspection is performed, its cost is recognised in the carrying amount of the plant and equipment as a replacement if the recognition criteria are satisfied. All other repair and maintenance costs are recognised in profit or loss as incurred.

Depreciation of plant and equipment is computed on a straight-line basis over the estimated useful lives of the assets as follows:

Renovation	10 years
Computers and video recording equipment	3 to 5 years
Furniture and fittings	3 to 5 years
Office equipment	5 years

The residual values, useful life and depreciation method are reviewed at each financial year end, and adjusted prospectively, if appropriate, to ensure that the amount, method and period of depreciation are consistent with the expected pattern of consumption of the future economic benefits embodied in the items of plant and equipment.

The carrying values of plant and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying value may not be recoverable.

An item of plant and equipment is derecognised upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss on derecognition of the asset is included in the profit or loss in the financial year the asset is derecognised.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

2.	Summary of significant accounting policies (continued)

2.8	Intangible assets

Goodwill

Goodwill is initially measured at cost. Following initial recognition, goodwill is measured at cost less accumulated impairment losses.

For the purpose of impairment testing, goodwill acquired is allocated, from the acquisition date, to each of Panama Group’s cash-generating units (“CGU”) that are expected to benefit from synergies of the combination.

The CGU to which goodwill has been allocated is tested for impairment annually and whenever there is an indication that the CGU may be impaired, by comparing the carrying amount of the CGU including the allocated goodwill, with the recoverable amount of the CGU. Where the recoverable amount of the CGU is less than the carrying amount, an impairment loss is recognised in the profit or loss. Impairment losses recognised for goodwill are not reversed in subsequent periods.

Where goodwill forms part of a CGU and part of the CGU is disposed of, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the gain or loss on disposal of the operation. Goodwill disposed of in this circumstance is measured based on the relative fair values of the operations disposed of and the portion of the CGU retained.

Other intangible assets

Intangible assets acquired separately are measured initially at cost. Following initial acquisition, intangible assets are measured at cost less any accumulated amortisation and accumulated impairment losses, if any. The useful lives of intangible assets are assessed to be either finite or indefinite.

Intangible assets with finite useful lives are amortised over the estimated useful lives and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortisation period and the amortisation method are reviewed at least at each financial year-end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset is accounted for by changing the amortisation period or method, as appropriate, and are treated as changes in accounting estimates. The amortisation expense on intangible assets with finite lives is recognised in profit or loss.

Intangible assets with indefinite useful lives or not yet available for use are tested for impairment annually, or more frequently if the events and circumstances indicate that the carrying value may be impaired either individually or at the CGU level. Such intangible assets are not amortised. The useful life of an intangible asset with an indefinite useful life is reviewed annually to determine whether the useful life assessment continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis.

Gains or losses arising from derecognition of an intangible asset are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognised in profit or loss when the asset is derecognised.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

2.	Summary of significant accounting policies (continued)

2.8	Intangible assets (continued)

Other intangible assets (continued)

Trademarks

Trademarks consists of trademarks, licence rights and domain which are capitalised at cost. The useful lives of the trademarks are estimated to be indefinite because based on the current market share of these assets, management believes there is no foreseeable limit to the period over which these intangible assets are expected to generate net cash inflows for Panama Group.

Computer software

Cost incurred to acquire computer software, that are not an integral part of the related hardware, are capitalised as intangible assets and amortised on a straight-line basis over the estimated useful life of 3 years.

Website, mobile applications and transaction data

Website, mobile applications and transaction data are capitalised at cost. Amortisation of the website and mobile application are computed on a straight line basis over 5 years and transaction data are computed on a straight-line basis over 3 years which is the estimated useful live of the asset.

Capital work-in-progress

Capital work-in-progress is capitalised at cost and will be amortised on a straightline basis over the estimated useful life when it is ready to be used.

2.9	Impairment of non-financial assets

Panama Group assesses at each reporting date whether there is an indication that an asset may be impaired. If any such indication exists, or when an annual impairment assessment for an asset is required, Panama Group makes an estimate of the asset’s recoverable amount.

An asset’s recoverable amount is the higher of an asset’s fair value less costs to sell and its value in use. For the purpose of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash-generating-unit (“CGU”).

In assessing value in use, the estimated future cash flows expected to be generated by the asset are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Where the carrying amount of an asset exceeds its recoverable amount, the asset is written down to its recoverable amount. Impairment losses recognised in respect of a CGU or groups of CGUs are allocated to reduce the carrying amount of the assets in the unit or groups of units on a pro-rata basis. An impairment is recognised whenever the carrying amount of an asset or CGU exceeds its recoverable amount, and the impairment loss is recognised as an expense in profit or loss in the period in which it arises.

An assessment is made at each reporting date as to whether there is any indication that previously recognised impairment losses may no longer exist or may have decreased. A previously recognised impairment loss is reversed if, and only if, there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognised. If that is the case, the

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

2.	Summary of significant accounting policies (continued)

2.9	Impairment of non-financial assets (continued)

carrying amount of the asset is increased to its recoverable amount. That increase cannot exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised previously. Such reversal is recognised in profit or loss.

2.10	Financial assets

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

2.10.1	Initial recognition and measurement

Financial assets are classified, at initial recognition, as subsequently measured at amortised cost, fair value through other comprehensive income (“FVOCI”) and fair value through profit or loss (“FVTPL”).

The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Panama Group’s business model for managing them. With the exception of trade receivables that do not contain a significant financing component or for which the Panama Group has applied the practical expedient, the Panama Group initially measures a financial asset at its fair value plus, in the case of a financial asset not at FVTPL, transaction costs. Trade receivables that do not contain a significant financing component or for which the Panama Group has applied the practical expedient are measured at the transaction price determined under IFRS 15 as disclosed in the accounting policies in Note 2.17.

In order for a financial asset to be classified and measured at amortised cost or FVOCI, it needs to give rise to cash flows that are ‘solely payments of principal and interest (“SPPI”)’ on the principal amount outstanding. This assessment is referred to as the SPPI test and is performed at an instrument level. Financial assets with cash flows that are not SPPI are classified and measured at FVTPL, irrespective of the business model.

The Panama Group’s business model for managing financial assets refers to how the financial assets are managed in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both. Financial assets classified and measured at amortised cost are held within a business model with the objective to hold financial assets in order to collect contractual cash flows while financial assets classified and measured at FVOCI are held within a business model with the objective of both holding to collect contractual cash flows and selling.

Purchases or sales of financial assets that require delivery of assets within a time frame established by regulation or convention in the market place (regular way trades) are recognised on the trade date, i.e., the date that the Panama Group commits to purchase or sell the asset.

2.10.2	Subsequent measurement

For purposes of subsequent measurement, financial assets are classified in four categories:

-	Financial assets at amortised cost (debt instruments)

-	Financial assets at FVOCI with recycling of cumulative gains and losses (debt instruments)

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

2.	Summary of significant accounting policies (continued)

2.10	Financial assets (continued)

2.10.2	Subsequent measurement (continued)

-	Financial assets designated at FVOCI with no recycling of cumulative gains and losses upon derecognition (equity instruments)

-	Financial assets at FVTPL

Panama Group only has financial assets at amortised cost (debt instrument).

Financial assets at amortised cost (debt instruments)

Panama Group measures financial assets at amortised cost if both of the following conditions are met:

-	The financial asset is held within a business model with the objective to hold financial assets in order to collect contractual cash flows; and

-	The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Financial assets at amortised cost are subsequently measured using the Effective Interest Rate (“EIR”) method and are subject to impairment. Gains and losses are recognised in profit or loss when the asset is derecognised, modified or impaired.

Panama Group’s financial assets at amortised cost includes trade and other receivables and cash and bank balances.

2.10.3	Derecognition

A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) is primarily derecognised (i.e., removed from the Panama Group’s statements of financial position) when:

-	the rights to receive cash flows from the asset have expired; or

-

the Panama Group has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’ arrangement; and either (a) the Panama Group has transferred substantially all the risks and rewards of the asset, or (b) the Panama Group has neither transferred nor retained substantially all the risks and rewards of the asset, but have transferred control of the asset.

When the Panama Group has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, it evaluates if, and to what extent, it has retained the risks and rewards of ownership. When it has neither transferred nor retained substantially all of the risks and rewards of the asset, nor transferred control of the asset, the Panama Group continues to recognise the transferred asset to the extent of its continuing involvement. In that case, the Panama Group also recognises an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Panama Group has retained.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

2.	Summary of significant accounting policies (continued)

2.10	Financial assets (continued)

2.10.3	Derecognition (continued)

Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Panama Group could be required to repay.

2.11	Impairment of financial assets

The Panama Group recognises an allowance for expected credit losses (“ECLs”) for all debt instruments not held at FVTPL. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Panama Group expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.

ECLs are recognised in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12 months (“12-month ECL”). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (“lifetime ECL”).

For trade and other receivables, the Panama Group applies a simplified approach in calculating ECLs. Therefore, the Panama Group does not track changes in credit risk, but instead recognises a loss allowance based on lifetime ECLs at each reporting date. When estimating ECL, the Panama Group considers reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information and analysis, based on the Panama Group’s historical experience and informed credit assessment and including forward-looking information.

The Panama Group considers a financial asset to be in default when internal or external information indicates that the Panama Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Panama Group. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

2.12	Financial liabilities

2.12.1	Initial recognition and measurement

Financial liabilities are classified, at initial recognition, as financial liabilities at FVTPL, financial liabilities at amortised cost which include loans and borrowings and payables, or as derivatives designated as hedging instruments in an effective hedge, as appropriate.

All financial liabilities are recognised initially at fair value and, in the case of loans and borrowings and payables, net of directly attributable transaction costs.

The Panama Group’s financial liabilities include trade and other payables.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

2.	Summary of significant accounting policies (continued)

2.12	Financial liabilities (continued)

2.12.2	Subsequent measurement

The measurement of financial liabilities depends on their classification, as described below:

Trade and other payables

Trade and other payables are subsequently measured at amortised cost using the EIR method. Gains and losses are recognised in profit or loss when the liabilities are derecognised as well as through the EIR amortisation process.

Amortised cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortisation is included as finance costs in the profit or loss. This category generally applies to other payables.

2.12.3	Derecognition

A financial liability is derecognised when the obligation under the liability is discharged or cancelled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognised in the statements of profit or loss.

2.12.4	Offsetting of financial instruments

Financial assets and financial liabilities are offset and the net amount is reported in the statements of financial position if there is a currently enforceable legal right to offset the recognised amounts and there is an intention to settle on a net basis, to realise the assets and settle the liabilities simultaneously.

2.13	Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and on hand which are subject to an insignificant risk of changes in value.

2.14	Provisions

Provisions are recognised when Panama Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of economic resources will be required to settle the obligation and the amount of the obligation can be estimated reliably.

Provisions are reviewed at each reporting date and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of economic resources will be required to settle the obligation, the provision is reversed. If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability. When discounting is used, the increase in the provision due to the passage of time is recognised as a finance cost.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

2.	Summary of significant accounting policies (continued)

2.15	Employee benefits

(a)	Short term benefits

Wages, salaries, bonuses and social security contributions are recognised as an expense in the year in which the associated services are rendered by employees. Short term accumulating compensated absences such as paid annual leave are recognised when services are rendered by employees that increase their entitlement to future compensated absences. Short term non-accumulating compensated absences such as sick leave, maternity and paternity leave are recognised when the absences occur.

(b)	Defined contribution plan

Panama Group participates in the national pension schemes as defined and required by the local laws of the countries in which it has operations.

Panama Group makes contributions to the Employees Provident Fund in Malaysia, a defined contribution pension scheme. The contributions are recognised as an expense in the period in which the related service is performed. Thailand does not have a national pension scheme.

(c)	Employment leave entitlement

Employee entitlements to annual leave are recognised as a liability when they accrue to the employees. The estimated liability for leave is recognised for services rendered by employees up to the reporting date.

2.16	Leases

Panama Group assesses at contract inception whether a contract is, or contains, a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

Panama Group as a lessee

Panama Group applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. Panama Group recognises lease liabilities to make lease payments and ROU assets representing the right to use the underlying assets.

(i)	ROU assets

Panama Group recognises ROU assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). ROU assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of ROU assets includes the amount of lease liabilities recognised, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

2.	Summary of significant accounting policies (continued)

2.16	Leases (continued)

Panama Group as a lessee (continued)

(i)	ROU assets (continued)

ROU assets are depreciated on a straight-line basis over the shorter of the lease term and the estimated useful lives of the assets, as follows:

Premises	3 - 6 years

The ROU assets are also subject to impairment. The accounting policy on impairment of non-financial assets is as disclosed in Note 2.9.

(ii)	Lease liabilities

At the commencement date of the lease, Panama Group recognises lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable and payments of penalties for terminating the lease, if the lease term reflects Panama Group exercising the option to terminate. Variable lease payments that do not depend on an index or a rate and are dependent on a future activity are recognised as expenses in the period in which the event or condition that triggers the payment occurs.

In calculating the present value of lease payments, Panama Group uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification or a change in the lease term.

(iii)	Short-term leases and leases of low-value assets

Panama Group applies the short-term lease recognition exemption to its short-term leases of premises (i.e., leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). It also applies the lease of low-value assets recognition exemption to leases of office equipment that are considered to be low value. Lease payments on short-term leases and leases of low-value assets are recognised as expense on a straight-line basis over the lease term.

2.17	Revenue

Panama Group is in the business of operating internet based property portal and the provision of management services to its related companies.

Revenue is recognised when services are provided to the customer at an amount that reflects the consideration to which Panama Group expects to be entitled in exchange for those goods or services, net of indirect taxes.

Panama Group assesses each arrangement to determine whether Panama Group acts as a principal or an agent based on whether Panama Group controls the product or service before transferring it to the end customer. Where Panama Group acts as a principal, revenue is recorded on a gross basis versus on a net basis where Panama Group acts as an agent. Panama Group has concluded that it is the principal in its subscription services, depth credits, market comparison reports, media advertising and review services revenue arrangements because the Panama Group controls the internet based property portals

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

2.	Summary of significant accounting policies (continued)

2.17	Revenue (continued)

that are used to provide the services promised to the customers. Similarly, the Panama Group has also concluded that it is the principal for the events and management services revenue arrangements because the Panama Group is the main organiser of the events and management services are provided by employees of the Panama Group.

(a)	Subscription services

Customers pay a subscription fee to have access to Panama Group’s website to advertise or list their property for sale or generate historical sub-sale transaction data. Subscription fees are recognised over time as the benefits are simultaneously received and consumed by the customers.

For subscription services, the Panama Group invoices and receives payment prior to the provisioning of services, apart from services provided to property developers, for which a 30 to 60 days credit term is provided. There is no significant financing component for subscription services revenue stream.

(b)	Events

Panama Group holds physical property events for property developers and property agents. Revenue from events is recognised at a point in time.

For events, the Panama Group invoices upon provisioning of services and a 30 to 60 days credit term is provided. There is no significant financing component for events revenue stream.

(c)	Depth credits

Depth credits are either recognised over time or at a point of time, depending on the type of service that the customer subscribes to.

When a customer lists their property advertisement on the website or enhances the features of their property advertisement, revenue is recognised over time as the benefits are simultaneously received and consumed by the customers.

When a customer enhances the visibility of their advertisement by moving their property advertisement higher up the search listing, revenue is recognised at a point in time.

For depth credits, the Panama Group invoices and receives payment prior to the provisioning of services. There is no significant financing component for depth credits revenue stream.

(d)	Market comparison report

Market comparison report revenue is generated from provision of market comparison report based on the criteria defined by the customers. The revenue is recognised at the point in time when the report is provided to the customers and payment is received simultaneously.

There is no significant financing component for market comparison report revenue stream.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

2.	Summary of significant accounting policies (continued)

2.17	Revenue (continued)

(e)	Media advertising

Customers promote their companies by using on-site advertisement on the website listing. Revenue is recognised over time.

For media advertising, the Panama Group invoices and receives payment prior to the provisioning of services. There is no significant financing component for media advertising revenue stream.

(f)	Review services revenue

Revenue from the provision of review services such as writing of articles and posting of videos to promote customers’ properties is recognised at point in time when the articles and videos are posted on the website.

For review services the Panama Group invoices upon provisioning of services and a 30 to 60 days credit term is provided. There is no significant financing component for review services revenue stream.

(g)	Management services revenue

Revenue from the provision of management support services such as sales and marketing, accounting and finance, human resources and technology support to related companies is recognised over time as the management support services are simultaneously received and consumed by the customers.

For management services, the Panama Group invoices upon provisioning of services and are repayable on demand. There is no significant financing component for management services revenue stream.

(h)	Contract balances

(i)	Trade receivables

A receivable represents Panama Group’s right to an amount of consideration that is unconditional. The accounting policies of financial assets is as disclosed in Note 2.10.

Trade receivables are mainly arising from subscription services to property developers, events, review services and management services revenue streams.

(ii)	Contract liabilities

A contract liability is the obligation to transfer goods or services to a customer for which Panama Group has received consideration (or an amount of consideration is due) from the customer at the inception of the contract. If a customer pays consideration before Panama Group transfers goods or services to the customer, a contract liability is recognised when the payment is made or the payment is due (whichever is earlier). Contract liabilities are recognised as revenue when Panama Group performs under the contract.

Contract liabilities are mainly arising from subscription services, depth credits and media advertising.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

2.	Summary of significant accounting policies (continued)

2.17	Revenue (continued)

(h)	Contract balances (continued)

(ii)	Contract liabilities (continued)

Contracts with customers are for periods of one year or less and contract liabilities (ie. performance obligations which remain unfulfilled) at the financial year end will be fulfilled in the following financial year.

(i)	Cost to obtain a contract

Panama Group pays sales commissions to sales personnel as an incentive for each new purchases of subscription services and depth credits.

Panama Group has elected to apply the practical expedient to expense their sales commission as incurred as the expected customer life cycle is less than one year.

2.18	Income taxes

(a)	Current tax

Current tax is the expected amount of income taxes payable in respect of the taxable profit for the year and is measured using the tax rates that have been enacted or substantively enacted by the reporting date.

Current taxes are recognised in profit or loss except to the extent that the tax relates to items recognised outside profit or loss, either in OCI or directly in equity.

(b)	Deferred tax

Deferred tax is provided using the liability method on temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are recognised for all taxable temporary differences, except:

-

where the deferred tax liability arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

-

in respect of taxable temporary differences associated with the investment in subsidiary, where the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognised for all other temporary differences, carry forward of unabsorbed capital allowances and unused tax losses, to the extent that it is probable that taxable profit will be available against which the other temporary differences, carry forward of unabsorbed capital allowances and unused tax losses can be utilised except:

-

where the deferred tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in the transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

2.	Summary of significant accounting policies (continued)

2.18	Income taxes (continued)

(b)	Deferred tax (continued)

-

in respect of deductible temporary differences associated with investment in subsidiary, deferred tax assets are recognised only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilised.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilised. Unrecognised deferred tax assets are reassessed at each reporting date and are recognised to the extent that it has become probable that future taxable profit will allow the deferred tax assets to be utilised.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realised or the liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted at the reporting date.

Deferred tax relating to items recognised outside profit or loss is recognised outside profit or loss. Deferred tax items are recognised in correlation to the underlying transaction either in OCI or directly in equity and deferred tax arising from a business combination is adjusted against goodwill on acquisition.

Deferred tax assets and deferred tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

(c)	Sales and Services Tax (“SST”)

When SST is incurred, SST is recognised as part of the expense or cost of acquisition of the asset as SST is not recoverable.

Whereas, revenue is recognised net of the amount of SST billed as it is payable to the taxation authority. SST payable to the taxation authority is included as part of payables in the statements of financial position.

(d)	Value Added Tax (“VAT”)

Revenue, expenses and assets are recognised net of the amount of VAT except:

-

where the amount of VAT incurred on a purchase of assets or services is not recoverable from the taxation authority, in which case, the VAT is recognised as part of the cost of acquisition of the asset or as part of the expense item as applicable; and

-	when receivables and payables are stated with the amount of VAT included.

The net amount of VAT being the difference between output and input of VAT, payable to or receivable from the respective authorities at the reporting date, is included in other payables or other receivables in the statements of financial position.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

2.	Summary of significant accounting policies (continued)

2.19	Equity reserve

Equity reserve consists of the share capital of entities within Panama Group which do not have a direct parent-subsidiary relationship.

2.20	Current versus non-current classification

Panama Group presents assets and liabilities in the statement of financial position based on current/non-current classification. An asset is current when it:

-	Expected to be realised or intended to be sold or consumed in normal operating cycle;

-	Held primarily for the purpose of trading;

-	Expected to be realised within 12 months after the reporting period; or

-	Cash or cash equivalents unless restricted from being exchanged or used to settle a liability for at least 12 months after the reporting period.

All other assets are classified as non-current.

A liability is current when:

-	It is expected to be settled in normal operating cycle;

-	It is held primarily for the purpose of trading;

-	It is due to be settled within 12 months after the reporting period; or

-	There is no unconditional right to defer the settlement of the liability for at least 12 months after the reporting period.

Panama Group classifies all other liabilities as non-curent.

Deferred tax assets and liabilities are classified as non-current assets and liabilities.

3.	Significant accounting judgements and estimates

The preparation of Panama Group’s financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities at the reporting date. However, uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the asset or liability affected in the future.

3.1	Judgements made in applying accounting policies

There are no critical judgements made by management in the process of applying Panama Group’s accounting policies which may have significant effect on the amounts recognised in the financial statements.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

3.	Significant accounting judgements and estimates (continued)

3.2	Key sources of estimation uncertainty

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are as follows:

(a)	Useful lives of intangible assets

Amortisation are based on management’s estimates of the future estimated useful lives and residual value of intangible assets. Estimates may change due to technological developments, modernisation initiatives, expected level of usage, competition, market conditions and other factors, which could potentially impact the average useful lives and the residual values of the intangible assets. This may result in future changes in the estimated useful lives and in the amortisation expenses. A 5% difference in the expected useful lives of intangible assets from management’s estimates would result in approximately 2% (2019: 4%) variance in Panama Group’s loss for the year. The carrying amount of intangible assets at the reporting date are disclosed in Note 9.

(b)	Provision for ECL of trade receivables and other receivables

Panama Group assesses the credit risk at each reporting date, whether there have been significant increases in credit risk since initial recognition on an individual basis. To determine whether there is a significant increase in credit risks, Panama Group considers factors such as the probability of insolvency or significant financial difficulties of the debtors and default or significant delay in payments.

Where there is a significant increase in credit risk, Panama Group determines the lifetime ECL by considering the loss given default and the probability of default assigned to each counterparty customer. The financial assets are written off either partially or full when there is no realistic prospect of recovery. This is generally the case when Panama Group determines that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amount subject to the write-offs.

The carrying amounts of the receivables is disclosed in Note 11.

(c)	Impairment of plant and equipment, intangible assets (including goodwill) and right-of-use assets

Plant and equipment, right-of-use assets and intangible assets (excluding goodwill) are tested for impairment when such indicators exist indicating that the carrying value may exceed the recoverable amount. Goodwill is tested for impairment annually.

For the purposes of testing impairment, Panama Group has grouped the plant and equipment, intangible assets (including goodwill) and right-of-use assets according to the separately identifiable CGUs, which are the Malaysian and Thai operations.

Management has determined the recoverable amount for these CGUs using the fair value less cost to sell method based on a market approach utilising revenue multiples based on available data from binding sales transactions, which are conducted at arm’s length by other companies in the digital real estate industry.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

3.	Significant accounting judgements and estimates (continued)

3.2	Key sources of estimation uncertainty (continued)

(c)	Impairment of plant and equipment, intangible assets (including goodwill) and right-of-use assets (continued)

While Panama Group believes that the assumptions used are appropriate and reasonable, significant changes in the assumptions may materially affect the assessment of the recoverable amounts and may lead to future impairment charges. Further details of the key assumptions applied in the impairment assessment is disclosed in Note 9.

4.	Revenue

	2020	2019
	MYR	MYR

Revenue from contracts with customer
Subscription services	1,227,813	1,119,132
Events	1,824,671	7,587,708
Depth credits	24,571,274	24,680,844
Market comparison report	72,341	62,460
Media advertising	12,089,141	14,748,257
Review services	5,723,766	7,056,618
Management services	10,902,752	20,731,876

	56,411,758	75,986,895

The timing of revenue recognition are as follows:
Transferred over time	38,248,335	48,887,992
Transferred at a point in time	18,163,423	27,098,903

	56,411,758	75,986,895

Contract balances

	31 December 2020	31 December 2019	1 January 2019
	MYR	MYR	MYR

Trade receivables (Note 11)	28,906,760	32,169,495	67,794,944
Contract liabilities	10,890,460	9,549,172	8,808,506

Contract liabilities mainly relate to advance consideration received from customers at inception of contracts arising from the subscription, depth credit and media advertising revenue streams, for which revenue is only recognised upon rendering of services.

As contracts with customers are for periods of one year or less, all contract liabilities as at 31 December 2019 and 31 December 2018 have been recognised as revenue in financial years ended 31 December 2020 and 31 December 2019 respectively. Contract liabilities as at 31 December 2020 will be recognised as revenue in the following financial year.

The increase in contract liabilities from 31 December 2018 to 31 December 2019, was mainly due to the increase in number of agents. The increase in contract liabilities from 31 December 2019 to 31 December

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

4.	Revenue (continued)

Contract balances (continued)

2020 was mainly due to the lifting of restrictions subsequent to the lockdown imposed arising from the Covid-19 pandemic restrictions which then saw an uptake of subscription services and depth credits (which were paid for in advance).

5.	Loss before tax

The following items have been included in arriving at loss before tax:

	2020	2019
	MYR	MYR

Gain on disposal of plant and equipment	—	(39)
Depreciation:
Depreciation of plant and equipment (Note 8)	2,048,473	2,044,955
Depreciation of right-of-use assets (Note 10)	1,479,259	1,417,034
Plant and equipment written off	34,058	93,772
Allowance for/(reversal of allowance for) expected credit losses for trade receivables (Note 11)	1,808	(1,006,142)
Provision for:
Reinstatement cost (Note 15)	20,741	46,001
Other staff benefits (Note 15)	13,178	52,436
Unrealised loss on foreign exchange	7,008,600	1,020,274
Accretion of interest for:
Lease liabilities (Note 10)	321,566	411,043
Reinstatement costs (Note 15)	15,497	26,508

6.	Employee benefits expense

	2020	2019
	MYR	MYR

Wages and salaries	34,448,411	32,941,803
Contributions to defined contribution plan	4,573,763	4,362,390
Social security contributions	251,087	237,959
Allowances	1,565,644	3,449,359
Bonus	3,660,050	3,943,511
Commissions	5,294,233	5,291,177
Other benefits	198,750	486,195

	49,991,938	50,712,394
Less: Employee benefits expense capitalised in intangible assets (Note 9)	(8,269,220)	(8,305,863)

	41,722,718	42,406,531

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

7.	Income tax expense

	2020	2019
	MYR	MYR

Current income tax:
Income tax	121,086	106,720
Under/(over) provision in prior financial years	2,284	(130,900)

	123,370	(24,180)

Deferred tax (Note 14):
Relating to origination and reversal of temporary differences	639,140	85,789
(Over)/underprovision in prior financial year	(176,335)	257,590

	462,805	343,379

	586,175	319,199

Domestic income tax of IPGA Management Services Sdn. Bhd., iProperty.com Malaysia Sdn. Bhd. and Brickz Research Sdn. Bhd. is calculated at the Malaysian statutory tax rate of 24% (2019: 24%) of the estimated assessable profit for the financial year.

Domestic income tax of iProperty (Thailand) Company Limited, Prakard IPP Co., Ltd., Kid Ruang Yu Co., Ltd. and Flagship Studio Co., Ltd. is calculated at the Thai statutory tax rate of 20% (2019: 20%) of the estimated assessable profit for the financial year.

The reconciliation between tax expense and the product of accounting loss multiplied by the applicable corporate tax rate for the financial years ended 31 December 2020 and 31 December 2019 are as follows:

	2020	2019
	MYR	MYR

Loss before tax	(36,880,296)	(10,159,411)

Tax at Malaysia statutory tax rate (24%) (2010: 24%)	(8,851,271)	(2,438,259)
Effect of lower tax rate in Thailand (20%) (2019: 20%)	335,371	446,648
Effect of reduction in tax rate on incremental chargeable income	—	(2,964)
Expenses not deductible for tax purposes	4,012,852	1,315,402
Income not subject to tax	(499,181)	(115,196)
Deferred tax assets not recognised during the financial year	5,762,455	986,878
Under/(over)provision of income tax expense in prior financial years	2,284	(130,900)
(Over)/underprovision of deferred tax expense in prior financial years	(176,335)	257,590

	586,175	319,199

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

7.	Income tax expense (continued)

Deferred tax assets have not been recognised in respect of the following items as it is not probable that future taxable profits will be available against which they may be utilised.

	2020	2019
	MYR	MYR

Unused tax losses
- Malaysia	5,089,691	2,094,242
- Thailand	10,495,050	3,217,927
Unabsorbed capital allowances	7,318,458	3,972,723
Other deductible temporary differences	20,729,322	10,337,400

	43,632,521	19,622,292

At the reporting date, the Panama Group has unused tax losses, unabsorbed capital allowances and other deductible temporary differences that are available for offset against future taxable profits of the respective entities within the Panama Group, for which no deferred tax asset is recognised due to uncertainty of their recoverability.

The availability of unused tax losses in Malaysia for offsetting against future taxable profits are subject to a 7-year limitation on the carry forward of those losses under the Finance Bill 2018 and guidelines issued by the Malaysian tax authority. The availability of the unused tax losses and unabsorbed capital allowances in Malaysia for offsetting against future taxable profits are also subject to no substantial changes in shareholdings under the Income Tax Act, 1967 and guidelines issued by the Malaysian tax authority.

The availability of unused tax losses in Thailand for offsetting against future taxable profits are subject to a 5-year limitation on the carry forward of those losses under Thai Revenue code - Section 65 Ter(12) issued by the Revenue department of Thailand. The availability of the unused tax losses in Thailand for offsetting against future taxable profits are also subject to no substantial changes in guidelines issued by the Revenue department of Thailand.

Other deductible temporary differences are available indefinitely for offset against future taxable profits of the Panama Group.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

8.	Plant and equipment

	Renovation MYR	Computers and video recording equipment MYR	Furniture and fittings MYR	Office equipment MYR	Total MYR
Cost
At 1 January 2019	4,084,919	3,439,222	988,015	270,393	8,782,549
Additions	621,302	610,490	328,584	54,894	1,615,270
Write off	—	(20,937)	(340,740)	(1,368)	(363,045)
Disposal	—	(11,507)	—	—	(11,507)
Exchange differences	13,946	33,201	28,543	92	75,782

At 31 December 2019	4,720,167	4,050,469	1,004,402	324,011	10,099,049
Additions	20,741	704,291	22,940	5,748	753,720
Write off	—	(133,229)	(15,164)	—	(148,393)
Exchange differences	(5,876)	(9,190)	(2,017)	—	(17,083)

At 31 December 2020	4,735,032	4,612,341	1,010,161	329,759	10,687,293

Accumulated depreciation
At 1 January 2019	774,231	1,650,962	348,974	121,095	2,895,262
Charge for the financial year	738,187	1,038,877	200,388	67,503	2,044,955
Write off	—	(36,263)	(231,676)	(1,334)	(269,273)
Disposal	—	(1,406)	—	—	(1,406)
Exchange differences	1,732	29,205	16,250	46	47,233

At 31 December 2019	1,514,150	2,681,375	333,936	187,310	4,716,771
Charge for the financial year	778,043	1,002,096	197,051	71,283	2,048,473
Write off	—	(106,283)	(8,052)	—	(114,335)
Exchange differences	245	(4,829)	(35)	—	(4,619)

At 31 December 2020	2,292,438	3,572,359	522,900	258,593	6,646,290

Net carrying amount
At 31 December 2020	2,442,594	1,039,982	487,261	71,166	4,041,003

At 31 December 2019	3,206,017	1,369,094	670,466	136,701	5,382,278

At 1 January 2019	3,310,688	1,788,260	639,041	149,298	5,887,287

Included in plant and equipment are fully depreciated assets which are still in use costing MYR1,415,020 (2019: MYR715,058).

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

9.	Intangible assets

	Goodwill MYR	Computer software MYR	Website and mobile applications MYR	Transaction data MYR	Trademarks MYR	Capital work in progress MYR	Total MYR
Cost
At 1 January 2019	3,690,449	5,992,278	20,735,074	762,771	19,495	1,963,795	33,163,862
Additions	—	251,382	32,920	155,889	—	16,132,969	16,573,160
Transfer	—	3,647,700	8,849,965	—	—	(12,497,665)	—
Exchange differences	—	48,438	6,865	—	—	60,245	115,548

At 31 December 2019	3,690,449	9,939,798	29,624,824	918,660	19,495	5,659,344	49,852,570
Additions	—	801,273	18,933,726	108,835	—	15,790,423	35,634,257
Transfer	—	9,375,329	7,908,937	—	—	(17,284,266)	—
Exchange differences	—	(10,297)	(1,075)	—	—	(9,418)	(20,790)

At 31 December 2020	3,690,449	20,106,103	56,466,412	1,027,495	19,495	4,156,083	85,466,037

Accumulated amortisation:
At 1 January 2019	—	1,361,450	11,118,434	442,889	—	—	12,922,773
Amortisation	—	2,882,484	5,956,490	213,905	—	—	9,052,879
Exchange differences	—	17,874	3,344	—	—	—	21,218

At 31 December 2019	—	4,261,808	17,078,268	656,794	—	—	21,996,870
Amortisation	—	5,312,810	11,096,892	148,937	—	—	16,558,639
Exchange differences		(1,244)	(329)	—	—	—	(1,573)

At 31 December 2020	—	9,573,374	28,174,831	805,731	—	—	38,553,936

Net carrying amount
At 31 December 2020	3,690,449	10,532,729	28,291,581	221,764	19,495	4,156,083	46,912,101

At 31 December 2019	3,690,449	5,677,990	12,546,556	261,866	19,495	5,659,344	27,855,700

At 1 January 2019	3,690,449	4,630,828	9,616,640	319,882	19,495	1,963,795	20,241,089

The regional platform costs which have been previously capitalised in entities outside the Panama Group amounting to MYR18.9 million have been transferred and held centrally by IPGA Management Services Sdn. Bhd., being the entity within the Panama Group that services and maintains the Asia region platform. These regional platform costs will form part of the assets divested on completion and have been included in additions during the financial year ended 31 December 2020 of MYR35.6 million.

Included in additions of MYR35.6 million (2019: MYR16.6 million) are employee benefits expense capitalised of MYR8.3 million (2019: MYR8.3 million) as disclosed in Note 6.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

9.	Intangible assets (continued)

Impairment testing

Panama Group which consists of operations in Malaysia and Thailand recorded losses before tax for the financial years ended 31 December 2020 and 31 December 2019 and this provides an indication of impairment. Accordingly, the directors of REA have performed an impairment assessment on the Malaysian and Thai operations which have been identified as two separate CGUs. The Malaysian and Thai operations have plant and equipment, intangible assets and right-of-use assets with a carrying amount of MYR46.8 million and MYR8.0 million respectively. Goodwill of MYR3.7 million is included in the carrying amount of the Malaysian operations and forms part of the Malaysian CGU.

The recoverable amounts of the two CGUs were determined based on the fair value less cost to sell (“FVLCTS”). The FVLCTS was based on a market approach utilising an average of revenue multiples from available data arising from binding sales transactions, which were conducted at arm’s length by other companies in the digital real estate industry. One of the significant unobservable inputs to determining the FVLCTS was the average revenue multiple, however a reasonable possible change will not result in an impairment.

Based on the assessment performed, directors of REA have determined that there was no impairment required as both of the CGUs’ recoverable amounts determined on the FVLCTS basis exceed the carrying amounts of their non-current assets.

The use of the revenue multiple is a Level 3 fair value measurement.

10.	Right-of-use assets and lease liabilities

Panama Group has lease contracts for premises and office equipment used in its operations. The lease arrangements generally do not allow for subleasing of the leased asset, unless there is a contractual right for Panama Group to sublet the leased asset to another party.

Panama Group also has certain leases of premises with lease terms of 12 months or less and leases of office equipment that have been determined to be low value. Panama Group applies the ‘short-term lease’ and ‘lease of low-value assets’ recognition exemption for these leases.

Set out below are the carrying amounts of right-of-use assets recognised and the movements during the financial years:

	2020	2019
	MYR	MYR
At the beginning of financial year	5,278,102	—
Adjustments upon adoption of IFRS 16	—	6,016,774

At the beginning of financial year (post IFRS 16)	5,278,102	6,016,774
Additions	—	682,646
Lease modification	98,201	—
Depreciation	(1,479,259)	(1,417,034)
Cumulative translation adjustments	(7,412)	(4,284)

At the end of financial year	3,889,632	5,278,102

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

10.	Right-of-use assets and lease liabilities (continued)

Set out below are the carrying amounts of lease liabilities and the movements during the financial years:

	2020	2019
	MYR	MYR
At the beginning of financial year	5,494,287	—
Adjustments upon adoption of IFRS 16	—	6,016,774

At the beginning of financial year (post IFRS 16)	5,494,287	6,016,774
Addition	—	682,646
Lease modification	98,201	—
Accretion of interest	321,566	411,043
Payments	(1,730,415)	(1,612,638)
Exchange differences	(7,750)	(3,538)

At the end of financial year	4,175,889	5,494,287

Analysed as:
Current	1,543,663	1,405,037
Non-current	2,632,226	4,089,250

	4,175,889	5,494,287

The incremental borrowing rate at the reporting date for lease liabilities was 7% (2019: 7%).

The following are the amounts recognised in profit or loss:

	2020	2019
	MYR	MYR
Depreciation expense of right-of-use assets	1,479,259	1,417,034
Accretion of interest on lease liabilities	321,566	411,043
Expenses included in administrative expenses:
Short-term leases	37,080	50,064
Low-value assets	10,189	9,754

Total amount recognised in profit or loss	1,848,094	1,887,895

Panama Group had total cash outflows for leases of MYR1,777,684 (2019: MYR1,672,456).

Reconciliation of liabilities arising from financing activities

	Non-current lease liabilities	Current lease liabilities	Total
	RM	RM	RM
At 1 January 2019	—	—	—
Adjustments upon adoption of IFRS 16	4,952,514	1,064,260	6,016,774

At 1 January 2019 (post IFRS 16)	4,952,514	1,064,260	6,016,774
Additions	541,774	140,872	682,646
Repayment	—	(1,612,638)	(1,612,638)
Non-cash changes:
Other changes	(1,405,038)	1,816,081	411,043
Exchange differences	—	(3,538)	(3,538)

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

10.	Right-of-use assets and lease liabilities (continued)

Reconciliation of liabilities arising from financing activities (continued)

	Non-current lease liabilities	Current lease liabilities	Total
	RM	RM	RM
At 31 December 2019	4,089,250	1,405,037	5,494,287
Repayment	—	(1,730,415)	(1,730,415)
Lease modification	98,201	—	98,201
Non-cash changes:
Other changes	(1,555,225)	1,876,791	321,566
Exchange differences	—	(7,750)	(7,750)

At 31 December 2020	2,632,226	1,543,663	4,175,889

Included in the other changes are the effects of reclassification of non-current portion of lease liabilities to current due to the passage of time and the accretion of interest on lease liabilities.

11.	Trade and other receivables

	31 December	31 December	1 January
	2020	2019	2019
	MYR	MYR	MYR
Current
Trade receivables
Amounts due from related companies (Note 17)	25,535,122	26,672,017	61,095,948
Third parties	3,683,556	5,891,463	8,123,579
Less: Allowance for expected credit loss	(311,918)	(393,985)	(1,424,583)

Third parties (net)	3,371,638	5,497,478	6,698,996

Trade receivables, net	28,906,760	32,169,495	67,794,944

Other receivables
Amounts due from related companies (Note 17)	87,909,174	97,360,678	52,691,714
Other receivables	1,012,678	1,504,391	1,287,181

	88,921,852	98,865,069	53,978,895

Total trade and other receivables	117,828,612	131,034,564	121,773,839

Total trade and other receivables	117,828,612	131,034,564	121,773,839
Add: Cash and bank balances	20,275,434	14,558,982	14,811,471

Total financial assets measured at amortised cost	138,104,046	145,593,546	136,585,310

Third parties trade receivables

Third parties trade receivables are non-interest bearing and are generally on 30 days (2019: 30 days) term. They are recognised at their original invoice amounts which represent their fair value on initial recognition.

Amounts due from related companies (trade and non-trade)

The amounts are unsecured, non-interest bearing and are repayable upon demand.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

11.	Trade and other receivables (continued)

Movement in allowance for expected credit losses for trade receivables:

	2020 MYR	2019 MYR
At 1 January	393,985	1,424,583
Allowance/(reversal of allowance) for the financial year	1,808	(1,006,142)
Written off	(83,530)	(26,875)
Exchange differences	(345)	2,419

At 31 December	311,918	393,985

12.	Cash and bank balances

	31 December 2020 MYR	31 December 2019 MYR	1 January 2019 MYR
Cash and bank balances, representing total cash and cash equivalents	20,275,434	14,558,982	14,811,471

Cash at banks earn interest at floating rates based on daily bank deposit rates. The weighted average interest rates as at 31 December 2020 for the Panama Group was 0.16% (2019: 0.08%) per annum.

While cash and bank balances are also subject to the impairment requirements of IFRS 9, the identified impairment loss was immaterial.

13.	Trade and other payables

	31 December 2020 MYR	31 December 2019 MYR	1 January 2019 MYR
Trade payables	240,896	163,855	218,342

Other payables
Amounts due to related party companies (Note 17)	149,018,885	103,704,562	79,483,174
Sundry payables and accrued expenses	9,447,166	9,485,138	7,334,756

	158,466,051	113,189,700	86,817,930

Total trade and other payables	158,706,947	113,353,555	87,036,272

Total trade and other payables	158,706,947	113,353,555	87,036,272
Add: Lease liabilities	4,175,889	5,494,287	—

Total other financial liabilities	162,882,836	118,847,842	87,036,272

Trade payables

Trade payables are non-interest bearing and the normal credit terms granted to Panama Group range from 30 to 90 days.

Amounts due to related companies

The amounts are non-trade in nature, unsecured, non-interest bearing and are repayable upon demand.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

14.	Deferred tax liabilities

	31 December 2020 MYR	31 December 2019 MYR
At 1 January	350,732	7,353
Recognised in profit or loss (Note 7)	462,805	343,379

At 31 December	813,537	350,732

Presented after appropriate offsetting as follows:
Deferred tax liabilities	813,537	350,732

The Panama Group offsets tax assets and liabilities if and only if it has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same tax authority.

The components and movements of deferred tax liabilities and assets during the financial years ended 31 December 2020 and 31 December 2019 prior to offsetting are as follows:

Deferred tax assets

	Plant and equipment MYR	Unused business losses MYR	Unabsorbed capital allowances MYR	Others MYR	Total MYR
At 1 January 2019	(1,712)	—	—	9,065	7,353
Recognised in profit or loss	(547)	(155,622)	(1,497,733)	(155,359)	(1,809,261)

At 31 December 2019	(2,259)	(155,622)	(1,497,733)	(146,294)	(1,801,908)
Recognised in profit or loss	(2,230)	(162,614)	(192,359)	240,244	(116,959)

At 31 December 2020	(4,489)	(318,236)	(1,690,092)	93,950	(1,918,867)

Deferred tax liability

	Plant and equipment MYR	Intangible assets MYR	Total MYR
At 1 January 2019	—	—	—
Recognised in profit or loss	1,496,844	655,796	2,152,640

At 31 December 2019	1,496,844	655,796	2,152,640
Recognised in profit or loss	(482,965)	1,062,729	579,764

At 31 December 2020	1,013,879	1,718,525	2,732,404

15.	Provisions

Current

Withholding tax liability MYR
As at 1 January 2019, 31 December 2019 and 31 December 2020	2,604,545

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

15.	Provisions (continued)

Non-current

	Reinstatement cost MYR	Other staff benefits MYR	Total MYR
As at 1 January 2020	448,353	52,436	500,789
Accretion of interest	15,497	—	15,497
Provision during the financial year	20,741	13,178	33,919
Cumulative translation adjustments	(1,068)	(555)	(1,623)

At 31 December 2020	483,523	65,059	548,582

As at 1 January 2019	373,534	—	373,534
Accretion of interest	26,508	—	26,508
Provision during the financial year	46,001	52,436	98,437
Cumulative translation adjustments	2,310	—	2,310

At 31 December 2019	448,353	52,436	500,789

Withholding tax

Relates to withholding tax liability arising from payments made by an entity within the Panama Group to non-resident advertising companies.

Reinstatement cost

Reinstatement cost relates to costs to be incurred to reinstate the lease premises to the condition at the commencement of the lease. It is expected to be incurred upon expiry of the lease term.

16.	Equity reserve

Equity reserve consists of the share capital of the following entities within Panama Group which do not have a direct parent-subsidiary relationship.

31 December 2020, 31 December 2019
and 1 January 2019
MYR
iProperty (Thailand) Company Limited	3,119
Kid Ruang Yu Company Limited	60,519
iProperty.com Malaysia Sdn. Bhd.	500,000
IPGA Management Services Sdn. Bhd	500,000

1,063,638

The following are entities which are held through a direct parent-subsidiary relationship within the Panama Group:

Parent entity	Subsidiaries
iProperty (Thailand) Company Limited	Flagship Studio Company Limited
Kid Ruang Yu Company Limited
iProperty.com Malaysia Sdn.Bhd.	Brickz Research Sdn.Bhd.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

17.	Related party transactions and balances

Related party transactions and balances between Panama Group and subsidiaries of REA mainly arose from the managing of working capital within REA. There were also management fees charged by Panama Group to the subsidiaries and an associate of REA.

Significant related party transactions are as follows:

	2020 MYR	2019 MYR
Management fees income:
Subsidiaries of REA
iProperty Group Limited	2,226,702	1,946,151
Squarefoot.com.hk Co. Ltd	6,961,671	6,789,571
iProperty.com Singapore Pte. Ltd.	1,714,380	5,911,706
PT Web Marketing Indonesia	—	6,168,845

Associate of REA
99 Group Pte. Ltd.	1,902,633	—

Advances from/(to):
Subsidiaries of REA
iProperty Group Limited	21,890,056	29,355,736
Think Media Sdn. Bhd.	—	(20,000)

Payment on behalf of the Panama Group by:
REA	24,949,967	19,240,528

Subsidiaries of REA
iProperty Group Limited	—	252,935
Squarefoot.com.hk Co. Ltd.	752,218	418,095
PT Web Marketing Indonesia	—	40,008
iProperty.com Singapore Pte. Ltd.	—	2,852
GoHome H.K. Co. Limited	—	411,707
Info-Tools Pte. Ltd.	—	17,658

Payment by the Panama Group on behalf of:
REA	81,369	512,941

Subsidiaries of REA
Squarefoot.com.hk Co. Ltd.	211,396	98,552
PT Web Marketing Indonesia	155,166	840,185
iProperty.com Singapore Pte. Ltd.	49,837	506,095
GoHome H.K. Co. Limited	—	353,157
Smart Expo Limited	—	676,206

Reimbursement of marketing expenses from REA	5,384,154	8,533,957

Acquisition of intangible assets relating to computer software and website and mobile applications from*:
REA	5,803,256	6,950,558

Subsidiaries of REA
iProperty.com Singapore Pte. Ltd.	2,048,476	—
PT Web Marketing Indonesia	2,306,441	—
Squarefoot.com.hk Co. Ltd.	14,511,777	—

*	The acquisition of intangible assets are included in additions of intangible assets as disclosed in Note 9.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

17.	Related party transactions and balances (continued)

Significant related party balances are as follows:

	31 December	31 December	1 January
	2020	2019	2019
	MYR	MYR	MYR
Trade receivables:
- Amounts due from related companies
Think Media Sdn. Bhd.	58,977	58,977	58,977
GoHome H.K. Co. Limited	25,086,385	23,766,595	20,720,071
Smart Expo Limited	—	—	279,612
99 Group Pte. Ltd.	389,760	—	—
iProperty.com Singapore Pte Ltd	—	1,167,233	18,806,276
PT Web Marketing Indonesia	—	1,145,758	21,231,012
Squarefoot.com.hk Co. Ltd	—	533,454	—

	25,535,122	26,672,017	61,095,948

Other receivables:
- Amounts due from related companies
iProperty Group Limited	87,384,260	52,815,148	4,220,265
Think Media Sdn. Bhd.	501,589	501,589	481,589
Info-Tools Pte. Ltd.	—	—	3,091,676
IProperty.com Pty. Ltd.	7,532	7,532	7,532
Squarefoot.com.hk Co. Ltd.	15,793	51,912	412,838
iProperty.com Singapore Pte. Ltd.	—	11,684,994	13,580,815
PT Web Marketing Indonesia	—	25,914,410	24,952,247
GoHome H.K. Co. Limited	—	6,197,182	5,539,796
iProperty.com Events Sdn. Bhd.	—	187,911	404,956

	87,909,174	97,360,678	52,691,714

Other payables:
- Amounts due to related companies
REA	43,713,275	32,719,771	34,544,522
iProperty Group Limited	85,534,790	60,096,976	35,628,112
iProperty Group Asia Pte. Ltd.	6,459,040	6,342,957	6,016,001
iProperty.com Singapore Pte. Ltd.	—	22,706	—
iProperty.com Events Sdn. Bhd.	1,662,441	2,091,619	2,741,988
Smart Expo Limited	—	—	552,551
Squarefoot.com.hk Co. Ltd.	9,845,804	52,926	—
Realestate.com.au Pty. Ltd.	1,803,535	2,353,044	—
PT Web Marketing Indonesia	—	24,563	—

	149,018,885	103,704,562	79,483,174

Information regarding other outstanding balances arising from related party transactions as at 31 December 2020, 31 December 2019 and 1 January 2019 are disclosed in Notes 11 and 13.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

17.	Related party transactions and balances (continued)

Compensation of key management personnel

Key management personnel is defined as those persons having authority and responsibility for planning, directing and controlling the activities of the Panama Group, directly or indirectly. These include the directors and key management personnel of REA.

None of the directors and key management personnel of REA received any compensation during the financial years from entities within the Panama Group.

18.	Financial instruments

(a)	Fair value of financial instruments

The following are classes of financial instruments that are not carried at fair value and whose carrying amounts are reasonable approximation of fair value, due to their short term nature:

Note
Trade and other receivables	11
Cash and bank balances	12
Trade and other payables	13

19.	Financial risk management objectives and policies

Panama Group is exposed to financial risks arising from its operations and the use of financial instruments. The key financial risks include liquidity risk, credit risk and foreign currency risk. Panama Group operates within clearly defined guidelines that are approved by the Board of Directors of REA.

It is, and has been throughout the current and previous financial years, Panama Group’s policy that no derivatives shall be undertaken except for the use as hedging instruments where appropriate and cost-efficient. Panama Group does not apply hedge accounting.

The following sections provide details regarding Panama Group’s exposure to the above-mentioned financial risks and the objectives, policies and processes for the management of these risks.

(a)	Liquidity risk

Liquidity risk is the risk that Panama Group will encounter difficulty in meeting financial obligations due to shortage of funds. Panama Group’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities.

Panama Group actively manages its debt maturity profile, operating cash flows and the availability of funding so as to ensure that all refinancing, repayment and funding needs are met. As part of its overall prudent liquidity management, Panama Group maintains sufficient levels of cash or cash convertible investments to meet its working capital requirements. In addition, REA completed the settlement process of related companies balances of Panama Group which was a condition precedent to completing the binding agreement with PG for the sale of Panama Group and Panama Group has also received a letter of financial support from PG as disclosed in Note 2.1.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

19.	Financial risk management objectives and policies (continued)

(a)	Liquidity risk (continued)

Analysis of financial instruments by remaining contractual maturities

The tables below summarises the maturity profile of the Panama Group’s financial liabilities at the reporting date based on contractual undiscounted repayment obligations.

	On demand or within a year MYR	One to two years MYR	Two to five years MYR	Total MYR
31 December 2020
Trade and other payables	158,706,947	—	—	158,706,947
Lease liabilities	1,731,510	1,536,290	1,252,588	4,520,388

Total undiscounted financial liabilities	160,438,457	1,536,290	1,252,588	163,227,335

31 December 2019
Trade and other payables	113,353,555	—	—	113,353,555
Lease liabilities	1,735,435	1,799,113	2,675,520	6,210,068

Total undiscounted financial liabilities	115,088,990	1,799,113	2,675,520	119,563,623

1 January 2019
Trade and other payables, representing total undiscounted financial liabilities	87,036,272	—	—	87,036,272

(b)	Credit risk

Credit risk is the risk of loss that may arise on outstanding financial instruments should a counterparty default on its obligations. Panama Group’s exposure to credit risk arises from third party trade receivables, amounts due from related companies (trade and non-trade) and cash and bank balances.

As at the reporting date, credit risk concentration arises mainly from amounts due from related companies (trade and non-trade). For third party trade receivables, there are no significant concentration of credit risk that may arise as they relate to numerous customers.

Amounts due from related companies (trade and non-trade)

Panama Group enters into trade and non-trade transactions with its related companies as part of its operations and the managing of working capital within REA.

Amounts due from related companies (trade and non-trade) have been assessed to have a lower risk of recoverability as they will be recovered as part of the settlement process of related companies balances of Panama Group which was a condition precedent to completing the binding agreement with PG for the sale of Panama Group.

The entire amounts due from related companies have been recovered as part of the settlement process as disclosed in Note 2.1.

Third party trade receivables - simplified approach

Panama Group’s objective is to seek continual revenue growth while minimising losses incurred due to increased credit risk exposure. Panama Group trades only with recognised and creditworthy parties. It is Panama Group’s policy that all customers who wish to trade on credit terms are subject to credit verification procedures. In addition, receivable balances are monitored on an ongoing basis with the result that Panama Group’s exposure to bad debts is not significant.

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

19.	Financial risk management objectives and policies (continued)

(b)	Credit risk (continued)

Cash and bank balances

For cash and bank balances, Panama Group minimises credit risk by dealing exclusively with reputable financial institutions.

Exposure to credit risk

At the reporting date, Panama Group’s maximum exposure to credit risk is represented by the carrying amount of each class of financial assets recognised in the statements of financial position.

Set out below is the information about the credit exposure on Panama Group’s third party trade receivables using a provision matrix:

	Gross carrying amount at default MYR	Expected credit loss MYR	Total net carrying amount at default MYR
At 31 December 2020
Current	2,064,037	(8,383)	2,055,654
1 to 30 days	367,767	(11,697)	356,070
31 to 60 days	256,058	(10,940)	245,118
61 to 90 days	482,873	(2,559)	480,314
91 to 120 days	274,201	(39,719)	234,482
More than 120 days	238,620	(238,620)	—

Total third party trade receivables, net	3,683,556	(311,918)	3,371,638

At 31 December 2019
Current	3,694,431	(8,556)	3,685,875
1 to 30 days	1,143,739	(19,467)	1,124,272
31 to 60 days	335,017	(24,118)	310,899
61 to 90 days	114,772	(23,152)	91,620
91 to 120 days	309,368	(24,556)	284,812
More than 120 days	294,136	(294,136)	—

Total third party trade receivables, net	5,891,463	(393,985)	5,497,478

At 1 January 2019
Current	3,798,930	(47,292)	3,751,638
1 to 30 days	1,410,794	(59,145)	1,351,649
31 to 60 days	712,819	(79,062)	633,757
61 to 90 days	504,238	(73,658)	430,580
91 to 120 days	1,099,188	(567,816)	531,372
More than 120 days	597,610	(597,610)	—

Total third party trade receivables, net	8,123,579	(826,973)	6,698,996

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

19.	Financial risk management objectives and policies (continued)

(c)	Foreign currency risk

Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates.

Panama Group has transactional currency exposures arising from sales or purchases that are denominated in currencies other than the functional currency of Panama Group. The currencies giving rise to the risk are primarily in Singapore Dollar (“SGD”) and Australian Dollar (“AUD”).

Currently, Panama Group does not hedge its foreign currency exposure. However, the management monitors foreign currency exposure and will consider hedging significant foreign currency exposure should the need arise.

The net unhedged financial assets and liabilities of Panama Group that are not denominated in the functional currency are as follows:

	Receivables MYR	Payables MYR	Net MYR
At 31 December 2020
AUD	95,198,857	(90,229,616)	4,969,241
SGD	17,661,548	(1,174,220)	16,487,328

At 31 December 2019
AUD	85,435,084	(95,623,801)	(10,188,717)
SGD	37,841,600	(5,989,140)	31,852,460

At 1 January 2019
AUD	44,155,905	(70,485,024)	(26,329,119)
SGD	68,696,450	(6,253,841)	62,442,609

Sensitivity analysis for foreign exchange risk

The following table demonstrates the sensitivity of Panama Group’s loss before tax to a reasonably possible change in the foreign currency exchange rates against the functional currency of each entity within Panama Group, with all other variables held constant:

		Increase/(decrease) in loss before tax
		31 December	31 December
		2020	2019
		MYR	MYR
AUD/RM	- strengthened 5%	(248,462)	509,436
	- weakened 5%	248,462	(509,436)

SGD/RM	- strengthened 5%	(824,366)	(1,592,623)
	- weakened 5%	824,366	1,592,623

20.	Capital management

The primary objective of Panama Group’s capital management is to ensure that it maintains a strong credit rating and healthy capital ratios in order to support its business and maximise shareholder’s value.

Panama Group manages its capital structure and make adjustments to it, in light of changes in economic conditions. To maintain or adjust the capital structure, Panama Group may adjust the dividend payment to

Panama Group

Notes to the combined financial statements

For the financial years ended 31 December 2020 and 31 December 2019

20.	Capital management (continued)

shareholder, return capital to shareholder or issue new shares. No changes were made to the objectives, policies or processes during the financial years ended 31 December 2020 and 31 December 2019.

Panama Group monitors capital using a gearing ratio, which is net debt divided by total capital plus net debt. Panama Group includes within net debt, trade and other payables, less cash and bank balances. Capital represents total equity. As disclosed in Note 2.1, REA had subsequent to the 31 December 2020 year end, completed the settlement process of related companies balances due to and from Panama Group. Related companies balances were repaid through a combination debt capitalization and cash settlement. Accordingly, the gearing profile has changed subsequent to the 31 December 2020 year end.

	31 December	31 December	1 January
	2020	2019	2019
	MYR	MYR	MYR
Trade and other payables	158,706,947	113,353,555	87,036,272
Less: Cash and bank balances	(20,275,434)	(14,558,982)	(14,811,471)

Net debt	138,431,513	98,794,573	72,224,801

Total equity, representing total capital	18,113,783	55,383,849	66,212,830

Capital and net debt	156,545,296	154,178,422	138,437,631

Gearing ratio	88%	64%	52%

21.	Significant event

The existence of coronavirus (“Covid-19”) was confirmed in early 2020 and has spread across the globe. Covid-19 has caused disruptions to businesses and economic activities, resulting in depressed global and local economic sentiments. While there was no specific impact to the impairment of assets or the recognition of additional ECLs arising from Covid- 19, the outbreak has had an adverse impact to the real estate industry and consequently to the digital real estate advertising industry, which is the industry in which Panama Group operates.

22.	Subsequent event

On 3 August 2021, REA completed the transfer of ownership of Panama Group to PG, in exchange for an 18% equity interest in PG.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. The Amended Articles provide that every director and officer (but not including the company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and funds of our company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere.

We have also entered into indemnification agreements with our directors under law, pursuant to which we have agreed to indemnify each such person and hold him harmless against expenses, judgments, fines and amounts payable under settlement agreements in connection with any threatened, pending or completed action, suit or proceeding to which he has been made a party or in which he became involved by reason of the fact that he is or was our director or officer. Except with respect to expenses to be reimbursed by us in the event that the indemnified person has been successful on the merits or otherwise in defense of the action, suit or proceeding, our obligations under the indemnification agreements will be subject to certain customary restrictions and exceptions.

In addition, we maintain, and are obligated to establish and maintain for at least six years, standard and tail policies of insurance under which coverage is provided to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Set forth below is information regarding all securities sold or granted by us within the past three years that were not registered under the Securities Act and the consideration, if any, received by us for such securities:

•	In connection with the Business Combination, we issued 114,963,078 ordinary shares of the Company to certain shareholders, pursuant and subject to the Business Combination Agreement.

•

In connection with the Business Combination, we issued 13,193,068 ordinary shares of the Company to the PIPE Investors pursuant to the PIPE Subscription Agreements at $10 per share, or an aggregate purchase price equal to $131,930,680.

•

In connection with the Business Combination, we issued one (1) warrant of the Company to the KKR Investor, the exercise of which will result in the issuance of up to 4,043,411 ordinary shares at a price of $6.92 per ordinary share pursuant and subject to (a) the Business Combination Agreement, (b) the Novation, Assumption and Amendment Agreement, and (c) the PropertyGuru Shareholder Support Agreement. The Amalgamaltion Warrant expired without being exercised on September 13, 2022.

•

In connection with the Business Combination, we issued 12,960,000 warrants of the Company to the Sponsor, the exercise of which will result in the issuance of 12,960,000 ordinary shares pursuant and subject to (a) the Business Combination Agreement, (b) the Amended and Restated Assignment, Assumption and Amendment Agreement, and (c) the Sponsor Support Agreement.

•

In connection with the Business Combination, we granted share options and restricted share units to our directors, executive officers and employees, the exercise and/or vesting of which will result in the issuance of 6,071,691 ordinary shares.

The foregoing securities issuances were made in private placements in reliance upon the exemption from registration under the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated thereunder.

Item 8. Exhibits and Financial Statement Schedules

(a)	Exhibits

The following exhibits are included or incorporated by reference in this registration statement on Form F-1:

Exhibit Number	Description

2.1	Business Combination Agreement, dated as of July 23, 2021, by and among Bridgetown 2, the Company, Amalgamation Sub and PropertyGuru (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

3.1	Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 1.1 to the Company’s Form 20-F, filed with the SEC on March 23, 2022).

4.1	Specimen ordinary share certificate of the Company (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

4.2	Specimen PropertyGuru warrant certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

4.3	Specimen Bridgetown 2 warrant certificate in respect of Bridgetown 2 Warrants assumed by the Company and converted into a warrant of the Company (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

4.4	Warrant Agreement, dated January 25, 2021, by and between Bridgetown 2 and Sponsor (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

4.5	Amended and Restated Assignment, Assumption and Amendment Agreement, dated as of December 1, 2021, by and among Bridgetown 2, the Company, Sponsor and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

5.1#	Opinion of Walkers (Singapore) Limited Liability Partnership as to validity of ordinary shares and warrants of the Company.

Exhibit Number	Description

5.2#	Opinion of Latham & Watkins LLP relating to warrants.

10.1	REA Subscription Agreement, dated as of July 23, 2021, by and among Bridgetown 2, the Company and REA Asia Holding Co. Pty Ltd. (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

10.2	Company Holders’ Support and Lock-Up Agreement, dated as of July 23, 2021, by and among Bridgetown 2, the Company, PropertyGuru and the other parties named therein (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

10.3	Sponsor Support and Lock-Up Agreement and Deed, dated as of July 23, 2021, by and among Bridgetown 2, the Company and PropertyGuru (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

10.4	Registration Rights Agreement, dated as of July 23, 2021, by and among Bridgetown 2, Sponsor, the Company and the undersigned parties listed as “Holders” thereto (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

10.5	New Employee Stock Option Plan 2016 (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

10.6	New Employee Stock Option Plan 2018 (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

10.7	New Non-Executive Directors Share Plan (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

10.8	New Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

10.9	New Restricted Stock Units Plan (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

10.10	Form of Indemnification Agreement between the Company and each executive officer of the Company (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form F-4 (File No. 333-261517), filed with the SEC on January 24, 2022).

10.11	Shareholders’ Agreement (incorporated by reference to Exhibit 3.1 to the Company’s Form 20-F, filed with the SEC on March 23, 2022).

14.1#	Code of Business Conduct and Ethics.

21.1	List of subsidiaries of the Company (incorporated by reference to Exhibit 8.1 to the Company’s Annual Report on Form 20-F (File No. 001-41330), filed with the SEC on May 2, 2022).

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Ernst & Young PLT.

23.3#	Consent of Walkers (Singapore) Limited Liability Partnership (included in Exhibit 5.1).

23.4#	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

Exhibit Number	Description

23.5#	Consent of Frost & Sullivan Australia Pty Ltd.

23.6#	Consent of Chandler MHM Limited (included in Exhibit 99.1).

23.7#	Consent of Russin & Vecchi (included in Exhibit 99.2).

24.1*	Power of Attorney (included on the signature page to this registration statement).

99.1#	Opinion of Chandler MHM Limited regarding certain Thai matters.

99.2#	Opinion of Russin & Vecchi regarding certain Vietnamese matters.

107#	Filing Fee Table

(#)	Previously filed
(*)	Filed herewith

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on September 30, 2022.

PROPERTYGURU GROUP LIMITED

By:	/s/ Hari Vembakkam Krishnan
Name:	Hari Vembakkam Krishnan
Title:	Chief Executive Officer and Managing Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Hari Vembakkam Krishnan as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Hari Vembakkam Krishnan Hari Vembakkam Krishnan	Chief Executive Officer and Managing Director (principal executive officer)	September 30, 2022

/s/ Joe Dische Joe Dische	Chief Financial Officer (principal financial officer and principal accounting officer)	September 30, 2022

/s/ Olivier Lim Olivier Lim	Chair and Independent Director	September 30, 2022

/s/ Rachna Bhasin Rachna Bhasin	Independent Director	September 30, 2022

/s/ Jennifer Macdonald Jennifer Macdonald	Independent Director	September 30, 2022

/s/ Melanie Wilson Melanie Wilson	Independent Director	September 30, 2022

Signature	Capacity	Date

/s/ Stephen Melhuish Stephen Melhuish	Co-Founder and Director	September 30, 2022

/s/ Dominic Picone Dominic Picone	Director	September 30, 2022

/s/ Ashish Shastry Ashish Shastry	Director	September 30, 2022

/s/ Owen Wilson Owen Wilson	Director	September 30, 2022

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of PropertyGuru Group Limited, has signed this registration statement in the City of Newark, State of Delaware, on September 30, 2022.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Authorized Representative